Exhibit 10.1

AMENDED AND RESTATED CREDIT AGREEMENT
among
BLUEKNIGHT ENERGY PARTNERS, L.P.,
as Borrower,
The Several Lenders from Time to Time Parties Hereto

LLOYDS TSB BANK PLC, and
ROYAL BANK OF CANADA,
as Co-Syndication Agents,
NATIXIS, and
SUNTRUST BANK,
as Co-Documentation Agents,
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent

Dated as of June 28, 2013

WELLS FARGO SECURITIES, LLC,
LLOYDS SECURITIES INC., and
RBC CAPITAL MARKETS,
as Co-Lead Arrangers and Joint Bookrunners

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SCHEDULES:
1.1A	Commitments
1.1B	Closing Date Properties
4.1	Long Term Leases
4.6	Litigation
4.15	Subsidiaries
4.18	Environmental Matters
4.2	Mortgage Filing Jurisdictions
4.23	Improved Mortgaged Properties
6.12	Post Closing Tasks
7.2(b)	Existing Indebtedness
7.3(c)	Existing Liens
7.7	Investments
7.9	Transactions with Affiliates

EXHIBITS:

A	Form of Note
B	Form of Guarantee and Collateral Agreement
C	Form of Compliance Certificate
D	Form of Closing Certificate
E	Form of Mortgage
F	Form of Assignment and Assumption
G	Form of Legal Opinion of Baker Botts L.L.P.
H	Form of Borrowing Request
I-1	Form of U.S. Tax Certificate (Foreign Lenders; not partnerships)
I-2	Form of U.S. Tax Certificate (Foreign Lenders; partnerships)
I-3	Form of U.S. Tax Certificate (Foreign Participants; not partnerships)
I-4	Form of U.S. Tax Certificate (Foreign Participants; partnerships)

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AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”), dated as of June 28, 2013, is among: BLUEKNIGHT ENERGY PARTNERS, L.P., a Delaware limited partnership (the “Borrower”); each of the Lenders from time to time party hereto; WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent; LLOYDS TSB BANK PLC, and ROYAL BANK OF CANADA, as co-syndication agents (each, in such capacity, a “Co-Syndication Agent”); and NATIXIS and SUNTRUST BANK, as co-documentation agents (each, in such capacity, a “Co-Documentation Agent”).
The parties hereto hereby agree as follows:
ARTICLE 1
DEFINITIONS
Section 1.1    Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.
“ABR”: for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the Eurodollar Rate that would be calculated for such day (or if such day is not a Business Day, the immediately preceding Business Day) in respect of a proposed Eurodollar Loan with a one-month Interest Period plus 1%. Any change in the ABR due to a change in the Prime Rate, the Federal Funds Effective Rate or the Eurodollar Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Federal Funds Effective Rate or the Eurodollar Rate, respectively.
“ABR Loans”: Loans the rate of interest applicable to which is based upon the ABR.
“Acquired Debt”: as defined in Section 7.2(f).
“Acquisition Consideration”: the purchase consideration for any Permitted Acquisition and all other payments by any Group Member in exchange for, or as part of, or in connection with, any Permitted Acquisition, whether paid in cash or by exchange of Capital Stock or of properties or otherwise and whether payable at or prior to the consummation of such Permitted Acquisition or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and includes any and all payments representing the purchase price and any assumptions of Indebtedness, “earn-outs” and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any Person or business; provided that any such future payment that is subject to a contingency shall be considered Acquisition Consideration only to the extent of the reserve, if any, required under GAAP at the time of such sale to be established in respect thereof by any Group Member.
“Adjustment Date”: as defined in the Applicable Pricing Grid.
“Administrative Agent”: Wells Fargo Bank, National Association, in its capacity as administrative agent for the Lenders hereunder and the other Loan Documents, together with any of its successors.
“Administrative Questionnaire”: an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affiliate”: as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by, or is under common Control with, such Person.

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“Agent Indemnitee”: as defined in Section 9.7.
“Agents”: the collective reference to each Co-Syndication Agent, each Co-Documentation Agent and the Administrative Agent.
“Aggregate Exposure”: with respect to any Lender at any time, an amount equal to the amount of such Lender’s Commitment then in effect or, if the Commitments have been terminated, the amount of such Lender’s Revolving Extensions of Credit then outstanding.
“Aggregate Exposure Percentage”: with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.
“Agreement”: as defined in the preamble hereto.
“Applicable Margin”: for any day, with respect to (a) any ABR Loan, a rate per annum equal to 1.50%; and (b) any Eurodollar Loan, a rate per annum equal to 2.50%; provided, that on and after the first Adjustment Date occurring after the Closing Date, the Applicable Margin with respect to Loans will be determined pursuant to the Applicable Pricing Grid.
“Applicable Percentage”: the percentage of the total Commitments (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.
“Applicable Pricing Grid”: the table set forth below:

Consolidated Total Leverage Ratio	Applicable Margin for Eurodollar Loans	Applicable Margin for ABR Loans	Commitment Fee Rate
<2.00 to 1.00	2.00%	1.00%	0.375%
≥ 2.00 to 1.00 and < 3.00 to 1.00	2.25%	1.25%	0.375%
≥ 3.00 to 1.00 and < 3.50 to 1.00	2.50%	1.50%	0.375%
≥ 3.50 to 1.00 and ≤ 4.00 to 1.00	2.75%	1.75%	0.500%
> 4.00 to 1.00	3.00%	2.00%	0.500%
For the purposes of the Applicable Pricing Grid, changes in the Applicable Margin or the Commitment Fee Rate resulting from changes in the Consolidated Total Leverage Ratio shall become effective on the date (the “Adjustment Date”) that is three Business Days after the date on which financial statements are delivered to the Lenders pursuant to Section 6.1 and shall remain in effect until the next change to be effected pursuant

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to this paragraph. If any financial statements referred to above are not delivered within the time periods specified in Section 6.1, then, until the date that is three Business Days after the date on which such financial statements are delivered, the highest rate set forth in each column of the Applicable Pricing Grid shall apply. Each determination of the Consolidated Total Leverage Ratio pursuant to the Applicable Pricing Grid shall be made in a manner consistent with the determination thereof pursuant to Section 7.1. In the event that any financial statement or compliance certificate delivered pursuant to Section 6.1(a), Section 6.1(b) or Section 6.2(a) is shown to be inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, and only in such case, then Borrower shall immediately (a) deliver to the Administrative Agent a corrected compliance certificate for such Applicable Period, (b) determine the Applicable Margin for such Applicable Period based upon the corrected compliance certificate, and (c) immediately pay to the Administrative Agent the accrued additional interest owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with Section 2.12. The preceding sentence is in addition to rights of the Administrative Agent and Lenders with respect to Section 2.9(c) and Section 8.1 and other of their respective rights under this Agreement
“Approved Fund”: as defined in Section 10.6(b).
“Arranger”: each of Wells Fargo Securities, LLC, Lloyds Securities Inc., and RBC Capital Markets, in their capacity as co-lead arrangers and joint bookrunners hereunder and collectively, the “Arrangers”.
“Asset Sale”: any Disposition of property or series of related Dispositions of property (excluding any such Disposition permitted by clause (a), (b), (c), (d), (e), (f), (g), (h) or (i) of Section 7.5) that yields gross proceeds to any Group Member (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $2,500,000 individually or in excess of $5,000,000 in the aggregate in any fiscal year; provided that when used in the definition of Consolidated EBITDA, the definition of Asset Sale will (i) include any Disposition permitted by Section 7.5(h) and (ii) include any Disposition permitted by clause (j) of Section 7.5 that yields gross proceeds to any Group Member (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $250,000 individually or in excess of $500,000 in the aggregate in any fiscal year.
“Assignee”: as defined in Section 10.6(b).
“Assignment and Assumption”: an Assignment and Assumption, substantially in the form of Exhibit F.
“Available Commitment”: as to any Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s Commitment then in effect over (b) such Lender’s Revolving Extensions of Credit then outstanding.
“Bankruptcy Event”: with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest,

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or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Benefitted Lender”: as defined in Section 10.7(a).
“Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor).
“Borrower”: as defined in the preamble hereto.
“Borrower Partnership Agreement”: The Fourth Amended and Restated Agreement of Limited Partnership of Blueknight Energy Partners, L.P. dated as of September 14, 2011, among Blueknight Energy Partners G.P., L.L.C. and the other parties thereto, as amended, modified, supplemented or restated to the extent not prohibited by Section 7.19.
“Borrowing Date”: any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.
“Borrowing Request”: a request by the Borrower in accordance with the terms of Section 2.2, and substantially in the form of Exhibit H, or such other form as shall be approved by the Administrative Agent.
“Business Day”: a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, provided, that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.
“Capital Expenditures”: for any period, with respect to the Borrower, the aggregate of all expenditures by the Borrower and its Restricted Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that should be capitalized under GAAP on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries.
“Capital Lease Obligations”: as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.
“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any member interests in a limited liability company, and general or limited partnership interests in a partnership (including, without limitation, any preferred equity), any and all equivalent ownership interests in a Person and any and all warrants, options or other rights to purchase any of the foregoing. In addition, “Capital Stock” shall include, without limitation, with respect to the Borrower, all limited partner interests, common units, subordinated units, preferred equity and general partner interests in the Borrower.

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“Cash Equivalents”: (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-1 by Standard & Poor’s Ratings Services (“S&P”) or P-1 by Moody’s Investors Service, Inc. (“Moody’s”), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; or (h) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.
“Change of Control”: any of the following events:
(a)    the General Partner shall cease to own 100% of the issued and outstanding general partner interests in the Borrower, or the General Partner shall cease to Control the Borrower; or
(b)     at any time, Mark Hurley, Vitol and Charlesbank, collectively, cease to Control and own, directly or indirectly, 50% or more of the issued and outstanding voting Capital Stock of the General Partner; or
(c)     during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the General Partner ceases to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; provided that, notwithstanding the foregoing, any changes to the composition of individuals serving as members of the board of directors or other equivalent governing body of the General Partner approved by Vitol and Charlesbank shall not constitute a “Change of Control” hereunder.

“Charlesbank”: Charlesbank Capital Partners, LLC, a Massachusetts limited liability company.
“Closing Date”: the date on which the conditions precedent set forth in Section 5.1 are satisfied or waived in accordance with this Agreement, which date is June 28, 2013.

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“Closing Date Properties”: the fee-owned real property, easement property, and leased real property (including terminal and storage facilities) of any Loan Party listed on Schedule 1.1B.
“Code”: the Internal Revenue Code of 1986, as amended from time to time.
“Collateral”: all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document, including, without limitation, the Mortgaged Properties.
“Commercial Operation Date”: the date on which a Material Project is substantially complete and commercially operable.
“Commitment”: as to any Lender, the obligation of such Lender, if any, to make Loans and participate in Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “Commitment” opposite such Lender’s name on Schedule 1.1A or in the Assignment and Assumption pursuant to which such Lender became a party hereto or pursuant to Section 2.19, as the same may be changed from time to time pursuant to the terms hereof. The amount of the Total Commitments on the Closing Date is $400,000,000.
“Commitment Increase”: as defined in Section 2.19(a).
“Commitment Increase Date”: as defined in Section 2.19(a).
“Commitment Period”: the period from and including the Closing Date to the Maturity Date.
“Commitment Fee”: as defined in Section 2.3(a).
“Commitment Fee Rate”: for any day, a rate per annum equal to 0.375%; provided, that on and after the first Adjustment Date occurring after the Closing Date, the Commitment Fee Rate will be determined pursuant to the Applicable Pricing Grid.
“Commodity Exchange Act”: the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute, and any regulations promulgated thereunder.
“Compliance Certificate”: a certificate duly executed by a Responsible Officer substantially in the form of Exhibit C.
“Conflicts Committee”: as defined in the Borrower Partnership Agreement.
“Consolidated EBITDA”: for any period, Consolidated Net Income for such period plus, without duplication and to the extent deducted in determining such Consolidated Net Income for such period, the sum of (a) income tax expense (including any franchise taxes to the extent based upon net income), (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees, expenses and charges associated with Indebtedness (including the Loans and any amendments to, or consents or waivers under, the Loan Documents), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any non-cash charges, expenses or losses (including any provision for the reduction in the carrying value of assets recorded in accordance with GAAP, but excluding any non-cash charges that constitute an accrual of or reserve for future cash charges and any non-cash charge, expense or loss relating to write-offs, write-downs or reserves with respect to accounts and inventory), (f) any charges or expenses (other than depreciation or amortization expense) directly incurred in connection with any issuance by the Borrower of Capital Stock, any Permitted

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Acquisition or any Disposition permitted by this Agreement in an aggregate amount not to exceed $2,000,000 for any period of four (4) consecutive fiscal quarters of the Borrower and (g) losses from Asset Sales, and minus, (a) to the extent included in the statement of such Consolidated Net Income for such period, the sum of (i) gains from Asset Sales, (ii) interest income, (iii) any non-cash income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, non-cash gains from Asset Sales) (but excluding (1) amounts already subtracted pursuant to clause (i) above and (2) account receivables and similar items arising from the normal course of business and reflected as income under accrual methods of accounting consistent with past practices) and (iv) income tax credits (to the extent not netted from income tax expense) and (b) any cash payments made during such period in respect of items described in clause (e) above subsequent to the fiscal quarter in which the relevant non-cash charges, expenses or losses were reflected as a charge in the statement of Consolidated Net Income, all as determined on a consolidated basis. For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters to and including, as applicable, the date of any Material Disposition, Material Acquisition or redesignation of any Subsidiary as either an Unrestricted Subsidiary or a Restricted Subsidiary (each, a “Reference Period”), (i) if during such Reference Period the Borrower or any Restricted Subsidiary shall have made a Material Disposition, Consolidated EBITDA for such Reference Period shall be calculated on a Pro Forma Basis as if such Material Disposition occurred on the first day of such Reference Period, (ii) if during such Reference Period the Borrower or any Restricted Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated on a Pro Forma Basis as if such Material Acquisition occurred on the first day of such Reference Period and (iii) if during such Reference Period a Subsidiary shall be redesignated as either an Unrestricted Subsidiary or a Restricted Subsidiary, Consolidated EBITDA for such Reference Period shall be calculated on a Pro Forma Basis as if such redesignation occurred on the first day of such Reference Period. As used in this definition, “Material Acquisition” means any acquisition of property or series of related acquisitions of property that (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (b) involves the payment of consideration by the Borrower and its Restricted Subsidiaries involving Acquisition Consideration in excess of $10,000,000; and “Material Disposition” means any Asset Sale or series of related Asset Sales that yields gross proceeds to any Group Member (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $10,000,000. Furthermore, in the event the Borrower or any of its Restricted Subsidiaries or the Silverado JV undertakes a Material Project, a Material Project Consolidated EBITDA Adjustment may be added to Consolidated EBITDA at Borrower’s option. As used herein a “Material Project Consolidated EBITDA Adjustment” means, with respect to each Material Project:
(a) prior to the Commercial Operation Date of a Material Project (but including the fiscal quarter in which such Commercial Operation Date occurs), a percentage (based upon the then-current completion percentage of such Material Project) of an amount to be approved by the Administrative Agent as the projected Consolidated EBITDA attributable to such Material Project for the first 12-month period following the Scheduled Commercial Operation Date (as hereinafter defined) of such Material Project (such amount to be determined based on customer contracts or tariff-based customers relating to such Material Project, the creditworthiness of the other parties to such contracts or such tariff-based customers, and projected revenues from such contracts, tariffs, capital costs and expenses, Scheduled Commercial Operation Date, and other factors reasonably deemed appropriate by the Administrative Agent), which amount may, at the Borrower’s option, be added to actual Consolidated EBITDA for the fiscal quarter in which construction of such Material Project commences and for each fiscal quarter thereafter until the Commercial Operation Date of such Material Project (including the fiscal quarter in which such Commercial Operation Date occurs, but net of any actual Consolidated EBITDA of the Borrower attributable to such Material Project following such Commercial Operation Date); provided that if the actual Commercial Operation Date does not occur by the

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Scheduled Commercial Operation Date, then the foregoing amount shall be reduced, for quarters ending after the Scheduled Commercial Operation Date to (but excluding) the first full quarter after its actual Commercial Operation Date, by the following percentage amounts depending on the period of delay (based on the period of actual delay or then-estimated delay, whichever is longer): (i) 90 days or less, 0%, (ii) longer than 90 days, but not more than 180 days, 25%, (iii) longer than 180 days but not more than 270 days, 50%, and (iv) longer than 270 days, 100%; and
(b) beginning with the first full fiscal quarter following the Commercial Operation Date of a Material Project and for the two immediately succeeding fiscal quarters, an amount to be approved by the Administrative Agent as the projected Consolidated EBITDA of the Borrower attributable to such Material Project (determined and approved in the same manner as set forth in clause (a) above) for the balance of the four full fiscal quarter period following such Commercial Operation Date, which may, at Borrower’s option, be added to actual Consolidated EBITDA for such fiscal quarters (but net of any actual Consolidated EBITDA of the Borrower attributable to such Material Project following such Commercial Operation Date).
Notwithstanding the foregoing: (A) no Material Project Consolidated EBITDA Adjustment shall be allowed with respect to any Material Project unless: (y) not later than 30 days (or such shorter period as is acceptable to the Administrative Agent in its reasonable discretion) prior to the delivery of any Compliance Certificate required by the terms and provisions of Section 6.2(a) to the extent Material Project Consolidated EBITDA Adjustments will be made to Consolidated EBITDA, the Borrower shall have delivered to the Administrative Agent written pro forma projections of Consolidated EBITDA of the Borrower (or the applicable Restricted Subsidiary or the Silverado JV) attributable to such Material Project, and (z) prior to the date such compliance certificate is required to be delivered, the Administrative Agent shall have approved such projections and will have received such other information (including updated status reports summarizing each Material Project currently under construction and covering original anticipated and current projected cost, Capital Expenditures (completed and remaining), the anticipated Commercial Operation Date, which may not be modified without the consent of the Administrative Agent (the “Scheduled Commercial Operation Date”), total Material Project Consolidated EBITDA Adjustments and the portion thereof to be added to Consolidated EBITDA and other information regarding projected revenues, customers and contracts supporting such pro forma projections and the anticipated Commercial Operation Date) and documentation as the Administrative Agent may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent; (B) the aggregate amount of all Material Project Consolidated EBITDA Adjustments during any period shall be limited to 15% of the total actual Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for such period (which total actual Consolidated EBITDA shall be determined without including any Material Project Consolidated EBITDA Adjustments); and (C) a Material Project Consolidated EBITDA Adjustment shall be allowed for any Material Project of the Silverado JV, but only in an amount proportionate to the Loan Parties’ pro rata equity ownership of, and expected cash distributions from, the Silverado JV.
“Consolidated Interest Coverage Ratio”: for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.
“Consolidated Interest Expense”: for any period, total cash interest expense (including that attributable to Capital Lease Obligations and obligations under Synthetic Leases) of the Borrower and its Restricted Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Restricted Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP), but excluding interest paid on the Indebtedness outstanding under the Existing Credit Agreement.

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“Consolidated Net Income”: for any period, the consolidated net income (or loss) of the Borrower and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Restricted Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Restricted Subsidiaries, (b) the income (or deficit) of any Person (other than a Restricted Subsidiary of the Borrower that is a Wholly Owned Subsidiary of the Borrower) in which the Borrower or any of its Restricted Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Restricted Subsidiary in the form of dividends or similar distributions, (c) the undistributed earnings of any Restricted Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Restricted Subsidiary, (d) unrealized losses and gains from Swap Agreements resulting from the application of the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 815, and (e) any non-cash compensation charge or expense realized from grants of Capital Stock or other rights to officers, directors and employees.
“Consolidated Net Tangible Assets”: as of any date of determination, the aggregate amount of assets of the Borrower and its Restricted Subsidiaries (less applicable reserves and other properly deductible items but including investments in non-consolidated Persons) after deducting therefrom (a) all current liabilities (excluding current maturities of Funded Debt and any current liabilities constituting Funded Debt by reason of being renewable or extendible at the option of the obligor) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the consolidated balance sheet of the Borrower and its Restricted Subsidiaries, and computed in accordance with GAAP, as of the end of the immediately preceding fiscal quarter of the Borrower for which the Borrower has delivered financial statements pursuant to Section 6.1(a) and Section 6.1(b).
“Consolidated Senior Secured Leverage Ratio”: as of the last day of any period of four consecutive fiscal quarters, the ratio of (a) Consolidated Total Debt that is secured by any Lien on such day to (b) Consolidated EBITDA for such period.
“Consolidated Total Debt”: at any date, the aggregate principal amount of all Indebtedness of the Borrower and its Restricted Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.
“Consolidated Total Leverage Ratio”: as of the last day of any period of four consecutive fiscal quarters, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA for such period.
“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control”: the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. For the purposes of this definition, and without limiting the generality of the foregoing, any Person that owns directly or indirectly 10% or more of the Capital Stock having ordinary voting power for the election of the directors or other governing body of a Person (other than as a limited partner of such other Person) will be deemed to “control” such other Person. The terms “Controlling” and “Controlled” shall have correlative meanings.
“Co-Documentation Agent”: as defined the preamble hereto.

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“Co-Syndication Agent”: as defined in the preamble hereto.
“Credit Extension”: as the context may require, (i) the making of a Loan by a Lender or (ii) the issuance of any Letter of Credit, or the amendment, extension or renewal of any existing Letter of Credit, by the Issuing Lender.
“Customary Permitted Liens”:
(a)Liens for Taxes, assessments or other governmental charges or levies which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;
(b)landlord’s liens, operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction or other like Liens arising in the ordinary course of business, each of which is in respect of obligations that are not delinquent for a period of more than 60 days or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;
(c)pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation (other than any Lien imposed by ERISA), which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;
(d)deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(e)Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies, or under general depositary agreements, and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board and no such deposit account is intended by Borrower or any of its Restricted Subsidiaries to provide collateral to the depository institution;
(f)easements, rights-of-way, servitudes, permits, reservations, exceptions, covenants, encroachments, conditions, limitations and other restrictions as to the use of real property, and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Restricted Subsidiaries;
(g)any interest or title of a lessor under any lease entered into by the Borrower or any Restricted Subsidiary in the ordinary course of its business and covering only the assets so leased; and
(h)judgment and attachment Liens not giving rise to an Event of Default, provided that any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and no action to enforce such Lien has been commenced;

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(i)rights reserved to or vested in any Governmental Authority by the terms of any right, power, franchise, grant, license or permit, or by any provision of law, to revoke or terminate any such right, power, franchise, grant, license or permit or to condemn or acquire by eminent domain or similar process;
(j)rights reserved to or vested by applicable laws in any Governmental Authority to in any manner, control or regulate in any manner any of the properties of the Borrower or any Restricted Subsidiary or the use thereof or the rights and interests of the Borrower or any Restricted Subsidiary therein, in any manner under any and all applicable laws; and
(k)options, put and call arrangements, rights of first refusal, setoff rights and customary limitations and restrictions constituting negative pledges, in each case, in the ordinary course of business, contained in, and limited to, specific leases, licenses, conveyances, partnership agreements and co owners’ agreements, and similar conveyances and agreements to the extent that any such Lien referred to in this clause does not materially impair the use of the property covered by such Lien for the purposes for which such property is held or materially impair the value of such property to the Borrower or applicable Restricted Subsidiary subject thereto;
provided, that Liens described in clauses (a) through (e) shall remain “Customary Permitted Liens” only for so long as no action to enforce such Lien has been commenced and no intention to subordinate the first priority Lien granted in favor of the Administrative Agent and the Secured Parties is to be hereby implied or expressed by the permitted existence of such Customary Permitted Liens.
“Default”: any event or condition which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Defaulting Lender”: any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or (iii) pay over to the Administrative Agent, the Issuing Lender or any other Lender any other amount required to be paid by it hereunder, (b) has notified the Borrower, the Administrative Agent, the Issuing Lender or any other Lender in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent, the Issuing Lender or any other Lender, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s, the Issuing Lender’s or such other Lender’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of a Bankruptcy Event.
“Designated Silverado Proceeds”: the Net Cash Proceeds of any issuance of Capital Stock in the Borrower; provided that (i) such Net Cash Proceeds are either (1) contributed to the Silverado JV no later than ninety (90) days following the receipt of such Net Cash Proceeds or (2) used to reimburse the Borrower or its Restricted Subsidiaries for prior Permitted Silverado JV Investments made pursuant to clause (i) or (ii) of the definition of Permitted Silverado JV Investments; (ii) in the case of Net Cash Proceeds that are contributed to the Silverado JV pursuant to clause (1) above, on or before the date such Net Cash Proceeds are received by the Borrower, the Borrower will provide a written notice to the Administrative Agent designating the Net Cash Proceeds as Designated Silverado Proceeds and setting forth the amount of such Net Cash Proceeds; and (iii) in the case of Net Cash Proceeds that are used to reimburse Borrower or its

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Restricted Subsidiaries for prior Permitted Silverado JV Investments pursuant to clause (2) above, on or before the date such Net Cash Proceeds are received by the Borrower, the Borrower will provide a written notice to the Administrative Agent designating the Net Cash Proceeds as Designated Silverado Proceeds and setting forth the amount of such Net Cash Proceeds and the prior Permitted Silverado JV Investments such Net Cash Proceeds will reimburse.
“Disposition”: with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms “Dispose” and “Disposed of” shall have correlative meanings.
“Disqualified Capital Stock”: any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Capital Stock (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Indebtedness or redeemable for any consideration other than other Capital Stock (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the Maturity Date.
“Dollars” and “$”: dollars in lawful currency of the United States.
“Domestic Subsidiary”: any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States.
“Environmental Laws”: any and all laws (including common law), rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.
“Environmental Permits”: any and all permits, licenses, registrations, approvals, notifications, exemptions and any other authorization under or pursuant to any Environmental Law.
“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate”: any trade or business (whether or not incorporated) that, together with any Group Member, is treated as a single employer under Section 414 of the Code.
“ERISA Event”: (a) any Reportable Event; (b) the existence with respect to any Plan of a Prohibited Transaction; (c) any failure by any Pension Plan to satisfy the minimum funding standards (within the meaning of Section 412 or 430 of the Code or Section 303 of ERISA) applicable to such Pension Plan whether or not waived; (d) the filing pursuant to Section 412 of the Code or Section 303 of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan, the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Pension Plan or the failure by any Group Member or any ERISA Affiliate to make any required contribution to a Multiemployer Plan; (e) the incurrence by any Group Member or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Pension Plan, including but not limited to the imposition of any Lien in favor of the PBGC or any Pension Plan; (f) a determination that any Pension Plan is, or is expected to be, in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA); (g) the receipt by any Group Member or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan under Section 4042 of ERISA; (h) the incurrence by any Group Member or any ERISA Affiliate of any

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liability with respect to the withdrawal or partial withdrawal from any Pension Plan or Multiemployer Plan; or (i) the receipt by any Group Member or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from a Group Member or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, Insolvent, in Reorganization or in endangered or critical status, within the meaning of Section 432 of the Code or Section 305 or Title IV of ERISA.
“Eurocurrency Reserve Requirements”: for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.
“Eurodollar Base Rate”: with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on the Reuters Screen LIBOR01 Page as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on such page (or otherwise on such screen), the “Eurodollar Base Rate” shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.
“Eurodollar Loans”: Loans the rate of interest applicable to which is based upon the Eurodollar Rate.
“Eurodollar Rate”: with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):
Eurodollar Base Rate
1.00 - Eurocurrency Reserve Requirements
“Eurodollar Tranche”: the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).
“Event of Default”: as defined in Section 8.1.
“Excluded Foreign Subsidiary”: any Foreign Subsidiary in respect of which either (a) the pledge of all of the Capital Stock of such Subsidiary as Collateral or (b) the guaranteeing by such Subsidiary of the Obligations, would, in the good faith judgment of the Borrower, result in adverse tax consequences to the Borrower.
“Excluded Swap Obligation”: with respect to any Loan Party individually determined on a Loan Party by Loan Party basis, any Obligations in respect of any Swap Agreement if, and solely to the extent that, all or a portion of the guarantee of such Loan Party of, or the grant by such Loan Party of a security

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interest to secure, such Obligations in respect of any Swap Agreement (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time such guarantee or grant of a security interest becomes effective with respect to such related indebtedness in respect of any Swap Agreement.
“Excluded Taxes”: with respect to any payment made by any Loan Party under any Loan Document, any of the following Taxes imposed on or with respect to a Recipient: (a) franchise Taxes, Taxes imposed on (or measured by) net income (however denominated) and branch profit Taxes, in each case, imposed by the jurisdiction under the laws of which such Recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, or that are Other Connection Taxes, (b) in the case of a Lender (other than an assignee pursuant to a request by the Borrower under Section 2.17(b)), any U.S. Federal withholding Taxes resulting from any Requirement of Law in effect on the date such Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Lender’s failure to comply with Section 2.14(f), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding Taxes pursuant to Section 2.14(a), and (c) any U.S. Federal withholding Taxes imposed under FATCA.
“Existing Credit Agreement”: the Credit Agreement dated as of October 25, 2010 among the Borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents and lenders party thereto, as amended prior to the Closing Date.
“Existing Loan Documents”: the “Loan Documents” as defined in the Existing Credit Agreement.
“Facility”: each of Commitments and the extensions of credit made hereunder.
“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“FCPA”: the Foreign Corrupt Practices Act of 1977, as amended.
“Federal Funds Effective Rate”: for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by Wells Fargo Bank, National Association from three federal funds brokers of recognized standing selected by it.
“Fee Payment Date”: (a) the third Business Day following the last day of each March, June, September and December and (b) the last day of the Commitment Period.
“Flood Insurance Laws”: collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (iv) the Flood Insurance Reform Act of 2004 as

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now or hereafter in effect or any successor statute thereto, and (v) all regulations promulgated by applicable Governmental Authorities pursuant to any of the foregoing.
“Foreign Benefit Arrangement”: any employee benefit arrangement mandated by non-US law that is maintained or contributed to by any Group Member or any ERISA Affiliate.
“Foreign Plan”: each employee benefit plan (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA) that is not subject to US law and is maintained or contributed to by any Group Member or any ERISA Affiliate.
“Foreign Subsidiary”: any Subsidiary of the Borrower that is not a Domestic Subsidiary.
“Funded Debt”: as to any Person, all Indebtedness of such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrower, Indebtedness in respect of the Loans.
“Funding Office”: the office of the Administrative Agent specified in Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.
“GAAP”: generally accepted accounting principles in the United States as in effect from time to time, except that for purposes of Section 7.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements referred to in Section 4.1. In the event that any “Accounting Change” (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made (any such amendment, an “Accounting Change Amendment”). The Borrower shall not be obligated to pay an amendment fee (excluding, for the avoidance of doubt, any costs or expenses otherwise required to be paid by the Borrower pursuant to Section 10.5(a)) for any amendment the sole purpose of which is to effectuate an Accounting Change Amendment. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. “Accounting Changes” refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, for purposes of calculations and covenants made pursuant to the terms of this Agreement or any other Loan Document, GAAP will be deemed to treat leases that would have been classified as operating leases in accordance with generally accepted accounting principles in the United States as in effect on December 31, 2012 in a manner consistent with the treatment of such leases under generally accepted accounting principles in the United States as in effect on December 31, 2012, notwithstanding any modifications or interpretive changes thereto that may occur thereafter.
“General Partner”: Blueknight Energy Partners G.P., L.L.C., a Delaware limited liability company.

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“Governmental Authority”: any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).
“Group Members”: the collective reference to the Borrower and its Restricted Subsidiaries.
“Guarantee and Collateral Agreement”: the Amended and Restated Guarantee and Collateral Agreement to be executed and delivered by the Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit B.
“Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing Person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.
“Hydrocarbons”: crude oil, natural gas, natural gas liquids, casinghead gas, drip gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom, including, without limitation, asphalt.
“Immaterial Subsidiary”: at any time, any Restricted Subsidiary of the Borrower (a) that has no outstanding Indebtedness, (b) in which the Borrower’s direct and indirect investment in such Restricted Subsidiary does not exceed $2,500,000, and (c) that together with its subsidiaries, owns property having a fair market value of $2,500,000 or less; provided that (i) the sum of all direct and indirect investments in all Immaterial Subsidiaries cannot exceed, at any time, $5,000,000 in the aggregate, and (ii) the sum of the fair market value of all property owned collectively by all Immaterial Subsidiaries and their respective subsidiaries cannot exceed, at any time, $5,000,000.
“Improved Mortgaged Property”: as defined in Section 4.23.
“Indebtedness”: of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services

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(excluding those from time to time incurred in the ordinary course of business which are not greater than sixty (60) days past the date of invoice or delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person and all obligations under Synthetic Leases of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) all Disqualified Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, but limited to the fair market value of the property securing such obligations, and (j) for the purposes of Section 8.1(e) only, all obligations of such Person in respect of Swap Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.
“Indemnified Taxes”: all Taxes other than Excluded Taxes.
“Insolvency”: with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.
“Insolvent”: pertaining to a condition of Insolvency.
“Insurance Policies”: the insurance policies and coverages required to be maintained by each Loan Party which is an owner of Mortgaged Property with respect to the applicable Mortgaged Property pursuant to Section 6.5 and all renewals and extensions thereof.
“Insurance Requirements”: collectively, all provisions of the Insurance Policies, all requirements of the issuer of any of the Insurance Policies and all orders, rules, regulations and any other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) binding upon each Loan Party which is an owner of Mortgaged Property and applicable to the Mortgaged Property or any use or condition thereof.
“Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.
“Interest Payment Date”: (a) as to any ABR Loan, the last day of each March, June, September and December (or, if an Event of Default is in existence, the last day of each calendar month) to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof,

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after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan (other than any Loan that is an ABR Loan), the date of any repayment or prepayment made in respect thereof.
“Interest Period”: as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six (or, if agreed to by all Lenders, nine or twelve) months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six (or, if agreed to by all Lenders, nine or twelve) months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not later than 11:00 A.M., New York City time, on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:
(i)    if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;
(ii)    the Borrower may not select an Interest Period that would extend beyond the Maturity Date;
(iii)    any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and
(iv)    the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.
“Investments”: as defined in Section 7.7.
“IRS”: the United States Internal Revenue Service.
“Issuing Lender”: as the context may require, (a) Wells Fargo Bank, National Association, in its capacity as issuer of Letters of Credit issued by it, and its successors in such capacity as provided in Section 3.12, (b) any other Lender that may become an Issuing Lender pursuant to Section 3.11 or Section 3.12 in its capacity as issuer of Letters of Credit issued by such Lender, or (c) collectively, all of the foregoing. The Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by its Affiliates, in which case the term “Issuing Lender” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.
“Joint Venture” means a joint venture, partnership, or other similar arrangement, whether in corporate, partnership, or other legal form.
“LC Commitment”: $15,000,000.
“LC Disbursement”: a payment made by the Issuing Lender pursuant to a Letter of Credit.
“LC Exposure”: at any time, the sum of (a) the aggregate undrawn and unexpired amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have

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not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.
“LC Request”: a request by the Borrower in accordance with the terms of Section 3.2 in such form as shall be approved by the Administrative Agent.
“Lenders”: the Persons listed on Schedule 1.1A and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or pursuant to Section 2.19, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.
“Letter of Credit”: any letter of credit issued pursuant to this Agreement.
“Letter of Credit Agreements”: all letter of credit applications and other agreements (including any amendments, modifications or supplements thereto) submitted by the Borrower, or entered into by the Borrower, with the Issuing Lender relating to any Letter of Credit.
“Lien”: any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).
“Loan”: any loan made by any Lender pursuant to this Agreement.
“Loan Documents”: this Agreement, the Security Documents, the Notes, the Letters of Credit, the Letter of Credit Agreements, and any amendment, waiver, supplement or other modification to any of the foregoing.
“Loan Parties”: each Group Member that is a party to a Loan Document.
“Material Adverse Effect”: a material adverse effect on (a) the business, property, operations or condition (financial or otherwise) of the Borrower and its Restricted Subsidiaries taken as a whole, (b) the ability of the Borrower or any other Loan Party to perform any of its obligations under this Agreement or any other Loan Document, (c) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder or (d) the Collateral or the Liens in favor of the Administrative Agent (for its benefit and for the benefit of the other Secured Parties) on the Collateral or the priority of such Liens.
“Material Project”: the construction or expansion of any capital project of the Borrower or its Restricted Subsidiaries or the Silverado JV, the aggregate capital cost of which (inclusive of capital costs expended prior to the acquisition thereof) is reasonably expected by the Borrower, or the applicable Restricted Subsidiary, to exceed $7,500,000 (or, in the case of the Silverado JV, the Borrower’s direct or indirect Investment in the Silverado JV in connection with such capital project is reasonably expected to exceed $7,500,000; provided that together with the written pro forma projections of Consolidated EBITDA delivered to the Administrative Agent pursuant to any Material Project Consolidated EBITDA Adjustment as set forth in the final paragraph of the definition of “Consolidated EBITDA”, the Borrower shall deliver to the Administrative Agent a certificate setting forth such Material Project and the calculation for the proposed Investment which calculation must be acceptable to the Administrative Agent in its reasonable discretion).

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“Materials of Environmental Concern”: any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos containing materials, toxic mold, radioactive materials; any pollutants, contaminants, and hazardous or toxic substances, materials or wastes, defined as such (or by words of similar meaning) in or regulated under any applicable Environmental Laws.
“Maturity Date”: June 28, 2018.
“Mortgaged Properties”: (a) the Closing Date Properties and (b) each item of fee-owned real property, easement property, or leased real property which shall be subject to a Mortgage delivered after the Closing Date pursuant to Section 6.9(b).
“Mortgages”: each of the mortgages and deeds of trust or any other document, creating and evidencing a Lien on Mortgaged Property, made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Secured Parties, which shall be substantially in the form of Exhibit E (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded), or other form reasonably satisfactory to the Administrative Agent, in each case, with such schedules and including such provisions as shall be necessary to conform such document to applicable local or foreign law or as shall be customary under applicable local or foreign law.
“Multiemployer Plan”: a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Net Cash Proceeds”: (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received), net of attorneys’ fees, accountants’ fees, investment banking and insurance consultant fees, sales commissions, reasonable employee severance costs, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and, in the case of any Asset Sale, any amounts to be set aside in any reserve established in accordance with GAAP or any amount placed in escrow in accordance with GAAP, in either case for adjustment in respect of the sale price of such property or for liabilities associated with such Asset Sale and retained by any Group Member until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Cash Proceeds shall include the amount of the reserve so reversed or the amount returned to any Group Member from such escrow arrangement, as the case may be, and (b) in connection with any issuance or sale of Capital Stock or any incurrence of Indebtedness, the cash proceeds received from such issuance or incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, other professional fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.
“New Lender”: as defined in Section 2.19(a).
“Non-U.S. Lender”: a Lender that is not a U.S. Person.
“Notes”: the collective reference to any promissory note evidencing Loans, substantially in the form of Exhibit A.

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“Notice of Commitment Increase”: as defined in Section 2.19(b).
“Obligations”: as defined in the Guarantee and Collateral Agreement.
“OFAC”: the Office of Foreign Assets Control of the United States Department of the Treasury.
“Other Connection Taxes”: with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, any Loan Document).
“Other Taxes”: any present or future stamp, court, documentary, intangible, recording, filing or similar excise or property Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the registration, receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment under Section 2.17).
“Parent”: with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.
“Participant”: as defined in Section 10.6(c).
“Participant Register”: as defined in Section 10.6(c).
“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).
“Pension Plan”: any Plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Group Member or any ERISA Affiliate is (or, if such Plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in section 3(5) of ERISA.
“Permitted Acquisition”: any transaction for the (a) acquisition of all or substantially all of the property of any Person, or of any business or division of any Person; or (b) acquisition (including by merger or consolidation to the extent permitted by Section 7.4) of the Capital Stock of any Person that becomes a Wholly Owned Restricted Subsidiary of the Borrower; provided that each of the following conditions shall be met:
(i)both before, and after giving effect to such transaction on a Pro Forma Basis, no Default or Event of Default then exists or would result therefrom;
(ii)the Person or business to be acquired shall be, or shall be engaged in, a business of the type that Group Members are permitted to be engaged in under Section 7.15 and the property acquired in connection with any such transaction shall be made subject to the Lien of the Security Documents and shall be free and clear of any Liens, other than Liens permitted by Section 7.3, and the Borrower shall otherwise comply with the requirements of Section 6.9;

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(iii)the board of directors (or equivalent body) of the Person to be acquired shall not have indicated publicly its opposition to the consummation of such acquisition (which opposition has not been publicly withdrawn);
(iv)all transactions in connection therewith shall be consummated in accordance with all applicable Requirements of Law;
(v)with respect to any transaction involving Acquisition Consideration of more than $10,000,000, unless the Administrative Agent shall otherwise agree (not to be unreasonably withheld or delayed), Borrower shall have provided the Administrative Agent and the Lenders with (A) historical financial statements for the last three fiscal years (or, if less, the number of years since formation) of the Person or business to be acquired (audited if available without undue cost or delay) and unaudited financial statements thereof for the most recent interim period which are available, (B) reasonably detailed projections for the succeeding five years pertaining to the Person or business to be acquired and updated projections for Borrower after giving effect to such transaction, (C) a reasonably detailed description of all material information relating thereto and copies of all material documentation pertaining to such transaction, and (D) all such other information and data relating to such transaction or the Person or business to be acquired as may be reasonably requested by the Administrative Agent or the Required Lenders; and
(vi)with respect to any transaction involving Acquisition Consideration of more than $5,000,000, at least 5 Business Days prior to the proposed date of consummation of the transaction, Borrower shall have delivered to the Administrative Agent and the Lenders an officers’ certificate of a Responsible Officer certifying that (A) such transaction complies with this definition (which shall have attached thereto reasonably detailed backup data and calculations showing such compliance), and (B) such transaction could not reasonably be expected to result in a Material Adverse Effect.
“Permitted Business”: gathering, transporting, treating, processing, fractionating, marketing, distributing, storing or otherwise handling Hydrocarbons.
“Permitted Silverado JV Investments”: Investments in the Silverado JV in an amount not to exceed the sum of (i) $50,000,000, plus (ii) $50,000,000, so long as (1) both before and after giving effect to such Investment, no Default or Event of Default shall have occurred and be continuing, (2) after giving pro forma effect to such Investment, the Borrower’s Consolidated Total Leverage Ratio is at least 0.25 below the applicable maximum Consolidated Total Leverage Ratio permitted by Section 7.1(a) at the time such Investment is made and (3) after giving pro forma effect to such Investment, the amount of the Total Available Commitments is greater than or equal to the sum of (x) ten percent (10%) of the Total Commitments then in effect and (y) the aggregate Net Cash Proceeds of any issuance of Capital Stock in the Borrower that have been designated as Designated Silverado Proceeds but have not yet been contributed to the Silverado JV or been used to reimburse the Borrower or its Restricted Subsidiaries for prior Permitted Silverado JV Investments , plus (iii) an amount equal to Designated Silverado Proceeds.
“Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.
“Plan”: any employee benefit plan as defined in Section 3(3) of ERISA, including any employee welfare benefit plan (as defined in Section 3(1) of ERISA), any employee pension benefit plan (as defined in Section 3(2) of ERISA), and any plan which is both an employee welfare benefit plan and an employee pension benefit plan, and in respect of which any Group Member or any ERISA Affiliate is an “employer” as defined in Section 3(5) of ERISA.

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“Pledged Stock”: as defined in the Guarantee and Collateral Agreement.
“Predecessor Administrative Agent”: JPMorgan Chase Bank, N.A., in its capacity as administrative agent under the Existing Credit Agreement.
“Predecessor Issuing Lender”: JPMorgan Chase Bank, N.A., in its capacity as Issuing Lender under the Existing Credit Agreement.
“Prime Rate”: the rate of interest per annum publicly announced from time to time by Wells Fargo Bank, National Association as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by Wells Fargo Bank, National Association in connection with extensions of credit to debtors).
“Pro Forma Basis”: on a basis in accordance with GAAP and Regulation S-X; provided that, with respect to any such calculation in connection with any acquisition of property that has less than 12 months of operating history, pro forma adjustments may also be made (whether or not permitted by GAAP and Regulation S-X) for the projected net income of such property (but not any anticipated cost savings or other similar financial effects), provided that the Borrower has delivered to the Administrative Agent a certificate from a Responsible Officer certifying, in good faith, that such projected net income is factually supportable (based on the operations of the property to date) and reasonably expected to be sustainable.
“Prohibited Transaction”: as defined in Section 406 of ERISA and Section 4975(f)(3) of the Code.
“Projections”: as defined in Section 6.2(b).
“Properties”: as defined in Section 4.18(c).
“Qualified ECP Guarantor”: in respect of any Swap Agreement, each Loan Party that (a) has total assets exceeding $10,000,000 at the time any guaranty of obligations under such Swap Agreement becomes effective or (b) otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Qualified Senior Notes”: as defined in Section 7.2(i).
“Recipient”: as applicable, (a) the Administrative Agent, (b) any Lender and (c) the Issuing Lender.
“Recovery Event”: any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of any Group Member that yields gross proceeds to any Group Member (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $2,500,000 individually or in excess of $5,000,000 in the aggregate in any fiscal year.
“Register”: as defined in Section 10.6(b).
“Regulation U”: Regulation U of the Board as in effect from time to time.
“Reimbursement Obligation”: the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 3.6 for amounts drawn under Letters of Credit.

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“Reinvestment Deferred Amount”: with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by any Group Member in connection therewith that are not applied to prepay the Loans pursuant to Section 2.6 as a result of the delivery of a Reinvestment Notice.
“Reinvestment Event”: any Asset Sale or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.
“Reinvestment Notice”: a written notice executed by a Responsible Officer stating that no Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Restricted Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire or repair assets useful in its business.
“Reinvestment Prepayment Amount”: with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire or repair assets useful in the Borrower’s business.
“Reinvestment Prepayment Date”: with respect to any Reinvestment Event, the earlier of (a) the date occurring twelve months after such Reinvestment Event and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, acquire or repair assets useful in the Borrower’s business with all or any portion of the relevant Reinvestment Deferred Amount.
“Related Parties”: with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors (including attorneys, accountants and experts) of such Person and such Person’s Affiliates.
“Reorganization”: with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.
“Reportable Event”: any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the thirty day notice period referred to in Section 4043(c) of ERISA has been waived, with respect to a Pension Plan.
“Required Lenders”: at any time, the holders of more than 50% of the Total Commitments then in effect or, if the Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding; provided that that the Loans, LC Exposure and unused Commitments held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
“Requirement of Law”: as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Resignation Agreement”: as defined in Section 10.20.
“Responsible Officer”: the chief executive officer, president, chief financial officer, chief accounting officer or controller of the General Partner (in its capacity as general partner of the Borrower), but in any event, with respect to financial matters, the chief financial officer, chief accounting officer or controller of the General Partner (in its capacity as the general partner of the Borrower).
“Restricted Payments”: as defined in Section 7.6.

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“Restricted Subsidiary”: any Subsidiary of the Borrower that is not an Unrestricted Subsidiary. For purposes of this Agreement, a Restricted Subsidiary may be classified and referred to as a “Foreign Restricted Subsidiary”, meaning such Restricted Subsidiary is a Foreign Subsidiary, or a “Domestic Restricted Subsidiary”, meaning such Restricted Subsidiary is a Domestic Subsidiary.
“Revolving Extensions of Credit”: as to any Lender at any time, an amount equal to the sum of the aggregate outstanding principal amount of such Lender’s Loans and its LC Exposure at such time.
“SEC”: the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.
“Security Documents”: the collective reference to the Guarantee and Collateral Agreement, the Mortgages and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.
“Secured Parties”: as defined in the Guarantee and Collateral Agreement.
“Silverado JV”: a Joint Venture between the Borrower or a Restricted Subsidiary of the Borrower and Silverado Pipeline LLC or one of its Affiliates, which Joint Venture intends to co-develop and reactivate a 200-mile crude oil pipeline between Longview and Houston, Texas.
“Solvent”: when used with respect to any Person, means that, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.
“Specified Acquisition”: the last of one or more Permitted Acquisitions in any rolling 12-month period with an aggregate Acquisition Consideration of not less than $15,000,000 elected by the Borrower by notice to the Administrative Agent to be a Specified Acquisition; provided that, (A) following the election of a Specified Acquisition, the Borrower may not elect a subsequent Specified Acquisition unless, at the time of such subsequent election, the Consolidated Total Leverage Ratio does not exceed 4.50 to 1.00, (B) no more than one Specified Acquisition may be in effect at any one time, and (C) no more than one Specified Acquisition may be elected that includes a particular acquisition.
“Specified Cash Management Agreement”: any agreement providing for treasury, depositary, purchasing card or cash management services, including in connection with any automated clearing house transfers of funds or any similar transactions between any Group Member and any Lender or Affiliate thereof, regardless of when such agreement was entered into.

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“Specified Swap Agreement”: any Swap Agreement in respect of interest rates, currency exchange rates or commodity prices entered into by the Borrower or any Subsidiary Guarantor and any Person that is a Lender or an Affiliate of a Lender, regardless of when such Swap Agreement was entered into.
“Subsidiary”: as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.
“Subsidiary Guarantor”: each Restricted Subsidiary of the Borrower other than any Excluded Foreign Subsidiary or any Immaterial Subsidiary (other than any Immaterial Subsidiary that is a party to the Guarantee and Collateral Agreement).
“Swap Agreement”: any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions (including any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act); provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or its Restricted Subsidiaries shall be a Swap Agreement.
“Synthetic Leases”: in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which were properly treated as indebtedness for borrowed money for purposes of U.S. federal income taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination an amount in excess of, 80% of the residual value of the property subject to such operating lease upon expiration or early termination of such lease.
“Taxes”: any present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Total Available Commitments”: at any time, the aggregate amount of the Available Commitments then in effect.
“Total Commitments”: at any time, the aggregate amount of the Commitments then in effect.
“Total Revolving Extensions of Credit”: at any time, the aggregate amount of the Revolving Extensions of Credit of the Lenders outstanding at such time.
“Transferee”: any Assignee or Participant.
“Type”: as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

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“USA PATRIOT Act”: the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56), as amended.
“U.S. Person”: a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“U.S. Tax Certificate”: as defined in Section 2.14(f)(ii)(D).
“United States”: the United States of America.
“Unrestricted Subsidiary”: any Subsidiary of the Borrower designated as such on Schedule 4.15 or which the Borrower has designated in writing to the Administrative Agent to be an Unrestricted Subsidiary pursuant to Section 6.11.
“Vitol”: Vitol Holding B.V., a besloten vennootschap organized under the laws of the Netherlands.
“Wholly Owned Subsidiary”: as to any Person, any other Person all of the Capital Stock of which (other than directors’ qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries. Unless otherwise qualified, all references to a “Wholly Owned Subsidiary” or to “Wholly Owned Subsidiaries” in this Agreement shall refer to a Wholly Owned Subsidiary or Subsidiaries of the Borrower.
“Withdrawal Liability”: any liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Title IV of ERISA.
“Withholding Agent”: any Loan Party and the Administrative Agent.
Section 1.2    Other Definitional Provisions.
(a)Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.
(b)As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP (provided that, notwithstanding anything to the contrary herein, all accounting or financial terms used herein shall be construed, and all financial computations pursuant hereto shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any other Financial Accounting Standard having a similar effect) to value any Indebtedness or other liabilities of any Group Member at “fair value”, as defined therein), (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, and (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time.

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(c)The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.
(d)The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
Section 1.3    Resolution of Drafting Ambiguities. The Borrower acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of this Agreement and the other the Loan Documents to which it is a party, that it and its counsel reviewed and participated in the preparation and negotiation hereof and thereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof or thereof.

ARTICLE 2
AMOUNT AND TERMS OF COMMITMENTS
Section 2.1    Commitments.
(a)Subject to the terms and conditions hereof, each Lender severally agrees to make Loans to the Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding that will not result in (i) such Lender’s Revolving Extensions of Credit exceeding such Lender’s Commitment or (ii) the Total Revolving Extensions of Credit exceeding the Total Commitments. During the Commitment Period the Borrower may use the Commitments by borrowing, prepaying the Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Section 2.2 and Section 2.7.
(b)The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Maturity Date.
Section 2.2    Procedure for Borrowing. Subject to the terms and conditions hereof, the Borrower may borrow Loans during the Commitment Period on any Business Day, provided that the Borrower shall deliver to the Administrative Agent an irrevocable Borrowing Request (which must be received by the Administrative Agent prior to 11:00 A.M., New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) on the requested Borrowing Date, in the case of ABR Loans), specifying (i) the amount and Type of Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Each borrowing of Loans shall be in an amount equal to (x) in the case of ABR Loans, $1,000,000 or a whole multiple thereof (or, if the then aggregate Available Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any Borrowing Request from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

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Section 2.3    Commitment Fees, etc.
(a)The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee (the “Commitment Fee”) for the period from and including the date hereof to the last day of the Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on each Fee Payment Date, commencing on the first such date to occur after the date hereof.
(b)The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates as set forth in any fee agreements with the Administrative Agent and to perform any other obligations contained therein.
Section 2.4    Termination or Reduction of Commitments. Subject to the payments required to be made pursuant to Section 2.15, the Borrower shall have the right, upon not less than three Business Days’ notice to the Administrative Agent, to terminate the Commitments or, from time to time, to reduce the amount of the Commitments; provided that no such termination or reduction of Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Commitments then in effect. Notwithstanding anything in this Section 2.4 or Section 2.5 to the contrary, the Borrower may rescind any notice of termination and notice of prepayment in full of the Loans and Commitments of all the Lenders under this Section 2.4 and Section 2.5, in each case that states such notice is conditioned upon the effectiveness of the refinancing of the Loans, not later than 1:00 P.M., New York City time, on the Business Day before such termination and prepayment was scheduled to take place if such termination and prepayment would have resulted from a refinancing of the Loans, which financing shall not be consummated or shall otherwise be delayed.
Section 2.5    Optional Prepayments. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice (subject to the last sentence of Section 2.4) delivered to the Administrative Agent no later than 12:00 Noon, New York City time, three Business Days prior thereto, in the case of Eurodollar Loans, and no later than 12:00 Noon, New York City time, one Business Day prior thereto, in the case of ABR Loans, which notice shall specify the date and amount of prepayment, whether the prepayment is of Eurodollar Loans or ABR Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.15. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Loans that are ABR Loans) accrued interest to such date on the amount prepaid. Partial prepayments Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof.

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Section 2.6    Mandatory Prepayments. If on any date any Group Member shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, such Net Cash Proceeds shall be applied on such date toward prepayment of the Loans; provided, that, notwithstanding the foregoing, on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward prepayment of the Loans.
Section 2.7    Conversion and Continuation Options.
(a)The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 11:00 A.M., New York City time, on the Business Day preceding the proposed conversion date, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 11:00 A.M., New York City time, on the third Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor), provided that no ABR Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.
(b)Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such when any Event of Default has occurred and is continuing, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.
Section 2.8    Limitations on Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than eight Eurodollar Tranches shall be outstanding at any one time.
Section 2.9    Interest Rates and Payment Dates.
(a)Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.
(b)Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.
(c)(i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 2.9 plus 2% or (y) in the case of Reimbursement Obligations, the rate applicable to ABR Loans plus 2%, and (ii) if all or a

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portion of any interest payable on any Loan or Reimbursement Obligation or any Commitment Fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans plus 2%, in each case, with respect to clauses (i) and (ii) above, from the date of such nonpayment until such amount is paid in full (as well after as before judgment).
(d)Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section 2.9 shall be payable from time to time on demand.
Section 2.10    Computation of Interest and Fees.
(a)Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.
(b)Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.
Section 2.11    Inability to Determine Interest Rate. If prior to the first day of any Interest Period:
(a)the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or
(b)the Administrative Agent has received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans shall be converted, on the last day of the then-current Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Loans under to Eurodollar Loans.
Section 2.12    Pro Rata Treatment and Payments.
(a)Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any Commitment Fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the Applicable Percentages of the Lenders.

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(b)Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal amounts of the Loans then held by the Lenders.
(c)All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 2:00 P.M., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to each relevant Lender promptly upon receipt in like funds as received, net of any amounts owing by such Lender pursuant to Section 9.7. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.
(d)Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon, at a rate equal to the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans, on demand, from the Borrower.
(e)Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.
(f)If any Lender shall fail to make any payment required to be made by it hereunder, including, without limitation, pursuant to Section 2.12(d), Section 2.12(e), Section 3.5, Section 3.6, Section 9.7 or Section 10.5, then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of

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such Lender for the benefit of the Administrative Agent or the Issuing Lender to satisfy such Lender’s obligations to it under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Sections, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.
(g)Notwithstanding the foregoing or anything to the contrary contained herein, (i) if any Defaulting Lender shall have failed to fund all or any portion of any Loan (each such Loan, an “Affected Loan”), each prepayment of Loans by the Borrower under Section 2.8 shall be applied first to such Affected Loan and the principal amount and interest with respect to such payment shall be distributed (x) to each Lender that is not a Defaulting Lender (each, a “Non-Defaulting Lender”) pro rata based on the outstanding principal amount of Affected Loans owing to all Non-Defaulting Lenders, until the principal amount of all Affected Loans has been repaid in full and (y) to the extent of any remaining amount of such prepayment, to each Lender pro rata in accordance with such Lender’s Applicable Percentage, and (ii) each payment made by the Borrower on account of the interest on any Affected Loans shall be distributed to each Non-Defaulting Lender pro rata based on the outstanding principal amount of Affected Loans owing to all Non-Defaulting Lenders.
Section 2.13    Requirements of Law.
(a)If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:
(i)shall subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes, and (C) Taxes described in clause (b) or (c) of the definition of Excluded Taxes) on its loans, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
(ii)shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate; or
(iii)shall impose on such Lender any other condition;
and the result of any of the foregoing is to increase the cost to such Lender or such other Recipient, by an amount that such Lender or such other Recipient deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans (or in the case of (i) any Loan) or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender or such other Recipient, within ten (10) Business Days after its written demand therefor, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender or such other Recipient becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled. For the purposes of this Agreement, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, guidelines or directives in connection therewith or promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision or the United States or foreign regulatory authorities, in each case, pursuant to Basel III, are deemed to have gone into effect and to have been adopted after the date of this Agreement.

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(b)If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or liquidity or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy or liquidity (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy or liquidity) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.
(c)A certificate setting forth in reasonable detail the calculation of any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. Notwithstanding anything to the contrary in this Section, the Borrower shall not be required to compensate a Lender pursuant to this Section for any amounts incurred more than nine months prior to the date that such Lender notifies the Borrower of such Lender’s intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such nine-month period shall be extended to include the period of such retroactive effect. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
Section 2.14    Taxes.
(a)Withholding of Taxes; Gross-Up. Each payment by or on behalf of any Loan Party under this Agreement or any other Loan Document shall be made without withholding for any Taxes, unless such withholding is required by any Requirement of Law. If any Withholding Agent determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Withholding Agent may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable Requirement of Law. If such Taxes are Indemnified Taxes, then the amount payable by such Loan Party shall be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section), the applicable Recipient receives the amount it would have received had no such withholding been made.
(b)Payment of Other Taxes by the Borrower. The Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(c)Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.14, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(d)Indemnification by the Borrower. The Borrower shall indemnify each Recipient for any Indemnified Taxes that are paid or payable by such Recipient in connection with this Agreement or any other Loan Document (including amounts paid or payable under this Section 2.14(d)) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section

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2.14(d) shall be paid within 10 days after the Recipient delivers to the Borrower a certificate stating the amount of any Indemnified Taxes so paid or payable by such Recipient. Such certificate shall be conclusive of the amount so paid or payable absent manifest error. Such Recipient shall deliver a copy of such certificate to the Administrative Agent.
(e)Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent for any Taxes (but, in the case of any Indemnified Taxes, only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so) attributable to such Lender that are paid or payable by the Administrative Agent in connection with this Agreement or any other Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.14(e) shall be paid within 10 days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by the Administrative Agent. Such certificate shall be conclusive of the amount so paid or payable absent manifest error.
(f)Status of Lenders.
(i)Any Lender that is entitled to an exemption from, or reduction of, any applicable withholding Tax with respect to any payments under this Agreement or any other Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by any Requirement of Law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without, or at a reduced rate of, withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by any Requirement of Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.14(f)(ii) and (iii) below) shall not be required if in the Lender’s judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Upon the reasonable request of such Borrower or the Administrative Agent, any Lender shall update any form or certification previously delivered pursuant to this Section 2.14(f). If any form or certification previously delivered pursuant to this Section expires or becomes obsolete or inaccurate in any respect with respect to a Lender, such Lender shall promptly (and in any event within 10 days after such expiration, obsolescence or inaccuracy) notify such Borrower and the Administrative Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so.
(ii)Without limiting the generality of the foregoing, if the Borrower is a U.S. Person, any Lender with respect to such Borrower shall, if it is legally eligible to do so, deliver to such Borrower and the Administrative Agent (in such number of copies reasonably requested by such Borrower and the Administrative Agent) on or prior to the date on which such Lender becomes a party hereto, duly completed and executed originals of whichever of the following is applicable:
(A)in the case of a Lender that is a U.S. Person, IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;
(B)in the case of a Non-U.S. Lender claiming the benefits of an income

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tax treaty to which the United States is a party (1) with respect to payments of interest under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the "interest" article of such tax treaty and (2) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the "business profits" or "other income" article of such tax treaty;
(C)in the case of a Non-U.S. Lender for whom payments under any Loan Document constitute income that is effectively connected with such Lender’s conduct of a trade or business in the United States, IRS Form W-8ECI;
(D)in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code both (1) IRS Form W-8BEN and (2) a certificate substantially in the form of Exhibit I (a “U.S. Tax Certificate”) to the effect that such Lender is not (a) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (b) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code (c) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code or (d) conducting a trade or business in the United States with which the relevant interest payments are effectively connected;
(E)in the case of a Non-U.S. Lender that is not the beneficial owner of payments made under any Loan Document (including a partnership or a participating Lender) (1) an IRS Form W-8IMY on behalf of itself and (2) the relevant forms prescribed in clauses (A), (B), (C), (D) and (F) of this paragraph (f)(ii) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided, however, that if the Lender is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a U.S. Tax Certificate on behalf of such partners; or
(F)any other form prescribed by any Requirement of Law as a basis for claiming exemption from, or a reduction of, U.S. Federal withholding Tax together with such supplementary documentation necessary to enable the Borrower or the Administrative Agent to determine the amount of Tax (if any) required by any Requirement of Law to be withheld.
(iii)If a payment made to a Lender under this Agreement or any other Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Withholding Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.14(f)(iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with Sections 1471 through 1474 of the Code.
(g)Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.14 (including by the payment of additional amounts paid pursuant to this Section 2.14), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity

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payments made (including additional amounts paid) under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid to such indemnified party pursuant to the previous sentence (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.14(g), in no event will any indemnified party be required to pay any amount to any indemnifying party pursuant to this Section 2.14(g) to the extent that such payment would place such indemnified party in a less favorable position (on a net after-Tax basis) than such indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 2.14(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the indemnifying party or any other Person.
(h)FATCA. For purposes of this Section 2.14, the terms “applicable law” and “Requirement of Law” each includes FATCA.
(i)Survival. Each party’s obligations under this Section 2.14 shall survive any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other obligations under this Agreement.
Section 2.15    Indemnity. The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a payment or prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
Section 2.16    Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.13 or Section 2.14(a) or (d) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.13 or Section 2.14(a) or (d).

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Section 2.17    Mitigation Obligations; Replacement of Lenders.
(a)If any Lender requests compensation under Section 2.13, or if any Loan Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14(a) or (d), then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or Section 2.14(a) or (d), as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)If any Lender (i) requests reimbursement for amounts owing or the payment of additional amounts pursuant to Section 2.13 or Section 2.14(a) or (d), (ii) does not consent to any proposed amendment, supplement, modification, consent or waiver of any provision of this Agreement or any other Loan Document that requires the consent of each of the Lenders or each of the Lenders affected thereby (so long as the consent of the Required Lenders (with the percentage in such definition being deemed to be 80% for this purpose) has been obtained) or (iii) becomes a Defaulting Lender, then the Borrower may, at its sole expense (including payment of the processing and recordation fee specified in Section 10.6(b)(ii)(B)) and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.6), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (x) if a Commitment is being assigned, the Borrower has received the prior written consent of the Administrative Agent and the Issuing Lender, (y) such Lender has received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (including the payment of any breakage fee pursuant to Section 2.15), from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (z) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.14(a) or (d), such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
Section 2.18    Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)fees shall cease to accrue on the Commitment of such Defaulting Lender pursuant to Section 2.3;
(b)the Commitment and Revolving Extensions of Credit of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.1); provided, that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of all Lenders or each Lender affected thereby;

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(c)if any LC Exposure exists at the time such Lender becomes a Defaulting Lender then:
(i)    all or any part of the LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent (x) the sum of all non-Defaulting Lenders’ Revolving Extensions of Credit plus such Defaulting Lender’s LC Exposure does not exceed the total of all non-Defaulting Lenders’ Commitments and (y) the conditions set forth in Section 5.2 are satisfied at such time;
(ii)    if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent, cash collateralize for the benefit of the Issuing Lender only the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 3.10 for so long as such LC Exposure is outstanding;
(iii)    if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 3.3(a) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;
(iv)    if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.3 and Section 3.3(a) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and
(v)    if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Lender or any other Lender hereunder, all letter of credit fees payable under Section 3.3(a) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Lender until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and
(d)so long as such Lender is a Defaulting Lender, the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.18(c), and participating interests in any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.18(c)(i) (and such Defaulting Lender shall not participate therein).
If (i) a Bankruptcy Event with respect to a Parent of any Lender shall occur following the date hereof and for so long as such event shall continue or (ii) the Issuing Lender has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless the Issuing Lender shall have entered into arrangements with the Borrower or such Lender, satisfactory to the Issuing Lender to defease any risk to it in respect of such Lender hereunder.
In the event that the Administrative Agent, the Borrower and the Issuing Lender each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative

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Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage. Once the conditions in the immediately preceding sentence have been satisfied, as determined by the Administrative Agent, such Lender shall no longer be deemed a Defaulting Lender.
Section 2.19    Increase in Commitments.
(a)Subject to the terms and conditions set forth herein, the Borrower shall have the right from time to time, to cause an increase in the Commitments of the Lenders (a “Commitment Increase”) by adding to this Agreement one or more additional financial institutions that are not already Lenders hereunder and that are satisfactory to the Administrative Agent and the Issuing Lender (each, a “New Lender”) or by allowing one or more existing Lenders to increase their respective Commitments; provided that (i) both before and immediately after giving effect to such Commitment Increase, no Default or Event of Default shall have occurred and be continuing as of the effective date of such Commitment Increase (such date, the “Commitment Increase Date”), (ii) no such Commitment Increase shall be in an amount less than $10,000,000, (iii) after giving effect to such Commitment Increase, the Total Commitments shall not exceed $500,000,000 and (iv) no Lender’s Commitment shall be increased without such Lender’s prior written consent (which consent may be given or withheld in such Lender’s sole and absolute discretion).
(b)The Borrower shall provide the Administrative Agent with written notice (a “Notice of Commitment Increase”) of its intention to increase the Commitments pursuant to this Section 2.19. Each such Notice of Commitment Increase shall specify (i) the proposed Commitment Increase Date, which date shall be no earlier than five (5) Business Days after receipt by the Administrative Agent of such Notice of Commitment Increase, (ii) the amount of the requested Commitment Increase, (iii) as applicable, the identity of each New Lender and Lender that has agreed in writing to increase its Commitment hereunder, and (iv) the amount of the respective Commitments of the then existing Lenders and the New Lenders from and after the Commitment Increase Date.
(c)On any Commitment Increase Date, the Lenders shall purchase and assume (without recourse or warranty) from the Lenders (i) Loans, to the extent that there are any Loans then outstanding, and (ii) undivided participation interests in any outstanding LC Exposure, in each case, to the extent necessary to ensure that after giving effect to the Commitment Increase, each Lender has outstanding Loans and participation interests in outstanding LC Exposure equal to its Applicable Percentage of the Commitments. Each Lender shall make any payment required to be made by it pursuant to the preceding sentence via wire transfer to the Administrative Agent on the Commitment Increase Date. Each existing Lender (i) shall be automatically deemed to have assigned any outstanding Loans on the Commitment Increase Date and (ii) agrees to take any further steps reasonably requested by the Administrative Agent, in each case to the extent deemed necessary by the Administrative Agent to effectuate the provisions of the preceding sentences. If, on such Commitment Increase Date, any Loans that are Eurodollar Loans have been funded, then the Borrower shall be obligated to pay any breakage fees or costs that are payable pursuant to Section 2.15 in connection with the reallocation of such outstanding Loans to effectuate the provisions of this Section 2.19(c).
(d)Each Commitment Increase shall become effective on its Commitment Increase Date and upon such effectiveness: (i) the Administrative Agent shall record in the register each then New Lender’s information as provided in the applicable Notice of Commitment Increase and pursuant to an Administrative Questionnaire that shall be executed and delivered by each New Lender to the Administrative Agent on or before such Commitment Increase Date, (ii) Schedule 1.1A shall be amended and restated to set forth all Lenders (including any New Lenders) that will be Lenders hereunder after giving effect to such Commitment Increase (which amended and restated Schedule 1.1A shall be set forth in Annex I to the applicable Notice of Commitment Increase) and the Administrative Agent shall distribute to each Lender

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(including each New Lender) a copy of such amended and restated Schedule 1.1A, and (iii) each New Lender identified on the Notice of Commitment Increase for such Commitment Increase shall be a “Lender” for all purposes under this Agreement.
(e)As a condition precedent to any Commitment Increase, the Borrower shall deliver to the Administrative Agent (i) a certificate of a Responsible Officer dated as of the Commitment Increase Date certifying and attaching the resolutions adopted by the Borrower approving or consenting to such Commitment Increase and certifying that, before and after giving effect to such Commitment Increase, (A) the representations and warranties contained in this Agreement and the other Loan Documents made by it and the other Loan Parties are true and correct in all material respects on and as of the Commitment Increase Date, except to the extent that such representations and warranties specifically refer to an earlier date and (B) no Default or Event of Default exists or will exist as of the Commitment Increase Date, and (ii) any legal opinions, certificates and/or other documents reasonably requested by the Administrative Agent in connection with the Commitment Increase.
Section 2.20    Notes. The Borrower’s obligation to pay the principal of and interest on all the Loans made to it by each Lender shall, if requested by a Lender, be evidenced, by a Note in substantially the form of Exhibit A, duly executed and delivered by the Borrower, with blanks appropriately completed in conformity herewith. The date, amount, Type, interest rate and, if applicable, Interest Period of each Loan made by each Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books for its Note. Failure to make any such notation shall not affect any Lender’s or the Borrower’s rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of its Note.
ARTICLE 3
LETTERS OF CREDIT
Section 3.1    Letters of Credit.
(a)General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Dollar denominated Letters of Credit for its own account or the account of any of its Restricted Subsidiaries, in a form reasonably acceptable to the Administrative Agent and the Issuing Lender, at any time and from time to time during the Commitment Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control. The Issuing Lender shall not at any time be obligated to issue any Letter of Credit if such issuance would conflict with, or cause the Issuing Lender or any Lender purchasing a participation therein to exceed any limits imposed by, any applicable Requirement of Law.
Section 3.2    Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Lender) to the Issuing Lender and the Administrative Agent (not less than three (3) Business Days in advance of the requested date of issuance, amendment, renewal or extension) a notice:
(a)requesting the issuance of a Letter of Credit or identifying the Letter of Credit to be amended, renewed or extended;

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(b)specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day);
(c)specifying the date on which such Letter of Credit is to expire (which shall comply with Section 3.4));
(d)specifying the amount of such Letter of Credit; and
(e)specifying the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit.
Each notice shall constitute a representation that after giving effect to the requested issuance, amendment, renewal or extension, as applicable, (i) the LC Exposure shall not exceed the LC Commitment and (ii) the Total Revolving Extensions of Credit shall not exceed the Total Commitments. No letter of credit issued by the Issuing Lender (if the Issuing Lender is not the Administrative Agent) shall be deemed to be a “Letter of Credit” issued under this Agreement unless the Issuing Lender has requested and received written confirmation from the Administrative Agent that the representations by Borrower contained in the foregoing clauses (i) and (ii) are true and correct.
If requested by the Issuing Lender, the Borrower also shall submit a letter of credit application on the Issuing Lender’s standard form in connection with any request for a Letter of Credit.
Section 3.3    Fees and Other Charges.
(a)The Borrower will pay a fee on all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans, shared ratably among the Lenders and payable quarterly in arrears on each Fee Payment Date after the issuance date. In addition, the Borrower shall pay to the Issuing Lender for its own account a fronting fee of 0.25% per annum on the undrawn and unexpired amount of each Letter of Credit, payable quarterly in arrears on each Fee Payment Date after the issuance date.
(b)In addition to the foregoing fees, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.
Section 3.4    Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date.
Section 3.5    Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Lender or the Lenders, the Issuing Lender hereby grants to each Lender, and each Lender hereby acquires from the Issuing Lender, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Lender, such Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Lender and not reimbursed by the Borrower on the date due as provided in Section 3.6, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 3.5 in respect

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of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or an Event of Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
Section 3.6    Reimbursement. If the Issuing Lender shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 2:00 P.M., New York City time, on the date that such LC Disbursement is made, if the Borrower has received notice of such LC Disbursement prior to 12:00 Noon, New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 2:00 P.M., New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 12:00 Noon, New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that if such LC Disbursement is not less than $1,000,000, the Borrower shall, subject to the conditions to borrowing set forth herein, be deemed to have requested, and the Borrower does hereby request under such circumstances, that such payment be financed with an ABR Loan in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.2 with respect to Loans made by such Lender (and Section 2.2 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Lender the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this Section 3.6, the Administrative Agent shall distribute such payment to the Issuing Lender or, to the extent that Lenders have made payments pursuant to this Section 3.6 to reimburse the Issuing Lender, then to such Lenders and the Issuing Lender as their interests may appear. Any payment made by a Lender pursuant to this Section 3.6 to reimburse the Issuing Lender for any LC Disbursement (other than the funding of ABR Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.
Section 3.7    Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in Section 3.6 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or any Letter of Credit Agreement, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 3.7 constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Lender, nor any of their related parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make

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a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Lender; provided that the foregoing shall not be construed to excuse the Issuing Lender from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Lender’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Lender (as finally determined by a court of competent jurisdiction), the Issuing Lender shall be deemed to have exercised all requisite care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Lender may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
Section 3.8    Disbursement Procedures. The Issuing Lender shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Lender shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Lender has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Lender and the Lenders with respect to any such LC Disbursement.
Section 3.9    Interim Interest. If the Issuing Lender shall make any LC Disbursement, then, until the Borrower shall have reimbursed the Issuing Lender for such LC Disbursement (either with its own funds or a borrowing under Section 3.6), the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans. Interest accrued pursuant to this Section 3.9 shall be for the account of the Issuing Lender, except that interest accrued on and after the date of payment by any Lender pursuant to Section 3.6 to reimburse the Issuing Lender shall be for the account of such Lender to the extent of such payment.
Section 3.10    Cash Collateralization. If (a) any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph or (b) the Borrower is required to cash collateralize pursuant to Section 2.18 as a result of a Defaulting Lender, the Borrower shall deposit on terms and in accounts satisfactory to the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in Section 8.1(f). Funds so deposited shall be applied by the Administrative Agent to reimburse the Issuing Lender for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of outstanding Reimbursement Obligations or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other Obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral under this Section 3.10

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as a result of the occurrence of an Event of Default, pursuant to Section 2.18 as a result of a Defaulting Lender, such amount plus any accrued interest or realized profits with respect to such amounts (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived or the events giving rise to such cash collateralization under Section 2.18 have been satisfied or resolved.
Section 3.11    Additional Issuing Lenders. The Borrower may, at any time and from time to time, designate one or more additional Lenders to act as an Issuing Lender under the terms of this Agreement, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld), the Issuing Lender and such Lender(s). Any Lender designated as an Issuing Lender pursuant to this Section shall have all the rights and obligations of the Issuing Lender under the Loan Documents with respect to Letters of Credit issued or to be issued by it, and all references in the Loan Documents to the term “Issuing Lender” shall, with respect to such Letters of Credit, be deemed to refer to such Lender in its capacity as the Issuing Lender, as the context shall require. Furthermore, at any time in which there is more than one Issuing Lender hereunder, each reference to the term “the Issuing Lender” (or any other such phrasing nominally referring to the Issuing Lender as a single Person) wherever it appears in the Loan Documents shall be deemed to be a reference to all Issuing Lenders hereunder, collectively, at such time. The Administrative Agent shall notify the Lenders of any such additional Issuing Lender. If at any time there is more than one Issuing Lender hereunder, the Borrower may, in its discretion, select which Issuing Lender is to issue any particular Letter of Credit.
Section 3.12    Resignation of the Issuing Lender. The Issuing Lender may resign as Issuing Lender hereunder at any time upon at least 30 days’ prior notice to the Lenders, the Administrative Agent and the Borrower. At the time any such resignation of the Issuing Lender shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the retiring Issuing Lender pursuant to Section 3.3. From and after the effective date of any such resignation or replacement, (i) the successor Issuing Lender shall have all the rights and obligations of the Issuing Lender under this Agreement with respect to Letters of Credit to be issued by it thereafter and (ii) references herein to the term “Issuing Lender” shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require. After the resignation or replacement of an Issuing Lender, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit issued by it prior to such resignation or replacement, but shall not be required to issue additional Letters of Credit.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES
To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:
Section 4.1    Financial Condition. The audited consolidated balance sheets of the Borrower and its consolidated Restricted Subsidiaries as at December 31, 2010, December 31, 2011 and December 31, 2012, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by a report from PricewaterhouseCoopers LLP, present fairly, in all material respects, the consolidated financial condition of the Borrower and its Restricted Subsidiaries as at such dates, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of the Borrower and its Restricted Subsidiaries as at March 31, 2013, and the related unaudited consolidated statements of income and cash

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flows for the three-month period ended on such date, present fairly, in all material respects, the consolidated financial condition of the Borrower and its Restricted Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the three-month period then ended (subject to normal year end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). As of the Closing Date, no Group Member has any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any material long term leases or unusual forward or long term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph (or in the notes thereto) or, in the case of material long term leases, as described in Schedule 4.1. During the period from March 31, 2013 to and including the date hereof there has been no Disposition by any Group Member of any material part of its business or property.
Section 4.2    No Change. Since December 31, 2012, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.
Section 4.3    Existence; Compliance with Law. Each Group Member (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) (i) has the power and authority, and (ii) the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law, except in each case referred to in clause (b)(ii), (c) and (d), to the extent that the failure to do so could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 4.4    Power; Authorization; Enforceable Obligations. Each Loan Party has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to obtain extensions of credit hereunder. Each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (a) consents, authorizations, filings and notices that have been obtained or made and are in full force and effect, except as set forth in Schedule 6.12(b), and (b) the filings referred to in Section 4.20. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
Section 4.5    No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of any Group Member and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or Contractual Obligation applicable to the

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Borrower or any of its Restricted Subsidiaries could reasonably be expected to have a Material Adverse Effect.
Section 4.6    Litigation. Except as set forth in Schedule 4.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge the Borrower, threatened in writing by or against any Group Member or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.
Section 4.7    No Default. No Group Member is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.
Section 4.8    Ownership of Property; Liens. Each Group Member has title in fee simple to, a valid easement estate in, or a valid leasehold interest in, as the case may be, all its real property, and good title to, or a valid leasehold interest in, all its other property, other than minor defects in title that, individually or in the aggregate, could not reasonably be expected to cause a Material Adverse Effect, subject in each case only to Customary Permitted Liens.
Section 4.9    Intellectual Property. Each Group Member owns, or is licensed to use, all material Intellectual Property necessary for the conduct of its business as currently conducted. No material claim has been asserted and is pending by any Person challenging or questioning the use of any such material Intellectual Property or the validity or effectiveness of any such material Intellectual Property, nor does the Borrower know of any valid basis for any such claim that could reasonably be expected to have a Material Adverse Effect. The use of such material Intellectual Property by each Group Member does not infringe in any material respect on the rights of any Person in any material respect.
Section 4.10    Taxes. Each Group Member has filed or caused to be filed all Federal, state income or franchise and other material Tax returns that are required to be filed by it (or any extension has been obtained for the filing thereof) and has paid all Taxes shown to be due and payable by it on said returns or on any assessments of Tax made against it or any of its property and all other Taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than (a) any Taxes the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Group Member, or (b) to the extent that the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect); no material Tax Lien has been filed, and, to the knowledge of the Borrower, no material claim is being asserted, with respect to any such Tax, fee or other charge.
Section 4.11    Federal Regulations. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used (a) for “buying” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect for any purpose that violates the provisions of the Regulations of the Board or (b) for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U 1, as applicable, referred to in Regulation U.
Section 4.12    Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against any Group Member pending or, to the knowledge of the Borrower, threatened; (b) hours worked by and payment made to

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employees of each Group Member have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from any Group Member on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant Group Member.
Section 4.13    ERISA.
(a)Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) each Group Member and each of their respective ERISA Affiliates is in compliance with the applicable provisions of ERISA and the provisions of the Code relating to Plans and the regulations and published interpretations thereunder; (ii) no ERISA Event has occurred or is reasonably expected to occur; and (iii) all amounts required by applicable law with respect to, or by the terms of, any retiree welfare benefit arrangement maintained by any Group Member or any ERISA Affiliate or to which any Group Member or any ERISA Affiliate has an obligation to contribute have been accrued in accordance with Statement of Financial Accounting Standards No. 106. The present value of all accumulated benefit obligations under each Pension Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than a material amount the fair market value of the assets of such Pension Plan allocable to such accrued benefits, and the present value of all accumulated benefit obligations of all underfunded Pension Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 158) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than a material amount the fair market value of the assets of all such underfunded Pension Plans.
(b)Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (i) all employer and employee contributions required by applicable law or by the terms of any Foreign Benefit Arrangement or Foreign Plan have been made, or, if applicable, accrued in accordance with normal accounting practices; (ii) the accrued benefit obligations of each Foreign Plan (based on those assumptions used to fund such Foreign Plan) with respect to all current and former participants do not exceed the assets of such Foreign Plan; (iii) each Foreign Plan that is required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities; and (iv) each such Foreign Benefit Arrangement and Foreign Plan is in compliance (A) with all material provisions of applicable law and all material applicable regulations and published interpretations thereunder with respect to such Foreign Benefit Arrangement or Foreign Plan and (B) with the terms of such plan or arrangement.
Section 4.14    Investment Company Act; Other Regulations. No Loan Party is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.
Section 4.15    Subsidiaries. Except as disclosed to the Administrative Agent by the Borrower in writing from time to time after the Closing Date, (a) Schedule 4.15 sets forth the name and jurisdiction of organization of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by the Borrower and each Subsidiary; (b) Schedule 4.15 identifies each Subsidiary as either a Restricted Subsidiary or an Unrestricted Subsidiary and identifies each Immaterial Subsidiary, and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to any Capital Stock of any Subsidiary of the Borrower, except as created by the Loan Documents. Each Restricted Subsidiary of the Borrower that is a Guarantor is a Wholly Owned Subsidiary of the Borrower.

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Section 4.16    Use of Proceeds. The proceeds of the Loans, and the Letters of Credit, will be used (a) for working capital and general corporate purposes (including to fund Capital Expenditures, Restricted Payments permitted by Section 7.6(d) and (e) and Permitted Acquisitions), (b) to refinance the outstanding loans under the Existing Credit Agreement, and (c) to pay fees and expenses related to the Facility.
Section 4.17    Licenses, etc. Each Group Member has obtained and holds in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, accreditation, easements, rights of way and other consents and approvals which are necessary for the operation of its businesses as presently conducted, the absence of which is likely to have a Material Adverse Effect.
Section 4.18    Environmental Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:
(a)each Group Member is in compliance with all, and has not violated any, applicable Environmental Laws, and reasonably believes that it will continue to comply with all requirements of Environmental Laws currently applicable to it and any other requirements under Environmental Laws currently in effect which need not be complied with until a date hereafter;
(b)each Group Member holds all Environmental Permits (each of which is in full force and effect) required for its operations as currently conducted, and for any property owned, leased, or otherwise operated by it and complies with all and has not violated any such Environmental Permits, and reasonably believes that: each of its Environmental Permits will not be revoked or adversely modified and will be timely renewed in the ordinary course of business; and that any applications by or for it that are currently pending for any additional Environmental Permits will be timely obtained in the ordinary course of business;
(c)except as set forth in Schedule 4.18, Materials of Environmental Concern are not present at, on, in or under and are not emanating from any real property currently or formerly owned, leased or operated by any Group Member (the “Properties”) or at any other location (including, without limitation, any location to which Materials of Environmental Concern have been sent for re-use or recycling or for treatment, storage, or disposal) which could reasonably be expected to (i) give rise to liability of any Group Member, (ii) interfere with the Borrower’s continued operations, or (iii) impair the value of the Collateral;
(d)except as set forth in Schedule 4.18, no claim, action, litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of any Group Member, threatened, under any Environmental Law or regarding any Materials of Environmental Concern (i) to which any Group Member is or would reasonably expected to be named as a party, or (ii) to the knowledge of any Group Member, the pendency or outcome of which could otherwise adversely affect any Group Member in a manner that is significantly different than the effect on others in the same business as such Group Member;
(e)except as set forth in Schedule 4.18, there are no consent decrees or other decrees, consent orders, administrative orders or other orders, settlement agreements, or other similar orders or agreements outstanding under or regarding any Environmental Law or regarding any Materials of Environmental Concern (i) to which any Group Member is a party, or (ii) to the knowledge of any Group Member, which could otherwise affect any Group Member in a manner that is significantly different than the effect on others in the same business as such Group Member; and
(f)except as set forth in Schedule 4.18, no Group Member has assumed or retained, by contract or by operation of law, any liability under any Environmental Laws or regarding any Materials of Environmental Concern.

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Section 4.19    Accuracy of Information, etc. No statement or information contained in this Agreement, any other Loan Document or any other document, certificate or written statement furnished by or on behalf of any Loan Party to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, taken as a whole, contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were or are made, not misleading as of the date such information is dated or certified; provided that this sentence shall not apply to projections and pro forma financial information. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.
Section 4.20    Security Documents.
(a)The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described in the Guarantee and Collateral Agreement, when stock certificates representing such Pledged Stock are delivered to the Administrative Agent (together with a properly completed and signed stock power or endorsement), and in the case of the other Collateral described in the Guarantee and Collateral Agreement, when financing statements and other filings specified on Schedule 3 to the Guarantee and Collateral Agreement in appropriate form are filed in the offices specified therein and other actions to be taken as specified therein are taken, the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations, in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 7.3).
(b)Each of the Mortgages is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 4.20 (or, in the case of any Mortgage executed and delivered after the Closing Date in accordance with the provisions of Section 6.9), when such Mortgage is filed in the offices specified in the local counsel opinion delivered with respect thereto in accordance with the provisions of Section 6.9), each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties constituting real property and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person (other than Customary Permitted Liens).
(c)The Closing Date Properties constitute substantially all fee-owned real properties owned by, all material leased real properties leased by, and all material easements and rights-of-way owned by, the Group Members as of the Closing Date.

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Section 4.21    Solvency. Each Loan Party is, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith will be and will continue to be, Solvent.
Section 4.22    Insurance. All insurance maintained by Group Members is in full force and effect, all premiums have been duly paid (or arrangements for payment therefor have been made), no Group Member has received notice of violation or cancellation thereof, the properties covered thereby, and the use, occupancy and operation thereof, comply in all material respects with all Insurance Requirements, and there exists no material default under any Insurance Requirement. Each Group Member has insurance in such amounts and covering such risks and liabilities as are customary for companies of a similar size engaged in similar businesses in similar locations.
Section 4.23    Flood Insurance Related Matters. Except as set forth on Schedule 4.23 as it may be supplemented from time to time by delivery of a written notice to the Administrative Agent, no Mortgage encumbers improved real property that contains Buildings or Manufactured (Mobile) Homes (as those terms are defined in applicable Flood Insurance Laws) (such real property listed on Schedule 4.23, as it may be supplemented from time to time, being referred to as the “Improved Mortgaged Property”). The Loan Parties have obtained flood insurance in accordance with Section 6.5, with respect to each Improved Mortgaged Property that is located in a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency).
Section 4.24    Borrower Partnership Agreement. The Borrower Partnership Agreement delivered by the Borrower to the Administrative Agent on the Closing Date is true, accurate and complete and has not been amended or modified in any manner, other than pursuant to amendments or modifications permitted pursuant to Section 7.19 and previously delivered to the Administrative Agent.
Section 4.25    FCPA. Neither the Borrower nor any of its Subsidiaries, nor, to the Borrower’s knowledge, any director, officer, agent, employee or Controlled Affiliate of the Borrower or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a material violation by such Persons of the FCPA, including without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and, the Borrower, its Subsidiaries and its and their Controlled Affiliates have conducted their business in material compliance with the FCPA.
Section 4.26    OFAC. Neither the Borrower nor any of its Subsidiaries, nor, to the Borrower’s knowledge, any director, officer, agent, employee or Controlled Affiliate of the Borrower or any of its Subsidiaries is currently subject to any material United States sanctions administered by OFAC, and the Borrower will not directly or indirectly use the proceeds from the Loans or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, for the purpose of financing the activities of any Person currently subject to any United States sanctions administered by OFAC.

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ARTICLE 5
CONDITIONS PRECEDENT
Section 5.1    Conditions to Initial Extension of Credit. The agreement of each Lender and the Issuing Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:
(a)Credit Agreement; Guarantee and Collateral Agreement. The Administrative Agent will have received (i) this Agreement, executed and delivered by the Administrative Agent, the Borrower and each Person listed on Schedule 1.1A, (ii) if requested by any Lender, a duly executed Note in favor of such Lender, (iii) the Guarantee and Collateral Agreement, executed and delivered by the Borrower and each Subsidiary Guarantor and (iv) an Acknowledgement and Consent in the form attached to the Guarantee and Collateral Agreement, executed and delivered by each Issuer (as defined therein), if any, that is not a Loan Party.
(b)Financial Statements. The Lenders will have received (i) audited consolidated financial statements of the Borrower and its consolidated Restricted Subsidiaries for the fiscal year ended December 31, 2012 and (ii) unaudited interim consolidated financial statements of the Borrower and its consolidated Restricted Subsidiaries for the fiscal quarter ended March 31, 2013, and such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of the Borrower and its consolidated Restricted Subsidiaries, as reflected in the financial statements.
(c)Projections. The Lenders will have received satisfactory projections prepared by management of balance sheets, income statements and cashflow statements of the Borrower and its Subsidiaries (i) on a quarterly basis for the first four fiscal quarters occurring after the Closing Date and (ii) on an annual basis thereafter through the Maturity Date, such projections to be consistent with information previously provided to the Administrative Agent and the Arranger.
(d)Approvals. All governmental and third party approvals necessary in connection with the continuing operations of the Group Members and the transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the financing contemplated hereby.
(e)Lien Searches. The Administrative Agent will have received the results of a recent Lien search with respect to each Loan Party, and such search shall reveal no Liens on any of the assets of the Loan Parties except for Liens permitted by Section 7.3 or discharged on or prior to the Closing Date pursuant to documentation satisfactory to the Administrative Agent.
(f)[Reserved]
(g)Fees. The Lenders, the Arrangers and the Administrative Agent will have received all fees required to be paid, and all expenses for which invoices have been presented, on or before the Closing Date, including (i) the reasonable fees and expenses of Vinson & Elkins LLP, counsel to the Administrative Agent, and each local counsel, and (ii) one or more deposits to be held by Vinson & Elkins LLP and/or one or more local counsels and applied toward payment of costs and expenses for recordation of the Mortgages and other filings, as provided pursuant to Section 10.5. All such amounts will be paid with proceeds of Loans made on the Closing Date and will be reflected in the funding instructions given by the Borrower to

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the Administrative Agent on or before the Closing Date. If the deposit referred to above exceeds the amount of actual costs and expenses, the excess shall be returned to the Borrower; and if such deposit is less than actual costs and expenses, the deficit shall be paid by the Borrower pursuant to Section 10.5.
(h)Closing Certificate; Certified Certificate of Incorporation; Good Standing Certificates; Material Documents. The Administrative Agent will have received (i) a certificate of each Loan Party and the General Partner, dated the Closing Date, substantially in the form of Exhibit D, with appropriate insertions and attachments, including the certificate of incorporation of each Loan Party that is a corporation certified by the relevant authority of the jurisdiction of organization of such Loan Party, (ii) a good standing certificate for each Loan Party and the General Partner from its jurisdiction of organization and (iii) a copy, certified by a Responsible Officer as true and complete (in each case, together with all amendments thereto, if any), of the Borrower Partnership Agreement.
(i)Legal Opinions. The Administrative Agent will have received the following executed legal opinions:
(i)the legal opinion of Baker Botts L.L.P., counsel to the Borrower and its Subsidiaries, substantially in the form of Exhibit G; and
(ii)the legal opinion of local counsel in each of Colorado, Kansas, Missouri, Montana, Nebraska, Nevada, New Jersey, Oklahoma, Tennessee, Utah, Virginia, and Washington and of such other special and local counsel as may be required by the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent.
Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.
(j)Pledged Stock; Stock Powers; Pledged Notes. The Administrative Agent will have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged and required to be delivered to the Administrative Agent pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.
(k)Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.3), shall be in proper form for filing, registration or recordation.
(l)Mortgages, etc. (i) The Administrative Agent will have received a Mortgage (or an amended and restated Mortgage) with respect to each Closing Date Property, executed and delivered by a duly authorized officer of each party thereto.
(ii)The Administrative Agent will have received, a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each parcel of Improved Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Loan Party relating thereto).

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(iii)The Administrative Agent will have received (A) a policy of flood insurance that (1) covers each parcel of Improved Mortgaged Property that is located in a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency) (it being understood that such policy may cover such properties on a collective basis) and (2) is written in an amount not less than the outstanding principal amount of the indebtedness secured by such Mortgage that is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less and (B) confirmation that the Borrower has received the notice required pursuant to Section 208(e)(3) of Regulation H of the Board.
(iv)The Mortgage encumbering each item of Closing Date Property shall have been duly recorded or filed (or arrangements for the recordation or filing thereof acceptable to the Administrative Agent shall have been made) in the offices specified on Schedule 4.20 in accordance with applicable Requirements of Law, together with such financing statements and any other instruments necessary to grant a mortgage or deed of trust Lien and security interest upon each Closing Date Property constituting real property under applicable Requirements of Law, and the Borrower shall have provided (or shall have made arrangements to provide, acceptable to the Administrative Agent) to the Administrative Agent evidence reasonably acceptable to the Administrative Agent of payment by the Borrower of all charges incurred in connection with the recordation of the Mortgages, including recording or filing and recording fees, documentary stamp taxes, mortgage taxes, intangibles taxes, reasonable attorneys’ fees, title insurance company coordination fees, and all other fees, charges, costs and expenses reasonably required for the recording of the Mortgages and such financing statements and other ancillary instruments, including, without limitation, the execution and delivery by the Borrower and/or any applicable Group Member of customary affidavits, certificates, and other information for the payment of any of the above charges.
(m)Patriot Act Information. The Administrative Agent and the Lenders will have received, and be reasonably satisfied in form and substance with, all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including but not restricted to the USA PATRIOT Act.
(n)Solvency Certificate. The Administrative Agent will have received a solvency certificate from the Borrower’s chief financial officer.
(o)Insurance. The Administrative Agent will have received a certificate of insurance coverage of the Borrower evidencing that the Borrower is carrying insurance in accordance with Section 4.22.
(p)Deposit Account Control Agreements. The Administrative Agent shall have received executed copies of deposit account control agreements in form and substance reasonably satisfactory to the Administrative Agent with respect to each deposit account of the Loan Parties that is required to be subject to the Administrative Agent’s control pursuant to the Guarantee and Collateral Agreement.
For the purpose of determining compliance with the conditions specified in this Section 5.1, each Lender that has signed this Agreement shall be deemed to have accepted, and to be satisfied with, each document or other matter required under this Section 5.1 unless the Administrative Agent will have received written notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
The Administrative Agent shall notify the Borrower and the Lenders of the Closing Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Lender to issue Letters of Credit under this Agreement shall not become effective

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unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.1) at or prior to 3:00 p.m., New York City time, on July 31, 2013 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).
Section 5.2    Conditions to Each Extension of Credit. The obligation of each Lender to make a Loan on the occasion of any borrowing (including its initial extension of credit), and of the Issuing Lender to issue, amend, renew or extend any Letter of Credit (including its initial extension of credit), is subject to the satisfaction of the following conditions precedent:
(a)Notice. The Administrative Agent will have received a Borrowing Request as required by Section 2.2 (or such notice shall have been deemed given in accordance with Section 3.6 in respect of a borrowing of Loans to finance the payment of LC Disbursements) if Loans are being requested or, in the case of the issuance, amendment, extension or renewal of a Letter of Credit, the Issuing Lender and the Administrative Agent will have received an LC Request as required by Section 3.2.
(b)Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date (unless (i) such representations and warranties are stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date or (ii) such representation and warranties are already qualified by materiality, Material Adverse Effect or a similar qualification, in which case such representations and warranties shall be true and correct in all respects).
(c)No Default. At the time of and immediately after giving effect to such borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.
(d)No Legal Bar. No order, judgment or decree of any Governmental Authority shall purport to restrain any Lender from making any Loans to be made by it. No injunction or other restraining order shall have been issued, shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of Loans hereunder. It is understood and agreed that if any Lender is restrained by any occurrence or matter set forth in this clause (d), no other unaffected Lender shall be relieved from its obligation to make Loans and other extensions of credit hereunder, subject to satisfaction of the other conditions hereunder.
(e)USA PATRIOT Act. With respect to Letters of Credit issued for the account of a Restricted Subsidiary only, the Lenders and the Administrative Agent shall have timely received the information required under Section 10.16.
Each of the delivery of a Borrowing Request or an LC Request and the acceptance by the Borrower of the proceeds of such Credit Extension shall constitute a representation and warranty by the Borrower and each other Loan Party that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the conditions contained in Sections 5.2(b)-5.2(e) have been satisfied. Borrower shall provide such information (including calculations in reasonable detail of the covenants in Section 7.1) as the Administrative Agent may reasonably request to confirm that the conditions in Sections 5.2(b)-5.2(e) have been satisfied.
ARTICLE 6
AFFIRMATIVE COVENANTS

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The Borrower hereby covenants and agree that, so long as any Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall and shall cause each of its Restricted Subsidiaries to:
Section 6.1    Financial Statements. Furnish to the Administrative Agent and each Lender:
(a)as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Restricted Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by PricewaterhouseCoopers LLP or other independent certified public accountants of nationally recognized standing;
(b)as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Restricted Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year end audit adjustments); and
(c)If, at any time, any of the consolidated Subsidiaries of the Borrower are Unrestricted Subsidiaries, then concurrently with any delivery of financial statements under Section 6.1(a) or Section 6.1(b), a certificate of the chief financial officer of the Borrower setting forth consolidating spreadsheets that show all consolidated Unrestricted Subsidiaries and the eliminating entries, in such form as would be presentable to the auditors of the Borrower.
All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied (except as approved by such accountants or officer, as the case may be, and disclosed in reasonable detail therein) consistently throughout the periods reflected therein and with prior periods.
Documents required to be delivered pursuant to Section 6.1(a), Section 6.1(b) or Section 6.2(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (1) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at www.bkep.com; or (2) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent). The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
Section 6.2    Certificates; Other Information. Furnish to the Administrative Agent and each Lender (or, in the case of clause (g), to the relevant Lender):
(a)concurrently with the delivery of any financial statements pursuant to Section 6.1(a) or Section 6.1(b), a Compliance Certificate from a Responsible Officer (i) stating that such Responsible Officer has obtained no knowledge of any Default or Event of Default that has occurred that is continuing

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except as specified in such certificate, (ii) containing all information and calculations necessary for determining compliance by the Borrower with the covenants set forth in Section 7.1 as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be, and (iii) to the extent not previously disclosed to the Administrative Agent, containing (A) a description of any change in the jurisdiction of organization of any Loan Party, (B) a list of any Intellectual Property acquired by any Loan Party and (C) a description of any Person that has become a Group Member, in each case since the date of the most recent report delivered pursuant to this clause (a) (or, in the case of the first such report so delivered, since the Closing Date);
(b)as soon as available, and in any event no later than 45 days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Borrower and its Restricted Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow and projected income and a description of the underlying assumptions applicable thereto), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount;
(c)concurrently with the delivery of any financial statements pursuant to Section 6.1(a) or Section 6.1(b), a narrative discussion and analysis of the financial condition and results of operations of the Borrower and its Restricted Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter;
(d)within five days after the same are sent, copies of all financial statements and reports that the Borrower sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that the Borrower may make to, or file with, the SEC;
(e)promptly following receipt thereof, copies of (i) any documents described in Section 101(k) of ERISA that any Group Member or any ERISA Affiliate may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(l) of ERISA that any Group Member or any ERISA Affiliate may request with respect to any Multiemployer Plan; provided, that if the relevant Group Member or ERISA Affiliate has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, then, upon reasonable request of the Administrative Agent, such Group Member or the ERISA Affiliate shall promptly make a request for such documents or notices from such administrator or sponsor and the Borrower shall provide copies of such documents and notices promptly after receipt thereof;
(f)concurrently with the delivery of the financial statements referred to in Section 6.1(a), a report or reports of one or more reputable insurance brokers or consultants with respect to the insurance required by Section 6.5, in form and substance reasonably satisfactory to the Administrative Agent; and
(g)promptly, such additional financial and other information as any Lender may from time to time reasonably request.
Section 6.3    Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except (a) where the amount or validity thereof is currently being contested in good faith by appropriate proceedings

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and reserves in conformity with GAAP with respect thereto have been provided on the books of the relevant Group Member, or (b) to the extent that the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
Section 6.4    Maintenance of Existence; Compliance; Properties.
(a)(i) Preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;
(b)Comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
(c)Do or cause to be done all things necessary to maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply with all applicable Requirements of Law (including any and all zoning, building, Environmental Law, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting real property) and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; pay and perform its obligations under all leases, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; and at all times maintain, preserve and protect all property material to the conduct of such business and keep such property in good repair, working order and condition (other than wear and tear occurring in the ordinary course of business) and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times; provided that nothing in this Section 6.4(c) shall prevent sales of property, consolidations or mergers by or involving any Group Member in accordance with Section 7.4 or Section 7.5.
Section 6.5    Insurance.
(a)Generally. Keep its insurable property adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks as is customary with companies in the same or similar businesses operating in the same or similar locations, including insurance with respect to Mortgaged Properties and other properties material to the business of the Group Members against such casualties and contingencies and of such types and in such amounts with such deductibles as is customary in the case of similar businesses operating in the same or similar locations, including (i) physical hazard insurance on an “all risk” basis, (ii) commercial general liability against claims for bodily injury, death or property damage covering any and all insurable claims, (iii) explosion insurance in respect of any boilers, machinery or similar apparatus constituting Collateral, (iv) business interruption insurance and (v) worker’s compensation insurance and such other insurance as may be required by any Requirement of Law.
(b)Requirements of Insurance. All such insurance shall (i) to the extent available under Insurance Requirements, provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof, (ii) name the Administrative Agent as mortgagee (in the case of property insurance) or

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additional insured on behalf of the Secured Parties (in the case of liability insurance) or loss payee (in the case of property insurance), as applicable and (iii) if reasonably requested by the Administrative Agent, include a breach of warranty clause; provided that, notwithstanding any such loss payee or mortgagee designation, so long as no Default or Event of Default exists, any payment under such Insurance may be made solely to the applicable Group Member for application as required and permitted by Section 2.6.
(c)Notice to Agents. Notify the Administrative Agent immediately whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.5 is taken out by any Group Member; and promptly deliver to the Administrative Agent a duplicate original copy of such policy or policies.
(d)Flood Insurance. With respect to each parcel of Improved Mortgaged Property located in a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in an amount not less than the outstanding principal amount of the Obligations that are reasonably allocable to such Improved Mortgaged Property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time, it being understood that such flood insurance may be obtained from private insurance companies and issued on a collective basis to cover all of such Improved Mortgaged Property located in a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency).
(e)Broker’s Report. Deliver to the Administrative Agent and the Lenders a report or reports of one or more reputable insurance brokers or consultants with respect to such insurance and such supplemental reports with respect thereto as the Administrative Agent may from time to time reasonably request.
(f)Mortgaged Properties. No Loan Party that is an owner of Mortgaged Property shall take any action that is reasonably likely to be the basis for termination, revocation or denial of any insurance coverage required to be maintained under such Loan Party’s respective Mortgage or that could be the basis for a defense to any claim under any Insurance Policy, and each Loan Party shall otherwise comply in all material respects with all Insurance Requirements; provided, however, that each Loan Party may, at its own expense and after written notice to the Administrative Agent, (i) contest the applicability or enforceability of any such Insurance Requirements by appropriate legal proceedings, the prosecution of which does not constitute a basis for cancellation or revocation of any insurance coverage required under this Section 6.5 or (ii) cause the Insurance Policy containing any such Insurance Requirement to be replaced by a new policy complying with the provisions of this Section 6.5.
Section 6.6    Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP shall be made of all financial transactions in relation to its business and activities and (b) permit representatives of the Administrative Agent or any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Group Members with officers and employees of the Group Members and with their independent certified public accountants; provided, the Borrower shall not be obligated to reimburse the costs or expenses incurred by the Administrative Agent or any Lender in complying with the Borrower’s obligations pursuant to this Section unless a Default or an Event of Default has occurred and is continuing.

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Section 6.7    Notices. Promptly (and, in any event, within three Business Days after a Responsible Officer of the Borrower obtains knowledge thereof) give notice to the Administrative Agent and each Lender of:
(a)the occurrence of any Default or Event of Default;
(b)any (i) default or event of default under any Contractual Obligation of any Group Member or (ii) litigation, investigation or proceeding that may exist at any time between any Group Member and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;
(c)any litigation or proceeding affecting any Group Member (i) in which the uninsured amount involved is $2,500,000 or more, (ii) in which injunctive or similar relief is sought or (iii) which relates to any Loan Document;
(d)an ERISA Event that is reasonably expected to result in a liability to any Group Member in excess of $2,500,000;
(e)any development or event that has had or could reasonably be expected to have a Material Adverse Effect;
(f)the occurrence of a Recovery Event; and
(g)the incurrence of any material Lien (other than Liens permitted by Section 7.3) on, or claim asserted against any of the Collateral or (ii) the occurrence of any other event which could materially detract from the value of the Collateral.
Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant Group Member proposes to take with respect thereto.
Section 6.8    Environmental Laws.
(a)(i) Comply with all applicable Environmental Laws, and take commercially reasonable efforts to ensure that all tenants and subtenants, if any, comply with all applicable Environmental Laws, and (ii) generate, use, treat, store, release, transport, dispose of, and otherwise manage all Materials of Environmental Concern in a manner that would not reasonably be expected to result in a liability to any Group Member or to adversely affect any real property owned or operated by any of them, and take reasonable efforts to prevent any other Person from generating, using, treating, storing, releasing, transporting, disposing of, or otherwise managing Materials of Environmental Concern in a manner that could reasonably be expected to result in a liability to, or adversely affect any real property owned or operated by, any Group Member; it being understood that this paragraph (a) shall be deemed not breached by a noncompliance with any of the foregoing (i) or (ii) provided that, upon learning of such noncompliance or any condition that results from such noncompliance, any affected Group Member promptly develops and diligently implements a response to such noncompliance and any such condition that is consistent with principles of commercially reasonable prudent environmental management and all applicable Environmental Laws, and provided further that such response and condition, in the aggregate with any other such responses and conditions, could not reasonably be expected to have a Material Adverse Effect.

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(b)Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under applicable Environmental Laws and promptly comply in all material respects with all orders and directives of all Governmental Authorities regarding Environmental Laws or Materials of Environmental Concern.
Section 6.9    Additional Collateral, etc.
(a)With respect to any property acquired after the Closing Date by any Loan Party of the type that would have constituted Collateral on the Closing Date (other than (x) any property described in paragraph (b), (c) or (d) below, and (y) any property subject to a Lien expressly permitted by Section 7.3(c), (d) or (e)) as to which the Administrative Agent, for the benefit of the Secured Parties, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in such property and (ii) take all actions required by the Security Documents to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in such property (in the case of Collateral other than Pledged Stock, subject only to Liens permitted by Section 7.3), including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be reasonably requested by the Administrative Agent.
(b)With respect to any fee-owned real property, easement property, or leased real property acquired after the Closing Date by any Loan Party (other than (x) any fee-owned real property, easement property, or leased real property (including terminal and storage facilities) having a value (together with improvements thereof) of less than $500,000 (provided that the aggregate value of all such properties shall not exceed $10,000,000 at any time), and (y) any such interest in real property subject to a Lien expressly permitted by Section 7.3(c), (d) or (e)), promptly (i) execute and deliver a first priority (subject only to Customary Permitted Liens) Mortgage, in favor of the Administrative Agent, for the benefit of the Secured Parties, covering such interest in real property, (ii) if reasonably requested by the Administrative Agent, provide the Lenders with (x) title and extended coverage insurance covering such interest in real property in an amount equal to the purchase price of such interest in real property (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof, together with a surveyor’s certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.
(c)With respect to any new Restricted Subsidiary that is a Wholly Owned Subsidiary of the Borrower (other than an Immaterial Subsidiary or an Excluded Foreign Subsidiary) created or acquired after the Closing Date by any Group Member (which, for the purposes of this paragraph (c), shall include, for the avoidance of doubt, any existing Restricted Subsidiary that ceases to be an Immaterial Subsidiary or an Excluded Foreign Subsidiary), promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Restricted Subsidiary that is owned by any Group Member, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Group Member, (iii) cause such new Restricted Subsidiary (A) to become a party to the Guarantee and Collateral Agreement,

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(B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Restricted Subsidiary (in the case of Collateral other than Pledged Stock, subject only to Liens permitted by Section 7.3), including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent and (C) to deliver to the Administrative Agent a certificate of such Restricted Subsidiary, substantially in the form of Exhibit D, with appropriate insertions and attachments, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.
(d)With respect to any new Excluded Foreign Subsidiary created or acquired after the Closing Date by any Group Member (other than by any Group Member that is an Excluded Foreign Subsidiary), promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Restricted Subsidiary that is owned by any such Group Member (provided that in no event shall more than 65% of the total outstanding voting Capital Stock of any such new Restricted Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent the certificates representing such pledged Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Group Member, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Administrative Agent’s security interest therein, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.
(e)Promptly, upon the reasonable request of the Administrative Agent, the Administrative Agent or any Lender, at Borrower’s expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Security Documents or otherwise deemed by the Administrative Agent reasonably necessary or desirable for the continued validity, perfection and priority of the Liens on the Collateral covered thereby subject to no other Liens except as permitted by Section 7.3 in the case of Collateral other than Pledged Stock, or use commercially reasonable efforts to obtain any consents or waivers as may be necessary or appropriate in connection therewith. Use commercially reasonable efforts to deliver or cause to be delivered to the Administrative Agent from time to time such other documentation, consents, authorizations, approvals and orders in form and substance reasonably satisfactory to the Administrative Agent as the Administrative Agent shall reasonably deem necessary to perfect or maintain the Liens on the Collateral pursuant to the Security Documents. Upon the exercise by the Administrative Agent of any power, right, privilege or remedy pursuant to any Loan Document which requires any consent, approval, registration, qualification or authorization of any Governmental Authority execute and deliver all applications, certifications, instruments and other documents and papers that the Administrative Agent may require. If the Administrative Agent or the Required Lenders determine that they are required by a Requirement of Law to have appraisals prepared in respect of the real property of any Loan Party constituting Collateral, Borrower shall provide to the Administrative Agent appraisals that satisfy the applicable Requirements of Law.
Section 6.10    Commodity Exchange Act Keepwell Provisions. The Borrower hereby guarantees the payment and performance of all Obligations of each Loan Party (other than Borrower) and absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from

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time to time to each Loan Party (other than the Borrower) in order for such Loan Party to honor its obligations under the Guarantee and Collateral Agreement including obligations with respect to Swap Agreements (provided, however, that the Borrower shall only be liable under this Section 6.10 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 6.10, or otherwise under this Agreement or any Loan Document, as it relates to such other Loan Parties, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of the Borrower under this Section 6.10 shall remain in full force and effect until all Obligations are paid in full to the Lenders, the Administrative Agent and all other Secured Parties, and all of the Lenders’ Commitments are terminated. The Borrower intends that this Section 6.10 constitute, and this Section 6.10 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
Section 6.11    Designation and Conversion of Restricted and Unrestricted Subsidiaries.
(a)Unless designated as an Unrestricted Subsidiary on Schedule 4.15 as of the Closing Date or thereafter, assuming compliance with Section 6.11(b), any Person that becomes a Subsidiary of the Borrower or any of its Restricted Subsidiaries shall be classified as a Restricted Subsidiary.
(b)The Borrower may designate by prior written notice thereof to the Administrative Agent, any Restricted Subsidiary, including a newly formed or newly acquired Subsidiary, as an Unrestricted Subsidiary if immediately prior, and after giving effect, to such designation, (i) (A) the representations and warranties of the Borrower and its Restricted Subsidiaries contained in each of the Loan Documents are true and correct in all material respects on and as of such date as if made on and as of the date of such redesignation (or, if stated to have been made expressly as of an earlier date, were true and correct in all material respects as of such date), and (B) no Default or Event of Default exists or would exist (and the Borrower shall be in compliance, on a Pro Forma Basis, with the covenants set forth in Section 7.1); and (ii) the Investment deemed to be made in such Subsidiary pursuant to the next sentence would be permitted to be made at the time of such designation under Section 7.7(e). The designation of any Restricted Subsidiary as an Unrestricted Subsidiary shall constitute an Investment in an Unrestricted Subsidiary in an amount equal to the fair market value of the Borrower’s direct and indirect ownership interest in such Subsidiary. Except as provided in this Section 6.11(b), no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary.
(c)The Borrower may designate by prior written notice thereof to the Administrative Agent any Unrestricted Subsidiary to be a Restricted Subsidiary if immediately prior, and after giving effect to such designation, (i) (A) the representations and warranties of the Borrower and its Restricted Subsidiaries contained in each of the Loan Documents are true and correct in all material respects on and as of such date as if made on and as of the date of such redesignation (or, if stated to have been made expressly as of an earlier date, were true and correct in all material respects as of such date), (ii) no Default or Event of Default exists or would exist (and the Borrower shall be in compliance, on a Pro Forma Basis, with the covenants set forth in Section 7.1) and (ii) the Borrower is in compliance with the requirements of Section 6.9 and Section 7.18. Any such designation shall (x) be treated as a cash dividend in an amount equal to the lesser of the fair market value of the Borrower’s direct and indirect ownership interest in such Subsidiary or the amount of the Borrower’s cash investment previously made for purposes of the limitation on Investments under Section 7.7(e) and (y) constitute the incurrence at the time of such designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time.
(d)The Borrower will cause the management, business and affairs of each Group Member to be conducted in such a manner (including, without limitation, by keeping separate books of account, furnishing separate financial statements of Unrestricted Subsidiaries to creditors and potential

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creditors thereof and by not permitting Properties of the Group Members to be commingled) so that each Unrestricted Subsidiary that is a corporation will be treated as a corporate entity separate and distinct from each Group Member.
Section 6.12    Post Closing Matters. Execute and deliver the documents and complete the tasks set forth on Schedule 6.12, in each case within the time limits specified on such schedule.
ARTICLE 7
NEGATIVE COVENANTS
The Borrower hereby covenants and agree that, so long as any Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:
Section 7.1    Financial Condition Covenants.
(a)Consolidated Total Leverage Ratio. Permit the Consolidated Total Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower to exceed 4.50 to 1.00; provided, that such ratio shall not exceed 5.00 to 1.00 from and after (i) the last day of the fiscal quarter immediately preceding the fiscal quarter in which a Specified Acquisition occurs to and including the last day of the second full fiscal quarter following the fiscal quarter in which such Specified Acquisition occurred and (ii) the date on which the Borrower issues Qualified Senior Notes in an aggregate principal amount (when combined with all other Qualified Senior Notes previously or concurrently issued) that equals or exceeds $200,000,000.
(b)Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower to be less than 2.50 to 1.00.
(c)Consolidated Senior Secured Leverage Ratio. Permit the Consolidated Senior Secured Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower to exceed 3.50 to 1.00 from and after the date on which the Borrower issues Qualified Senior Notes in an aggregate principal amount (when combined with all other Qualified Senior Notes previously or concurrently issued) that equals or exceeds $200,000,000.
Section 7.2    Indebtedness. Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except:
(a)Indebtedness of any Loan Party pursuant to any Loan Document;
(b)Indebtedness outstanding on the date hereof and listed on Schedule 7.2(b) and any refinancings, refundings, renewals or extensions thereof (without increasing (except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing), or shortening the average weighted life or the maturity of, the principal amount thereof);
(c)intercompany Indebtedness between the Borrower and any Restricted Subsidiary or between Restricted Subsidiaries to the extent permitted by Section 7.7(d); provided that such Indebtedness

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is not held, assigned, transferred, negotiated or pledged to any Person other than the Borrower or a Subsidiary Guarantor (or the Administrative Agent pursuant to the Security Documents);
(d)Guarantee Obligations by any Loan Party in respect of Indebtedness otherwise permitted hereunder of any Loan Party;
(e)Indebtedness (including, without limitation, Capital Lease Obligations) incurred to finance the acquisition or leasing of fixed or capital assets in an aggregate principal amount not to exceed $20,000,000 at any one time outstanding;
(f)Indebtedness of a Restricted Subsidiary issued and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by any Group Member, and not incurred in contemplation thereof, in a transaction constituting a Permitted Acquisition (“Acquired Debt”); provided that, both before and after giving effect to such Permitted Acquisition, the aggregate principal amount of Indebtedness outstanding under this Section 7.2(f) shall not exceed an amount equal to ten percent (10%) of Consolidated Net Tangible Assets;
(g)Indebtedness incurred in connection with the endorsement of negotiable instruments, Specified Cash Management Agreements and other similar obligations in respect of netting services, overdraft protection and similar arrangements, in each case in the ordinary course of business and discharged within two (2) days of the incurrence thereof;
(h)Indebtedness incurred in respect of insurance premium financing for insurance being acquired by the Borrower or any Restricted Subsidiary under customary terms and conditions;
(i)unsecured Indebtedness for borrowed money of, or in respect of a private placement or public sale of notes by the Borrower and/or a Subsidiary Guarantor, and any unsecured guarantees thereof by the Subsidiary Guarantors; provided, however, that (i) such Indebtedness shall not have the benefit of any letter of credit or other credit support (other than such unsecured guarantees from the Subsidiary Guarantors), (ii) such Indebtedness shall have no portion of its principal amount scheduled to be due and payable prior to the first anniversary of the Maturity Date, (iii) such Indebtedness shall have the benefit of no financial maintenance covenants that are more restrictive than, or that conflict with, those contained herein and (iv) no covenant benefiting such Indebtedness shall restrict the Borrower or any of its Restricted Subsidiaries from incurring $500,000,000 of Indebtedness under this Agreement; provided that both before and after giving effect to the incurrence of such Indebtedness and the application of any of the proceeds thereof on the issuance date no Default or Event of Default exists or would exist and, on a Pro Forma Basis, the Borrower shall be in compliance with the covenants contained in Section 7.1(a) and Section 7.1(b) (any such Indebtedness, “Qualified Senior Notes”); and
(j)Indebtedness not otherwise permitted by the foregoing clauses of this Section 7.2; provided that, both before and after giving effect to the incurrence of any such Indebtedness, the aggregate principal amount outstanding under this Section 7.2(j) shall not to exceed an amount equal to ten percent (10%) of Consolidated Net Tangible Assets.
Section 7.3    Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except:
(a)Liens created pursuant to the Security Documents;
(b)Customary Permitted Liens;

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(c)Liens in existence on the date hereof listed on Schedule 7.3(c), securing Indebtedness permitted by Section 7.2(b), provided that no such Lien is spread to cover any additional property (other than proceeds and accessions and additions to the original property) after the Closing Date and that the amount of Indebtedness secured thereby is not increased (other than as permitted by Section 7.2(b));
(d)Liens securing Indebtedness of the Borrower or any other Restricted Subsidiary incurred pursuant to Section 7.2(e), provided that (i) such Liens shall be created substantially simultaneously with the acquisition of the acquired fixed or capital assets and (ii) such Liens do not at any time encumber any property other than the property (and proceeds and accessions and additions to such property) financed by such Indebtedness;
(e)Liens securing Acquired Debt permitted pursuant to Section 7.2(f), provided, that any such Lien does not extend to any property other than the property of the newly acquired Restricted Subsidiary (and proceeds and accessions and additions to such property) that is subject to a Lien securing such Indebtedness as of the closing of the Permitted Acquisition of such Restricted Subsidiary;
(f)Liens securing insurance premium financing having a term not to exceed one year and otherwise under customary terms and conditions in respect of insurance policies, provided that no such Lien may extend to or cover any property other than the insurance being acquired with such financing, the proceeds thereof and any unearned or refunded insurance premiums related thereto; and
(g)Liens on property not constituting the Collateral and not otherwise permitted by this Section 7.3 so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Borrower and all Restricted Subsidiaries) $10,000,000 at any one time.
Section 7.4    Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business, except that:
(a)any Wholly Owned Restricted Subsidiary may be merged or consolidated with or into (i) the Borrower (provided that the Borrower shall be the continuing or surviving Person) or (ii) another Wholly Owned Restricted Subsidiary (provided that if a Subsidiary Guarantor is a party, a Subsidiary Guarantor shall be the continuing or surviving Person);
(b)any Restricted Subsidiary of the Borrower may Dispose of any or all of its assets (i) to the Borrower or any Wholly Owned Restricted Subsidiary (upon voluntary liquidation or otherwise) (provided that if the transferor in such a transaction is a Subsidiary Guarantor, then the transferee must be a Loan Party) or (ii) pursuant to a Disposition permitted by Section 7.5; and
(c)any Investment expressly permitted by Section 7.7 may be structured as a merger, consolidation or amalgamation.
Section 7.5    Disposition of Property. Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of any Restricted Subsidiary, issue or sell any shares of such Restricted Subsidiary’s Capital Stock to any Person, except:
(a)the Disposition of obsolete or worn out property, or property that is no longer used or useful in the conduct of the business of the Borrower or any Restricted Subsidiary, in the ordinary course of business;

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(b)the sale of inventory in the ordinary course of business;
(c)leases, subleases, licenses and sublicenses in each case in the ordinary course of business and that do not materially interfere with the business of the Borrower or its Restricted Subsidiaries;
(d)Liens permitted by Section 7.3, Investments permitted by Section 7.7 and Restricted Payments permitted by Section 7.6;
(e)Dispositions of Cash Equivalents in the ordinary course of business.
(f)Dispositions permitted by clause (i) of Section 7.4(b);
(g)the sale or issuance of any Restricted Subsidiary’s Capital Stock to the Borrower or any Subsidiary Guarantor;
(h)Dispositions of property (i) resulting from the condemnation thereof or (ii) that has suffered a casualty (constituting a total loss or constructive total loss of such property) upon or after receipt of the insurance proceeds of such casualty;
(i)sales or discounts of overdue accounts receivable in the ordinary course of business, in connection with the compromise or collection thereof, and not in connection with any financing transaction; and
(j)Dispositions of property during any period of four consecutive fiscal quarters of the Borrower (the “Subject Period”) so long as (i) at least 75% of the purchase price of such property shall be paid in cash, (ii) no Default or Event of Default shall exist prior to or after giving effect to any such Disposition, (iii) the sum of (A) aggregate fair market value (at the time of disposition thereof) of all property disposed of by the Borrower and its Restricted Subsidiaries in the Subject Period pursuant to this Section 7.5(j) plus (B) the aggregate fair market value of all property then proposed to be disposed of in the Subject Period pursuant to this Section 7.5(j) does not exceed an amount equal to 10% of the Consolidated Net Tangible Assets, (iv) if the portion of the aggregate annual Consolidated EBITDA derived from all property disposed of pursuant to this Section 7.5(j) during the Subject Period (the Consolidated EBITDA for each property determined based on the four fiscal quarters prior to the Disposition of such property) would exceed an amount equal to ten percent (10%) of the Consolidated EBITDA, the consent (not to be unreasonably withheld) of the Required Lenders is obtained in connection with any such Disposition, (v) if any such property consists of Capital Stock of any Subsidiary, such Disposition shall be of all of the Capital Stock of such Subsidiary and (vi) the Administrative Agent will have received a certificate from the Borrower demonstrating compliance with the conditions of this Section 7.5(j).
Section 7.6    Restricted Payments. Declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of any Group Member, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of any Group Member (collectively, “Restricted Payments”), except that:
(a)the Borrower may make Restricted Payments solely in additional units of its Capital Stock (other than Disqualified Capital Stock);
(b)Restricted Subsidiaries may make Restricted Payments ratably with respect to their Capital Stock;

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(c)(i) the Borrower and each Restricted Subsidiary may purchase, redeem or otherwise acquire Capital Stock issued by it with the proceeds received from the substantially concurrent issue of new Capital Stock (provided that if such new Capital Stock being issued is preferred Capital Stock, then proceeds of such new Capital Stock may only be used to purchase, redeem or otherwise acquire Capital Stock that is preferred Capital Stock of the same series or Capital Stock having terms less favorable to the Lenders) and (ii) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Restricted Subsidiaries in an amount not to exceed $1,000,000 for any period of four (4) consecutive fiscal quarters of the Borrower;
(d)so long as both before and immediately after giving effect thereto, on a Pro Forma Basis, no Default or Event of Default has occurred and is continuing or would result therefrom, the Borrower may declare cash distributions to the holders of its Capital Stock in an amount not to exceed “Available Cash” (as such term is defined in the Borrower Partnership Agreement) pursuant to and in accordance with the terms of the Borrower Partnership Agreement (“Quarterly Distributions”); and
(e)the Borrower may pay Quarterly Distributions within 45 days after the date of declaration thereof if, at the date of declaration, such payment would comply with clause (d) of this Section 7.6.
Section 7.7    Investments.     Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person (all of the foregoing, “Investments”), except:
(a)demand deposits with financial institutions, prepaid expenses and extensions of trade credit in the ordinary course of business (and any Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss);
(b)investments in Cash Equivalents;
(c)Guarantee Obligations permitted by Section 7.2 and performance guarantees incurred in the ordinary course of business by the Borrower or any of its Restricted Subsidiaries of obligations of any Loan Party;
(d)(i) Investments existing on the Closing Date and listed on Schedule 7.7 hereof and (ii) Investments made by any Group Member in the Borrower or any Person that, prior to such Investment, is a Subsidiary Guarantor;
(e)so long as (i) no Default or Event of Default exists either before or after giving effect thereto and (ii) the Borrower is in compliance with Section 7.1 both before and after giving effect thereto on a Pro Forma Basis, Investments in Unrestricted Subsidiaries, Joint Ventures and Restricted Subsidiaries that are not Guarantors, provided that the aggregate amount of all such Investments at any one time shall not exceed $10,000,000;
(f)Permitted Acquisitions;
(g)Swap Agreements to the extent expressly permitted by Section 7.11;

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(h)loans and advances to employees of any Group Member in the ordinary course of business (including for travel, entertainment and relocation expenses), but only as permitted by applicable law, including Section 402 of the Sarbanes Oxley Act of 2002, in an aggregate amount for all Group Members not to exceed $100,000 at any one time outstanding and (ii) Restricted Payments permitted by Section 7.6(c)(ii);
(i)Investments consisting of debt securities as partial consideration for the Disposition of assets to the extent permitted by Section 7.5;
(j)Permitted Silverado JV Investments; and
(k)in addition to Investments otherwise expressly permitted by this Section, Investments by the Borrower or any of its Restricted Subsidiaries if, both before and after giving effect to any such Investment, (i) no Default or Event of Default exists, and (ii) the aggregate amount of Investments outstanding under this Section 7.7(k) does not exceed an amount equal to twenty percent (20%) of Consolidated Net Tangible Assets.
The amount of any Investment by any Person on any date of determination shall be the sum of the acquisition price of the gross assets acquired by such Person (including the amount of any liability assumed in connection with the acquisition by such Person to the extent such liability would be reflected as a liability on a balance sheet prepared in accordance with GAAP) plus all additional capital contributions or purchase price and earnout adjustments (positive or negative) paid (or credited) in respect thereof, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment minus the amount of all cash returns of principal or capital thereon, cash dividends thereon and other cash returns on investment thereon or liabilities expressly assumed by another Person (other than the Borrower or another Restricted Subsidiary of the Borrower) in connection with the sale of such Investment. Whenever the term "outstanding" is used in this Agreement with reference to an Investment, it shall take into account the matters referred to in the preceding sentence.
Section 7.8    Optional Payments and Modifications of Certain Debt Instruments. (a) Make any optional payments or prepayments on account of principal (whether by redemption, purchase, retirement, defeasance, set-off or otherwise) of any Indebtedness permitted by Section 7.2(i) prior to the date that is 91 days after the Maturity Date, except, provided that no Default or Event of Default has occurred and is continuing or would result from such payment, prepayments, redemptions or purchases of up to 35% of the original principal amount of such Indebtedness with the proceeds of issuances of Capital Stock; (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Indebtedness permitted by Section 7.2(i) if such amendment, supplement or other modification would not be permitted by the terms of Section 7.2(i) without the prior written consent of the Required Lenders, or (c) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Borrower’s Series A Preferred Units (as defined in the Borrower Partnership Agreement) (other than any such amendment, modification, waiver or other change that would not be adverse to the Lenders).
Section 7.9    Transactions with Affiliates. Enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the Borrower or any Subsidiary Guarantor) unless such transaction is (a) otherwise not prohibited by this Agreement, (b) in the ordinary course of business of the relevant Group Member, and (c) upon fair and reasonable terms no less favorable to the relevant Group Member than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate;

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provided that the foregoing restriction shall not apply to (i) Restricted Payments permitted by Section 7.6, (ii) any transactions listed on Schedule 7.9 or (iii) any transactions approved by the Conflicts Committee.
Section 7.10    Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by any Group Member of real or personal property that has been or is to be sold or transferred by such Group Member to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Group Member.
Section 7.11    Swap Agreements. Enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Borrower or any Restricted Subsidiary has actual exposure (other than those in respect of Capital Stock) and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Restricted Subsidiary.
Section 7.12    Changes in Fiscal Periods. Permit the fiscal year of the Borrower to end on a day other than December 31 or change the Borrower’s method of determining fiscal quarters.
Section 7.13    Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Group Member to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure the Obligations, other than:
(a)this Agreement and the other Loan Documents;
(b)any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby);
(c)any agreements governing Acquired Debt or Capital Stock of a Person acquired by the Borrower or any of its Restricted Subsidiaries as in effect at the time of such acquisition and not in contemplation thereof, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that such acquisition is a Permitted Acquisition and, in the case of Acquired Debt, such Indebtedness is permitted by this Agreement, provided that the restrictions contained in the agreements governing such Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Acquired Debt being refinanced; and
(d)customary non-assignment provisions in purchase and sale or exchange agreements or similar operational agreements or in licenses, easements or leases, in each case entered into in the ordinary course of business and consistent with past practices, to the extent such provisions restrict the transfer or assignment thereof.
Section 7.14    Clauses Restricting Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Borrower to (a) make Restricted Payments in respect of any Capital Stock of such Restricted Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Restricted Subsidiary of the Borrower, (b) make loans or advances to, or other Investments in, the Borrower or any other Restricted Subsidiary of the Borrower or (c) transfer any of its assets to the Borrower or any other Restricted Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of:

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(i)any restrictions existing under the Loan Documents;
(ii)any restrictions with respect to a Restricted Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary;
(iii)any agreement governing Acquired Debt or Capital Stock of a Person acquired by the Borrower or any of its Restricted Subsidiaries as in effect at the time of such acquisition and not in contemplation thereof, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that such acquisition is a Permitted Acquisition and, in the case of Acquired Debt, such Indebtedness is permitted by this Agreement, provided that the restrictions contained in the agreements governing such Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;
(iv)customary non-assignment provisions in purchase and sale or exchange agreements or similar operational agreements or in licenses, easements or leases, in each case entered into in the ordinary course of business and consistent with past practices, to the extent such provisions restrict the transfer or assignment thereof;
(v)any agreement relating to secured Indebtedness otherwise permitted by this Agreement that limits the right of the debtor to Dispose of the property subject to such Liens;
(vi)provisions with respect to the Disposition of property in joint venture agreements and other similar agreements entered into in the ordinary course of business, to the extent that the Investment in such joint venture is permitted hereby; and
(vii)restrictions on cash or other deposits required by utility, insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business.
Section 7.15    Lines of Business. Enter into any material line of business, either directly or through any Subsidiary, except for (a) those businesses in which the Borrower and its Restricted Subsidiaries are engaged on the date of this Agreement, (b) any Permitted Business and (c) activities and services that are reasonably related or ancillary to the foregoing.
Section 7.16    Limitation on Leases. Create, incur, assume or suffer to exist any obligation for the payment of rent or hire of property of any kind whatsoever (real or personal but excluding Capital Leases), under leases or lease agreements which would cause the aggregate amount of all payments made by the Group Members pursuant to all such leases or lease agreements, including, without limitation, any residual payments at the end of any lease, as measured at the time of the incurrence of any such obligation, to exceed five percent (5%) of the Consolidated Net Tangible Assets in any period of twelve consecutive calendar months during the life of such leases.
Section 7.17    Take-or-Pay Contracts. Enter into any take-or-pay or other contract or arrangement for the purchase of goods or services which obligates it to pay for such goods or services regardless of

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whether they are delivered or furnished, other than contracts for pipeline capacity or for services in either case reasonably anticipated to be utilized in the ordinary course of business.
Section 7.18    Unrestricted Subsidiaries and Joint Ventures.
(a)Permit any Group Member to, incur, assume, guarantee or be or become liable for any Indebtedness of any of (i) the Unrestricted Subsidiaries or (ii) any Joint Venture except as permitted by Section 7.2 and 7.7.
(b)Permit any (i) Unrestricted Subsidiary or (ii) Joint Venture to hold any Capital Stock in, or any Indebtedness of, any Group Member.
Section 7.19    Amendment of Borrower Partnership Agreement. Permit any amendment, modification or change, or consent to any amendment, modification or change to, (a) the definition of “Available Cash” in the Borrower Partnership Agreement or (b) any of the other terms of the Borrower Partnership Agreement, except, in the case of this clause (b), to the extent the same could not reasonably be expected to be materially adverse to the Lenders (and provided that the Borrower promptly furnishes to the Administrative Agent a copy of such amendment, modification, supplement, cancellation, termination or waiver).
ARTICLE 8
EVENTS OF DEFAULT
Section 8.1    Events of Default. If any of the following events (each, an “Event of Default”) shall occur and be continuing:
(a)the Borrower shall fail to pay (i) any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; (ii) any interest on any Loan or Reimbursement Obligation, or any fee payable hereunder or under any other Loan Document, within three (3) Business Days after any such interest or fee becomes due; or (iii) any other amount payable hereunder or under any other Loan Document, within five (5) Business Days after any such other amount becomes due; or
(b)any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or other written statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or
(c)any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 6.4(a) (with respect to the Borrower only), Section 6.7, Section 6.9, Section 6.11, Section 6.12 or Article 7 of this Agreement or Sections 5.5 and 5.6(b) of the Guarantee and Collateral Agreement; or
(d)any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after notice to the Borrower from the Administrative Agent or the Required Lenders; or
(e)any Group Member shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness

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beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $20,000,000; or
(f)(i) any Group Member or the General Partner shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Group Member or the General Partner shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Group Member or the General Partner any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed or undischarged for a period of 60 days; or (iii) there shall be commenced against any Group Member or the General Partner any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Group Member or the General Partner shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; (v) any Group Member or the General Partner shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or (vi) any Group Member shall make a general assignment for the benefit of its creditors; or
(g)(i) an ERISA Event shall have occurred, (ii) a trustee shall be appointed by a United States district court to administer any Pension Plan, (ii) the PBGC shall institute proceedings to terminate any Pension Plan(s), (iii) any Loan Party or any of their respective ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan that it has incurred or will be assessed Withdrawal Liability to such Multiemployer Plan and such entity does not have reasonable grounds for contesting such Withdrawal Liability or is not contesting such Withdrawal Liability in a timely and appropriate manner; or (iv) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (iv) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to result in a Material Adverse Effect; or
(h)one or more judgments or decrees shall be entered against (or any valid and binding settlement agreement shall be entered into by) any Group Member involving in the aggregate a liability (to the extent not paid by any Group Member when due in accordance with the terms thereof or not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $20,000,000 or more, and (in the case of judgments and decrees) all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

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(i)any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby, in each case except as expressly permitted by the terms of the Loan Documents; or
(j)the guarantee contained in Article 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert, other than the release of a Subsidiary Guarantor from the Guarantee and Collateral Agreement in connection with a transaction permitted by the Loan Documents; or
(k)any Change of Control shall occur;
then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower or the General Partner, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of LC Exposure, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of LC Exposure, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.
Section     8.2    Application of Proceeds. The proceeds received by the Administrative Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Administrative Agent of its remedies shall be applied, in full or in part, together with any other sums then held by the Administrative Agent pursuant to this Agreement, promptly by the Administrative Agent as follows:
(a)First, to the payment of all reasonable costs and expenses, fees, commissions and taxes of such sale, collection or other realization including compensation to the Administrative Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Administrative

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Agent in connection therewith, and all fees payable to the Administrative Agent, and all amounts for which the Administrative Agent is entitled to indemnification, in each case pursuant to the provisions of any Loan Document (including, without limitation, pursuant to Section 10.5), together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;
(b)Second, to the payment of all other reasonable costs and expenses of such sale, collection or other realization including compensation to the other Secured Parties and their agents and counsel and all costs, liabilities and advances made or incurred by the other Secured Parties in connection therewith, in each case pursuant to the provisions of any Loan Document, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;
(c)Third, without duplication of amounts applied pursuant to clauses (a) and (b) above, to the indefeasible payment in full in cash, pro rata, of interest and other amounts constituting Obligations (other than principal, Reimbursement Obligations and obligations to cash collateralize Letters of Credit) and any fees, premiums and scheduled periodic payments due under Specified Swap Agreements or Specified Cash Management Agreements constituting Obligations and any interest accrued thereon, in each case equally and ratably in accordance with the respective amounts thereof then due and owing;
(d)Fourth, to the indefeasible payment in full in cash, pro rata, of principal amount of the Obligations and any premium thereon (including Reimbursement Obligations and obligations to cash collateralize Letters of Credit) and any breakage, termination or other payments under Specified Swap Agreements and Specified Cash Management Agreements constituting Obligations and any interest accrued thereon; and
(e)Fifth, the balance, if any, to the Person lawfully entitled thereto (including the applicable Loan Party or its successors or assigns) or as a court of competent jurisdiction may direct.
Notwithstanding the foregoing, amounts received from the Borrower or any Guarantor that is not an “eligible contract participant” under the Commodity Exchange Act shall not be applied to any Excluded Swap Obligations (it being understood, that in the event that any amount is applied to Indebtedness other than Excluded Swap Obligations as a result of this clause, the Administrative Agent shall make such adjustments as it determines are appropriate to distributions pursuant to clause third or fourth above from amounts received from “eligible contract participants” under the Commodity Exchange Act to ensure, as nearly as possible, that the proportional aggregate recoveries with respect to Indebtedness described in clause third or fourth above, as applicable, by the holders of any Excluded Swap Obligations are the same as the proportional aggregate recoveries with respect to other Indebtedness pursuant to clause third or fourth above, as applicable).
ARTICLE 9
THE AGENTS
Section 9.1    Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall

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not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.
Section 9.2    Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in fact selected by it with reasonable care.
Section 9.3    Exculpatory Provisions. Neither any Agent nor any of their respective Related Parties shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.
Section 9.4    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy or email message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.
Section 9.5    Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the

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Administrative Agent has received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.
Section 9.6    Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, advisors, attorneys in fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, advisors, attorneys in fact or affiliates.
Section 9.7    Indemnification. Without limiting the obligations of the Lenders under Section 10.5, the Lenders agree to indemnify each Agent and each Related Party of such Person (each, an “Agent Indemnitee”) (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent Indemnitee in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent Indemnitee under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent Indemnitee’s gross negligence or willful misconduct. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
Section 9.8    Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and

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the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.
Section 9.9    Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days’ notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8.1(a) or Section 8.1(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent’s notice of resignation (except that in the case of any Collateral and Liens held by the Administrative Agent on behalf of the Secured Parties under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such Collateral and Liens until such time as a successor Administrative Agent is appointed), the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Section 9.9 and of Section 10.5 shall continue to inure to its benefit.
Section 9.10    Arrangers, Co-Syndication Agents and Co-Documentation Agents. No Arranger, Co-Syndication Agent and no Co-Documentation Agent shall have any duties or responsibilities hereunder in its capacity as such.
ARTICLE 10
MISCELLANEOUS
Section 10.1    Amendments and Waivers. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be waived, amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, reduce the stated rate of any interest or fee payable hereunder (except (x) in connection with the waiver of applicability of any post-default increase in interest rates and (y) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender’s Commitment, in each case without the written consent of each Lender directly affected thereby; (ii) eliminate or reduce the voting rights of any Lender under this

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Section 10.1 without the written consent of such Lender; (iii) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Subsidiary Guarantors from their obligations under the Guarantee and Collateral Agreement, in each case without the written consent of all Lenders; (iv) amend, modify or waive any provision of Section 2.15, Section 8.2, and Section 10.7 without the written consent of each Lender adversely affected thereby; (v) amend, modify or waive any provision of Article 9 or any other provision of any Loan Document that affects the Administrative Agent without the written consent of the Administrative Agent; or (vi) amend, modify or waive any provision of Article 3 without the written consent of the Issuing Lender. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Notwithstanding anything to the contrary herein, any Loan Document may be waived, amended, supplemented or modified pursuant to an agreement or agreements in writing entered into by each Loan Party party to the relevant Loan Document and the Administrative Agent (without the consent of any Lender) solely to cure a defect or error, or to grant a new Lien for the benefit of the Secured Parties or extend an existing Lien over additional property.
Section 10.2    Notices.
(a)Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to Section 10.2(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
(i)if to the Borrower, to it at 201 NW 10th, Suite 200, Oklahoma City, Oklahoma 73103, Attention of Chief Financial Officer, Facsimile No. (918) 237-4001, with a copy, which shall not constitute notice to the Borrower, to Baker Botts L.L.P. at 2001 Ross Avenue, Dallas, Texas 75201, Attention of Doug Rayburn, Facsimile No. (214) 661-4634;
(ii)if to the Administrative Agent, to Wells Fargo Bank, National Association, MAC D1109-019, 1525 W W T Harris Blvd, 1st Floor, Charlotte, NC 28262-8522, Attention: Erika Myers 704-590-2779. (Telecopy No. 704-715-0017, Phone No. 704-590-2779), with a copy to Wells Fargo Bank, National Association, MAC T9216-451, 1445 Ross Ave., Suite 4500, Dallas, TX 75202, Attention: Jason M. Hicks (Telecopy No. 214-721-8215);
(iii)if to Wells Fargo Bank, National Association, as the Issuing Lender, to Wells Fargo Bank, National Association, MAC D1109-019, 1525 W W T Harris Blvd, 1st Floor, Charlotte, NC 28262-8522, Attention: Erika Myers 704-590-2779. (Telecopy No. 704-715-0017, Phone No. 704-590-2779), with a copy to Wells Fargo Bank, National Association, MAC T9216-451, 1445 Ross Ave., Suite 4500, Dallas, TX 75202, Attention: Jason M. Hicks (Telecopy No. 214-721-8215); and
(iv)if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.
(b)Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent;

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provided that the foregoing shall not apply to notices pursuant to Article 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
(c)Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
Section 10.3    No Waiver; Cumulative Remedies. No failure on the part of the Administrative Agent, any other Agent, the Issuing Lender or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, power or privilege, under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges of the Administrative Agent, any other Agent, the Issuing Lender and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights, remedies, powers and privileges that they would otherwise have (but in no event shall the Administrative Agent, any other Agent, the Issuing Lender or any Lender be entitled to recover for the same loss more than once). No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 10.1, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any other Agent, any Lender or the Issuing Lender may have had notice or knowledge of such Default or Event of Default at the time.
Section 10.4    Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.
Section 10.5    Payment of Expenses and Taxes.
(a)The Borrower shall pay (i) all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent and Wells Fargo Securities, LLC in connection with the syndication of the Facilities, the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby (both before and after the execution hereof and including advice of counsel to the Administrative Agent as to the rights and duties of the Administrative Agent and the Lenders with respect thereto), including the reasonable fees and disbursements of counsel to the Administrative Agent and Wells Fargo Securities, LLC and filing and recording fees and expenses, with invoices with respect to the foregoing to be submitted to the Borrower prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter on demand, (ii) all costs, expenses, assessments and other charges incurred by the Administrative Agent or any Lender in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any Security Document or any other document

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referred to therein (other than Taxes, for which the provisions of Section 2.14(b) shall apply instead), (iii) all reasonable out-of-pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, and (iv) all out-of-pocket costs and expenses incurred by the Administrative Agent, the Arrangers, the Issuing Lender or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Arrangers, the Issuing Lender or any Lender, in connection with the enforcement or preservation of its rights in connection with this Agreement or any other Loan Document, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including, without limitation, all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit; provided, that the Borrower shall not have any obligation under this Section 10.5 in connection with any action or claims brought by one Secured Party solely against another Secured Party.
(b)THE BORROWER SHALL INDEMNIFY THE ADMINISTRATIVE AGENT, EACH OTHER AGENT, THE ARRANGERS, THE ISSUING LENDER AND EACH LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND DEFEND AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, PENALTIES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE (OTHER THAN TAXES, FOR WHICH THE PROVISIONS OF SECTION 2.14(d) SHALL APPLY), INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (1) THE EXECUTION OR DELIVERY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OR THE PARTIES TO ANY OTHER LOAN DOCUMENT OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY OTHER LOAN DOCUMENT, (2) THE FAILURE OF THE BORROWER OR ANY SUBSIDIARY TO COMPLY WITH THE TERMS OF ANY LOAN DOCUMENT, INCLUDING THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (3) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OR COVENANT OF THE BORROWER OR ANY GUARANTOR SET FORTH IN ANY OF THE LOAN DOCUMENTS OR ANY INSTRUMENTS, DOCUMENTS OR CERTIFICATIONS DELIVERED IN CONNECTION THEREWITH, (4) ANY LOAN OR LETTER OF CREDIT OR THE USE OF THE PROCEEDS THEREFROM, INCLUDING, WITHOUT LIMITATION, (a) ANY REFUSAL BY THE ISSUING LENDER TO HONOR A DEMAND FOR PAYMENT UNDER A LETTER OF CREDIT IF THE DOCUMENTS PRESENTED IN CONNECTION WITH SUCH DEMAND DO NOT STRICTLY COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT, OR (b) THE PAYMENT OF A DRAWING UNDER ANY LETTER OF CREDIT NOTWITHSTANDING THE NON-COMPLIANCE, NON-DELIVERY OR OTHER IMPROPER PRESENTATION OF THE DOCUMENTS PRESENTED IN CONNECTION THEREWITH, (5) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, (6) THE OPERATIONS OF THE BUSINESS OF THE BORROWER AND ITS SUBSIDIARIES OR ANY OF THEIR RESPECTIVE AFFILIATES BY THE BORROWER AND ITS SUBSIDIARIES OR THEIR RESPECTIVE AFFILIATES, (7) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY DOCUMENTS, (8) ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY SUBSIDIARY OR ANY OF THEIR RESPECTIVE AFFILIATES OR ANY OF THEIR PROPERTIES OR OPERATIONS, INCLUDING, THE PRESENCE, GENERATION, STORAGE, RELEASE, THREATENED RELEASE, USE, TRANSPORT, DISPOSAL, ARRANGEMENT OF DISPOSAL OR TREATMENT OF MATERIALS OF ENVIRONMENTAL CONCERN OR HAZARDOUS MATERIALS ON OR AT ANY OF THEIR PROPERTIES, (9) THE BREACH OR NON-COMPLIANCE BY THE BORROWER OR ANY

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SUBSIDIARY WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY SUBSIDIARY OR ANY OF THEIR AFFILIATES, (10) THE PAST OWNERSHIP BY THE BORROWER OR ANY SUBSIDIARY OR ANY OF THEIR AFFILIATES OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (11) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT, DISPOSAL, GENERATION, THREATENED RELEASE, TRANSPORT, ARRANGEMENT FOR TRANSPORT OR ARRANGEMENT FOR DISPOSAL OF HAZARDOUS MATERIALS ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE BORROWER OR ANY SUBSIDIARY OR ANY OF THEIR AFFILIATES OR ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF MATERIALS OF ENVIRONMENTAL CONCERN OR HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE BORROWER OR ANY OF ITS SUBSIDIARIES OR ANY OF THEIR AFFILIATES, (12) ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE BORROWER OR ANY OF ITS SUBSIDIARIES OR ANY OF THEIR AFFILIATES, OR (13) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS RELATED IN ANY WAY TO THE BORROWER OR ANY OF ITS SUBSIDIARIES OR ANY OF THEIR AFFILIATES, OR (14) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, AND SUCH INDEMNITY SHALL EXTEND TO EACH INDEMNITEE NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNITEES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNITEES; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES (x) ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE, (y) RESULT FROM A CLAIM BROUGHT BY THE BORROWER OR ANY OTHER LOAN PARTY AGAINST AN INDEMNITEE FOR BREACH IN BAD FAITH OF SUCH INDEMNITEE’S OBLIGATIONS HEREUNDER OR UNDER ANY LOAN DOCUMENT, IF THE BORROWER OR SUCH LOAN PARTY HAS OBTAINED A FINAL AND NONAPPEALABLE JUDGMENT IN ITS FAVOR ON SUCH CLAIM AS DETERMINED BY A COURT OF COMPETENT JURISDICTION OR (z) RESULT FROM CLAIMS SOLELY BETWEEN OR AMONG INDEMNITEES TO THE EXTENT SUCH CLAIMS DO NOT ARISE FROM THE ACTS OF ANY GROUP MEMBER.
(c)To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, any other Agent, the Arrangers or the Issuing Lender under this Section, each Lender severally agrees to pay to the Administrative Agent, such other Agent, the Arrangers or the Issuing Lender, as the case may be, ratably according to its respective Aggregate Exposure Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, such other Agent, the Arrangers or the Issuing Lender in its capacity as such.
(d)To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or

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punitive damages arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.
(e)All amounts due under this Section 10.5 shall be payable not later than ten (10) days after written demand therefor. The agreements in this Section 10.5 shall survive the termination of this Agreement and the repayment of the Loans and all other amounts payable hereunder.
Section 10.6    Successors and Assigns; Participations and Assignments.
(a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any affiliate of the Issuing Lender that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.
(b)(i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent of:
(A)the Borrower (such consent not to be unreasonably withheld or delayed), provided that no consent of the Borrower shall be required for an assignment to a Lender, an affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default has occurred and is continuing, any other Person; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof;
(B)the Administrative Agent;
(C)the Issuing Lender; and
(D)without the prior written consent of the Administrative Agent, no assignment shall be made to a prospective Assignee that bears a relationship to the Borrower described in Section 108(e)(4) of the Code.
(ii)Assignments shall be subject to the following additional conditions:
(A)except in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that (1) no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its affiliates or Approved Funds, if any;
(B)(1) the parties to each assignment (other than any party that is solely

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consenting thereto) shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 and (2) the assigning Lender shall have paid in full any amounts owing by it to the Administrative Agent; and
(C)the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its Affiliates and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.
For the purposes of this Section 10.6, “Approved Fund” means any Person (other than a natural Person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an affiliate of a Lender or (c) an entity or an affiliate of an entity that administers or manages a Lender.
(iii)Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 2.13, Section 2.14, Section 2.15 and Section 10.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.
(iv)The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and LC Exposure owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Lender and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.
(v)Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee’s completed Administrative Questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(c)Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B)

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such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) the Borrower, the Administrative Agent, the Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and (D) without the prior written consent of the Administrative Agent, no participation shall be sold to a prospective Participant that bears a relationship to the Borrower described in Section 108(e)(4) of the Code. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 10.1 and (2) directly affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Section 2.13, Section 2.14 and Section 2.15 (subject to the requirements and limitations therein, including the requirements under Section 2.14(f) (it being understood that the documentation required under Section 2.14(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.13 and Section 2.14 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.13 or Section 2.14, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from an adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof that occurs after the Participant acquired the applicable participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7(b) as though it were a Lender, provided such Participant shall be subject to Section 10.7(a) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
(d)Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.
(e)The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above.
Section 10.7    Adjustments; Set off.

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(a)Except to the extent that this Agreement, any other Loan Document or a court order expressly provides for payments to be allocated to a particular Lender, if any Lender (a “Benefitted Lender”) shall receive any payment of all or part of the Obligations owing to it (other than in connection with an assignment made pursuant to Section 10.6), or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set off, pursuant to events or proceedings of the nature referred to in Section 8.1(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.
(b)In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any Obligations becoming due and payable by the Borrower (whether at the stated maturity, by acceleration or otherwise), to apply to the payment of such Obligations, by setoff or otherwise, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender, any affiliate thereof or any of their respective branches or agencies to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such application made by such Lender, provided that the failure to give such notice shall not affect the validity of such application.
Section 10.8    Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by e-mail or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.
Section 10.9    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 10.10    Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.
Section 10.11    GOVERNING LAW; Jurisdiction; Consent to Service of Process.
(a)THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND ANY CLAIM OR CONTROVERSY ARISING OUT OF

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OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the Supreme Court of the State of New York, sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from either thereof, in any action or proceeding arising out of or relating to this Agreement, the Notes, or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, any of the other Agents, the Issuing Lender or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.
(c)Each party to this Agreement agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower, as the case may be at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
Section 10.12    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 10.13    Acknowledgements. The Borrower hereby acknowledges that:
(a)it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;
(b)neither the Administrative Agent, the Issuing Lender nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent, the Issuing Lender and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

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(c)no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.
Section 10.14    Releases of Guarantees and Liens.
(a)Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 10.1) to take any action requested by the Borrower having the effect of releasing any Collateral or guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 10.1 or (ii) under the circumstances described in paragraph (b) below.
(b)At such time as the Loans, the Reimbursement Obligations and the other obligations under the Loan Documents (other than contingent indemnification obligations and obligations under or in respect of Specified Swap Agreements and Specified Cash Management Agreements) shall have been paid in full in cash, the Commitments have been terminated and no Letters of Credit shall be outstanding (other than Letters of Credit that have been cash collateralized or otherwise backstopped in a manner satisfactory to the Issuing Lender), the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.
(c)In each case as specified in this Section 10.14, the Administrative Agent will, at the Borrower’s sole expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the Security Documents or to release such Subsidiary Guarantor from its obligations under the Guarantee and Collateral Agreement, in each case in accordance with the terms of the Loan Documents and this Section 10.14.
Section 10.15    Confidentiality. Each of the Administrative Agent and each Lender agrees to keep confidential all Information (as defined below); provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such Information (a) to the Administrative Agent, any other Lender or any affiliate thereof, (b) subject to an agreement to comply with the provisions of this Section, to any actual or prospective Transferee or any direct or indirect counterparty to any Swap Agreement (or any professional advisor to such counterparty), (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, (i) in connection with the exercise of any remedy hereunder or under any other Loan Document or (j) if agreed by the Borrower in its sole discretion, to any other Person. For purposes of this Section, “Information” means all information received from the General Partner or any Loan Party (or on their behalf) relating to the General Partner or any Loan Party or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to such disclosure;

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provided that, in the case of such information received by the Administrative Agent or any Lender after the Closing Date, such information is clearly identified at the time of delivery as confidential.
Each Lender acknowledges that information furnished to it pursuant to this Agreement or the other Loan Documents may include material non-public information concerning the General Partner, the Borrower and its Affiliates and their related parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including Federal and state securities laws.
All information, including requests for waivers and amendments, furnished by the Borrower or the Administrative Agent pursuant to, or in the course of administering, this Agreement or the other Loan Documents will be syndicate-level information, which may contain material non-public information about the General Partner, the Borrower and its Affiliates and their related parties or their respective securities. Accordingly, each Lender represents to the Borrower and the Administrative Agent that it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including Federal and state securities laws.
Section 10.16    USA PATRIOT Act Notice and Customer Verification. Each Lender that is subject to the USA PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the “know your customer” regulations and the requirements of the USA PATRIOT Act, they are required to obtain, verify and record information that identifies each Loan Party, which information includes the name, address and tax identification number (and other identifying information in the event this information is insufficient to complete verification) that will allow such Lender or the Administrative Agent, as applicable, to verify the identity of each Loan Party. This information must be delivered to the Lenders and the Administrative Agent no later than five days prior to the Closing Date and thereafter promptly upon request. This notice is given in accordance with the requirements of the USA PATRIOT Act and is effective as to the Lenders and the Administrative Agent.
Section 10.17    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable Requirements of Law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable Requirements of Law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
Section 10.18    Obligations Absolute.     To the fullest extent permitted by applicable Requirements of Law, all obligations of the Borrower hereunder shall be absolute and unconditional irrespective of:
(a)any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Loan Party;

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(b)any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto against any Loan Party;
(c)any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any Loan Document or any other agreement or instrument relating thereto;
(d)any exchange, release or non-perfection of any other Collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Obligations;
(e)any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect hereof or any Loan Document; or
(f)any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Borrower or any of the Loan Parties.
Section 10.19    Limitation of Liability. The General Partner, as general partner of the Borrower, shall not be liable for the obligations of the Borrower under this Agreement, including, without limitation, by reason of any payment obligation imposed by governing state partnership statutes and any provision of the applicable limited partnership agreement of the Borrower that requires the General Partner to restore a capital account deficit.
Section 10.20    Replacement of Administrative Agent; Assignment of Liens. Reference is hereby made to that certain Resignation Agreement dated as of the date hereof (the “Resignation Agreement”), pursuant to which the Predecessor Administrative Agent resigns as the Administrative Agent under the Existing Credit Agreement and the other Existing Loan Documents, and the Predecessor Issuing Lender resigns as an Issuing Lender under the Existing Credit Agreement and the other Existing Loan Documents. Each of the parties hereto hereby acknowledges its receipt of the Resignation Agreement and consents to the terms thereof.
Each of the parties hereto authorizes each of the Predecessor Administrative Agent and the Administrative Agent to prepare, enter into, execute, record and/or file any and all notices, certificates, instruments, Uniform Commercial Code financing statements and/or other documents or agreements (including, without limitation, filings in respect of any collateral, and assignments, amendments or supplements to any Uniform Commercial Code financing statements, mortgages, deeds of trust, security agreements, pledge agreements, intellectual property security agreements, certificates of title, stock powers, account control agreements, intercreditor agreements, or other Loan Documents), as either the Predecessor Administrative Agent or the Administrative Agent deems reasonably necessary or desirable to effect or evidence (of public record or otherwise) the resignation of the Predecessor Administrative Agent and the appointment of the Administrative Agent, and to maintain the validity, perfection, priority, of, or assign to the Administrative Agent, any and all liens and security interests in respect of any and all collateral, and the Borrower hereby agrees to execute and deliver (and the Borrower agrees to cause each applicable Loan Party and/or other guarantor or grantor of Collateral to execute and deliver) any documentation reasonably necessary or reasonably requested by the Predecessor Administrative Agent or the Administrative Agent to evidence such resignation and appointment or such amendments or to maintain the validity, perfection or priority of, or assign to the Administrative Agent, any such liens or security interests, or to maintain the rights, powers and privileges afforded to the Administrative Agent under any of the Loan Documents.
The parties hereto hereby confirm that the Administrative Agent succeeds to the rights and obligations of the administrative agent under this Agreement and the other Loan Documents and becomes vested with

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all of the rights, powers, privileges and duties of the administrative agent under this Agreement and the other Loan Documents, in each case as of the Closing Date, immediately upon the effectiveness of this Agreement, and the Predecessor Administrative Agent is discharged from all of its duties and obligations as the administrative agent under the Existing Credit Agreement, the other Existing Loan Documents, this Agreement and any other Loan Documents and shall have no further obligations in such capacities under the Existing Credit Agreement, the other Existing Loan Documents, this Agreement and any other Loan Documents, in each case as of the Closing Date, immediately prior to the effectiveness of this Agreement.
The parties hereto hereby confirm that the Predecessor Issuing Lender is discharged from all of its duties and obligations as an Issuing Lender under the Existing Credit Agreement and the other Existing Loan Documents and shall have no further obligations in such capacity under the Existing Credit Agreement and the other Existing Loan Documents, in each case as of the Closing Date, immediately prior to the effectiveness of this Agreement. Notwithstanding the foregoing, each of the letters of credit set forth on Schedule 10.20 shall remain outstanding and shall remain the obligation of the Predecessor Issuing Lender in accordance with its terms until it is replaced, terminated or otherwise expired. For avoidance of doubt no such letters of credit may be extended, renewed or amended.
The parties hereto hereby confirm that all of the protective provisions, indemnities, and expense obligations under this Agreement and the other Loan Documents continue in effect for the benefit of the Predecessor Administrative Agent, its sub-agents and their respective affiliates, officers, directors, trustees, employees, advisors, agents and controlling Persons in respect of any actions taken or omitted to be taken by any of them while the Predecessor Administrative Agent was acting as Administrative Agent or thereafter pursuant to or in furtherance of the provisions of this Agreement, and inure to the benefit of the Predecessor Administrative Agent. The parties hereto agree that the Predecessor Administrative Agent shall have no liability for any actions taken or omitted to be taken by the Administrative Agent as the administrative agent under this Agreement and the other Loan Documents.
The parties hereto hereby confirm that all of the protective provisions, indemnities, and expense obligations under this Agreement and the other Loan Documents continue in effect for the benefit of the Predecessor Issuing Lender, its sub-agents and their respective affiliates, officers, directors, trustees, employees, advisors, agents and controlling Persons in respect of any actions taken or omitted to be taken by any of them while the Predecessor Issuing Lender was acting as an Issuing Lender and inure to the benefit of the Predecessor Issuing Lender. The parties hereto agree that the Predecessor Issuing Lender shall have no liability for any actions taken or omitted to be taken by the Issuing Lender under this Agreement and the other Loan Documents.
Each of the parties hereto hereby waives any notice, timing or other requirement of the Existing Credit Agreement, the other Existing Loan Documents, this Agreement or the other Loan Documents related to the resignation of the Predecessor Administrative Agent or the Predecessor Issuing Lender or the appointment or designation of the Administrative Agent or the Issuing Lender.
Section 10.21    True-Up Loans. Upon the effectiveness of this Agreement, (a) each Lender who holds Loans in an aggregate amount less than its Applicable Percentage (after giving effect to this amendment and restatement) of all Loans shall advance new Loans which shall be disbursed to the Administrative Agent and used to repay Loans outstanding to each Lender who holds Loans in an aggregate amount greater than its Applicable Percentage of all Loans, (b) each Lender’s participation in each Letter of Credit shall be automatically adjusted to equal its Applicable Percentage (after giving effect to this amendment and restatement), and (c) such other adjustments shall be made as the Administrative Agent shall specify so that

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each Lender’s Aggregate Exposure Percentage equals its Applicable Percentage (after giving effect to this amendment and restatement) of the total Aggregate Exposures of all of the Lenders.

[SIGNATURES BEGIN NEXT PAGE]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BLUEKNIGHT ENERGY PARTNERS, L.P.

By:	Blueknight Energy Partners G.P., L.L.C.
its General Partner

By:	/s/ Alex G. Stallings
Name:	Alex G. Stallings
Title:	Chief Financial Officer and Secretary

Signature Page to Amended and Restated Credit Agreement

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Administrative Agent, Issuing
Lender and as a Lender

By:	/s/ Muhammad A. Dhamani
Name:	Muhammad A. Dhamani
Title:	Vice President

Signature Page to Amended and Restated Credit Agreement

LLOYDS TSB BANK PLC, as Co-Syndication Agent
and as a Lender

By:	/s/ Stephen Giacolone
Name:	Stephen Gicolone
Title:	Assistant Vice Presicent - G011

By:	/s/ Karen Weich
Name:	Karen Weich
Title:	Vice President - W011

Signature Page to Amended and Restated Credit Agreement

ROYAL BANK OF CANADA, as Co-Syndication
Agent and as a Lender

By:	/s/ Jason S. York
Name:	Jason S. York
Title:	Authorized Signatory

Signature Page to Amended and Restated Credit Agreement

NATIXIS, as Co-Documentation Agent and as a Lender

By:	/s/Jarrett C. Price
Jarrett C. Price
Vice President

By:	/s/ Louis P. Laville, III
Louis P. Laville, III
Managing Director

Signature Page to Amended and Restated Credit Agreement

SUNTRUST BANK, as Co-Documentation Agent and
a Lender

By:	/s/ John Kovarik
Name:	John Kovarik
Title:	Vice President

Signature Page to Amended and Restated Credit Agreement

SOCIÉTÉ GÉNÉRALE, as a Lender

By:	/s/ Chad Clark
Name:	Chad Clark
Title:	Managing Director

By:	/s/ Matt Worstell
Name:	Matt Worstell
Title:	Vice President

Signature Page to Amended and Restated Credit Agreement

BBVA COMPASS, as a Lender

By:	/s/ Ann Van Wagener
Name:	Ann Van Wagener
Title:	Senior Vice President

Signature Page to Amended and Restated Credit Agreement

COÖPERATIVE CENTRALE RAIFFESIEN-
BOERENLEENBANK B.A., "RABOBANK
NEDERLAND", NEW YORK BRANCH, as a Lender

By:	/s/ Rodney P. Hutchinson
Name:	Rodney P. Hutchinson
Title:	Executive Director

By:	/s/ Chan K. Park
Name:	Chan K. Park
Title:	Managing Director

Signature Page to Amended and Restated Credit Agreement

CITIBANK, N.A., as a Lender

By:	/s/ K. Clinton Gers
Name:	K. Clinton Gers
Title:	Attorney-in-Fact

Signature Page to Amended and Restated Credit Agreement

MIZUHO CORPORATE BANK LTD., as a Lender

By:	/s/ Leon Mo
Name:	Leon Mo
Title:	Authorized Signatory

Signature Page to Amended and Restated Credit Agreement

ANEGY BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Larry L. Sears
Name:	Larry L. Sears
Title:	Senior Vice President

Signature Page to Amended and Restated Credit Agreement

CADENCE BANK, as a Lender

By:	/s/ David Anderson
Name:	David Anderson
Title:	Vice President

Signature Page to Amended and Restated Credit Agreement

SCHEDULE 1.1A

COMMITMENTS

Lender	Commitment	Percent
Wells Fargo Bank, National Association	$45,000,000.00	11.250%
Royal Bank of Canada	$45,000,000.00	11.250%
Lloyds TSB Bank plc	$45,000,000.00	11.250%
SunTrust Bank	$37,500,000.00	9.375%
Natixis	$37,500,000.00	9.375%
Société Générale	$30,000,000.00	7.500%
BBVA Compass	$30,000,000.00	7.500%
Rabobank	$30,000,000.00	7.500%
Citibank, N.A.	$25,000,000.00	6.250%
Mizuho Corporate Bank, Ltd.	$25,000,000.00	6.250%
Amegy	$25,000,000.00	6.250%
Cadence Bank	$25,000,000.00	6.250%
Total:	$400,000,000.00	100.00%

Schedule 1.1A to Amended and Restated Credit Agreement

SCHEDULE 1.1B
Closing Date Properties

1.	East Texas (Longview) Pipeline Properties (TX)

a.	Texas

i.	Anderson County

ii.	Camp County

iii.	Cherokee County

iv.	Fort Bend County

v.	Franklin County

vi.	Gregg County

vii.	Harris County

viii.	Rusk County

ix.	Smith County

x.	Titus County

xi.	Upshur County

xii.	Wood County

2.	Mid-Continent Pipeline Properties (TX, OK)

a.	Texas

i.	Moore County

ii.	Potter County

b.	Oklahoma

i.	Carter County

ii.	Cleveland County

iii.	Creek County

iv.	Garvin County

v.	Hughes County

Schedule 1.1B Amended and Restated Credit Agreement

vi.	Lincoln County

vii.	McClain County

viii.	Murray County

ix.	Okfuskee County

x.	Osage County

xi.	Pawnee County

xii.	Payne County

xiii.	Pontotoc County

xiv.	Pottawatomie County

xv.	Seminole County

xvi.	Stephens County

xvii.	Texas County

3.	Other Crude Assets

a.	Kansas

i.	Butler County

ii.	Clark County

iii.	Ellis County

iv.	Harper County

v.	Haskell County

vi.	Kiowa County

vii.	Meade County

viii.	Morton County

ix.	Trego County

b.	Texas

i.	Andrews County

ii.	Carson County

Schedule 1.1B Amended and Restated Credit Agreement

iii.	Crane County

iv.	Jones County

v.	Midland County

vi.	Upton County

c.	Oklahoma

i.	Alfalfa County

ii.	Beaver County

iii.	Canadian County

iv.	Garfield County

v.	Kay County

vi.	Kingfisher County

vii.	Major County

4.	Asphalt Properties (AR, CA, CO, GA, ID, IL, IN, KS, MI, MO, MT, NE, NV, NJ, OH, OK, PA, TN, TX, UT, VA, WA)

a.	Arkansas

i.	Pulaski County (Little Rock Terminal as Lessor)

b.	California

i.	San Bernadino County (Fontana Terminal as Lessor)

c.	Colorado

i.	Adams County (Denver-C Terminal and Denver-K Terminal)

ii.	Mesa County (Grand Junction Terminal)

iii.	Pueblo County (Pueblo Terminal)

d.	Georgia

i.	Chatham County (Garden City Terminal as Lessor)

e.	Idaho

i.	Ada County (Boise Terminal as Lessor)

Schedule 1.1B Amended and Restated Credit Agreement

f.	Illinois

i.	Cook County (Chicago Marine Terminal as Sublessor)

ii.	Peoria County (Pekin Terminal as Lessor, excluding all Buildings or Manufactured (Mobile) Homes (as those terms are defined in applicable Flood Insurance Laws) located thereon)

g.	Indiana

i.	Kosciusko County (Warsaw Terminal as Lessor)

h.	Kansas

i.	Butler County (El Dorado Terminal as Sublicensor)

ii.	Ford County (Dodge City Terminal as Lessor)

iii.	Harvey County (Halstead Terminal as Lessor)

iv.	Saline County (Salina Terminal as Lessor)

i.	Michigan

i.	Bay County (Bay City Terminal, excluding all Buildings or Manufactured (Mobile) Homes (as those terms are defined in applicable Flood Insurance Laws) located thereon)

j.	Missouri

i.	City of St. Louis (St. Louis Terminal, excluding all Buildings or Manufactured (Mobile) Homes (as those terms are defined in applicable Flood Insurance Laws) located thereon)

ii.	New Madrid County (New Madrid Terminal as Lessor, excluding all Buildings or Manufactured (Mobile) Homes (as those terms are defined in applicable Flood Insurance Laws) located thereon)

iii.	Pettis County (Sedalia Terminal as Lessor)

k.	Montana

i.	Yellowstone County (Billings Terminal as Lessor)

l.	Nebraska

i.	Hall County (Grand Island Terminal

m.	Nevada

i.	Clark County (Las Vegas Terminal as Lessor)

Schedule 1.1B Amended and Restated Credit Agreement

n.	New Jersey

i.	Camden County (Gloucester Terminal, excluding all Buildings or Manufactured (Mobile) Homes (as those terms are defined in applicable Flood Insurance Laws) located thereon)

o.	Ohio

i.	Franklin County (Columbus Terminal as Lessor)

p.	Oklahoma

i.	Carter County (Ardmore Terminal as Sublessor and Sublicensor)

ii.	Comanche County (Lawton Terminal as Lessor)

iii.	Muskogee County (Muskogee Terminal as Sublessor)

iv.	Rogers County (Catoosa (Koch) Terminal as Sublessor)

v.	Catoosa (Port of Catoosa-Frontier) Terminal, excluding all Buildings or Manufactured (Mobile) Homes (as those terms are defined in applicable Flood Insurance Laws) located thereon)

vi.	Rogers County (Catoosa (Port 33) Terminal, excluding all Buildings or Manufactured (Mobile) Homes (as those terms are defined in applicable Flood Insurance Laws) located thereon)

q.	Pennsylvania

i.	Berks County (Reading Terminal as Lessor)

ii.	Northumberland County (Northumberland Terminal as Lessor)

r.	Tennessee

i.	Decatur County (Parsons Terminal as Sublessor)

ii.	Shelby County (Memphis (EM Marathon) Terminal as Lessor and Memphis (PMAC) Terminal)

s.	Texas

i.	Lubbock County (Lubbock Terminal as Lessor)

ii.	Tarrant County (Saginaw Terminal)

iii.	Travis County (Austin Terminal as Lessor)

t.	Utah

Schedule 1.1B Amended and Restated Credit Agreement

i.	Davis County (N. Salt Lake City Terminal as Lessor and Woods Cross Terminal as Lessor)

u.	Virginia

i.	City of Newport News (Newport News Terminal)

v.	Washington

i.	Franklin County (Pasco Terminal as Sublessor)

ii.	Spokane County (Spokane (Hillyard) Terminal as Sublessor and Spokane (Valley) Terminal as Lessor)

Schedule 1.1B Amended and Restated Credit Agreement

SCHEDULE 4.1

LIABILITIES UNDER Long Term Leases

As of March 31, 2013

All tables in 000s

With 9 months 2013 data	2013	2014	2015	2016	Thereafter

Vehicle Operation Leases	$3,510	$4,444	$4,031	$1,710	$1,188

Crude Land leases	$89	$95	$82	$62	$32

Asphalt Land Leases	$400	$466	$282	$183	$710

Office Space	$559	$585	$377	$386	$800

Miscellaneous	$22	$13	$6	$1	—

Schedule 4.1 to Amended and Restated Credit Agreement

SCHEDULE 4.6

LITIGATION

1.
Litigation filed by the Borrower against Koch Industries, Inc. (“Koch”) and the related counterclaim by Koch, as described in the Borrower’s Form 10-K for the fiscal year ending December 31, 2012 (the “10-K”) and updated in the Borrower’s Form 10-Q for the fiscal quarter ending March 31, 2013 (the “10-Q”).

2.	Litigation filed by the Borrower against SemCorp and others regarding crude oil linefill, as described in the 10-K and updated in the 10-Q.

3.	The motor vehicle negligence suit described in the 10-K.

Schedule 4.6 to Amended and Restated Credit Agreement

SCHEDULE 4.15

SUBSIDIARIES

Subsidiary	Restricted/ Unrestricted and Immaterial Subsidiary, as applicable	Owner of the Equity Interests	Ownership Percentage	Description of Interest
BKEP Operating, L.L.C. (DE)	Restricted Subsidiary	Borrower	100%	limited liability company membership interest
BKEP Materials, L.L.C. (TX)	Restricted Subsidiary	BKEP Operating, L.L.C.	100%	limited liability company membership interest
BKEP Asphalt, L.L.C. (TX)	Restricted Subsidiary	BKEP Materials, L.L.C.	100%	limited liability company membership interest
BKEP Management, Inc. (DE)	Restricted Subsidiary	BKEP Operating, L.L.C.	100%	1,000 common shares
BKEP Crude, L.L.C. (DE)	Restricted Subsidiary	BKEP Operating, L.L.C.	100%	limited liability company membership interest
BKEP Pipeline, L.L.C. (DE)	Restricted Subsidiary	BKEP Operating, L.L.C.	100%	limited liability company membership interest
BKEP Finance Corporation (DE)	Restricted Subsidiary	Borrower	100%	1,000 common shares
BKEP Field Services, L.L.C. (DE)	Restricted Subsidiary/ Immaterial Subsidiary	BKEP Crude, L.L.C.	100%	limited liability company membership interest
BKEP Sub, L.L.C. (DE)	Restricted Subsidiary/ Immaterial Subsidiary	BKEP Crude, L.L.C.	100%	limited liability company membership interest
BKEP Services LLC (TX)	Restricted Subsidiary	BKEP Crude, L.L.C.	100%	limited liability company membership interest

Schedule 4.15 to Amended and Restated Credit Agreement

SCHEDULE 4.18

ENVIRONMENTAL MATTERS

Potential environmental liabilities relating to the acquisition of assets from Koch Industries, Inc., as described in the Borrower’s Form 10-K for the fiscal year ending December 31, 2012.

Schedule 4.18 to Amended and Restated Credit Agreement

SCHEDULE 4.20

MORTGAGE FILING JURISDICTIONS

Grantor:	Filing:	State:	County
BKEP Materials, L.L.C.	Mortgage	Arkansas	Pulaski
BKEP Materials, L.L.C.	Deed of Trust	California	San Bernadino
BKEP Materials, L.L.C. BKEP Asphalt, L.L.C.	Mortgage	Colorado	Adams
BKEP Materials, L.L.C. BKEP Asphalt, L.L.C.	Mortgage	Colorado	Mesa
BKEP Materials, L.L.C. BKEP Asphalt, L.L.C.	Mortgage	Colorado	Pueblo
BKEP Materials, L.L.C. BKEP Asphalt, L.L.C.	Deed to Secure Debt	Georgia	Chatham
BKEP Materials, L.L.C. BKEP Asphalt, L.L.C.	Mortgage	Idaho	Ada
BKEP Materials, L.L.C. BKEP Asphalt, L.L.C.	Mortgage	Illinois	Cook
BKEP Materials, L.L.C.	Mortgage	Illinois	Peoria
BKEP Materials, L.L.C.	Mortgage	Indiana	Kosciusko
BKEP Materials, L.L.C.	Mortgage	Kansas	Butler
BKEP Crude, L.L.C.	Mortgage	Kansas	Clark
BKEP Crude, L.L.C.	Mortgage	Kansas	Ellis
BKEP Materials, L.L.C.	Mortgage	Kansas	Ford
BKEP Crude, L.L.C. BKEP Services LLC	Mortgage	Kansas	Harper
BKEP Materials, L.L.C. BKEP Asphalt, L.L.C.	Mortgage	Kansas	Harvey
BKEP Crude, L.L.C.	Mortgage	Kansas	Haskell
BKEP Crude, L.L.C.	Mortgage	Kansas	Kiowa
BKEP Services LLC	Mortgage	Kansas	Meade
BKEP Crude, L.L.C. BKEP Services LLC	Mortgage	Kansas	Morton
BKEP Materials, L.L.C.	Mortgage	Kansas	Saline
BKEP Crude, L.L.C. BKEP Pipeline, L.L.C.	Mortgage	Kansas	Trego
BKEP Materials, L.L.C.	Mortgage	Michigan	Bay
BKEP Materials, L.L.C.	Deed of Trust	Missouri	City of St. Louis
BKEP Materials, L.L.C.	Deed of Trust	Missouri	New Madrid
BKEP Materials, L.L.C.	Deed of Trust	Missouri	Pettis
BKEP Materials, L.L.C.	Deed of Trust	Montana	Yellowstone
BKEP Materials, L.L.C. BKEP Asphalt, L.L.C.	Deed of Trust	Nebraska	Hall
BKEP Materials, L.L.C. BKEP Asphalt, L.L.C.	Deed of Trust	Nevada	Clark
BKEP Materials, L.L.C. BKEP Asphalt, L.L.C.	Mortgage	New Jersey	Camden
BKEP Materials, L.L.C.	Open End Mortgage	Ohio	Franklin

Grantor:	Filing:	State:	County

Schedule 4.20 to Amended and Restated Credit Agreement

BKEP Crude, L.L.C.	Mortgage	Oklahoma	Alfalfa
BKEP Crude, L.L.C. BKEP Services LLC	Mortgage	Oklahoma	Beaver
BKEP Crude, L.L.C.	Mortgage	Oklahoma	Canadian
BKEP Crude, L.L.C. BKEP Materials, L.L.C. BKEP Pipeline, L.L.C.	Mortgage	Oklahoma	Carter
BKEP Crude, L.L.C. BKEP Pipeline, L.L.C.	Mortgage	Oklahoma	Cleveland
BKEP Materials, L.L.C.	Mortgage	Oklahoma	Comanche
BKEP Crude, L.L.C. BKEP Pipeline, L.L.C.	Mortgage	Oklahoma	Creek
BKEP Crude, L.L.C.	Mortgage	Oklahoma	Garfield
BKEP Crude, L.L.C. BKEP Pipeline, L.L.C.	Mortgage	Oklahoma	Garvin
BKEP Crude, L.L.C. BKEP Pipeline, L.L.C.	Mortgage	Oklahoma	Hughes
BKEP Crude, L.L.C. BKEP Pipeline, L.L.C.	Mortgage	Oklahoma	Kay
BKEP Crude, L.L.C.	Mortgage	Oklahoma	Kingfisher
BKEP Crude, L.L.C. BKEP Pipeline, L.L.C.	Mortgage	Oklahoma	Lincoln
BKEP Crude, L.L.C.	Mortgage	Oklahoma	Major
BKEP Crude, L.L.C. BKEP Pipeline, L.L.C.	Mortgage	Oklahoma	McClain
BKEP Crude, L.L.C. BKEP Pipeline, L.L.C.	Mortgage	Oklahoma	Murray
BKEP Materials, L.L.C. BKEP Asphalt, L.L.C.	Mortgage	Oklahoma	Muskogee
BKEP Crude, L.L.C. BKEP Pipeline, L.L.C.	Mortgage	Oklahoma	Okfuskee
BKEP Crude, L.L.C. BKEP Pipeline, L.L.C.	Mortgage	Oklahoma	Osage
BKEP Crude, L.L.C. BKEP Pipeline, L.L.C.	Mortgage	Oklahoma	Pawnee
BKEP Crude, L.L.C. BKEP Pipeline, L.L.C.	Mortgage	Oklahoma	Payne
BKEP Pipeline, L.L.C.	Mortgage	Oklahoma	Pontotoc
BKEP Pipeline, L.L.C..	Mortgage	Oklahoma	Pottawatomie
BKEP Materials, L.L.C.	Mortgage	Oklahoma	Rogers
BKEP Crude, L.L.C. BKEP Pipeline, L.L.C.	Mortgage	Oklahoma	Seminole
BKEP Crude, L.L.C. BKEP Pipeline, L.L.C.	Mortgage	Oklahoma	Stephens
BKEP Crude, L.L.C. BKEP Services LLC	Mortgage	Oklahoma	Texas
BKEP Materials, L.L.C.	Open End Mortgage	Pennsylvania	Berks
BKEP Materials, L.L.C.	Open End Mortgage	Pennsylvania	Northumberland

Schedule 4.20 to Amended and Restated Credit Agreement

Grantor:	Filing:	State:	County
BKEP Materials, L.L.C.	Deed of Trust	Tennessee	Decatur
BKEP Materials, L.L.C. BKEP Asphalt, L.L.C.	Deed of Trust	Tennessee	Shelby
BKEP Pipeline, L.L.C.	Deed of Trust	Texas	Anderson
BKEP Crude, L.L.C.	Deed of Trust	Texas	Andrews
BKEP Pipeline, L.L.C.	Deed of Trust	Texas	Camp
BKEP Services	Deed of Trust	Texas	Carson
BKEP Pipeline, L.L.C.	Deed of Trust	Texas	Cherokee
BKEP Crude, L.L.C.	Deed of Trust	Texas	Crane
BKEP Pipeline, L.L.C.	Deed of Trust	Texas	Fort Bend
BKEP Crude, L.L.C. BKEP Pipeline, L.L.C.	Deed of Trust	Texas	Franklin
BKEP Pipeline, L.L.C.	Deed of Trust	Texas	Gregg
BKEP Pipeline, L.L.C.	Deed of Trust	Texas	Harris
BKEP Crude, L.L.C.	Deed of Trust	Texas	Jones
BKEP Materials, L.L.C. BKEP Asphalt, L.L.C.	Deed of Trust	Texas	Lubbock
BKEP Crude, L.L.C.	Deed of Trust	Texas	Midland
BKEP Crude, L.L.C. BKEP Pipeline, L.L.C. BKEP Services LLC	Deed of Trust	Texas	Moore
BKEP Crude, L.L.C. BKEP Pipeline, L.L.C.	Deed of Trust	Texas	Potter
BKEP Pipeline, L.L.C.	Deed of Trust	Texas	Rusk
BKEP Pipeline, L.L.C.	Deed of Trust	Texas	Smith
BKEP Materials, L.L.C. BKEP Asphalt, L.L.C.	Deed of Trust	Texas	Tarrant
BKEP Pipeline, L.L.C.	Deed of Trust	Texas	Titus
BKEP Materials, L.L.C.	Deed of Trust	Texas	Travis
BKEP Pipeline, L.L.C.	Deed of Trust	Texas	Upshur
BKEP Crude, L.L.C.	Deed of Trust	Texas	Upton
BKEP Pipeline, L.L.C.	Deed of Trust	Texas	Wood
BKEP Materials, L.L.C. BKEP Asphalt, L.L.C.	Deed of Trust	Utah	Davis
BKEP Materials, L.L.C.	Credit Line Deed of Trust	Virginia	City of Newport News
BKEP Materials, L.L.C.	Deed of Trust	Washington	Franklin
BKEP Materials, L.L.C. BKEP Asphalt, L.L.C.	Deed of Trust	Washington	Spokane

Schedule 4.20 to Amended and Restated Credit Agreement

SCHEDULE 4.23

IMPROVED MORTGAGED PROPERTIES

PROPERTY/FACILITY	ADDRESS	STATE	COUNTY

Little Rock Terminal	601 Shamburger Lane	AR	Pulaski
Fontana Terminal	14929 Slover Ave	CA	San Bernadino
Denver-C Terminal	4310 E. 60th Ave	CO	Adams
Denver-K Terminal	4308 E. 60th Ave	CO	Adams
Grand Junction Terminal	202 4th Avenue	CO	Mesa
Pueblo Terminal	510 West D Street	CO	Pueblo
Garden City Terminal	14 Foundation Drive	GA	Chatham
Boise Terminal	4303 S Gekeler Lane	ID	Ada
Chicago Terminal	4950 41st Street - Marine Oil	IL	Cook
Warsaw Terminal	2820 E. Durbin St.	IN	Kosciusko
El Dorado Terminal	800 E. 10th Ave	KS	Butler
Dodge City Terminal	2600 Butter & Egg Road	KS	Ford
Halstead Terminal	300 Industrial Road	KS	Harvey
Salina Terminal	1100 Grand Avenue, Building M	KS	Saline
Sedalia Terminal	1414 W Morgan Road	MO	Pettis
Billings Terminal	7315 Mossmain Lane	MT	Yellowstone
Grand Island Terminal	4112 Academy Road	NE	Hall
Las Vegas Terminal	3901 Ponderosa Way	NV	Clark
Columbus Terminal	3737 Fisher Road	OH	Franklin
Ardmore Terminal	2500 Refinery Road	OK	Carter
Lawton Terminal	9301 SW Koch Street	OK	Comanche
Muskogee Terminal	2501 Port Place	OK	Muskogee
Catoosa (Koch) Terminal	5850 Arkansas Road	OK	Rogers
Reading Terminal	3841 Pottsville PI	PA	Berks
Northumberland Terminal	479 Railroad Street	PA	Northumberland
Parsons Terminal	5445 HWY 412 E	TN	Decatur
Memphis (EM Marathon) Terminal	1430 Channel Ave	TN	Shelby
Memphis Terminal	1285 Channel Ave	TN	Shelby
Lubbock Terminal	1611 Marshall Street	TX	Lubbock
Saginaw Terminal	600 Minton Road	TX	Tarrant
Austin Terminal	8803 N. MO-PAC Expressway	TX	Travis
N. Salt Lake Terminal	95 West 1100 North	UT	Davis
Woods Cross Terminal	991 West 1500 South	UT	Davis
Newport News Terminal	801 Terminal Avenue	VA	Newport News
Pasco Terminal	3152 Selph Landing Road	WA	Franklin

Schedule 4.23 to Amended and Restated Credit Agreement

PROPERTY/FACILITY	ADDRESS	STATE	COUNTY
Spokane (Hillyard) Terminal	4327 N. Thor Street	WA	Spokane
Spokane Valley Terminal	16710 E. Euclid Ave	WA	Spokane
Cushing Terminal	908 E. Deep Rock Road	OK	Payne

Schedule 4.23 to Amended and Restated Credit Agreement

SCHEDULE 6.12

POST CLOSING TASKS

Unless otherwise defined below, each capitalized term used in this Schedule 6.12 has the meaning given such term in the Agreement.
(a)    Within sixty (60) days after the Closing Date (or such later date acceptable to the Administrative Agent in its sole discretion), the Borrower shall ensure that the following conditions are met:
(i)    If requested by the Administrative Agent and required to induce the Title Insurance Company to issue the Title Insurance Policies in the form required by clause (ii) below, the Administrative Agent shall have received, and the title insurance company issuing the policy referred to in clause (ii) below (the “Title Insurance Company”) shall have received, maps or plats of an as-built survey of the sites of the Improved Mortgaged Property certified to the Administrative Agent and the Title Insurance Company in a manner satisfactory to them, dated a date satisfactory to the Administrative Agent and the Title Insurance Company by an independent professional licensed land surveyor satisfactory to the Administrative Agent and the Title Insurance Company.
(ii)    If requested by the Administrative Agent, the Administrative Agent shall have received in respect of each tract or parcel of Improved Mortgaged Property a mortgagee’s title insurance policy (or policies) or marked up unconditional binders for such insurance, or endorsements to existing title insurance policies (as applicable), in each case, in such amounts, and in form and substance, and with such endorsements, reasonably satisfactory to the Administrative Agent, insuring the Lien of each such Mortgage as a valid first mortgage or deed of trust Lien on such applicable Improved Mortgaged Property subject only to Customary Permitted Liens (collectively, the “Title Insurance Policies”).
(iii)    The Administrative Agent shall have received evidence reasonably acceptable to the Administrative Agent of payment by the Borrower of all premiums and other charges in connection with the issuance of the Title Insurance Policies, including without limitation all search and examination charges, escrow charges and related charges of the Title Insurance Company.
(iv)    The Borrower and/or any applicable Group Member shall have executed and delivered such affidavits, certificates, information (including financial data) and instruments of indemnification (including a so-called “gap” indemnification) as shall be reasonably required to induce the Title Insurance Company to issue the Title Insurance Policies.
(v)    The Administrative Agent shall have received a copy of all recorded documents referred to, or listed as exceptions to title in, the Title Insurance Policies referred to in clause (ii) above and to the extent in Borrower’s possession or control, a copy of all other material documents affecting the Improved Mortgaged Property requested by the Administrative Agent.
(b)    The Borrower shall use reasonable efforts to cause to be delivered to the Administrative Agent, within sixty (60) days after the Closing Date (or such later date acceptable to the Administrative Agent in its sole discretion), written consents, in form and substance reasonably acceptable to the Administrative Agent, executed by each of the landlords, lessors, licensors, or other counterparties (as the case may be) under the leases, licenses, or other applicable agreements pertaining to the following locations of Improved Mortgaged Property:

Schedule 6.12 to Amended and Restated Credit Agreement

1.	Denver, Colorado Terminal

2.	El Dorado, Kansas Terminal

3.	Grand Island, Nebraska Terminal

4.	Ardmore, Oklahoma Terminal

5.	Catoosa, Oklahoma (Frontier) Terminal

6.	Catoosa, Oklahoma (Koch) Terminal

7.	Muskogee, Oklahoma Terminal

8.	Pasco, Washington Terminal

(c)    Within sixty (60) days after the Closing Date (or such later date acceptable to the Administrative Agent in its sole discretion), the Borrower shall provide the Administrative Agent with evidence that BKEP Materials, L.L.C. is duly qualified as a foreign organization and in good standing under the laws of the State of Tennessee.

Schedule 6.12 to Amended and Restated Credit Agreement

SCHEDULE 7.2(b)

EXISTING INDEBTEDNESS

None.

Schedule 7.2(b) to Amended and Restated Credit Agreement

SCHEDULE 7.3(c)

EXISTING LIENS

None.

Schedule 7.3(c) to Amended and Restated Credit Agreement

SCHEDULE 7.7

INVESTMENTS

Borrower’s $17,000,000 investment in a joint venture with Advantage Pipeline, L.L.C. pursuant to which Borrower acquired approximately 30% ownership in a 70 mile crude oil pipeline project running from Pecos, Texas to Crane, Texas.

Schedule 7.7 to Amended and Restated Credit Agreement

SCHEDULE 7.9

TRANSACTIONS WITH AFFILIATES

None.

Schedule 7.9 to Amended and Restated Credit Agreement

EXHIBIT A

FORM OF NOTE

$___________________                         _________________, 20__
FOR VALUE RECEIVED, BLUEKNIGHT ENERGY PARTNERS, L.P., a limited partnership formed under the laws of the State of Delaware (the “Borrower”), hereby promises to pay ________________ (together with its successors and assigns permitted by Section 10.6 of the Amended and Restated Credit Agreement referenced herein, the “Lender”) at the office of Wells Fargo Bank, National Association as specified in the Amended and Restated Credit Agreement, dated as of June 28, 2013, among the Borrower, Wells Fargo Bank, National Association, as Administrative Agent (as defined therein), the Lenders (as defined therein) party thereto from time to time and the other agents party thereto (as may be amended, supplemented or modified from time to time hereafter, the “Agreement;” terms defined in the Agreement shall have their defined meanings when used in this Note), in lawful money of the United States of America the principal amount of ______*__ DOLLARS ($____*__) or, if less than such principal amount is outstanding, the aggregate unpaid principal amount of all Loans made by the Lender to the undersigned pursuant to Section 2.1 of the Agreement. Such principal shall be payable on the date or dates specified in Article 2 of, or elsewhere in, the Agreement. The undersigned further agrees to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time from the date hereof at the rates specified in Section 2.10 of the Agreement. Such interest shall be payable on the dates specified in Section 2.9 of the Agreement.
This Note is one of the Notes referred to in the Agreement and is entitled to the benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein.
Upon the occurrence of any one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note may become, or may be declared to be, immediately due and payable as more particularly set forth in Section 8.1 of the Agreement.
THIS NOTE, THE RIGHTS AND OBLIGATIONS OF THE BORROWER UNDER THIS NOTE AND ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATED TO THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Exhibit A to Amended and Restated Credit Agreement

BLUEKNIGHT ENERGY PARTNERS, L.P.

By:	Blueknight Energy Partners G.P., L.L.C.
its General Partner

By:
Name:
Title:

* Insert amount of Lender’s Commitment

Exhibit A to Amended and Restated Credit Agreement

EXHIBIT B

FORM OF AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT

[See Attached]

Exhibit B to Amended and Restated Credit Agreement

AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT
made by
BLUEKNIGHT ENERGY PARTNERS, L.P.
and certain of its Subsidiaries
in favor of
WELLS FARGO BANK, NATIONAL ASSOCIATION
as Administrative Agent
Dated as of June 28, 2013

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AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT
This AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT, dated as of June 28, 2013, made by BLUEKNIGHT ENERGY PARTNERS, L.P., a Delaware limited partnership (the “Borrower”), and each of the other signatories hereto as of the date hereof (together with any other entity that becomes a party hereto from time to time after the date hereof as provided herein, the “Grantors”), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions or entities (the “Lenders”) from time to time parties to the Credit Agreement, dated as of June 28, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders, the Administrative Agent, and the other agents party thereto.
W I T N E S S E T H:
WHEREAS, the Borrower, JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Original Administrative Agent”), and certain lenders thereto (the “Original Lenders”) are parties to that certain Credit Agreement dated as of October 25, 2010, pursuant to which such lenders provided certain loans and extensions of credit to the Borrower (as renewed, extended, amended or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”);
WHEREAS, the Borrower and certain of the other Grantors entered into that certain Guarantee and Collateral Agreement, dated as of October 25, 2010, to guarantee the obligations under the Existing Credit Agreement and to grant a security interest to the Original Administrative Agent in the Collateral (defined therein), for the benefit of the Secured Parties (defined therein) (the “Existing Guarantee and Collateral Agreement”);
WHEREAS, on even date herewith, (i) the Original Administrative Agent is resigning as administrative agent under the Existing Credit Agreement and assigning the Liens created by the Existing Guarantee and Collateral Agreement to the Administrative Agent and (ii) the Borrower, the Lenders and the Administrative Agent are amending and restating the Existing Credit Agreement by executing the Credit Agreement, pursuant to which, upon the terms and conditions stated therein, the Lenders have agreed to make further loans and other extensions of credit to the Borrower.
WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;
WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and
WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the parties hereto amend and restate the Existing Guarantee and Collateral Agreement on the terms and conditions stated herein;
NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:

ARTICLE 1.
DEFINED TERMS
Section 1.1    Definitions.
(a)Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC: Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Documents, Equipment, Farm Products, General Intangibles, Instruments, Inventory, Letter-of-Credit Rights and Supporting Obligations.
(b)The following terms shall have the following meanings:
“Acknowledgement and Consent”: an Acknowledgment and Consent in the form of Annex 1 hereto.
“Agreement”: this Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.
“Applicable Jurisdictions”: with respect to each Grantor, its jurisdiction of organization, any jurisdiction in which it owns any Mortgaged Properties, and the State of New York.
“Assumption Agreement”: an Assumption Agreement in the form of Annex 2 hereto.
“Collateral”: as defined in Article 3.
“Collateral Account”: any collateral account established by the Administrative Agent as provided in Section 6.1 or Section 6.4.
“Copyrights”: (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 6), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.
“Copyright Licenses”: any written agreement naming any Grantor as licensor or licensee (including, without limitation, those listed in Schedule 6), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.
“Deposit Account”: as defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.
“Excluded Property” collectively: (i) any property to the extent that such grant of a security interest is prohibited by any Requirement of Law of a Governmental Authority, requires a consent not obtained of any Governmental Authority pursuant to such Requirement of Law or is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property (including any property that is subject to a Lien securing Indebtedness permitted by Section 7.2(b), (e) or (f) of the Credit Agreement) or, in the case of any Investment Property, Pledged Stock or Pledged Note, any applicable shareholder or similar agreement, except to the extent that such Requirement of Law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing

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for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law (including, without limitation, to the extent that any such term would be rendered ineffective under Section 9.406, Section 9.407, Section 9.408 or Section 9.409 of the Uniform Commercial Code of any applicable jurisdiction); (ii) Foreign Subsidiary Voting Stock of any Foreign Subsidiary, to the extent (but only to the extent) required to prevent the Collateral from including more than 65% of the total outstanding Foreign Subsidiary Voting Stock of such Foreign Subsidiary; (iii) all Capital Stock of Unrestricted Subsidiaries; (iv) all cars, trucks, trailers and other vehicles covered by a certificate of title under the laws of any state; (v) all Letter-of-Credit Rights (other than Letter-of-Credit Rights constituting a Supporting Obligation); and (vi) all Farm Products; provided, however, that any property described in the preceding clause (i) above shall constitute “Excluded Property” only to the extent and for so long as the grant of a security interest therein is prohibited, requires a consent, would constitute a breach or default or result in a termination, in each case, as more particularly described in clause (i) above (a “Grant Prohibition”), and any such property shall automatically be included in the Collateral, without further action on the part of the Grantor, the Administrative Agent or any other Person, immediately when such property is no longer subject to any Grant Prohibition.
“Foreign Subsidiary”: any Subsidiary organized under the laws of any jurisdiction outside the United States of America.
“Foreign Subsidiary Voting Stock”: the voting Capital Stock of any Foreign Subsidiary.
“Guarantor Obligations”: with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Article 2) or any other Loan Document, any Specified Swap Agreement or any Specified Cash Management Agreement to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Secured Parties that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document); provided that the term “Guarantor Obligations” shall not include any Excluded Swap Obligations.
“Guarantors”: the collective reference to each Grantor other than the Borrower.
“Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, trade secrets and confidential information, the tangible and digital embodiments of the foregoing, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.
“Intercompany Note”: any promissory note evidencing loans made by any Grantor to the Borrower or any of its Subsidiaries.
“Investment Property”: the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC (other than any Foreign Subsidiary Voting Stock excluded from the definition of “Pledged Stock”) and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Stock.
“Issuers”: the collective reference to each issuer of any Investment Property.

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“LLC”: with respect to any Grantor, each limited liability company described or referred to in Schedule 2 in which such Grantor has an interest.
“LLC Agreement” means each operating agreement relating to an LLC, as each agreement has heretofore been, and may hereafter be, amended, restated, supplemented or otherwise modified from time to time.
“New York UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.
“Obligations”: the collective reference to the unpaid principal of and interest on the Loans and Reimbursement Obligations and all other obligations and liabilities of the Borrower and its Subsidiaries (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower or any of its Subsidiaries, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent, the Arranger, the Issuing Lender or any Lender (or, in the case of any Specified Swap Agreement or any Specified Cash Management Agreement, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Loan Documents, any Letter of Credit, any Specified Swap Agreement, any Specified Cash Management Agreement or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, payments in respect of an early termination date, unpaid amounts, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Secured Parties that are required to be paid by the Borrower or any of its Subsidiaries pursuant to the terms of any of the foregoing agreements); provided that the term “Obligations” shall not include any Excluded Swap Obligations.
“Partnership”: with respect to any Grantor, each partnership described or referred to in Schedule 2 in which such Grantor has an interest.
“Partnership Agreement”: each partnership agreement governing a Partnership, as each such agreement has heretofore been, and may hereafter be, amended, restated, supplemented or otherwise modified.
“Patents”: (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 6, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 6, and (iii) all rights to obtain any reissues or extensions of the foregoing.
“Patent License”: all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 6.
“Pledged LLC Interests”: with respect to any Grantor, all right, title and interest of such Grantor as a member of all LLCs and all right, title and interest of such Grantor in, to and under the LLC Agreements.

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“Pledged Notes”: all promissory notes listed on Schedule 2, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).
“Pledged Partnership Interests”: with respect to any Grantor, all right, title and interest of such Grantor as a limited or general partner in all Partnerships and all right, title and interest of such Grantor in, to and under the Partnership Agreements.
“Pledged Stock”: collectively, (a) the shares of Capital Stock listed on Schedule 2 (as the same may be supplemented from time to time pursuant to a Supplement), together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; provided that in no event shall more than 65% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary be pledged hereunder; and (b) the certificates or instruments, if any, representing such Capital Stock, (ii) all dividends (cash, Capital Stock or otherwise), cash, instruments, rights to subscribe, purchase or sell and all other rights and property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such securities, (iii) all replacements, additions to and substitutions for any of the property referred to in this definition, including, without limitation, claims against third parties, (iv) the proceeds, interest, profits and other income of or on any of the property referred to in this definition, (v) all security entitlements in respect of any of the foregoing, if any, and (vi) all books and records relating to any of the property referred to in this definition.
“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.
“Receivable”: any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).
“Release Date”: the date upon which (i) all the Secured Obligations shall have been satisfied by payment in full in cash (other than contingent indemnification obligations and obligations under or in respect of Specified Swap Agreements and Specified Cash Management Agreements), (ii) no Letter of Credit is outstanding (other than Letters of Credit that have been cash collateralized or otherwise secured to the satisfaction of the Issuing Lender) and (iii) all of the Commitments have been terminated.
“Secured Obligations”: (i) in the case of the Borrower, the Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.
“Secured Parties”: the collective reference to the Administrative Agent, the Arranger, the Issuing Lender, the Lenders and any Affiliate of any Lender to which Secured Obligations are owed.
“Securities Act”: the Securities Act of 1933, as amended.
“Supplement”: a Supplement in the form of Annex 3 hereto.
“Trademarks”: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark

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Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 6, and (ii) the right to obtain all renewals thereof.
“Trademark License”: any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 6.
“Transmitting Utility”: “transmitting utility” as such term is defined in the Uniform Commercial Code then in effect in the Applicable Jurisdictions.
Section 1.2    Other Definitional Provisions.
(a)The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.
(b)The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
(c)Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

ARTICLE 2.
GUARANTEE
Section 2.1    Guarantee.
(a)Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties and their respective permitted successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower and its Subsidiaries when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.
(b)Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).
(c)Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Article 2 or affecting the rights and remedies of the Administrative Agent or any other Secured Party hereunder.
(d)The guarantee contained in this Article 2 shall remain in full force and effect until the Release Date, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Obligations.

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(e)No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any other Secured Party from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Obligations or any payment received or collected from such Guarantor in respect of the Obligations), remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Release Date.
(f)To the extent that such Guarantor is a Qualified ECP Guarantor, each such Guarantor hereby guarantees the payment and performance of all Secured Obligations and absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by such Person in order for such Person to honor its obligations (a) under Swap Agreements to which such Person is a party and (b) under this Agreement including obligations with respect to Swap Agreements (provided, however, that each such Guarantor shall only be liable under this Section 2.1(f) for the maximum amount of such liability that can be hereby incurred (a) without rendering its obligations under this Section 2.1(f), or otherwise under this Agreement or any Loan Document, as it relates to such other Persons, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount and (b) without rendering such Guarantor liable for amounts to creditors, other than the Secured Parties, that such Guarantor would not otherwise have made available to such creditors if this Section 2.01(f) was not in effect). The obligations of each Guarantor under this Section 2.1(f) shall remain in full force and effect until the Release Date. The parties intend that this Section 2.1(f) constitute, and this Section 2.1(f) shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of the Borrower and each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
Section 2.2    Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the other Secured Parties, and each Guarantor shall remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Release Date.
Section 2.3    No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent or any other Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any other Secured Party against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any other Secured Party for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until the Release Date. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent and the other Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to

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be applied against the Obligations, whether matured or unmatured, in accordance with Section 8.2 of the Credit Agreement.
Section 2.4    Amendments, etc. with respect to the Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by the Administrative Agent or any other Secured Party may be rescinded by the Administrative Agent or such other Secured Party and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any other Secured Party, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) and the other parties to such documents that are required in connection therewith may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any other Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released in accordance with the Loan Documents and any other documents executed and delivered in connection therewith. Neither the Administrative Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee contained in this Article 2 or any property subject thereto.
Section 2.5    Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any other Secured Party upon the guarantee contained in this Article 2 or acceptance of the guarantee contained in this Article 2; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Article 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Article 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Obligations. To the maximum extent permitted by any Requirement of Law, each Guarantor understands and agrees that the guarantee contained in this Article 2 shall be construed as a continuing, absolute and unconditional guarantee of payment and not of collection without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any other Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Administrative Agent or any other Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Obligations, or of such Guarantor under the guarantee contained in this Article 2, in bankruptcy or in any other instance (other than a defense of payment or performance). When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any other Secured Party to make any such demand, to pursue such

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other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any other Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.
Section 2.6    Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent, for the benefit of the Secured Parties, without set-off or counterclaim in Dollars at the Funding Office.
ARTICLE 3.
GRANT OF SECURITY INTEREST
Each Grantor hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations:
(a)all Accounts;
(b)all Chattel Paper;
(c)all Deposit Accounts;
(d)all Documents;
(e)all Equipment;
(f)all Fixtures;
(g)all General Intangibles;
(h)all Instruments;
(i)all Intellectual Property;
(j)all Inventory;
(k)all Investment Property;
(l)all Commercial Tort Claims;
(m)all other property not otherwise described above (except for any property specifically excluded from any clause in this Section above, and any property specifically excluded from any defined term used in any clause of this Section above);
(n)all books and records pertaining to the Collateral; and

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(o)to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;
provided, however, that notwithstanding any other provision set forth in this Article 3 or elsewhere in this Agreement, this Agreement shall not, at any time, constitute a grant of a security interest in any property that is, at such time, Excluded Property, and the term “Collateral” and each of the defined terms incorporated therein shall exclude all Excluded Property.
ARTICLE 4.
REPRESENTATIONS AND WARRANTIES
To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Administrative Agent and each Lender that:
Section 4.1    Title; No Other Liens. Except for the security interest granted to the Administrative Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, such Grantor owns or has a valid leasehold interest in each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Credit Agreement. For the avoidance of doubt, it is understood and agreed that any Grantor may, as part of its business, grant licenses to third parties to use Intellectual Property owned or developed by a Grantor. For purposes of this Agreement and the other Loan Documents, such licensing activity shall not constitute a “Lien” on such Intellectual Property. Each of the Administrative Agent and each other Secured Party understands that any such licenses may be exclusive to the applicable licensees, and such exclusivity provisions may limit the ability of the Administrative Agent to utilize, sell, lease or transfer the related Intellectual Property or otherwise realize value from such Intellectual Property pursuant hereto.
Section 4.2    Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 will constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s Secured Obligations, enforceable in accordance with the terms hereof and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for Liens permitted by the Credit Agreement which have priority over the Liens on the Collateral by operation of law.
Section 4.3    Jurisdiction of Organization; Chief Executive Office. On the date hereof, such Grantor’s jurisdiction of organization, identification number from the jurisdiction of organization (if any), and the location of such Grantor’s chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule 4. Such Grantor has furnished to the Administrative Agent a certified charter, certificate of incorporation or other organization document and good standing certificate as of a date which is recent to the date hereof.
Section 4.4    Inventory and Equipment. On the date hereof, substantially all of the Inventory and the Equipment (other than mobile goods, pipelines, Equipment and Inventory in transit and pumping stations) are kept at the locations listed on Schedule 5.

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Section 4.5    Investment Property.
(a)The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor or, in the case of Foreign Subsidiary Voting Stock, the lesser of 65% and all of the outstanding Foreign Subsidiary Voting Stock of each relevant Issuer owned by such Grantor.
(b)All the shares of the Pledged Stock issued by any Issuer that is a Subsidiary of the Borrower have been duly and validly issued and are fully paid and nonassessable (or, with respect to the Pledged Stock that is Capital Stock in a partnership or limited liability company, has been duly and validly issued).
(c)With respect to the Pledged Stock of any Issuer that is a Subsidiary of the Borrower, there are no restrictions on transfer (that have not been waived or otherwise consented to) in the LLC Agreement governing any Pledged LLC Interest or the Partnership Agreement governing any Pledged Partnership Interest or any other agreement relating thereto which would limit or restrict: (i) the grant of a security interest in the Pledged LLC Interests or the Pledged Partnership Interests, (ii) the perfection of such security interest or (iii) the exercise of remedies in respect of such perfected security interest in the Pledged LLC Interests or the Pledged Partnership Interests, in each case, as contemplated by this Agreement. With respect to the Pledged Stock of any Issuer that is a Subsidiary of the Borrower, upon the exercise of remedies in respect of the Pledged LLC Interests or the Pledged Partnership Interests, a transferee or assignee of a membership interest or a partnership interest, as the case may be, of such LLC or Partnership, as the case may be, shall become a member or partner, as the case may be, of such LLC or Partnership, as the case may be, entitled to participate in the management thereof and, upon the transfer of the entire interest of such Grantor, such Grantor shall cease to be a member or partner, as the case may be.
(d)Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
(e)Such Grantor is the record and beneficial owner of, and has good title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.
(f)No Grantor is party to any Partnership Agreement or LLC Agreement that includes an election to treat the membership interests or partnership interests of such Grantor as a security under Section 8-103 of the New York UCC.
Section 4.6    Receivables. The amounts represented by such Grantor to the Secured Parties from time to time as owing to such Grantor in respect of the Receivables will at such times be accurate (subject to offsets and refunds in the ordinary course of business).
Section 4.7    Intellectual Property.
(a)Schedule 6 lists all registered Intellectual Property owned by such Grantor in its own name on the date hereof. The Grantor solely owns all such registered Intellectual Property and any material Intellectual Property used in the conduct of the business except for Intellectual Property

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licensed to Grantor pursuant to licenses set forth on Schedule 6. No current or former partner, director, officer, or employee of Grantor will, after giving effect to each of the transactions contemplated by this Agreement, own or retain any rights in or to, or have the right to receive any royalty or other payment with respect to, any of the Intellectual Property used or owned by Grantor.
(b)On the date hereof, all material Intellectual Property is valid, subsisting, unexpired and enforceable, has not been abandoned and the use of the Intellectual Property does not infringe in any material respects on the intellectual property rights of any other Person.
(c)Except as set forth in Schedule 6, on the date hereof, none of the material Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.
(d)No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Grantor’s rights in, any Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect.
(e)No action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any material Intellectual Property or such Grantor’s ownership interest therein, or (ii) which, if adversely determined, would have a material adverse effect on the value of any Intellectual Property.
Section 4.8    Commercial Tort Claims.
(a)On the date hereof, except to the extent listed in Section 3(l) above, no Grantor is aware that it has rights in any Commercial Tort Claim with potential value in excess of $500,000.
(b)Upon the filing of a financing statement covering any Commercial Tort Claim referred to in Section 5.9 against such Grantor in the jurisdiction specified in Schedule 3 hereto, the security interest granted in such Commercial Tort Claim will constitute a valid perfected security interest in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase such Collateral from Grantor, which security interest shall be prior to all other Liens on such Collateral except for unrecorded liens permitted by the Credit Agreement which have priority over the Liens on such Collateral by operation of law.
Section 4.9    Deposit Accounts. Schedule 7 lists all Deposit Accounts owned by such Grantor in its own name on the date hereof.
Section 4.10    Transmitting Utilities. Except as disclosed to the Administrative Agent by the Borrower in writing after the Closing Date, such Grantor, other than BKEP Crude, L.L.C. and BKEP Pipeline, L.L.C., is not a Transmitting Utility.
Section 4.11    Representations in the Credit Agreement. In the case of each Grantor other than the Borrower, the representations and warranties set forth in Article 4 of the Credit Agreement as they relate to such Grantor or to the Loan Documents to which such Grantor is a party, each of which is hereby incorporated be reference, are true and correct in all material respects, and the Administrative Agent and the Lenders shall be entitled to rely on each of them; provided that each reference in each such representation and warranty to the Borrower’s knowledge shall, for the purposes of this Section 4.11, be deemed to be a reference to such Grantor’s knowledge.

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ARTICLE 5.
COVENANTS
Each Grantor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Agreement until the Release Date:
Section 5.1    Delivery of Instruments, Certificated Securities and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be immediately delivered to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement; provided that no such Instrument, Certificated Security or Chattel Paper shall be required to be delivered to the Administrative Agent so long as the aggregate amount payable evidenced by all such undelivered Instruments, Certificated Securities or Chattel Papers does not exceed $500,000.
Section 5.2    Maintenance of Insurance. Such Grantor will maintain, with financially sound and reputable companies, insurance policies as required by Section 6.5 of the Credit Agreement.
Section 5.3    Maintenance of Perfected Security Interest; Further Documentation.
(a)Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.2 and shall defend such security interest against the claims and demands of all Persons whomsoever, subject to the rights of such Grantor under the Loan Documents to dispose of the Collateral.
(b)Such Grantor will furnish to the Administrative Agent and the Lenders from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Administrative Agent may reasonably request, all in reasonable detail.
(c)At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment Property, Deposit Accounts, Letter-of-Credit Rights and any other relevant Collateral, taking any actions necessary to enable the Administrative Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto.
Section 5.4    Changes in Name, etc. Such Grantor will not, except upon 15 days’ (or such shorter period of time permitted by the Administrative Agent in its sole discretion) prior written notice to the Administrative Agent and delivery to the Administrative Agent of all additional financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein, (i) change its jurisdiction of organization or, if it is not a “registered organization” (within the meaning of Section 9-102(a)70) of the New York UCC, the location of its chief executive office or sole place of business or principal residence from that referred to in Section 4.3 or (ii) change its name.

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Section 5.5    Notices. Such Grantor will advise the Administrative Agent promptly, in reasonable detail, of:
(a)any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder; and
(b)the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.
Section 5.6    Investment Property.
(a)If such Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Administrative Agent and the other Secured Parties, hold the same in trust for the Administrative Agent and the other Secured Parties and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Secured Obligations. Any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall, if an Event of Default then exists, be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Secured Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Secured Obligations. If any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Grantor during the continuance of an Event of Default, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Administrative Agent and the other Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Secured Obligations. Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to notify the Administrative Agent promptly in writing of the occurrence of any of the events described in this Section 5.6(a).
(b)Without the prior written consent of the Administrative Agent, such Grantor will not (i) vote to enable, or take any other action to permit, any Subsidiary of the Borrower that is an Issuer to issue any Capital Stock of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any Capital Stock of any nature of any Issuer (unless such Capital Stock shall otherwise be subject to a perfected security interest in favor of the Administrative Agent), (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (except pursuant to a transaction expressly

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permitted by the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement).
(c)In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.6(a) with respect to the Investment Property issued by it and (iii) the terms of Section 6.3(c) and Section 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or Section 6.7 with respect to the Investment Property issued by it. In the case of any Issuer that is not a Grantor hereunder or a Wholly Owned Subsidiary of the Borrower, such Grantor will use commercially reasonable efforts to cause such Issuer to execute and deliver to the Administrative Agent an Acknowledgment and Consent.
(d)In the case of each Grantor that is a partner in a Partnership, such Grantor hereby consents to the extent required by the applicable Partnership Agreement to the pledge by each other Grantor, pursuant to the terms hereof, of the Pledged Partnership Interests in such Partnership and to the transfer of such Pledged Partnership Interests to the Administrative Agent or its nominee following the occurrence and during the continuance of an Event of Default and thereafter to the substitution of the Administrative Agent or its nominee as a substituted partner in such Partnership with all the rights, powers and duties of a general partner or a limited partner, as the case may be. In the case of each Grantor that is a member of an LLC, such Grantor hereby consents to the extent required by the applicable LLC Agreement to the pledge by each other Grantor, pursuant to the terms hereof, of the Pledged LLC Interests in such LLC and to the transfer of such Pledged LLC Interests to the Administrative Agent or its nominee following the occurrence and during the continuance of an Event of Default and thereafter to the substitution of the Administrative Agent or its nominee as a substituted member of the LLC with all the rights, powers and duties of a member of such LLC.
(e)Such Grantor shall not agree to any amendment of a Partnership Agreement or an LLC Agreement that (i) in any way adversely affects the perfection of the security interest of the Administrative Agent in the Pledged Partnership Interests or Pledged LLC Interests pledged by such Grantor hereunder or (ii) causes any Partnership Agreement or LLC Agreement to include an election to treat the membership interests or partnership interests of such Grantor as a security under Section 8-103 of the New York UCC.
Section 5.7    Receivables.
(a)Other than in the ordinary course of business consistent with its past practice, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

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(b)Such Grantor will deliver to the Administrative Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables.
Section 5.8    Intellectual Property.
(a)Such Grantor (either itself or through licensees) will, in the exercise of its reasonable business judgment, taking into account the Administrative Agent’s interests under this Agreement, (i) continue to use each material Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.
(b)Such Grantor (either itself or through licensees), subject to the exercise of its reasonable business judgment, taking into account the Administrative Agent’s interests under this Agreement, will not do any act, or omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public.
(c)Such Grantor (either itself or through licensees), subject to the exercise of its reasonable business judgment, taking into account the Administrative Agent’s interests under this Agreement, (i) will employ each material Copyright and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of such Copyrights may become invalidated or otherwise impaired. Such Grantor will not (either itself or through licensees) do any act whereby any material portion of the Copyrights that constitute material Intellectual Property may fall into the public domain.
(d)Such Grantor (either itself or through licensees) will not do any act that knowingly uses any material Intellectual Property to infringe the intellectual property rights of any other Person.
(e)Such Grantor will notify the Administrative Agent and the Lenders immediately if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of, or the validity of, any material Intellectual Property or such Grantor’s right to register the same or to own and maintain the same.
(f)Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration or issuance of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, or purchase or acquire any registered Intellectual Property or application therefor, from a third party, such Grantor shall report such filing or acquisition to the Administrative Agent within 45 days (or 90 days for the last fiscal

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quarter in each year) after the last day of the fiscal quarter in which such filing occurs. Upon request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent’s security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.
(g)Such Grantor will, subject to the exercise of its reasonable business judgment, taking into account the Administrative Agent’s interests under this Agreement, take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.
(h)In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Administrative Agent after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.
Section 5.9    Commercial Tort Claims. If such Grantor shall obtain an interest in any Commercial Tort Claim with a potential value in excess of $500,000, such Grantor shall within thirty (30) days of a Responsible Officer obtaining knowledge of such interest sign and deliver documentation acceptable to the Administrative Agent granting a security interest under the terms and provisions of this Agreement in and to such Commercial Tort Claim.
Section 5.10    Transmitting Utilities. Unless previously disclosed to the Administrative Agent in writing, each Grantor, other than BKEP Crude, L.L.C. and BKEP Pipeline, L.L.C., shall promptly notify the Administrative Agent in writing if it engages in any activity that would or might cause it to be a Transmitting Utility.
Section 5.11    Covenants in Credit Agreement. Such Grantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, by it so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Grantor.
ARTICLE 6.
REMEDIAL PROVISIONS
Section 6.1    Certain Matters Relating to Receivables.
(a)The Administrative Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Administrative Agent may reasonably require in connection with such test verifications.
(b)Each Grantor hereby agrees to use its commercially reasonable efforts to continue to collect all amounts due or to become due to such Grantor under the Receivables and any Supporting

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Obligation and diligently exercise each material right it may have under any Receivable and any Supporting Obligation, in each case, at its own expense. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Secured Parties only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Administrative Agent and the other Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.
(c)At the Administrative Agent’s request, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.
Section 6.2    Communications with Obligors; Grantors Remain Liable.
(a)The Administrative Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Receivables.
(b)The Administrative Agent may at any time after the occurrence and during the continuance of an Event of Default notify, or require any Grantor to so notify (whereupon such Grantor shall so notify) the obligors on the Receivables of the security interest of the Administrative Agent therein. In addition, after the occurrence and during the continuance of an Event of Default, the Administrative Agent may upon written notice to the applicable Grantor, notify, or require any Grantor to notify (whereupon such Grantor shall so notify) the obligors on the Receivables to make all payments under such Receivables directly to the Administrative Agent.
(c)Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any other Secured Party of any payment relating thereto, nor shall the Administrative Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
Section 6.3    Pledged Stock.

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(a)Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends, payments or other Proceeds, in each case, paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes to the extent permitted in the Credit Agreement, and to exercise all voting and corporate or other organizational rights with respect to the Investment Property; provided, however, that no vote shall be cast or corporate or other organizational right exercised or other action taken which would result in a Default.
(b)If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Secured Obligations in accordance with Section 6.5, and (ii) any or all of the Investment Property shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.
(c)Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) upon any such instruction by the Administrative Agent following the occurrence and during the continuance of an Event of Default, pay any dividends or other payments with respect to the Investment Property directly to the Administrative Agent.
Section 6.4    Proceeds to be Turned Over To Administrative Agent. In addition to the rights of the Administrative Agent specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall, if requested in writing by the Administrative Agent, be held by such Grantor in trust for the Administrative Agent and the other Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Administrative Agent and

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the other Secured Parties) shall continue to be held as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.
Section 6.5    Application of Proceeds. At such intervals as may be agreed upon by the Borrower and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent’s election, the Administrative Agent may apply all or any part of Proceeds constituting Collateral realized through the exercise by the Administrative Agent of its rights hereunder, whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in Article 2, in payment of the Secured Obligations in accordance with Section 8.2 of the Credit Agreement.
Section 6.6    Code and Other Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, if an Event of Default has occurred and is continuing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the other Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as provided in Section 6.5, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any other Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.
Section 6.7    Private Sales.
(a)Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more

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private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.
(b)Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Administrative Agent and the other Secured Parties, that the Administrative Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing under the Credit Agreement or a defense of payment in full.
Section 6.8    Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Secured Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any other Secured Party to collect such deficiency.
ARTICLE 7.
THE ADMINISTRATIVE AGENT
Section 7.1    Administrative Agent’s Appointment as Attorney-in-Fact, etc.
(a)Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:
(i)     in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;
(ii)in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to

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evidence the Administrative Agent’s security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;
(iii)pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;
(iv)execute, in connection with any sale provided for in Section 6.6 or Section 6.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and
(v)(1)  direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2)   ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3)   sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.
Anything in this Section 7.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.
(b)If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.
(c)The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due ABR Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

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(d)Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.
Section 7.2    Duty of Administrative Agent. The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent hereunder are solely to protect the Administrative Agent’s interests, on behalf of the Secured Parties, in the Collateral and shall not impose any duty upon the Administrative Agent to exercise any such powers. The Administrative Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.
Section 7.3    Authentication of Financing Statements. Each Grantor acknowledges that pursuant to Section 9-509(b) of the New York UCC and any other applicable law, by executing this Agreement such Grantor authorizes the Administrative Agent to file or record financing or continuation statements, and amendments thereto, and other filing or recording documents or instruments with respect to the Collateral, without the signature of such Grantor, in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect or maintain the perfection of the security interests of the Administrative Agent under this Agreement. Each Grantor further agrees that such financing statements may describe the collateral in the same manner as described in this Agreement or as “all assets,” “all personal property” or words of similar effect, regardless of whether or not the Collateral includes all assets or all personal property of such Grantor, or such other description as the Administrative Agent, in its sole judgment, determines is necessary or advisable that is of an equal or lesser scope or with greater detail.
Section 7.4    Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.
ARTICLE 8.
SUBORDINATION OF GRANTOR CLAIMS
Section 8.1    Subordination of Grantor Claims. As used herein, the term “Grantor Claims” shall mean all debts and obligations of any Grantor to any other Grantor, whether such debts and obligations now exist or are hereafter incurred or arise, or whether the obligation of the debtor thereon be direct, contingent,

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primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or obligations be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or obligations may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by. After the occurrence and during the continuation of an Event of Default, and provided that the Administrative Agent has given such Grantor written notice of the Administrative Agent’s intent to exercise its rights pursuant to this Article 8, no Grantor shall receive or collect, directly or indirectly, from any obligor in respect thereof any amount upon the Grantor Claims.
Section 8.2    Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings involving any Grantor, the Administrative Agent on behalf of the Administrative Agent and the Secured Parties shall have the right, to the extent permitted by applicable law, to prove such Grantor’s claim in any proceeding with respect to Grantor Claims, so as to establish their rights hereunder and receive directly from the receiver, trustee or other court custodian, dividends and payments which would otherwise be payable upon Grantor Claims, and each Grantor hereby assigns such dividends and payments to the Administrative Agent for the benefit of the Administrative Agent and the Secured Parties for application against the Obligations as provided under Section 8.2 of the Credit Agreement. Should the Administrative Agent or any Secured Party receive, for application upon the Obligations, any such dividend or payment which is otherwise payable to any Grantor, and which, as between such Grantors, shall constitute a credit upon the Grantor Claims, then upon the Release Date, the intended recipient shall become subrogated to the rights of the Administrative Agent and the Secured Parties to the extent that such payments to the Administrative Agent and the Secured Parties on the Grantor Claims have contributed toward the liquidation of the Obligations, and such subrogation shall be with respect to that proportion of the Obligations which would have been unpaid if the Administrative Agent and the Secured Parties had not received dividends or payments upon the Grantor Claims.
Section 8.3    Payments Held in Trust. In the event that, notwithstanding Section 8.1 and Section 8.2, any Grantor should receive any funds, payments, claims or distributions which is prohibited by such Sections, then it agrees: (a) to hold in trust for the Administrative Agent and the other Secured Parties an amount equal to the amount of all funds, payments, claims or distributions so received and (b) that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions except to pay them promptly to the Administrative Agent, for the benefit of the Secured Parties; and each Grantor covenants promptly to pay the same to the Administrative Agent.
Section 8.4    Liens Subordinate. Each Grantor agrees that, until the Release Date, any Liens securing payment of the Grantor Claims shall be and remain inferior and subordinate to any Liens securing payment of the Obligations, regardless of whether such encumbrances in favor of such Grantor, the Administrative Agent or any other Secured Party presently exist or are hereafter created or attach. Without the prior written consent of the Administrative Agent, no Grantor shall, until the Release Date, (a) exercise or enforce any creditor’s right it may have against any debtor in respect of the Grantor Claims or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceeding (judicial or otherwise, including without limitation the commencement of or joinder in any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any Lien held by it.
Section 8.5    Notation of Records. Upon the request of the Administrative Agent, all promissory notes and all accounts receivable ledgers or other evidence of the Grantor Claims accepted by or held by any Grantor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Agreement.

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ARTICLE 9.
MISCELLANEOUS
Section 9.1    Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.1 of the Credit Agreement.
Section 9.2    Notices. All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 10.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.
Section 9.3    No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 9.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
Section 9.4    Enforcement Expenses; Indemnification.
(a)Each Grantor agrees to pay or reimburse the Administrative Agent and each other Secured Party for all advances, charges, costs and expenses (including, without limitation, all costs and expenses of holding, preparing for sale and selling, collecting or otherwise realizing upon the Collateral and all attorneys’ fees, legal expenses and court costs) incurred by the Administrative Agent or any other Secured Party in connection with the exercise of its respective rights and remedies hereunder, including, without limitation, any advances, charges, costs and expenses that may be incurred in any effort to enforce any of the provisions of this Agreement or any obligation of any Grantor in respect of the Collateral or in connection with (i) the preservation of the Lien of, or the rights of the Administrative Agent or any other Secured Party under this Agreement, (ii) any actual or attempted sale, lease, disposition, exchange, collection, compromise, settlement or other realization in respect of, or care of, the Collateral, including all such costs and expenses incurred in any bankruptcy, reorganization, workout or other similar proceeding, or (iii) collecting against any Guarantor under the guarantee contained in Article 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which any Grantor is a party, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Secured Party and of counsel to the Administrative Agent.
(b)Each Grantor agrees to pay, and to save the Administrative Agent and the other Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all Other Taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

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(c)Each Grantor agrees to pay, and to save the Administrative Agent and the other Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, court costs and attorneys’ fees, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement) incurred because of, incident to, or with respect to, the Collateral (including, without limitation, any exercise of rights or remedies in connection therewith) and the execution, delivery, enforcement, performance and administration of this Agreement to the extent, but only to the extent, that the Borrower would be required to do so pursuant to Section 2.13, Section 2.14 or Section 10.5 of the Credit Agreement. All amounts for which any Grantor is liable pursuant to this Section 9.4 shall be due and payable by such Grantor to the Secured Parties within 10 days after demand therefor.
(d)The agreements in this Section 9.4 shall survive the termination of this Agreement and the other Loan Documents and the repayment of the Secured Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.
Section 9.5    Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent and the other Secured Parties and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.
Section 9.6    Set-Off. In addition to any rights and remedies of the Secured Parties provided by law, each Secured Party shall have the right, without notice to any Grantor, any such notice being expressly waived by each Grantor to the extent permitted by applicable law, upon any Secured Obligations becoming due and payable by any Grantor (whether at the stated maturity, by acceleration or otherwise), to apply to the payment of such Secured Obligations, by setoff or otherwise, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Party, any affiliate thereof or any of their respective branches or agencies to or for the credit or the account of such Grantor. Each Secured Party agrees promptly to notify the relevant Grantor and the Administrative Agent after any such application made by such Secured Party; provided that the failure to give such notice shall not affect the validity of such application.
Section 9.7    Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by e-mail or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.
Section 9.8    Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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Section 9.9    Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
Section 9.10    Integration. This Agreement and the other Loan Documents represent the entire agreement of the Grantors, the Administrative Agent and the other Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any other Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents. There are no unwritten oral agreements between the parties.
Section 9.11    GOVERNING LAW. THIS AGREEMENT, THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
Section 9.12    Jurisdiction.
(a)Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the Supreme Court of the State of New York, sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from either thereof, in any action or proceeding arising out of or relating to this Agreement, the Notes, or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, any of the other agents, the Issuing Lender or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction. Each of the parties hereto agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.
(b)Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.2. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
(c)Each party to this Agreement waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.
Section 9.13    Acknowledgements. Each Grantor hereby acknowledges that:
(a)it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;
(b)neither the Administrative Agent nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of

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the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
(c)no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.
Section 9.14    Additional Grantors; Additional Pledged Stock. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 6.9 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement. Each Grantor that is required to pledge additional Capital Stock pursuant to the Credit Agreement shall execute and deliver to the Administrative Agent a Supplement.
Section 9.15    Releases.
(a)Upon the Release Date, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.
(b)If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrower, a Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Borrower shall have delivered to the Administrative Agent, at least five (5) Business Days prior to the date of the proposed release, a written request for release identifying the relevant Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any anticipated expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.
Section 9.16    Acceptance. Each Grantor hereby expressly waives notice of acceptance of this Agreement, acceptance on the part of the Administrative Agent and the other Secured Parties being conclusively presumed by their request for this Agreement and delivery of the same to the Administrative Agent.
Section 9.17    Retention in Satisfaction. Except as may be expressly applicable pursuant to Section 9-620 of the New York UCC, no action taken or omission to act by the Administrative Agent or the other Secured Parties hereunder, including, without limitation, any exercise of voting or consensual rights or any other action taken or inaction, shall be deemed to constitute a retention of the Collateral in satisfaction of the Obligations or otherwise to be in full satisfaction of the Obligations, and the Obligations shall remain in full force and effect, until the Administrative Agent and the other Secured Parties shall have applied payments

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(including, without limitation, collections from Collateral) towards the Obligations in the full amount then outstanding or until such subsequent time as is provided in Section 6.5.
Section 9.18    Reinstatement. The obligations of each Grantor under this Agreement (including, without limitation, with respect to the guarantee contained in Article 2 and the provision of collateral herein) shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any other Grantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any other Grantor or any substantial part of its property, or otherwise, all as though such payments had not been made.
Section 9.19    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 9.20    Limitation of Liability. The General Partner, as general partner of the Borrower, shall not be liable for the obligations of the Borrower under this Agreement, including, without limitation, by reason of any payment obligation imposed by governing state partnership statutes and any provision of the applicable limited partnership agreement of the Borrower that requires the General Partner to restore a capital account deficit.
Section 9.21    Existing Guarantee and Collateral Agreement. The Credit Agreement and any Notes issued in connection therewith have been given in renewal, extension, rearrangement and increase, and not in extinguishment of the obligations under the Existing Credit Agreement and the notes and other documents related thereto. All Liens, deeds of trust, mortgages, assignments, security interests and guarantees securing the Existing Credit Agreement and the obligations relating thereto, including the Liens, assignments, security interests and guarantees of the Existing Guarantee and Collateral Agreement are hereby ratified, confirmed, renewed, extended, brought forward and rearranged as security for the Secured Obligations, as applicable, in addition to and cumulative of the Liens, assignments, security interests and guarantees of this Agreement.
[Signature Pages Follow]

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IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

BLUEKNIGHT ENERGY PARTNERS, L.P.

By:	Blueknight Energy Partners G.P., L.L.C.
its General Partner

By:
Name:	Alex G. Stallings
Title:	Chief Financial Officer and Secretary

Signature Page to
Amended and Restated Guarantee and Collateral Agreement

BKEP OPERATING, L.L.C.

By:
Name:	Alex G. Stallings
Title:	Chief Financial Officer and Secretary

Signature Page to
Amended and Restated Guarantee and Collateral Agreement

Signature Page to
Amended and Restated Guarantee and Collateral Agreement

BKEP MATERIALS, L.L.C.

By:
Name:	Alex G. Stallings
Title:	Chief Financial Officer and Secretary

Signature Page to
Amended and Restated Guarantee and Collateral Agreement

BKEP MANAGEMENT, INC.

By:
Name:	Alex G. Stallings
Title:	Chief Financial Officer and Secretary

Signature Page to
Amended and Restated Guarantee and Collateral Agreement

BKEP CRUDE, L.L.C.

By:
Name:	Alex G. Stallings
Title:	Chief Financial Officer and Secretary

Signature Page to
Amended and Restated Guarantee and Collateral Agreement

BKEP ASPHALT, L.L.C.

By:
Name:	Alex G. Stallings
Title:	Chief Financial Officer and Secretary

Signature Page to
Amended and Restated Guarantee and Collateral Agreement

BKEP PIPELINE, L.L.C.

By:
Name:	Alex G. Stallings
Title:	Chief Financial Officer and Secretary

Signature Page to
Amended and Restated Guarantee and Collateral Agreement

BKEP FIELD SERVICES, L.L.C.

By:
Name:	Alex G. Stallings
Title:	Chief Financial Officer and Secretary

Signature Page to
Amended and Restated Guarantee and Collateral Agreement

BKEP FINANCE CORPORATION

By:
Name:	Alex G. Stallings
Title:	Chief Financial Officer and Secretary

Signature Page to
Amended and Restated Guarantee and Collateral Agreement

BKEP SUB, L.L.C.

By:
Name:	Alex G. Stallings
Title:	Chief Financial Officer and Secretary

Signature Page to
Amended and Restated Guarantee and Collateral Agreement

BKEP SERVICES, L.L.C.

By:
Name:	Alex G. Stallings
Title:	Chief Financial Officer and Secretary

Signature Page to
Amended and Restated Guarantee and Collateral Agreement

ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL
ASSOCIATION

By:
Name:	Muhammad A. Dhamani
Title:	Vice President

Signature Page to
Amended and Restated Guarantee and Collateral Agreement

Annex 1 to
Guarantee and Collateral Agreement
ACKNOWLEDGEMENT AND CONSENT****
The undersigned hereby acknowledges receipt of a copy of the Amended and Restated Guarantee and Collateral Agreement dated as of June 28, 2013 (the “Agreement”), made by the Grantors parties thereto for the benefit of Wells Fargo Bank, National Association, as Administrative Agent. The undersigned agrees for the benefit of the Administrative Agent and the other Secured Parties as follows:
1.The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.
2.The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.6(a) of the Agreement.
3.The terms of Sections 6.3(c) and Section 6.7 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Sections 6.3(c) or Section 6.7 of the Agreement.
[NAME OF ISSUER]
By:_______________________________________
Name:
Title:

Address for Notices:
_________________________________________
_________________________________________
_________________________________________
Fax:

______________________________
***This consent is necessary only with respect to any Issuer which is not also a Grantor. This consent may be modified or eliminated with respect to any Issuer that is not controlled by a Grantor. If a consent is required, its execution and delivery should be included among the conditions to the initial borrowing specified in the Credit Agreement.

Annex 1-1

Annex 2 to
Guarantee and Collateral Agreement
ASSUMPTION AGREEMENT, dated as of ________________, 200_, made by ______________________________ (the “Additional Grantor”), in favor of Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions or entities (the “Lenders”) parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.
W I T N E S S E T H :
WHEREAS, Blueknight Energy Partners, L.P. (the “Borrower”), the Lenders and the Administrative Agent have entered into a Credit Agreement, dated as of June 28, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Affiliates (other than the Additional Grantor) have entered into the Amended and Restated Guarantee and Collateral Agreement, dated as of June 28, 2013 (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) in favor of the Administrative Agent for the ratable benefit of the Secured Parties;
WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and
WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;
NOW, THEREFORE, IT IS AGREED:
1. Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 9.14 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor and a Guarantor thereunder with the same force and effect as if originally named therein as a Grantor and a Guarantor and, without limiting the generality of the foregoing, hereby (a) assumes all obligations and liabilities of a Grantor and a Guarantor thereunder; (b) guarantees the Obligations pursuant to Article II of the Guarantee and Collateral Agreement; and (c) grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in such Additional Grantor’s right, title and interest in and to the Collateral, wherever located and whether now owned or at any time hereafter acquired by the Additional Grantor or in which the Additional Grantor now has or at any time in the future may acquire any right, title or interest, as security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Additional Grantor’s Obligations. The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Article 4 of the Guarantee and Collateral Agreement, as they relate to the Additional Grantor and its Collateral, is true and correct in all material respects on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

Annex 2 - 1

2. Governing Law. THIS ASSUMPTION AGREEMENT, THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS ASSUMPTION AGREEMENT AND ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATED TO THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.
[ADDITIONAL GRANTOR]
By:___________________________
Name:
Title:

Annex 2 - 2

Annex 1-A to
Assumption Agreement
Supplement to Schedule 1
Supplement to Schedule 2
Supplement to Schedule 3
Supplement to Schedule 4
Supplement to Schedule 5
Supplement to Schedule 6

Annex 2 - 3

Annex 3 to
Guarantee and Collateral Agreement
SUPPLEMENT, dated as of ________________, 200_, made by ______________________________ (the “Grantor”), in favor of Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions or entities (the “Lenders”) parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.
W I T N E S S E T H :
WHEREAS, Blueknight Energy Partners, L.P. (the “Borrower”), the Lenders and the Administrative Agent have entered into a Credit Agreement, dated as of June 28, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Affiliates (including the Grantor) have entered into the Amended and Restated Guarantee and Collateral Agreement, dated as of June 28, 2013 (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) in favor of the Administrative Agent for the ratable benefit of the Secured Parties;
WHEREAS, the Credit Agreement requires the Grantor to pledge the Capital Stock described in Annex 1-A hereto; and
WHEREAS, the Grantor has agreed to execute and deliver this Supplement in order to pledge such Capital Stock;
NOW, THEREFORE, IT IS AGREED:
1. Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedule 2 and Schedule 3 to the Guarantee and Collateral Agreement. The Grantor hereby represents and warrants that each of the representations and warranties contained in Article 4 of the Guarantee and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Supplement) as if made on and as of such date.
2. Governing Law. THIS SUPPLEMENT, THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SUPPLEMENT AND ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATED TO THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Annex 3 - 1

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.
[GRANTOR]
By:___________________________
Name:
Title:

Annex 3 - 2

Annex 1-A to
Supplement
Supplement to Schedule 2
Supplement to Schedule 3

Annex 3 - 3

EXHIBIT C
FORM OF COMPLIANCE CERTIFICATE

This Compliance Certificate is delivered pursuant to Section 6.2(a) of the Amended and Restated Credit Agreement, dated as of June 28, 2013 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), among Blueknight Energy Partners, L.P., a Delaware limited partnership (the “Borrower”), the Lenders party thereto from time to time, Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”) and the other Agents party thereto. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
The undersigned hereby certifies in his capacity as [ ] of the General Partner, the sole general partner of the Borrower, on behalf of the Borrower, and not in his individual capacity, as follows:
1.I am the duly elected, qualified and acting [insert title of a Financial Officer of the General Partner] of the General Partner.
2.The General Partner is the sole general partner of the Borrower.
3.I have reviewed and am familiar with the contents of this Compliance Certificate.
4.I have reviewed the terms of the Credit Agreement and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and financial condition of the Borrower during the accounting period covered by the financial statements attached hereto as Attachment 1 (the “Financial Statements”). I have no knowledge of the existence, as of the date of this Compliance Certificate, of the occurrence and continuation of a Default or Event of Default[, except as set forth below].
5.Attached hereto as Attachment 2 are the detailed computations necessary to determine whether the Borrower is in compliance with the covenants set forth in Section 7.1 of the Credit Agreement as of the end of the [fiscal quarter][fiscal year] ending [            ], 201__.
6.Since the date of the most recent report delivered pursuant to clause (a) of Section 6.2 of the Credit Agreement (or, in the case of the first such report so delivered, since the Closing Date) (A) there have been no changes in the jurisdiction of organization of any Loan Party, (B) no Intellectual Property has been acquired by any Loan Party and (C) there are no new Group Members. [Or, describe any such changes.]
IN WITNESS WHEREOF, I have executed this Certificate this _____ day of ____, 201__.
________________________________
Name:
Title:

Exhibit C to Amended and Restated Credit Agreement
1

Attachment 1
to Compliance Certificate

[Attach Financial Statements]

2

Attachment 2
to Compliance Certificate
The information described herein is as of ______ ___, 201__, and pertains to the period from _________, ___, 20__ to ________________ ___, 201__.
[Set forth Covenant Calculations]

3

EXHIBIT D
FORM OF CLOSING CERTIFICATE

Pursuant to Section 5.1(h) of the Amended and Restated Credit Agreement, dated as of June 28, 2013 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), among Blueknight Energy Partners, L.P. (the “Borrower”), the Lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”), the undersigned [INSERT TITLE OF OFFICER] of [INSERT NAME OF BORROWER/ GENERAL PARTNER / GUARANTOR] (such entity, the “Certifying Party”) hereby certifies in his/her capacity as [                         ] of the Certifying Party, and not in his/her individual capacity, as follows:
1.The representations and warranties of the Certifying Party set forth in, or pursuant to, each of the Loan Documents in effect as of the Closing Date to which it is a party are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.
2.___________________ is the duly elected and qualified [Corporate Secretary] [Assistant Secretary] of the Certifying Party and the signature set forth for such officer below is such officer’s true and genuine signature.
3.No Default or Event of Default has occurred and is continuing as of the date hereof. [Borrower only]
4.Since December 31, 2012, there has been no event, circumstance, occurrence, or change which has had, or could reasonably be expected to have, a material adverse change on the business, property, operations, or condition of the Borrower and its Restricted Subsidiaries taken as a whole [Borrower only]
5.Since May 17, 2013, (i) all written information (other than the Projections, as defined below, other forward-looking information and information of a general economic or industry specific nature) concerning the Borrower and its subsidiaries, and the Credit Agreement that has been made available to the Administrative, the Arrangers or the Lenders by the Borrower, or any of its representatives, subsidiaries or affiliates (or on their behalf) (the “Information”) is (when taken as a whole) complete and correct in all material respects and does not (when taken as a whole) contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading and (ii) all financial projections concerning the Borrower and its subsidiaries that have been made available to the Administrative, the Arrangers or the Lenders by the Borrower, or any of its representatives, subsidiaries or affiliates (or on their behalf) (the “Projections”) have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time made available to the Administrative, the Arrangers or the Lenders by the Borrower, it being understood that actual results may vary materially from the Projections. [Borrower only]
The undersigned [Corporate Secretary] [Assistant Secretary] of the Certifying Party certifies in his/her capacity as [ ] of the Certifying Party, and not in his/her individual capacity, as follows:

Exhibit D to Amended and Restated Credit Agreement

6.There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Certifying Party, nor, to my knowledge, has any other event occurred that adversely affects or threatens the continued [corporate/limited liability company/limited partnership] existence of the Certifying Party.
7.The Certifying Party is a [insert type of entity] duly [incorporated / formed], validly existing and in good standing under the laws of the jurisdiction of its organization.
8.Attached hereto as Annex 1 is a true and complete copy of resolutions duly adopted by the [board of directors/equivalent body] of the Certifying Party on _________________; such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect and are the only resolutions of the Certifying Party now in force expressly relating to or affecting the transactions between the Certifying Party and the Lenders and Agents, as contemplated by the Credit Agreement.
9.Attached hereto as Annex 2 is a true and complete copy of the [By-Laws][Operating Agreement][Borrower Partnership Agreement] of the Certifying Party as in effect on the date hereof.
10.Attached hereto as Annex 3 is a true and complete copy of the [Certificate of Incorporation] [Certificate of Formation][Certificate of Limited Partnership] of the Certifying Party as in effect on the date hereof.
11.The persons set forth in Annex 4 attached hereto are now duly elected or appointed and qualified officers of the Certifying Party holding the offices indicated next to their respective names, and the signatures appearing opposite their respective names are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Certifying Party each of the Loan Documents to which it is a party on the date hereof and from time to time and any certificate or other document to be delivered by the Certifying Party pursuant to the Loan Documents to which it is a party on the date hereof and from time to time.
12.Attached hereto as Annex 5 are true and complete copies of certificates of good standing issued by the Secretary of State of the state of formation of the Certifying Party.

Exhibit D to Amended and Restated Credit Agreement

IN WITNESS WHEREOF, the undersigned have hereunto set our names as of the date set forth below.
_______________________________    ____________________________________
Name:    Name:
Title:    Title:    [Corporate Secretary]
[Assistant Secretary]

Date: _______________, 2013

Exhibit D to Amended and Restated Credit Agreement

Annex 1
To Closing Certificate

[ATTACH RESOLUTIONS]

Exhibit D to Amended and Restated Credit Agreement

Annex 2
To Closing Certificate

Attach [By-Laws][Operating Agreement][Partnership Agreement]]

Exhibit D to Amended and Restated Credit Agreement

Annex 3
To Closing Certificate

[Attach Certified Copy of [Certificate of Incorporation] [Certificate of Formation][Certificate of Limited Partnership]]

Exhibit D to Amended and Restated Credit Agreement

Annex 4
To Closing Certificate

Incumbency Certificate

Name	Office	Signature

Exhibit D to Amended and Restated Credit Agreement

Annex 5
To Closing Certificate

[Attach Copy of Certificate of Good Standing]

Exhibit D to Amended and Restated Credit Agreement

EXHIBIT E
FORM OF MORTGAGE

[See Attached]

Exhibit E to Amended and Restated Credit Agreement

WHEN RECORDED OR FILED, PLEASE MAIL TO:
Vinson & Elkins LLP
1001 Fannin, Suite 2500
Houston, Texas 77002
Attn: E. Scot Dixon

THIS DOCUMENT PREPARED BY:
E. Scot Dixon
Vinson & Elkins LLP
1001 Fannin, Suite 2500
Houston, Texas 77002

AMENDED AND RESTATED DEED OF TRUST (for California, Missouri, Montana, Nebraska, Nevada, New Mexico, Tennessee, Texas, Utah and Washington), CREDIT LINE DEED OF TRUST (Virginia), MORTGAGE (for Arkansas, Colorado, Idaho, Illinois, Indiana, Kansas, Michigan, New Jersey, and Oklahoma) OPEN END MORTGAGE (for Ohio and Pennsylvania), DEED TO SECURE DEBT (Georgia), ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT, FIXTURE FILING AND FINANCING STATEMENT FROM:

BKEP CRUDE, L.L.C. (formerly SemGroup Energy Partners, L.L.C.), a Delaware limited liability company, Tax ID No.: 20-8536913, Organizational I.D. No. 4308197,
BKEP MATERIALS, L.L.C. (formerly SemMaterials Energy Partners, L.L.C., a Delaware limited liability company), a Texas limited liability company, Tax ID No.: 26-1600597, Organizational I.D. No. 801211423,
BKEP ASPHALT, L.L.C. (formerly SGLP Asphalt, L.L.C.), a Texas limited liability company, Tax ID No.: 27-0254808, Organizational I.D. No. 801105037,

BKEP Pipeline, L.L.C., (formerly known as BKEP Pipeline G.P., L.L.C. and SemPipe G.P., L.L.C.), a Delaware limited liability company, Tax ID No. 20-8682120,
       Organizational ID No. 4316627,

BKEP Field Services, L.L.C., a Delaware limited liability company, Tax ID No. 27-3734226, Organizational ID No. 4887320
AND

BKEP Services LLC, (formerly known as BKEP Field Services II, L.L.C.), a Texas limited liability company, Tax ID No. 27-4058173, Organizational ID No. 801344715

COLLECTIVELY, AS “MORTGAGOR”,
TO
DAVID C. BROOKS, as CALIFORNIA, NEW MEXICO, TEXAS, AND VIRGINIA TRUSTEE,
AMY S. RUBIN, as MISSOURI TRUSTEE
FMT OF BILLINGS, LLC, AS MONTANA TRUSTEE,
CHICAGO TITLE INSURANCE COMPANY, as NEBRASKA TRUSTEE,
IRENE KANE, as NEVADA TRUSTEE
JOSEPH B. PITT, JR., as TENNESSEE TRUSTEE,
METRO NATIONAL TITLE, as UTAH TRUSTEE, and
INLAND PROFESSIONAL TITLE, LLC, as WASHINGTON TRUSTEE
In each case, for the benefit of WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, for the benefit of the Secured Parties,

AND
WELLS FARGO BANK, NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT, Mortgagee
Effective as of June 28, 2013
---------------------------------------------------------------------------------

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.
THIS MORTGAGE IS GIVEN IN CONNECTION WITH OTHER MORTGAGES THAT COVER PROPERTY LOCATED IN THE STATE OF OKLAHOMA, AS WELL AS OUTSIDE THE STATE OF OKLAHOMA, AND THE PROPERTY DESCRIBED ON EXHIBIT "A" ATTACHED HERETO IS LIMITED TO THE PROPERTY LOCATED IN THE COUNTY IN WHICH THIS MORTGAGE IS RECORDED.
EXCEPT AS OTHERWISE PROVIDED BY LAW, A CARBON, PHOTOGRAPHIC, FACSIMILE, OR OTHER REPRODUCTION OF THIS INSTRUMENT IS SUFFICIENT AS A FINANCING SATEMENT.
THIS INSTRUMENT CONTAINS AFTER‑ACQUIRED PROPERTY PROVISIONS, SECURES PAYMENT OF FUTURE ADVANCES, AND COVERS PROCEEDS OF COLLATERAL AND ALSO CONSTITUTES A FINANCING STATEMENT UNDER THE UNIFORM COMMERCIAL CODE.
NOTICE - THIS INSTRUMENT SECURES AN OBLIGATION THAT MAY INCREASE OR DECREASE FROM TIME TO TIME. THIS IS A CREDIT LINE DEED OF TRUST.
THIS INSTRUMENT SECURES AN OBLIGATION THAT MAY INCREASE OR DECREASE FROM TIME TO TIME. THIS INSTRUMENT, WHICH COVERS, AMONG OTHER THINGS, GOODS WHICH ARE OR ARE TO BECOME FIXTURES RELATED TO THE REAL/IMMOVABLE PROPERTY DESCRIBED HEREIN, IS TO BE FILED FOR RECORD, AMONG OTHER PLACES, IN THE REAL ESTATE OR COMPARABLE RECORDS OF THE COUNTIES (OR CITIES IN THE CASE OF ST. LOUIS, MISSOURI AND NEWPORT NEWS, VIRGINIA) REFERENCED IN EXHIBIT “A” HERETO AND SUCH FILING SHALL SERVE, AMONG OTHER PURPOSES, AS A FIXTURE FILING. THE MORTGAGOR HAS AN INTEREST OF RECORD IN THE REAL ESTATE AND IMMOVABLE PROPERTY CONCERNED, WHICH INTEREST IS DESCRIBED IN SECTION 1.1 OF THIS INSTRUMENT.
A POWER OF SALE HAS BEEN GRANTED IN THIS MORTGAGE (AS DEFINED HEREIN). IN CERTAIN JURISDICTIONS WHERE THIS INSTRUMENT MAY BE FILED, A POWER OF SALE MAY ALLOW ADMINISTRATIVE AGENT (AS HEREINAFTER DEFINED) OR THE TRUSTEE (AS HEREINAFTER DEFINED) TO TAKE THE MORTGAGED PROPERTIES (AS HEREINAFTER DEFINED) AND SELL THEM (OR TO CAUSE THE MORTGAGED PROPERTIES TO BE SOLD) WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY THE MORTGAGOR (AS SUCH TERMS DEFAULT AND MORTGAGOR ARE HEREINAFTER DEFINED) UNDER THIS MORTGAGE.

FOR OHIO PURPOSES ONLY: THIS IS AN OPEN END MORTGAGE AS ANTICIPATED BY THE OHIO REVISED CODE SECTION 5301.232. THIS INSTRUMENT SECURES AN OBLIGATION THAT MAY INCREASE OR DECREASE FROM TIME TO TIME.
THIS IS A CREDIT LINE DEED OF TRUST
THE TOTAL AMOUNT SECURED BY THIS MORTGAGE WITH RESPECT TO THE OTHER MORTGAGED PROPERTIES LOCATED IN KANSAS IS LIMITED TO THE PRINCIPAL AMOUNT OF $11,737,155.00 PLUS INTEREST AND ALL COSTS AND EXPENSES, AS MORE PARTICULARLY SET FORTH IN THIS MORTGAGE.
THE MAXIMUM PRINCIPAL INDEBTEDNESS FOR TENNESSEE RECORDING TAX PURPOSES IS $5,460,869.00, ALLOCATED AS FOLLOWS: (i) 1,009,659.00 PARSONS TERMINAL (DECATUR COUNTY); (ii) $429,909.00 MEMPHIS EM MARATHON TERMINAL (SHELBY COUNTY); and (iii) $4,021,301.00 MEMPHIS TERMINAL (SHELBY COUNTY). THIS MORTGAGE SECURES OBLIGATORY ADVANCES AND IS FOR COMMERCIAL PURPOSES.
THE TOTAL AMOUNT SECURED BY THIS MORTGAGE WITH RESPECT TO THE DEED OF TRUST MORTGAGED PROPERTIES LOCATED IN VIRGINIA IS LIMITED TO THE PRINCIPAL AMOUNT OF $8,792,406.00 PLUS INTEREST AND ALL COSTS AND EXPENSES, AS MORE PARTICULARLY SET FORTH IN THIS MORTGAGE.
CERTIFICATION IN ACCORDANCE WITH VIRGINIA CODE § 58.1-803.C: THIS INSTRUMENT MODIFIES THE TERMS OF AN EXISTING DEBT WITH THE SAME LENDER SECURED BY A DEED OF TRUST FOR WHICH RECORDATION TAX HAS BEEN PAID BASED ON A SECURED INDEBTEDNESS OF $8,792,406.00. THE AMOUNT OF INDEBTEDNESS SECURED REMAINS UNCHANGED.
THIS INSTRUMENT CONTAINS INDEMNIFICATION PROVISIONS AND PROVISIONS LIMITING SECURED PARTY’S LIABILITY FOR NEGLIGENCE

AMENDED AND RESTATED DEED OF TRUST (for California, Missouri, Montana, Nebraska, Nevada, New Mexico, Tennessee, Texas, Utah, and Washington), CREDIT LINE DEED OF TRUST (Virginia), MORTGAGE (for Arkansas, Colorado, Idaho, Illinois, Indiana, Kansas, Michigan, New Jersey, and Oklahoma) OPEN END MORTGAGE (for Ohio and Pennsylvania), DEED TO SECURE DEBT (Georgia), ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT, FIXTURE FILING AND FINANCING STATEMENT
(this “Mortgage”)

R E C I T A L S
WHEREAS, Blueknight Energy Partners, L.P., a Delaware limited partnership (“Borrower”), has entered into that certain Credit Agreement dated as of October 25, 2010, among Borrower, JPMorgan Chase Bank, N.A., as administrative agent (“Prior Administrative Agent”), and the other agents and existing lenders party thereto (as amended prior to the date hereof, the “Existing Credit Agreement”), pursuant to which the lenders party thereto severally agreed to make extensions of credit to Borrower upon the terms and subject to the conditions set forth therein;
WHEREAS, the obligations of the Loan Parties under the Existing Credit Agreement are secured by, among other things, that certain Deed of Trust (for California, Missouri, Montana, Nebraska, Nevada, New Mexico, Tennessee, Texas, Utah, and Washington), Credit Line Deed of Trust (Virginia), Mortgage (for Arkansas, Colorado, Idaho, Illinois, Indiana, Kansas, Michigan, New Jersey, and Oklahoma), Open End Mortgage (for Ohio and Pennsylvania), Deed to Secure Debt (Georgia), Assignment of Leases and Rents, Security Agreement, Fixture Filing and Financing Statement, dated of even date with the Existing Credit Agreement (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Mortgage”), filed for record in the real property records of the respective jurisdictions in which the property described therein is situated, which Existing Mortgage granted certain liens and security interests in such property to or for the benefit of Prior Administrative Agent;
WHEREAS, Borrower has entered into that certain Amended and Restated Credit Agreement, dated as of even date with the effective date of this Mortgage (the “Amended and Restated Credit Agreement”), among Borrower, Wells Fargo Bank, National Association, as administrative agent (in such capacity, together with its successors and assigns in such capacity, “Administrative Agent”), and the other agents and Lenders from time to time party thereto, pursuant to which the Existing Credit Agreement was amended and restated in its entirety (the Existing Credit Agreement as so amended and restated by the Amended and Restated Credit Agreement, and as the same may be further amended, restated, renewed, replaced, supplemented, consolidated, extended or increased in amount or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, in connection with the Amended and Restated Credit Agreement, the liens and security interests created or evidenced by the Existing Mortgage have been assigned and transferred by Prior Administrative Agent to Administrative Agent pursuant to that certain Master Assignment of Mortgages and Deeds of Trust and Assumption Agreement, dated of even date with the effective date of this Mortgage, which has been filed for record in the real property records of the respective jurisdictions in which the Existing Mortgage has been filed for record;
WHEREAS, Borrower is a member of an affiliated group of companies that includes Mortgagor;
WHEREAS, Borrower and the Mortgagor are engaged in related businesses, and Mortgagor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement;
WHEREAS, Mortgagor has entered into that certain Amended and Restated Guarantee and Collateral Agreement dated as of even date with the effective date of this Mortgage, made by Borrower, Mortgagor and certain Subsidiaries of Borrower in favor of Administrative Agent (as further amended, supplemented, restated or otherwise modified from time to time, the “Guarantee and Collateral Agreement”); and
WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to Borrower under the Credit Agreement that Mortgagor shall have executed and delivered this Mortgage to the Administrative Agent for the ratable benefit of the Secured Parties;
NOW, THEREFORE, in consideration of the premises and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to Borrower thereunder, Mortgagor hereby agrees as follows:
ARTICLE I
Granting Clauses; Secured Indebtedness

Section 1.1.    Grant and Mortgage. The parties listed on the cover page hereof constituting Mortgagor (herein individually and collectively called “Mortgagor”), whose mailing address is provided on the signature page hereto, for and in consideration of the sum of Ten Dollars ($10.00) to Mortgagor in hand paid, and in order to secure the payment of the secured indebtedness hereinafter described and the performance of the obligations, covenants, agreements, warranties and undertakings of Mortgagor hereinafter described, does hereby: (a) with respect to those of the following described properties, rights, and interests which are located in (or cover properties located in) the States of California, New Mexico, Texas, and Virginia GRANT, BARGAIN, SELL, CONVEY, TRANSFER, ASSIGN AND SET OVER to DAVID C. BROOKS (together with any successors and substitutes hereunder, the “Multistate Trustee”), in trust for the benefit of and security of the Administrative Agent (as hereinafter defined) and the Secured Parties; (b) with respect to those of the following described properties, rights, and interests which are located in (or cover properties located in) the State of Missouri GRANT, BARGAIN, SELL, CONVEY, CONFIRM, TRANSFER, ASSIGN AND SET OVER to AMY S. RUBIN (together with any successors and substitutes hereunder, the “Missouri Trustee”), in trust for the benefit of and security of the Administrative Agent and the Secured Parties; (c) with respect to those of the following described properties, rights, and interests which are located in (or cover properties located in) the State of Montana GRANT, BARGAIN, SELL, CONVEY, TRANSFER, ASSIGN AND SET OVER to FMT of Billings, LLC (together with any successors and substitutes hereunder, the “Montana Trustee”), in trust for the benefit of and security of the Administrative Agent and the Secured Parties; (d) with respect to those of the following described properties, rights, and interests which are located in (or cover properties located in) the State of Nebraska GRANT, BARGAIN, SELL, CONVEY, TRANSFER, ASSIGN AND SET OVER to CHICAGO TITLE INSURANCE COMPANY (together with any successors and substitutes hereunder, “Nebraska Trustee”), in trust for the benefit of and security of the Administrative Agent and the Secured Parties; (e) with respect to those of the following described properties, rights, and interests which are located in (or cover properties located in) the State of Nevada GRANT, BARGAIN, SELL, CONVEY, TRANSFER, ASSIGN AND SET OVER to Irene Kane (together with any successors and substitutes hereunder, “Nevada Trustee”) (f) with respect to those of the following described properties, rights, and interests which are located in (or cover properties located in) the State of Tennessee GRANT, BARGAIN, SELL, CONVEY, TRANSFER, ASSIGN AND SET OVER to JOSEPH B. PITT, JR. (together with any successors and substitutes hereunder, the “Tennessee Trustee”) in trust for the benefit of and security of the Administrative Agent and the Secured Parties; (g) with respect to those of the following described properties, rights, and interests which are located in (or cover properties located in) the State of Utah CONVEY AND WARRANT to METRO NATIONAL TITLE (together with any successors and substitutes hereunder, the “Utah Trustee”) in trust for the benefit of and security of the Administrative Agent and the Secured Parties; (h) with respect to those of the following described properties, rights, and interests which are located in (or cover properties located in) the State of Washington GRANT, BARGAIN, SELL, CONVEY, TRANSFER, ASSIGN AND SET OVER to Inland Professional Title, LLC-------------------------, in trust for the benefit of and security of the Administrative Agent (together with any successors and substitutes hereunder, the “Washington Trustee”) in trust for the benefit of and security of the Administrative Agent and the Secured Parties (collectively, the Multistate Trustee, the Missouri Trustee, the Montana Trustee, the Nebraska Trustee, the Nevada Trustee, the Tennessee Trustee, the Utah Trustee, and the Washington Trustee are herein called, “Trustee,” the address of each Trustee being set forth on the signature page hereto) (all such properties, rights, and interests which are located in (or cover properties located in) the States of California, Missouri, Montana, Nebraska, Nevada, New Mexico, Texas, Tennessee, Utah, Virginia and Washington are herein called the “Deed of Trust Mortgaged Properties”); (i) grant to Trustee a POWER OF SALE (pursuant to this Mortgage and as allowed by any applicable Requirement of Law) with respect to the Deed of Trust Mortgaged Properties; (j) MORTGAGE AND WARRANT, ASSIGN, PLEDGE, HYPOTHECATE, GRANT, BARGAIN, SELL, CONVEY AND CONFIRM to Wells Fargo Bank, National Association, as the Administrative Agent (“Administrative Agent”) and the Secured Parties, and grant to Administrative Agent a POWER OF SALE (pursuant to this Mortgage and to the extent allowed by any applicable Requirement of Law) with respect to, all of the following described rights, interests and properties which are located in (or cover properties located in) the States of Arkansas, Colorado, Idaho, Illinois, Indiana, Kansas, Michigan, New Jersey, Ohio, Pennsylvania and Oklahoma (the “Other Mortgaged Properties”); and (k) GRANT, BARGAIN, SELL and CONVEY to the Administrative Agent all of the following described rights, interests and properties which are located in (or cover properties located in) the State of Georgia (the “Georgia Secured Property”):

(a)Those certain tracts of land, described in Exhibit “A” attached hereto and made a part hereof and Mortgagor’s leasehold estate in and to those certain surface leases and other interests in land (the “Surface Leases”) described in Exhibit “A” attached hereto and made a part hereof (such tracts of land and the lands covered by the Surface Leases being herein collectively called the “Facility Sites”), together with all water, water rights, ditch rights and the permits and other evidence of authority or approval to appropriate and/or use ground or surface water in connection with such land or the Facilities and all tanks, tank batteries, injector stations, terminals, pumps, pipelines, plants, heaters, compressors, equipment and other fixtures, personal/movable property, buildings and other improvements now or hereafter located on the Facility Sites, and all building materials, building equipment and fixtures of every kind and nature located on the Facility Sites, or attached to, contained in or used in any such buildings and other improvements, and all appurtenances and additions thereto and betterments, substitutions and replacements thereof (whether now owned or hereafter acquired by operation of any Requirement of Law or otherwise) located on or under the Facility Sites (the “Facility Property”) or used, held for use in connection with, or in any way related to the Pipeline Systems (as hereinafter defined) (the Facility Sites and the Facility Property are herein sometimes collectively called the “Facilities”);
(b)All interests, estates or other claims, both in law and in equity, that the Mortgagor now has or may hereafter acquire in (a) the Facilities, (b) all easements, rights‑of‑way and rights used in connection therewith or as a means of access thereto and (c) all tenements, hereditaments and appurtenances in any manner belonging, relating or appertaining thereto (Mortgagor’s interest in all of the foregoing interests, estates and other claims being hereinafter collectively called “Easements and Rights of Way”);
(c)All estate, right, title and interest of the Mortgagor, now owned or hereafter acquired, in and to any land lying within the right‑of‑way of any streets, open or proposed, adjoining the Facilities, and any and all sidewalks, alleys and strips and gores of land adjacent to or used in connection therewith (Mortgagor’s interest in all of the foregoing estate, right, title and interest being hereinafter called “Adjacent Rights”);
(d)The rights, interests and estates created under those certain servitudes, easements, rights of way, privileges, franchises, prescriptions, licenses, leases, permits and/or other rights described in Exhibit “A”, attached hereto and made a part hereof, and all of Mortgagor’s right, title and interest (whether now owned or hereafter acquired by operation of any Requirement of Law or otherwise) in any servitudes, easements, rights of way, privileges, franchises, prescriptions, licenses, leases, permits and/or other rights in and to any land, in any city, county, parish and sections shown on Exhibit “A” even though they may be incorrectly described in or omitted from such Exhibit “A” together with any amendments, renewals, extensions, supplements, modifications or other agreements related to the foregoing, and further together with any other servitudes, easements, rights of way, privileges, prescriptions, franchises, licenses, permits and/or other rights (whether presently existing or hereafter created and whether now owned or hereafter acquired by operation of any Requirement of Law or otherwise) used, held for use in connection with, or in any way related to the Pipeline Systems, the Facilities, and/or pipelines transporting hydrocarbons or other goods, including crude oil, natural gas, natural gas liquids condensate, refined products or asphalt

(collectively “Products”) to, from or between Pipeline Systems and/or the Facilities (the rights, interests and estates described in this subsection (d) are herein collectively called the “Servitudes”);
(e)Without limitation of the foregoing, all other right, title and interest of Mortgagor of whatever kind or character (whether now owned or hereafter acquired by operation of any Requirement of Law or otherwise) in and to (i) the Facilities, the Surface Leases, the Easements and Rights of Way, the Adjacent Rights, and/or the Servitudes, and (ii) the lands described or referred to in Exhibit “A” (or described in any of the instruments described or referred to in Exhibit “A”);
(f)Without limitation of the foregoing, all of Mortgagor’s right, title and interest (whether now owned or hereafter acquired by operation of any Requirement of Law or otherwise) in and to all transportation, gathering and transmission systems located on the properties described and/or depicted on Exhibit “A”, including, without limitation, any transportation, gathering or transmission systems located in any city, county, parish, or section shown on the foregoing referenced Exhibit “A”; any leases of transportation, gathering and transmission systems, pipes or facilities described on Exhibit “A” and all pipes, valves, gauges, meters and other measuring equipment, regulators, heaters, extractors, tubing, pipelines, fuel lines, facilities, improvements, fittings, materials and other improvements, fixtures, equipment and/or personal/movable property (whether now owned or hereafter acquired by operation of any Requirement of Law or otherwise), including, without limitation, those located on or under the Servitudes, the Facilities, and/or in or on or otherwise related to the transportation, gathering and transmission systems described and/or depicted on Exhibit “A” (the properties, rights and interests described in this subsection (f) are herein collectively called the “Pipeline Systems”);
(g)All of Mortgagor’s right, title and interest (whether now owned or hereafter acquired by operation of any Requirement of Law or otherwise) in and to all improvements, fixtures, and other real/immovable and/or personal/movable property (including, without limitation, all equipment, tanks, pipelines, flow lines, gathering lines, compressors, dehydration units, separators, meters, metering stations, buildings, fittings, pipe, pipe connectors, valves, regulators, drips, storage facilities, absorbers, heaters, dehydrators, and power, telephone and telegraph lines) located on or under, or which in any way relate to, the Facilities, the Servitudes, the Easements and Rights of Way, the Adjacent Rights, and/or the Pipeline Systems;
(h)All of Mortgagor’s right, title and interest, whether presently existing or hereafter created or entered into and whether now owned or hereafter acquired by operation of any Requirement of Law or otherwise, in and to:
(i)all purchase, sale, gathering, processing, transportation, storage and other contracts or agreements covering or otherwise relating to the ownership or operation of the Facilities, the Servitudes, and/or the Pipeline Systems, and/or to the purchase, sale or transportation of Products, or to the separation, treatment, stabilization and/or processing of the same;
(ii)all right, title and interest of the Mortgagor in and to any and all leases (in addition to the Surface Leases), contracts and other general intangibles relating to the ownership or operation of the Facilities, the Servitudes, and/or the Pipeline Systems, and

all reserves, deferred payments, deposits, refunds and claims of every kind, nature or character relating thereto; and
(iii)all rights, privileges and benefits under or arising out of any agreement under which any of the Property, as hereinafter defined, was acquired, including without limitation any and all representations, warranties, or covenants and any and all rights of indemnity or to rebate of the purchase price; all equipment leases, maintenance agreements, electrical supply contracts, option agreements, and other contracts and/or agreements, whether now existing or hereafter entered into, which cover, affect, or otherwise relate to the Facilities, the Servitudes, and/or the Pipeline Systems, and/or any of the Mortgaged Properties (as hereinafter defined) described above, or to the purchase, sale, transportation, gathering, separation, treatment, stabilization, dehydration, processing, delivery and/or redelivery of Products transported, gathered, separated, treated, stabilized, dehydrated, processed, delivered and/or redelivered by or in the Facilities and/or the Pipeline Systems;
(the contractual rights, contracts and other agreements described in this subsection (h) are herein sometimes collectively called the “Contracts”);
(i) Any and all interests of the Mortgagor, as landlord or lessor, in all leases and subleases of space, tenancies, franchise agreements, licenses, occupancy or concession agreements now existing or hereafter entered into, whether or not of record, relating in any manner to the Facilities, the Surface Leases, the Easements and Rights of Way, the Adjacent Rights, the Servitudes, and/or the Pipeline Systems, and any and all amendments, modifications, supplements, replacements, extensions and renewals of any thereof, whether now in effect or hereafter coming into effect (“Leases”);
(j)All rents, issues, profits, revenue, income and other benefits derived from the Mortgaged Properties, or arising from the operation thereof or from any of the Leases or Contracts (herein sometimes collectively called the “Rents”); and
(k)All rights, estates, powers and privileges appurtenant to the foregoing rights, interests and properties.
TO HAVE AND TO HOLD (a) the Deed of Trust Mortgaged Properties unto the Trustee, and its successors or substitutes in this trust, and to its or their successors and assigns, in trust with power of sale pursuant to this Mortgage and as allowed under any applicable Requirement of Law, however, upon the terms, provisions and conditions herein set forth, (b) the Other Mortgaged Properties unto Administrative Agent, and Administrative Agent’s successors and assigns, with power of sale pursuant to this Mortgage and as allowed under applicable any Requirement of Law, however, upon the terms, provisions and conditions herein set forth, and (c) the Georgia Secured Property and all parts, rights, members and appurtenances thereof, to the use, benefit and behalf of Administrative Agent, its successors and assigns, in the case of the Georgia Secured Property, IN FEE SIMPLE forever, and with respect to the Georgia Secured Property, THIS CONVEYANCE is intended to operate and is to be constructed as a deed passing title to the Georgia Secured Property to Administrative Agent and is made under those provisions of the existing laws of the State of Georgia relating to deeds to secure debt, and not as a mortgage, and is given to secure the Obligations, in each case of (a), (b), or (c) above, for the benefit of Administrative Agent and the other Secured Parties, upon the terms, provisions and conditions herein set forth (the Deed of Trust Mortgaged Properties, the Other Mortgaged Properties and the Georgia Secured Property are herein sometimes collectively called the “Mortgaged Properties”).
Section 1.2.    Grant of Security Interest. In order to further secure the payment of the secured indebtedness hereinafter referred to and the performance of the obligations, covenants, agreements, warranties, and undertakings of Mortgagor hereinafter described, Mortgagor hereby grants to Administrative Agent for the benefit of Administrative Agent and the other Secured Parties a security interest in the entire interest of Mortgagor (whether now owned or hereafter acquired by operation of any Requirement of Law or otherwise) in and to:
(a)the Mortgaged Properties;
(b)without limitation of any other provision of this Section 1.2, all payments received in lieu of performance which are related to the Mortgaged Properties (regardless of whether such payments or rights thereto accrued, and/or the events which gave rise to such payments occurred, on or before or after the date hereof, including, without limitation, firm or prepaid transportation payments and similar payments, payments received in settlement of or pursuant to a judgment rendered with respect to firm transportation or similar obligations or other obligations under a contract, and payments received in buyout or buydown or other settlement of a contract) and/or imbalances in deliveries (the payments described in this subsection (b) being herein called “Payments in Lieu”);
(c)all equipment, inventory, improvements, fixtures, accessions, goods, including Products owned by Mortgagor, and other personal or movable property of whatever nature (including, but not limited to, that held in connection with the operation of the Mortgaged Properties or the treating, handling, separation, stabilization, storing, processing, heating, transporting, gathering or marketing of Products), and all licenses and permits of whatever nature, including, but not limited to, that now or hereafter used or held for use in connection with the Mortgaged Properties or in connection with the operation thereof or the treating, handling, separation, stabilization, storing, processing, heating, transporting, gathering, or marketing of Products, and all renewals or replacements of the foregoing or substitutions for the foregoing;
(d)all accounts, receivables, contract rights, choses in action (i.e., rights to enforce contracts or to bring claims thereunder), commercial tort claims and other general intangibles of whatever nature (regardless of whether the same arose and/or the events which gave rise to the same occurred, on or before or after the date hereof, including, but not limited to, that related to the Mortgaged Properties, the operation thereof, or the treating, handling, separation, stabilization, storing, processing, transporting, gathering, or marketing of Products, and including, without limitation, any of the same relating to payment of proceeds thereof or to payment of amounts which could constitute Payments in Lieu);
(e)without limitation of the generality of the foregoing, any rights and interests of Mortgagor under any present or future hedge or swap agreements, cap, floor, collar, exchange,

forward or other hedge or protection agreements or transactions, or any option with respect to any such agreement or transaction now existing or hereafter entered into by or on behalf of Mortgagor;
(f)all engineering, accounting, title, legal, and other technical or business data including, but not limited to, that concerning the Mortgaged Properties, the treating, handling, separation, stabilization, storing, processing, transporting, gathering or marketing of Products or any other item of Property (as hereinafter defined) which are now or hereafter in the possession of Mortgagor or in which Mortgagor can otherwise grant a security interest, and all books, files, records, magnetic media, software, and other forms of recording or obtaining access to such data;
(g)all money, documents, instruments, chattel paper (including without limitation, electronic chattel paper and tangible chattel paper), rights to payment evidenced by chattel paper, securities, accounts, payable intangibles, general intangibles, letters of credit, letter-of-credit rights, supporting obligations and rights to payment of money arising from or by virtue of any transaction (regardless of whether such transaction occurred on or before or after the date hereof, including, but not limited to, that related to the Mortgaged Properties, the treating, handling, separation, stabilization, storing, processing, transporting, gathering or marketing of the Products or any other item of Property);
(h)all rights, titles and interest now owned or hereafter acquired of Mortgagor in any and all goods, inventory, equipment, documents, money, instruments, intellectual property, certificated securities, uncertificated securities, investment property, letters of credit, rights to proceeds of written letters of credit and other letter-of-credit rights, commercial tort claims, deposit accounts, payment intangibles, general intangibles, contract rights, chattel paper (including, without limitation, electronic chattel paper and tangible chattel paper), rights to payment evidenced by chattel paper, software, supporting obligations and accounts, wherever located, and all rights and privileges with respect thereto (all of the properties, rights and interests described in subsections (a), (b), (c), (d), (e), (f) and (g) above and this subsection (h) being herein sometimes collectively called the “Collateral”); and
(i)all proceeds of the Collateral, whether such proceeds or payments are goods, money, documents, instruments, chattel paper, securities, accounts, payment intangibles, general intangibles, fixtures, real/immovable property, personal/movable property or other assets (the Mortgaged Properties, the Collateral, and the proceeds of the Collateral being herein sometimes collectively called the “Property”).
Section 1.3.    Note, Loan Documents, Other Obligations. This Mortgage is made to secure and enforce the payment and performance of (a) all Obligations, indebtedness and other obligations and liabilities of Borrower, any other Loan Party or other Group Member now or hereafter incurred or arising pursuant to the provisions of the Credit Agreement, the Guarantee and Collateral Agreement and the other Loan Documents, whether now in existence or hereafter arising, whether by acceleration or otherwise, including, without limitation, (i) those certain revolving credit loans in the maximum aggregate stated principal amount of $400,000,000, which revolving credit loans may be evidenced by notes issued from time to time pursuant to the Credit Agreement, and which revolving credit loans are payable on or before June 28, 2018, unless otherwise extended pursuant to the Credit Agreement, as from time to time amended, supplemented, restated, increased or otherwise modified, and all other notes given in substitution therefor, or in modification, renewal or extension thereof, in whole or in part, such revolving credit loans being subject to increase up to an aggregate amount of $500,000,000 under the terms of the Credit Agreement (as from time to time amended, supplemented, restated, increased or otherwise modified, and all other notes given in substitution therefor, or in modification, renewal or extension thereof, in whole or in part, the “Notes”); (ii)  all additional loans or advances made by Administrative Agent or the Lenders to or for the benefit of Borrower or any Subsidiary of Borrower pursuant to the Credit Agreement or any other Loan Document (it being contemplated that the Lenders may lend additional sums to Borrower or any Subsidiary of Borrower pursuant to the Credit Agreement from time to time, but shall not be obligated to do so, and Mortgagor agrees that the payment of any such additional loans shall be secured by this Mortgage), (iii) all interest (including, without limitation, interest accruing at any post-default rate and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), fees, premiums, costs (including costs of collection), expenses, penalties, indemnities, reasonable legal and other fees, and all other reasonable amounts which may now or hereafter be owed to the Administrative Agent, the Issuing Lenders, the Arrangers, or any other Secured Party under or in connection with the Credit Agreement or any of the other Loan Documents, whether or not evidenced by a promissory note or other instrument; (iv) all obligations and liabilities of any nature now or hereafter existing under or arising in connection with the Letters of Credit and Reimbursement Obligations, together with interest and other amounts payable with respect thereto; (v) all other Obligations, indebtedness, obligations and liabilities now or hereafter existing of any kind of any Loan Party or other Group Member to Administrative Agent or any other Secured Parties under documents which recite that they are intended to be secured by this Mortgage; (vi) any sums which may be advanced or paid by Trustee or Administrative Agent or any Secured Party under the terms hereof or of the Credit Agreement or other Loan Documents on account of the failure of Mortgagor or any other Loan Party to comply with the covenants of Mortgagor or other Loan Party contained herein or therein; and (vii) all other Obligations, obligations and liabilities of Mortgagor arising pursuant to the provisions of this Mortgage and the other Loan Documents, including penalties, indemnities, legal and other fees, charges and expenses, and amounts advanced by and expenses incurred in order to preserve any collateral or security interest, whether due after acceleration or otherwise; (b) all Obligations, obligations and liabilities of Borrower, any other Loan Party or any Group Member to the Administrative Agent or any other Secured Party, whether now in existence or hereafter arising, whether by acceleration, termination or otherwise, which may arise under, out of, or in connection with, any Specified Swap Agreement, any Specified Cash Management Agreement or any other document made, delivered or given in connection herewith or therewith, including, without limitation, any amounts payable in respect of a liquidation of, an acceleration of obligations under, or an early termination of, any Specified Swap Agreement, and any unpaid amounts owing in respect thereof; (c) any and all other present or future Obligations; and (d) any and all renewals, modifications, substitutions, rearrangements or extensions of any of the foregoing, whether in whole or in part; provided that, notwithstanding anything to the contrary contained herein, this Mortgage shall not secure any Excluded Swap Obligation.
Section 1.4.    Secured Indebtedness. The indebtedness referred to in Section 1.3, and all renewals, extensions and modifications thereof, and all substitutions therefor, in whole or in part,

are herein sometimes referred to as the “secured indebtedness” or the “indebtedness secured hereby.” It is contemplated and acknowledged that the secured indebtedness may include revolving credit loans and advances from time to time, and that this Mortgage shall have effect, as of the date hereof, to secure all secured indebtedness, regardless of whether any amounts are advanced on the date hereof or on a later date or, whether having been advanced, are later repaid in part or in whole and further advances made at a later date.
Section 1.5.    Certain Defined Terms.
(a)Except as otherwise expressly provided in this Mortgage, all terms in this Mortgage relating to the Collateral and the grant of the foregoing security interest which are defined in the applicable Uniform Commercial Code (the “UCC”) shall have the meanings assigned to them in Article 9 (or, absent definition in Article 9, in any other Article) of the UCC, as those meanings may be amended, revised or replaced from time to time. Notwithstanding the foregoing, the parties intend that the terms used herein which are defined in the UCC have, at all times, the broadest and most inclusive meanings possible. Accordingly, if the UCC shall in the future be amended or held by a court to define any term used herein more broadly or inclusively than the UCC in effect on the date of this Mortgage, then such term, as used herein, shall be given such broadened meaning. If the UCC shall in the future be amended or held by a court to define any term used herein more narrowly, or less inclusively, than the UCC in effect on the date of this Mortgage, such amendment or holding shall, where legally permitted, be disregarded in defining terms used in this Mortgage.
(b)Unless otherwise defined herein, each term defined in the Credit Agreement and used herein has the meaning given to it in the Credit Agreement.
(c)As used in this Mortgage, the following terms have the meanings specified below:
“Requirement of Law”: as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Secured Parties”: the collective reference to Administrative Agent, the Arranger, the Issuing Lender, the Lenders and any Affiliate of any Lender to which Secured Obligations, secured indebtedness or the indebtedness secured hereby are owed.
“Specified Cash Management Agreement”: any agreement providing for treasury, depositary, purchasing card or cash management services, including in connection with any automated clearing house transfers of funds or any similar transactions between any Group Member and any Lender or Affiliate thereof (other than any Affiliate Lender or an Affiliate thereof), regardless of when such agreement was entered into.
“Specified Swap Agreement”: any Swap Agreement in respect of interest rates, currency exchange rates or commodity prices entered into by the Borrower or any Subsidiary Guarantor and any Person that is a Lender or an Affiliate of a Lender (other than any Affiliate Lender or an Affiliate thereof), regardless of when such Swap Agreement was entered into.

“Swap Agreement”: any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of its Restricted Subsidiaries shall be a “Swap Agreement.”
Section 1.6.    INDEBTEDNESS SECURED BY ARKANSAS PROPERTIES. WITH RESPECT TO PROPERTY LOCATED IN THE STATE OF ARKANSAS, IT IS AGREED THAT THIS MORTGAGE SHALL STAND AS SECURITY FOR THE PAYMENT OF ALL FUTURE AND ADDITIONAL INDEBTEDNESS, DIRECT OR INDIRECT, CREATED AFTER THE DATE OF THIS MORTGAGE, WHICH MAY BE OWING BY ANY LOAN PARTY OR GROUP MEMBER TO ANY SECURED PARTIES AT ANY TIME PRIOR TO THE PAYMENT IN FULL OF ALL OBLIGATIONS, INCLUDING FUTURE ADVANCES SECURED BY THIS MORTGAGE; SUCH FUTURE AND ADDITIONAL INDEBTEDNESS ARE TO BE SECURED HEREBY REGARDLESS OF WHETHER IT SHALL BE PREDICATED UPON FUTURE LOANS OR ADVANCES HEREAFTER MADE BY SECURED PARTIES, OR OBLIGATIONS HEREAFTER ACQUIRED BY SUCH SECURED PARTIES THROUGH ASSIGNMENT OR SUBROGATION OR OTHERWISE, OR SHALL REPRESENT INDIRECT OBLIGATIONS (CREATED AFTER THE DATE OF THIS MORTGAGE) BASED UPON ANY ENDORSEMENTS, GUARANTIES OR SURETYSHIP; AND IT IS AGREED THAT THIS MORTGAGE SHALL STAND AS SECURITY FOR ALL SUCH FUTURE AND ADDITIONAL INDEBTEDNESS WHETHER IT BE INCURRED FOR ANY BUSINESS PURPOSE THAT WAS RELATED OR WHOLLY UNRELATED TO THE PURPOSE OF THE ORIGINAL NOTES, OR WHETHER IT WAS INCURRED FOR SOME PERSONAL OR NONBUSINESS PURPOSE, OR FOR ANY OTHER PURPOSE RELATED OR UNRELATED, OR SIMILAR OR DISSIMILAR, TO THE PURPOSE OF THE ORIGINAL NOTES AND LOANS. UPON REQUEST OF BORROWER, PRIOR TO THE DISCHARGE OF THIS MORTGAGE, SECURED PARTIES, AT THEIR OPTION, MAY MAKE FUTURE ADVANCES TO BORROWER. SUCH FUTURE ADVANCES, WITH INTEREST THEREON, SHALL BE SECURED BY THIS MORTGAGE AND WHEN EVIDENCED BY PROMISSORY NOTES, THE SAID NOTES ARE SECURED HEREBY. NOTHING HEREIN CONTAINED SHALL IMPLY ANY OBLIGATION ON THE PART OF ANY SECURED PARTY TO MAKE ANY SUCH ADDITIONAL LOANS OR ADVANCES.
Section 1.7.    Colorado Future Advances. THIS INSTRUMENT IS MADE PURSUANT TO A REVOLVING CREDIT ARRANGEMENT. Mortgagor and Administrative Agent agree and acknowledge that Administrative Agent may elect to make additional advances under the terms of the Notes, the Credit Agreement or the other Loan Documents, and that any such future advances shall be subject to, and secured by, this Mortgage. Should the secured indebtedness decrease or increase pursuant to the terms of the Notes, the Credit Agreement or the other Loan Documents, at any time or from time to time, this Mortgage shall retain its priority position of record until (a) the termination of the Credit Agreement, (b) the full, final and complete payment of all the Obligations, and (c) the full release and termination of the liens and security interests created by this Mortgage. The aggregate unpaid principal amount of the secured indebtedness outstanding at any particular time which is secured by Property located in Colorado shall not aggregate in excess of $1,000,000,000. Such amount does not in any way imply that Administrative Agent or the other Secured Parties are obligated to make any future advances to Mortgagor at any time unless specifically so provided in the Credit Agreement or any of the other documents or instruments executed in connection therewith.
Section 1.8.    Illinois Future Advances and Maximum Secured Amount. This Mortgage is given to secure not only existing indebtedness, but also future advances under the Notes, the Credit Agreement, or the other Loan Documents, whether such advances are obligatory or are to be made at the option of Administrative Agent, or otherwise, as are made within twenty years from the date hereof, to the same extent as if such future advances were made on the date of the execution of the Mortgage. The total amount of indebtedness that may be so secured may decrease or increase from time to time, but the total unpaid balance so secured at one time which is secured by Property located in Illinois shall not exceed $1,000,000,000, plus interest thereon, and any disbursements made for the payment of taxes, special assessments, or insurance on the property subject to this Mortgage, plus interest thereon. Notwithstanding anything contained herein to the contrary, in no event shall the total amount secured by this Mortgage exceed $1,000,000,000.
Section 1.9.    Indiana Future Advances. As permitted by Ind. Code § 32-29-10, this Mortgage shall secure, in addition to the obligations and liabilities described in Section 1.3 hereof, future advances and obligations of any Loan Party to the Secured Parties and advances by the Secured Parties to any Loan Party, in each case under the Notes, the Credit Agreement, or the other Loan Documents, up to One Billion Dollars ($1,000,000,000) which is secured by Property located in Indiana (whether made as an obligation, made at the option of Secured Parties, made after a reduction to a zero (0) or other balance or otherwise) to the same extent as if the future advances and obligations were made on the date of this Mortgage.
Section 1.10.    Indebtedness Secured by Missouri Properties. This Mortgage secures all future advances and obligations constituting secured indebtedness. The total amount of obligations and advances secured hereby may decrease or increase from time to time, but at no time shall the total principal amount of obligations and advances secured hereby, not including sums expended or incurred for the reasonable protection of the security interest hereby created in the Mortgaged Properties or for other purposes specified in § 443.055(3) of the Missouri Revised Statutes, in each case which is secured by Property located in Missouri, exceed the sum of $1,000,000,000, which is the face amount of this Mortgage. Nothing contained herein shall create or imply any agreement or commitment by Administrative Agent to loan or advance any sums up to the stated face amount; the agreement of Administrative Agent to make advances is governed by the terms of the Credit Agreement and is subject to all terms, provisions and conditions of the Loan Documents, any Specified Swap Agreement, and any Specified Cash Management Agreement. (THIS MORTGAGE SECURES, AMONG OTHER. THINGS, FUTURE ADVANCES AND FUTURE OBLIGATIONS AND IS TO BE GOVERNED BY THE PROVISIONS OF SECTION 443.055 OF MISSOURI REVISED STATUTES. THE TOTAL PRINCIPAL

AMOUNT OF FUTURE ADVANCES AND FUTURE OBLIGATIONS THAT MAY BE SECURED HEREBY, IN EACH CASE WHICH IS SECURED BY PROPERTY LOCATED IN MISSOURI, IS $1,000,000,000).
Section 1.11.    Montana Future Advances. Notwithstanding any provision hereof to the contrary, the aggregate unpaid principal amount of the secured indebtedness outstanding at any particular time (after having given effect to all advances and all repayments made prior to such time) which is secured by Property located in Montana shall not in the aggregate exceed One Billion Five Hundred Million Dollars ($1,500,000,000). Such amount does not in any way imply that Administrative Agent or Secured Parties are obligated to make any future advances to Borrower at any time unless specifically so provided in the Credit Agreement or any of the other Loan Documents.
Section 1.12.    Nebraska Maximum Amount. The total principal amount, exclusive of interest, of the secured indebtedness, including any future debts, advances, liabilities or obligations (not including, however, any sums advanced for the protection of the Property) which is secured by Property located in Nebraska shall not exceed One Billion Five Hundred Million Dollars ($1,500,000,000). Such amount does not in any way imply that Administrative Agent or Lenders are obligated to make any future advances to Borrower at any time unless specifically so provided in the Credit Agreement or any of the other Loan Documents.
Section 1.13.    Nevada Future Advances. This Mortgage secures future advances and, to the extent of the Property located in Nevada is governed by the provisions of Nev. Rev. Stat. 106.300-.400. The maximum amount of principal to be secured by this Mortgage which is secured by Property located in Nevada is $1,000,000,000.00.
Section 1.14.    New Mexico Maximum Secured Amount. THE MAXIMUM AMOUNT SECURED BY THE LIEN OF THIS MORTGAGE which is secured by Property located in NEW MEXICO IS TWICE THE FACE AMOUNT OF THE NOTES. The maximum amount secured by the lien of this Mortgage shall not in any way imply that Administrative Agent is obligated to make any future advances to Mortgagor at any time unless specifically so provided in the Loan Documents. The maximum amount secured by the lien of this Mortgage may be advanced and repaid and again advanced from time to time, as provided in the Loan Documents.
Section 1.15.    Ohio Open End Mortgage. It is contemplated and acknowledged that this is an open end mortgage, and that the secured indebtedness may include revolving credit loans and advances from time to time, and that this Mortgage shall have effect, as of the date hereof, to secure all secured indebtedness, regardless of whether any amounts are advanced on the date hereof or on a later date or, whether having been advanced, are later repaid in part or in whole and further advances made at a later date.
Section 1.16.    Ohio Maximum Amount. This Mortgage is an Open End Mortgage granted pursuant to Ohio Law and in accordance with Ohio Revised Code Section 5301.232. The maximum value of the unpaid balances of such credit loans and advances that, in the aggregate, exclusive of interest, may be outstanding at any time, which is secured by Property located in Ohio, is One Billion Dollars ($1,000,000,000), plus any additional loan advances made by Administrative Agent or the Secured Parties to protect the Mortgaged Properties, including, but not limited to, advances to pay taxes, assessments, insurance premiums, and all other amounts that Mortgagor has in this Mortgage agreed to pay for the protection of the Mortgaged Properties.
Section 1.17.    Indebtedness Secured by Tennessee Properties. With respect to the property located in the state of Tennessee, this Fee and Leasehold Deed of Trust is made also to secure and enforce payment of all future advances from Administrative Agent and/or Secured Parties to any Loan Party and other future Obligations of any Loan Party to Administrative Agent and/or any Secured Party. THIS FEE AND LEASEHOLD DEED OF TRUST SHALL SECURE ALL FUTURE ADVANCES WHICH MAY BE OBLIGATORY ADVANCES AND IS GIVEN AND INTENDED FOR COMMERCIAL PURPOSES AS SET FORTH FOR PRIORITY PURSUANT TO TENN. CODE ANN. 47-28-104(b). THIS FEE AND LEASEHOLD DEED OF TRUST ALSO SECURES CERTAIN FUTURE ADVANCES WHICH ARE OPTIONAL AND NONOBLIGATORY. Repayment to Administrative Agent and/or Secured Parties Lenders of all of Loan Party’s indebtedness shall not terminate the lien of this Fee and Leasehold Deed of Trust unless it is released by the Administrative Agent at the request of the Loan Party; otherwise it shall remain in force to secure any future advances and indebtedness, irrespective of any additional security that may be taken as to such indebtedness. Notwithstanding any provision herein to the contrary, the outstanding indebtedness secured by the Property located in Tennessee and secured by this Mortgage shall not, at any time, exceed an aggregate amount of $5,460,869.00. THIS FEE AND LEASEHOLD DEED OF TRUST COVERS PROPERTY WHICH IS OR MAY BECOME SO AFFIXED TO THE REAL PROPERTY AS TO BECOME FIXTURES AND ALSO CONSTITUTES A FIXTURE FILING UNDER TENN. CODE ANN. 47-9-502.
Section 1.18.    Credit Line Deed of Trust Notice Address. The name of the noteholder secured and the address at which communications may be mailed or delivered in accordance with Section 55-58.2.5 of the Code of Virginia (1950), as amended, is as follows:
Wells Fargo Bank, National Association,
as Administrative Agent
MAC D1109-019
1525 W W.T. Harris Blvd, 1st Floor
Charlotte, NC 28262-8522
Attention: Erika Myers
with a copy to:
Wells Fargo Bank, National Association,
as Administrative Agent
MAC T9216-451
1445 Ross Ave., Suite 4500
Dallas, TX 75202
Attention: Jason M. Hicks
Section 1.19.    Maturity of Indebtedness. The final maturity of the indebtedness secured hereby, subject to the rights of acceleration, is June 28, 2018.

Section 1.20.    Limit on Secured Indebtedness. It is the intention of Mortgagor and Administrative Agent that this Mortgage not constitute a fraudulent transfer or fraudulent conveyance under any state or federal Law that may be applied hereto. Mortgagor and, by its acceptance hereof, Administrative Agent hereby acknowledges and agrees that, notwithstanding any other provision of this Mortgage, the amount of indebtedness secured by Mortgagor hereunder shall be limited to the maximum amount of indebtedness that can be secured by Mortgagor hereunder without rendering this Mortgage voidable under any applicable Requirement of Law relating to fraudulent conveyances or fraudulent transfers with respect to Mortgagor.
Section 1.21    Excluded Assets. Notwithstanding any other provision of this Mortgage, this Mortgage shall not, at any time, constitute a grant of a Lien, privilege, security interest or encumbrance in any property that is, at such time, an Excluded Asset (as hereinafter defined), and the terms “Property,” “Collateral” and each of the defined terms incorporated therein shall exclude the Excluded Assets. For purposes of this Mortgage, “Excluded Assets” shall mean: (a) any permit, lease, license, contract, property right or agreement to which any Mortgagor is a party or any of its rights or interests thereunder if, and only for so long as, the grant of a Lien, privilege, security interest or encumbrance hereunder shall constitute or result in a breach, termination or default under any such permit, lease, license, contract, property right or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable Requirement of Law or principles of equity); provided, however, that such security interest shall attach immediately to any portion of such permit, lease, license, contract, property rights or agreement that does not result in any of the consequences specified above; (b) the Excluded Stock (as hereinafter defined); and (c) all cars, trucks, trailers and other vehicles covered by a certificate of title under the laws of any state to which any Mortgagor has any right, title or interest. For purposes of this Mortgage, “Excluded Stock” shall mean: (a) the voting Capital Stock of any Excluded Foreign Subsidiary in excess of 65% of the outstanding voting Capital Stock of such Excluded Foreign Subsidiary; and (b) the Capital Stock of any Unrestricted Subsidiary.
ARTICLE II
Representations, Warranties and Covenants
Section 2.1.    Mortgagor represents, warrants, and covenants as follows:
(a)Title and Permitted Liens. Mortgagor has, as of the date hereof, good and defensible title to the Property, free and clear of all Liens, privileges, security interests, and encumbrances except for Customary Permitted Liens. From and after the date hereof, Mortgagor covenants to maintain good and defensible title to the Property, free and clear of all Liens, privileges, security interests, and encumbrances except for the Liens permitted by Section 7.3 of the Credit Agreement. Mortgagor will warrant and defend title to the Property, subject as aforesaid, against the claims and demands of all persons claiming or to claim the same or any part thereof. Any and all references made in this Mortgage to the Liens permitted by Section 7.3 of the Credit Agreement are made for the purpose of limiting certain warranties and covenants made by Mortgagor herein and such reference is not intended to affect the description herein of the Mortgaged Properties nor to subordinate the Liens and security interests hereunder to any such Liens.

(b)Leases and Contracts; Performance of Obligations. Except as otherwise permitted in the Credit Agreement, all material Contracts, Servitudes, Surface Leases, Leases, and other agreements and leases forming a part of the Property are in full force and effect, except to the extent any of the same may terminate due to expiration of the stated terms thereof or where the termination thereof could not reasonably be expected to result in a Material Adverse Effect, and Mortgagor agrees to so maintain them in full force and effect. Except as otherwise permitted in the Credit Agreement, all rents, royalties and other payments due and payable by Mortgagor under the provisions of such Contracts, Servitudes, Surface Leases, Leases and other agreements and leases, or under the Liens permitted under Section 7.3 of the Credit Agreement, or otherwise attendant to the ownership or operation of the Property by Mortgagor, have been, and will continue to be, properly and timely paid. Mortgagor is not in default with respect to Mortgagor’s obligations (and Mortgagor is not aware of any default by any third party with respect to such third party’s obligations) under such Contracts, Servitudes, Surface Leases, Leases or other agreements or leases, or under the Liens permitted under Section 7.3 of the Credit Agreement, or otherwise attendant to the ownership or operation of any part of the Property, where such default could reasonably be expected to result in a Material Adverse Effect; Mortgagor will fulfill all such obligations coming due in the future, except where such failure to do so could not reasonably be expected to result in a Material Adverse Effect. There are no situations where Mortgagor is aware that a contingent liability may exist which may require Mortgagor to account for such liability on a basis less favorable to Mortgagor than the basis on which Mortgagor is currently accounting.
(c)Contractual Arrangements. Except to the extent that any failure could not reasonably be expected to result in a Material Adverse Effect, Mortgagor will not: (i) permit any of the Facilities or Pipeline Systems to be subject to any contractual or other arrangement for gathering, transporting, storage, treating, processing or other services (A) whereby payment is or can be deferred for a substantial period after the month in which performance occurred or is or can be made other than in cash, (B) which is not on a bona fide arms-length basis and at commercially reasonable prices, on terms which are customary in the industry, or (C) for which prepayments in material amounts have been received, (ii) fail to comply with contractual and other arrangements for gathering, transporting, storage, treating, processing and other services, (iii) permit to exist any imbalances in respect to the Facilities or Pipeline Systems except for those imbalances incurred in the ordinary course of business that are settled in the ordinary course of business, (iv) permit to exist curtailment of (A) services in connection with the Facilities or Pipeline Systems or (B) transportation of its Products other than as required by any applicable Requirement of Law or as a result of events of force majeure, (v) permit any Facilities or Pipeline Systems or any material part thereof to cease to operate (except as a result of customary interruptions in the ordinary course of business or as a result of force majeure events) or to be abandoned, (vi) receive prepayments for services other than prepayments for liabilities for services that will accrue and be settled in the month following the month in which such services were rendered, (vii) permit to exist any contract for gathering, transporting, storage, treating, processing or other services for consideration or other terms in contravention of any applicable Requirement of Law, or (viii) receive consideration other than in accordance with applicable contracts and any applicable Requirement of Law. Mortgagor will use reasonable efforts to cure any events of force majeure. Mortgagor is presently receiving payments and fees for all contractual or other arrangements described above in accordance with the terms of such contract or agreement in all material respects.

(d)Condition of Personal Property. The equipment, inventory, improvements, fixtures, goods and other tangible personal/movable property forming a part of the Property and used or useful thereto in the conduct of its business are and will remain in good repair and condition (taking into consideration ordinary wear and tear) and are and will be adequate for the normal operation of the Property in accordance with prudent industry standards; all of such Property is, and will remain, located on the Mortgaged Properties, except for that portion thereof which is or shall be located elsewhere (including that usually located on the Mortgaged Properties but temporarily located elsewhere) in the course of the normal operation of the Property and sales and disposals permitted by Section 7.5 of the Credit Agreement.
(e)Operation of Property. The Property is being and, to the extent the same could reasonably be expected to result in a Material Adverse Effect has in the past been, and hereafter will be, maintained and operated in a good and workmanlike manner, in accordance with the standard of care typical in the industry and in conformity in all material respects with all any applicable Requirement of Law and all rules, regulations and orders of all duly constituted authorities having jurisdiction and in conformity with all Contracts, Servitudes and other agreements and leases forming a part of the Property and in conformity with the Liens permitted under Section 7.3 of the Credit Agreement. Mortgagor has, and will have in the future, all governmental licenses and permits necessary or appropriate to own and operate any Property, except where such failure to do so could not reasonably be expected to result in a Material Adverse Effect.
(f)Sale or Disposal. Mortgagor will not, without the prior written consent of Administrative Agent, sell, exchange, lease, transfer, or otherwise dispose of or abandon, any part of, or interest in, the Property other than as permitted by Sections 7.5 of the Credit Agreement.
(g)Environmental.
(i)Current Status. The Property and Mortgagor are not in violation of the representations and warranties contained in Section 4.18 of the Credit Agreement.
(ii)Future Performance. The following definition is applicable for the terms used in this section. “Applicable Environmental Laws” shall mean any applicable Requirement of Law, including, without limitation, the common law, pertaining to safety, health or the environment, as such Requirement of Law now exist or are hereafter enacted and/or amended (Applicable Environmental Laws shall include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (as amended, hereinafter called “CERCLA”), the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984 (as amended, hereinafter called “RCRA”) and applicable state and local Law). The terms “hazardous substance” and “release” as used in this Mortgage shall have the meanings specified in CERCLA, and the terms “solid waste” and “disposal” (or “disposed”) shall have the meanings specified in RCRA; provided, in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment. In the event and to the extent that any Requirement of

Law of the states in which the Mortgaged Properties are located establish a meaning for “hazardous substance,” “release,” “solid waste,” or “disposal” which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply. Mortgagor will not cause or permit the Property or Mortgagor to be in violation of, or do anything or permit anything to be done which will subject the Property to any remedial obligations under, or result in noncompliance with applicable permits and licenses under, any Applicable Environmental Laws, assuming disclosure to the applicable Governmental Authorities of all relevant facts, conditions and circumstances, if any, pertaining to the Property except where the same could not reasonably be expected to result in a Material Adverse Effect. Mortgagor will take all steps necessary to determine that no hazardous substances or solid wastes have been disposed of or otherwise released on or onto the Property or any adjacent property from the Property, except where the same could not reasonably be expected to result in a Material Adverse Effect. Mortgagor will not cause or permit the disposal or other release of any hazardous substance or solid waste at, into, upon or under the Property or any adjacent property from the Property and covenants and agrees to keep or cause the Property to be kept free of any hazardous substance or solid waste (except as is required in the ordinary course of business, such use, and temporary storage in anticipation of use in compliance with Applicable Environmental Laws), and to remove the same (or if removal is prohibited by any Requirement of Law, to take whatever action is required by any Requirement of Law) promptly upon discovery except where the same could not reasonably be expected to result in a Material Adverse Effect. Upon Administrative Agent’s request during the existence and continuance of a Default, Mortgagor will provide at Mortgagor’s sole expense an inspection or audit of the Property from an engineering or consulting firm approved by Administrative Agent, indicating the presence or absence of hazardous substances and solid waste on the Property and compliance with Applicable Environmental Laws and this Section.
(h)Defense of Mortgage. If the validity or priority of this Mortgage or of any rights, titles, Liens, privileges, or security interests created or evidenced hereby with respect to the Property or any part thereof or the title of Mortgagor to the Property or any part thereof shall be endangered or questioned or shall be attacked directly or indirectly or if any legal proceedings are instituted against Mortgagor with respect thereto, Mortgagor will give prompt written notice thereof to Administrative Agent and at Mortgagor’s own cost and expense will diligently endeavor to cure any defect that may be developed or claimed, and will take all necessary and proper steps for the defense of such legal proceedings, including, but not limited to, the employment of counsel, the prosecution or defense of litigation and the release or discharge of all adverse claims, and Trustee and Administrative Agent, or either of them (whether or not named as parties to legal proceedings with respect thereto), are hereby authorized and empowered to take such additional steps as in their judgment and discretion may be necessary or proper for the defense of any such legal proceedings or the protection of the validity or priority of this Mortgage and the rights, titles, Liens, privileges, and security interests created or evidenced hereby, including but not limited to the employment of independent counsel, the prosecution or defense of litigation, the compromise or discharge of any adverse claims made with respect to the Property, the purchase or payment of any tax or tax title and the removal of prior Liens, privileges, or security interests, and all expenditures so made of every kind and character shall be a demand obligation (which obligation Mortgagor hereby expressly promises to pay) owing by Mortgagor to Administrative Agent or Trustee (as the case may be) and shall bear interest from the date expended until paid at the rate set forth in Section 2.9(c) of the Credit Agreement, and the party incurring such expenses shall be subrogated to all rights of the person receiving such payment.
(i)Insurance. Mortgagor will carry insurance as provided in the Credit Agreement. All policies evidencing such insurance shall contain clauses providing that the proceeds thereof shall be payable to Administrative Agent as its interest may appear and providing that such policies may not be canceled or reduced or otherwise affected in any materially adverse way without at least thirty (30) days’ prior written notice to Administrative Agent; provided that, notwithstanding any such loss payee or mortgagee designation, so long as no Default exists, any payments under such insurance shall be made solely to the Mortgagor for application as required and permitted by Section 2.6 of the Credit Agreement. Upon request by Administrative Agent, Mortgagor shall deliver to Administrative Agent the original policies, evidence of payment of premiums, certificates evidencing renewals, and such other information regarding such insurance as Administrative Agent may reasonably request. In the event of any loss under any insurance policies so carried by Mortgagor, Administrative Agent shall, after it has determined in its sole judgment that Mortgagor has failed to commence or diligently pursue efforts to collect the same, have the right (but not the obligation) to make proof of loss and collect the same, and all amounts so received shall be applied toward costs, charges and expenses (including reasonable attorneys’ fees), if any, incurred in the collection thereof, then to the order of Mortgagor for use for repairs and replacement of any loss, unless a Default is then continuing and in which case, then shall be applied to matured secured indebtedness as prescribed by the Credit Agreement, and any excess proceeds shall be paid to the order of Mortgagor for use for repairs and replacement of any loss. In the preceding instances and during the continuance of a Default, Administrative Agent is hereby authorized but not obligated to enforce in its name or in the name of Mortgagor payment of any or all of said policies or settle or compromise any claim in respect thereof, and to collect and make receipts for the proceeds thereof and, in and during such events, Administrative Agent is hereby appointed Mortgagor’s agent and attorney-in-fact to endorse any check or draft payable to Mortgagor in order to collect the proceeds of insurance. In the event of foreclosure of this Mortgage, or other transfer of title to the Property in extinguishment in whole or in part of the secured indebtedness, all right, title and interest of Mortgagor in and to such policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or other transferee in the event of such other transfer of title.
Pursuant to Mo. Rev. Stat. § 427.120, Mortgagor acknowledges receipt of the following notice: “Unless you [Mortgagor] provide evidence of the insurance coverage required by your agreement with us [Secured Parties], we may purchase insurance at your expense to protect our interests in your collateral. This insurance may, but need not, protect your interests. The coverage that we purchase may not pay any claim that you make or any claim that is made against you in connection with the collateral. You may later cancel any insurance purchased by us, but only after providing evidence that you have obtained insurance as required by our agreement. If we purchase insurance for the collateral, you will be responsible for the costs of that insurance, including the insurance premium, interest and any other charges we may impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to your total outstanding balance or obligation. The costs of the insurance may be more than the cost of insurance you may be able to obtain on your own.”
(j)Further Assurances. Mortgagor will, on reasonable request of Administrative Agent, (i) promptly correct any defect, error or omission which may be discovered in the contents of this Mortgage, or in any other Loan Document, or in the execution or acknowledgment of this Mortgage or any other Loan Document; (ii) promptly execute, acknowledge, deliver and record and/or file such further instruments (including, without limitation, further deeds of trust, mortgages, security agreements, financing statements, continuation statements, and assignments of accounts, funds, contract rights, general intangibles, and proceeds) and do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Mortgage and the other Loan Documents and to more fully identify and subject to the Liens, privileges, and security interests hereof any property intended to be covered hereby, including specifically, but without limitation, any renewals, additions, substitutions, replacements, or appurtenances to the Property; and (iii) promptly execute, acknowledge, deliver, and file and/or record any document or instrument (including specifically any financing statement) desired by Administrative Agent to protect the Lien, privilege, or the security interest hereunder against the rights or interests of third persons. Mortgagor shall pay all costs connected with any of the foregoing.
(k)Name and Place of Business and Formation. Except as disclosed in the Credit Agreement, the other Loan Documents or in the Perfection Certificate delivered by Borrower to Administrative Agent, Mortgagor has not, during the preceding five years, been known by or used any other legal name. Mortgagor will not cause or permit any change to be made in its name, identity or state of formation number unless Mortgagor shall have notified Administrative Agent of such change at least twenty (20) days prior to the effective date of such change (or such shorter period as may be approved by Administrative Agent), and shall have first taken all action required by Administrative Agent for the purpose of further perfecting or protecting the Liens, privileges, and security interests in the Property created hereby. Mortgagor’s exact name is the name set forth in this mortgage. Mortgagor’s location is as follows:
Mortgagor is a registered organization which is organized under any Requirement of Law of one of the states comprising the United States (e.g. corporation, limited partnership, registered limited liability partnership or limited liability company). Mortgagor is located (as determined pursuant to the UCC) in the state under any Requirement of Law in which it was organized, which is: (1) with respect to BKEP CRUDE, L.L.C., BKEP Pipeline, L.L.C., and BKEP Field Services, L.L.C., Delaware; and (2) with respect to BKEP MATERIALS, L.L.C., BKEP ASPHALT, L.L.C., and BKEP Services LLC, Texas. As of the date hereof, Mortgagor’s principal place of business and chief executive office is located at the address set forth below the signature of Mortgagor to this Mortgage.
(l)Not a Foreign Person. Mortgagor is not a “foreign person” within the meaning of the Internal Revenue Code of 1986, as amended, (hereinafter called the “Code”), Sections 1445 and 7701 (i.e. Mortgagor is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in the Code and any regulations promulgated thereunder).
(m)Reporting Compliance. Mortgagor agrees to comply with any and all reporting requirements applicable to the transaction evidenced by the Notes and secured by this Mortgage which are set forth in any Requirement of Law of any Governmental Authority, and further agrees upon request of Administrative Agent to furnish Administrative Agent with evidence of such compliance.
(n)Surface Leases.
(i)Default; Notice of Default. To the best of Mortgagor’s knowledge, as of the date hereof, the lessor under any Surface Lease is not in default in the performance of any of its material obligations under such Surface Lease. As of the date hereof, (A) Mortgagor is not in default in the performance of any of its obligations under any Surface Lease, and (B) there are no circumstances which, alone or with the passage of time or the giving of notice or both, would constitute an event of default thereunder. Mortgagor will give Administrative Agent immediate notice of any notice of default or cancellation given to or received by the Mortgagor under any Surface Lease, subject to any applicable grace periods. Mortgagor will provide Administrative Agent with copies of any such notices of default or other notices.
(ii)Lease Obligations and Rights.
(A)Each of the Surface Leases is and shall be maintained in full force and effect, except to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect or the termination of any Surface Lease results from the expiration of the stated term thereof. Subject to any applicable notice and cure periods in each Surface Lease, Mortgagor will promptly and faithfully observe, perform and comply, or cause the observance, performance and compliance with, all the material terms, covenants and provisions of each Surface Lease, on its part to be observed, performed and complied with, at the times set forth therein. Mortgagor will furnish to Administrative Agent such information and evidence as Administrative Agent may reasonably request concerning Mortgagor’s due observance, performance and compliance with the terms, covenants and provisions of any Surface Lease.
(B)There are, as of the date hereof, and will be, no defenses to Mortgagor’s enforcement of its rights under each Surface Lease that could reasonably be expected to result in a Material Adverse Effect. Subject to any applicable notice and cure periods in each Surface Lease, Mortgagor will enforce the material obligations of the lessor under such Surface Lease, to the end that Mortgagor may enjoy all of the material rights granted it under such Surface Lease.
(iii)Lease Termination. Mortgagor covenants that it will not, without the prior written consent of Administrative Agent, cancel, release, terminate or surrender such Surface

Lease or the Mortgaged Property demised by such Surface Lease, or waive, excuse, condone or in any way release or discharge the lessor thereunder of and from the obligations, covenants, conditions and agreements by the lessor to be done other than upon termination of the applicable Surface Lease due to expiration of its stated term, and Mortgagor does by these presents expressly release, relinquish and assign unto Administrative Agent all its right, power and authority to so cancel, release, terminate or surrender, in any way the terms and provision of any Surface Lease to be retained by Administrative Agent until this Mortgage has been released. Further, without Administrative Agent’s prior written consent, Mortgagor will not, subsequent to the effective date hereof, suffer or permit any subletting or assignment of any of Mortgagor’s interest under any Surface Lease.
(iv)No Release. Mortgagor covenants and agrees that no release or forbearance of any of Mortgagor’s obligations under any Surface Lease, pursuant to such Surface Lease or otherwise, shall release Mortgagor from any of its obligations under this Mortgage, including its obligation with respect to the payment of rent as provided for in said Surface Lease and the performance of all the terms, provisions, covenants, conditions and agreements contained in such Surface Lease, to be kept, performed and complied with by Mortgagor therein.
(v)After-Acquired Land. In the event Mortgagor were to acquire the remaining interest in the fee simple of any Mortgaged Property demised by any Surface Lease or any greater estate to which any Surface Lease relates, the Lien of this Mortgage shall attach, extend to, cover and constitute a Lien upon such fee simple title or greater estate, and it shall be included within the definition of the Mortgaged Property. Mortgagor agrees to execute all instruments and documents which Administrative Agent may reasonably require to ratify, confirm and further evidence the Lien on such acquired estate, title or interest.
(vi)No Merger Provision. Mortgagor covenants and agrees that unless Administrative Agent shall otherwise expressly consent in writing, title to the Mortgaged Property demised by any Surface Lease and the leasehold estate created by such Surface Lease shall not merge but shall always remain separate and distinct, notwithstanding union of said estates either in the lessor or in the Administrative Agent or subsequent lessee or third party by purchase or otherwise.
(vii)No Liability. Notwithstanding anything to the contrary contained herein, this Mortgage shall not constitute an assignment of any Surface Lease within the meaning of any provision thereof prohibiting its assignment and Administrative Agent shall have no liability or obligation thereunder by reason of its acceptance of this Mortgage. Administrative Agent shall be liable for the obligations of Mortgagor arising under any Surface Lease for only that period of time which Administrative Agent is in possession of the Mortgaged Property demised by such Surface Lease or has acquired, by foreclosure or otherwise, and is holding all of Mortgagor’s right, title and interest therein.
Section 2.2.    Performance on Mortgagor’s Behalf. Mortgagor agrees that, if Mortgagor fails to perform any act or to take any action which hereunder Mortgagor is required to perform or take, or to pay any money which hereunder Mortgagor is required to pay, Administrative Agent, in

Mortgagor’s name or its own name, may, but shall not be obligated to, perform or cause to be performed such act or take such action or pay such money, and any expenses so incurred by Administrative Agent and any money so paid by Administrative Agent shall be a demand obligation owing by Mortgagor to Administrative Agent (which obligation Mortgagor hereby expressly promises to pay) and Administrative Agent, upon making such payment, shall be subrogated to all of the rights of the person, corporation or body politic receiving such payment. Further, if Mortgagor shall fail to comply with its covenants under any Surface Lease, or upon receipt by Administrative Agent from the lessor of any such lease of notice of any default under any such Surface Lease, Administrative Agent may rely thereon and take any action necessary to cure such default, even though the existence of such default and the nature thereof be questioned or denied by Mortgagor or by any party on behalf of Mortgagor. Mortgagor hereby expressly grants to Administrative Agent and agrees that Administrative Agent shall have the absolute and immediate right to enter upon the Mortgaged Property subject to such Surface Lease or any part thereof to the extent and as often as Administrative Agent in its sole discretion deems necessary or desirable in order to prevent such default or to cure any such default by Mortgagor. Administrative Agent may pay and expend sums of money as Administrative Agent in its sole discretion deems necessary for such purpose, and any money so paid by Administrative Agent shall be a demand obligation owing by Mortgagor to Administrative Agent (which obligation Mortgagor hereby expressly promises to pay) and Administrative Agent, upon making such payment, shall be subrogated to all of the rights of the person, corporation or body politic receiving such payment. Each amount due and owing by Mortgagor to Trustee and/or Administrative Agent pursuant to this Mortgage shall bear interest each day, from the date of such expenditure or payment until paid, at the rate set forth in Section 2.9(c) of the Credit Agreement; all such amounts, together with such interest thereon, shall be a part of the secured indebtedness and shall be secured by this Mortgage.
ARTICLE III
Assignment of Rents, Accounts, and Proceeds
Section 3.1.    Assignment. Except as set forth in Section 3.2, below, as additional security for the payment and performance in full of the obligations referred to in Section 1.3 hereof, Mortgagor absolutely, presently, unconditionally and irrevocably assigns, transfers and sets over to the Administrative Agent, and grants to the Administrative Agent, all of the Mortgagor’s estate, right, title, interest, claim and demand, as landlord or lessor, under any and all of the Leases, and does further hereby absolutely, presently, unconditionally and irrevocably assign, transfer and set over to Administrative Agent all Rents, together with the immediate and continuing right to collect and receive such Rents. Mortgagor directs and instructs any and all payors of Rents to pay to Administrative Agent all of the Rents until such time as such payors have been furnished with evidence that all secured indebtedness has been paid and that this Mortgage has been released. Mortgagor agrees that no payors of Rents shall have any responsibility for the application of any funds paid to Administrative Agent. While the above assignment is an absolute assignment and not an assignment for additional security only, the Administrative Agent hereby grants to the Mortgagor a license to collect and apply the Rents and to enforce the obligations of tenants and other counterparties under the Leases. Immediately upon the occurrence of and during the continuance of any Default, whether or not legal proceedings have commenced and without regard to waste, adequacy of security for the Obligations or solvency of the Mortgagor, the license granted in the immediately preceding sentence shall automatically cease and terminate upon the giving of written notice to Mortgagor by the Administrative Agent of such termination.
Section 3.2.    Collateral Assignment of Texas Rents. As additional security for the payment and performance in full of the obligations referred to in Section 1.3 hereof, Mortgagor hereby collaterally grants, transfers and assigns, in accordance with the TARA (hereinafter defined), to Administrative Agent all of Mortgagor’s right, title and interest in and to the Rents attributable to, or with respect to, the Property located in the state of Texas. This assignment grants, and is intended to grant to Administrative Agent, a presently effective first priority lien and security interest in such Rents. Upon the occurrence of and during the continuation of a Default, Administrative Agent shall have all the rights and remedies and be entitled to all of the benefits of Section 64.053, Section 64.054, Section 64.055 and Section 64.057 of the TARA. Mortgagor hereby waives any right to withhold any amount permitted by the provisions of Section 64.060(a) of the TARA and, the provisions thereof notwithstanding, agrees that, during the continuation of a Default, Mortgagor shall turn over such Rents within ten (10) days after written notice demanding the turnover of such Rents is received by Mortgagor as provided in Section 5.16 hereof. “TARA” means the Texas Assignment of Rents Act, being Chapter 64 of the Texas Property Code, as in effect from time to time.
Section 3.3.    Effectuating Payment of Rents to Administrative Agent. Independent of the foregoing provisions and authorities herein granted, Mortgagor agrees to execute and deliver any and all instruments that may be requested by Administrative Agent or that may be required by any payor of Rents for the purpose of effectuating payment of the Rents to Administrative Agent. If under any existing agreements, any Rents are required to be paid by the payor to Mortgagor so that under such existing agreements payment cannot be made of such Rents to Administrative Agent, Mortgagor’s interest in all Rents under such agreements and in all other Rents which for any reason may be paid to Mortgagor shall, when received by Mortgagor, after the termination of the Mortgagor’s license as described in Section 3.1, above, constitute trust funds in Mortgagor’s hands and shall be immediately paid over to Administrative Agent. Without limitation upon any of the foregoing, Mortgagor hereby constitutes and appoints Administrative Agent as Mortgagor’s special attorney-in-fact (with full power of substitution, either generally or for such periods or purposes as Administrative Agent may from time to time prescribe) in the name, place and stead of Mortgagor to do any and every act and exercise any and every power that Mortgagor might or could do or exercise personally with respect to all Rents (the same having been assigned by Mortgagor to Administrative Agent pursuant to Section 3.1 hereof). The foregoing appointment includes, without limitation, the right, power and authority, during the continuance of a Default, to:
(a)Execute and deliver in the name of Mortgagor any and all instruments of every nature that may be requested or required by any party for the purposes of effectuating payment of the Rents to Administrative Agent or which Administrative Agent may otherwise deem necessary or appropriate to effect the intent and purposes of the assignment contained in Section 3.1; and
(b)If under any agreements any Rents are required to be paid by the payor to Mortgagor so that under such existing agreements payment cannot be made of such Rents to Administrative Agent, to make, execute and enter into such agreements as are necessary to direct Rents to be payable to Administrative Agent.

Administrative Agent, as attorney-in-fact, is further hereby given and granted full power and authority to do and perform any and every act and thing whatsoever necessary and requisite to be done as fully and to all intents and purposes, as Mortgagor might or could do if personally present; and Mortgagor shall be bound thereby as fully and effectively as if Mortgagor had personally executed, acknowledged and delivered any of the foregoing certificates or documents. The powers and authorities herein conferred upon Administrative Agent may be exercised by Administrative Agent through any person who, at the time of the execution of the particular instrument, is an officer of Administrative Agent. The power of attorney herein conferred is granted for valuable consideration and hence is coupled with an interest and is irrevocable so long as the secured indebtedness, or any part thereof, shall remain unpaid. All persons dealing with Administrative Agent or any substitute shall be fully protected in treating the powers and authorities conferred by this paragraph as continuing in full force and effect until advised by Administrative Agent that all the secured indebtedness is fully and finally paid. Administrative Agent may, but shall not be obligated to, take such action as it deems appropriate in an effort to collect the Rents, and any reasonable expenses (including reasonable attorney’s fees) so incurred by Administrative Agent shall be a demand obligation of Mortgagor and shall be part of the secured indebtedness, and shall bear interest each day, from the date of such expenditure or payment until paid, at the rate set forth in Section 2.9(c) of the Credit Agreement.
Section 3.4.    Release From Liability; Indemnification. Administrative Agent and its successors and assigns are hereby released and absolved from all liability for failure to enforce the Leases and/or the collection of the Rents and from all other responsibility in connection therewith, except the responsibility of each to account to Mortgagor for funds actually received by each. Mortgagor agrees to indemnify and hold harmless Administrative Agent (for purposes of this paragraph, the term “Administrative Agent” shall include the directors, officers, partners, employees and agents of Administrative Agent and any persons or entities owned or controlled by or affiliated with Administrative Agent) from and against all claims, demands, liabilities, losses, damages (including without limitation consequential damages), causes of action, judgments, penalties, costs and expenses (including without limitation reasonable attorneys’ fees and expenses) imposed upon, asserted against or incurred or paid by Administrative Agent by reason of the assertion that Administrative Agent received, either before or after payment in full of the secured indebtedness, funds claimed by third persons (and/or funds in respect of consideration paid in violation of applicable contracts or any Requirement of Law), and Administrative Agent shall have the right to defend against any such claims or actions, employing attorneys of its own selection. In addition, if not furnished with indemnity satisfactory to it, Administrative Agent shall have the right to compromise and adjust any such claims, actions and judgments, and in addition to the rights to be indemnified as herein provided, all amounts paid by Administrative Agent in compromise, satisfaction or discharge of any such claim, action or judgment, and all court costs, attorneys’ fees and other expenses of every character expended by Administrative Agent pursuant to the provisions of this section shall be a demand obligation (which obligation Mortgagor hereby expressly promises to pay) owing by Mortgagor to Administrative Agent and shall bear interest, from the date expended until paid, at the rate set forth in Section 2.9(c) of the Credit Agreement. The foregoing indemnities shall not terminate upon the Release Date (as hereinafter defined) or upon the release, foreclosure or other termination of this Mortgage but will survive the Release Date, foreclosure of this Mortgage or conveyance in lieu of foreclosure, and the repayment of the secured indebtedness and the discharge and release of this Mortgage and the other documents evidencing and/or securing the secured indebtedness with respect to claims or actions arising out of events that occur prior to the Release Date. The “Release Date” as used herein shall mean the earlier of the following two dates: (i) the date on which the indebtedness and other obligations secured hereby have been paid and performed in full (other than (A) contingent indemnification obligations and (B) obligations and liabilities under Specified Cash Management Agreements and Specified Swap Agreements either (x) as to which arrangements satisfactory to the applicable Secured Party shall have been made or (y) notice has not been received by the Administrative Agent from the applicable Secured Party that such amounts are then due and payable)) and this Mortgage has been released of record, or (ii) the date on which the Lien of this Mortgage is foreclosed or a deed in lieu of such foreclosure is fully effective and recorded. WITHOUT LIMITATION, IT IS THE INTENTION OF MORTGAGOR AND MORTGAGOR AGREES THAT THE FOREGOING RELEASES AND INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PARTY WITH RESPECT TO ALL CLAIMS, DEMANDS, LIABILITIES, LOSSES, DAMAGES (INCLUDING WITHOUT LIMITATION CONSEQUENTIAL DAMAGES), CAUSES OF ACTION, JUDGMENTS, PENALTIES, COSTS AND EXPENSES (INCLUDING WITHOUT LIMITATION REASONABLE ATTORNEYS’ FEES AND EXPENSES) WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF SUCH (AND/OR ANY OTHER) INDEMNIFIED PARTY. However, such indemnities shall not apply to any particular indemnified party (but shall apply to the other indemnified parties) to the extent the subject of the indemnificationis caused by or arises out of the gross negligence or willful misconduct of such particular indemnified party.
Section 3.5.    Mortgagor’s Absolute Obligation to Pay Note. Nothing herein contained shall detract from or limit the obligations of Mortgagor to make prompt payment of the Notes, and any and all other secured indebtedness, at the time and in the manner provided herein, in the Loan Documents, any Specified Swap Agreement, and any Specified Cash Management Agreement, regardless of whether the Rents herein assigned are sufficient to pay same, and the rights under this Article III shall be cumulative of all other rights under the Loan Documents, any Specified Swap Agreement, and any Specified Cash Management Agreement.
Section 3.6.    Change of Purchaser. To the extent applicable, and if a default has occurred hereunder and is continuing, should any person now or hereafter purchasing or taking production related to any Pipeline System fail to make payment promptly to Administrative Agent of the related production proceeds, Administrative Agent shall, subject to then existing contractual prohibitions, have the right to make, or to require Mortgagor to make, a change of purchaser, and the right to designate or approve the new purchaser, and Administrative Agent shall have no liability or responsibility in connection therewith so long as ordinary care is used in making such designation.
Section 3.7.    Rights Under Oklahoma Oil and Gas Owners’ Lien Act. Mortgagor hereby grants, sells, assigns and sets over unto Administrative Agent during the term hereof, all of Mortgagor’s rights and interests pursuant to the provisions of the Oil and Gas Owners’ Lien Act (OKLA. STAT. tit. 52, §§ 548.1-548.6 (the “Oklahoma Act”), hereby vesting in Administrative Agent all of Mortgagor’s rights as an interest owner to the continuing security interest in and Lien upon the oil or gas severed or the proceeds of sale. Administrative Agent may, at its option, file the verified notice of Lien in order to perfect such Lien, but shall not be obligated to make such filing and shall not be held liable to Mortgagor for any act or omission pursuant to the Oklahoma Act.
ARTICLE IV
Remedies Upon Default
Section 4.1.    Default. The terms “default” and “Default” as used in this Mortgage shall mean the occurrence of an Event of Default. Upon the occurrence of a default, Administrative Agent at any time and from time to time may without notice to Mortgagor or any other person declare any or all of the secured indebtedness immediately due and payable, without relief from valuation and appraisement any Requirement of Law, and all such secured indebtedness shall thereupon be immediately due and payable, without presentment, demand, protest, notice of protest, declaration or notice of acceleration or intention to accelerate, putting the Mortgagor in default, dishonor, notice of dishonor or any other notice or declaration of any kind, all of which are hereby expressly waived by Mortgagor, and the Liens evidenced hereby shall be subject to foreclosure in any manner provided for herein or provided for by any Requirement of Law as Administrative Agent may elect. With respect to the Deed of Trust Mortgaged Properties which are situated in the Commonwealth of Virginia, the foregoing shall include, but not be limited to, such acceleration as may be made by the Trustee, and this Mortgage is “subject to call upon default”, as that term is construed pursuant to Section 55-60(4) of the Code of Virginia (1950) as amended
Section 4.2.    Pre-Foreclosure Remedies. Upon the occurrence of a default, Administrative Agent is authorized, prior or subsequent to the institution of any foreclosure proceedings, and to the extent allowed by any applicable Requirement of Law, to enter upon the Property, or any part thereof, and to take possession of the Property and all books and records relating thereto, and to exercise without interference from Mortgagor any and all rights which Mortgagor has with respect to the management, possession, operation, protection or preservation of the Property. If necessary to obtain the possession provided for above, Administrative Agent may invoke any and all legal remedies to dispossess Mortgagor, including, but not limited to, summary proceeding or restraining order. Mortgagor agrees to peacefully surrender possession of the Property upon default if requested. All costs, expenses and liabilities of every character incurred by Administrative Agent in managing, operating, maintaining, protecting or preserving the Property shall constitute a demand obligation (which obligation Mortgagor hereby expressly promises to pay) owing by Mortgagor to Administrative Agent and shall bear interest from date of expenditure until paid at the rate set forth in Section 2.9(c) of the Credit Agreement, all of which shall constitute a portion of the secured indebtedness and shall be secured by this Mortgage and by any other instrument securing the secured indebtedness. In connection with any action taken by Administrative Agent pursuant to this Section 4.2, ADMINISTRATIVE AGENT SHALL NOT BE LIABLE FOR ANY LOSS SUSTAINED BY MORTGAGOR RESULTING FROM ANY ACT OR OMISSION OF ADMINISTRATIVE AGENT (INCLUDING ADMINISTRATIVE AGENT’S OWN NEGLIGENCE) IN MANAGING THE PROPERTY UNLESS SUCH LOSS IS CAUSED BY THE WILLFUL MISCONDUCT, GROSS NEGLIGENCE OR BAD FAITH OF ADMINISTRATIVE AGENT, nor shall Administrative Agent be obligated to perform or discharge any obligation, duty or liability of Mortgagor arising under any agreement forming a part of the Property or arising under any Lien permitted under Section 7.3 of the Credit Agreement or otherwise arising. Mortgagor hereby assents to, ratifies and confirms any and all actions of Administrative Agent with respect to the Property taken under this Section 4.2. In addition to the remedies set forth above, Administrative Agent is authorized to enter upon and take possession of any portion of the Property consisting of a leasehold estate or leased premises, and to exercise, without interference from Mortgagor, any and all rights with respect to the leased premises that Administrative Agent has with respect to the Property under this Section, including the right to remedy any default under said Lease and to exercise any other rights it or Mortgagor has under said Lease Agreement as amended
Section 4.3.    Foreclosure.
(a)Upon the occurrence of a default, Trustee is authorized and empowered and it shall be Trustee’s special duty at the request of Administrative Agent to sell the Deed of Trust Mortgaged Properties, or any part thereof, as an entirety or, to the extent not prohibited by any applicable Requirement of Law, in parcels as Administrative Agent may elect, at such place or places and otherwise in the manner and upon such notice as may be required by any Requirement of Law or, in the absence of any such requirement, as Trustee may deem appropriate. If Trustee shall have given notice of sale hereunder, any successor or substitute Trustee thereafter appointed may complete the sale and the conveyance of the property pursuant thereto as if such notice had been given by the successor or substitute Trustee conducting the sale. Any sale of the Collateral conducted under this Article IV may be postponed from time to time as provided by any applicable Requirement of Law; or, in the absence of any such provisions, Administrative Agent may postpone the sale of the Collateral or any part thereof by public announcement at the time and place of such sale, and from time to time thereafter may further postpone such sale by public announcement made at the time of sale fixed by the preceding postponement. Sale of a part of the Collateral will not exhaust the power of sale, and sales may be made from time to time until all Collateral is sold or the Obligations are paid in full. Cumulative of the foregoing and the other provisions of this Section 4.3:
(i)As to the Deed of Trust Mortgaged Properties situated in the State of Texas, such sales of all or any part of such Deed of Trust Mortgaged Properties shall be conducted at the courthouse of any county (whether or not the counties in which such Deed of Trust Mortgaged Properties are located are contiguous) in the State of Texas in which any part of such Deed of Trust Mortgaged Properties is situated, at public vendue to the highest bidder for cash between the hours of ten o’clock a.m. and four o’clock p.m. on the first Tuesday in any month or at such other place, time and date as provided by the statutes of the State of Texas then in force governing sales of real estate under powers conferred by deed of trust, after having given notice of such sale in accordance with such statutes.
(ii)As to the other Deed of Trust Mortgaged Properties, Trustee may proceed, by power of sale, to sell the Deed of Trust Mortgaged Properties and any and every part thereof, at public venue, to the highest bidder, at the customary place in the county (or the City of St. Louis Missouri as to the Deed of Trust Mortgaged Properties located in theCity of St. Louis, Missouri, and the City of Newport News, Virginia, as to the Deed of Trust Mortgaged Properties located in the City of Newport News, Virginia) in which the Deed of

Trust Mortgaged Properties are located, for cash, first giving the public notice required by Law of the time, terms and place of sale, and of the property to be sold; and upon such sale shall execute and deliver a deed of conveyance of the property sold to the purchaser or purchasers thereof, and any statement or recital of fact in such deed in relation to the nonpayment of money hereby secured to be paid, existence of the secured indebtedness, notice of advertisement, sale, receipt of money, and the happening of any of the events whereby any successor trustee became successor as herein provided, shall be prima facie evidence of the truth of such statement or recital; and Trustee shall receive the proceeds of such sale, out of which Trustee shall pay: first, the cost and expenses of executing this trust, including attorneys’ fees and compensation to Trustee for his services; and next to Administrative Agent or its endorsees or assignees, upon the usual vouchers therefor, all monies paid pursuant to or under any provisions set forth herein, in the Credit Agreement, in any of the other Loan Documents or any Specified Swap Agreement or any Specified Cash Management Agreement; and next to the payment of the secured indebtedness, in such order as Administrative Agent may elect; and the balance of such proceeds, if any, shall be paid to the person or persons legally entitled thereto; and Trustee covenants faithfully to perform the trust herein created. Until a sale shall be held hereunder, Trustee hereby lets the Deed of Trust Mortgaged Properties to Mortgagor, upon the following terms and conditions, to-wit: Mortgagor, and every and all persons claiming or possessing the Deed of Trust Mortgaged Properties, or any part thereof, by, through, or under Mortgagor shall or will pay rent therefor during said term at the rate of one cent per month, payable monthly upon demand and shall and will surrender peaceable possession of the Deed of Trust Mortgaged Properties, and any and every part thereof, to Trustee, its successors, assignees, or purchasers thereof, without notice or demand therefor, upon the occurrence of any Default.
(iii)As to the Mortgaged Properties located in the State of Montana, this Mortgage may be foreclosed by advertisement or sale in the manner provided in the small Tract Financing Act of Montana or by judicial procedure as provided by Montana law for the foreclosure of mortgages on real property.
(iv)As to the Deed of Trust Mortgaged Properties situated in the Commonwealth of Virginia , any sale of the Mortgaged Property shall also be made in accordance with the provisions of Sections 55-59.1, 55-59.2, 55-59.3, 55-59.4 and 55-63 of the Code of Virginia (1950), as amended, or other applicable general local laws of the Commonwealth of Virginia or judicial rules or procedures relating to the foreclosure of deeds of trust. Advertisement Required: once a week for two consecutive weeks.
A POWER OF SALE HAS BEEN GRANTED IN THIS MORTGAGE. A POWER OF SALE MAY ALLOW ADMINISTRATIVE AGENT OR TRUSTEE TO TAKE THE DEED OF TRUST MORTGAGED PROPERTIES AND SELL THEM WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY MORTGAGOR UNDER THIS MORTGAGE.
(b)Upon the occurrence of a default, this Mortgage may be foreclosed as to the Other Mortgaged Properties, or any part thereof, by power of sale (if permitted under any applicable

Requirement of Law), by judicial action, or in any other manner permitted by any applicable Requirement of Law. Cumulative of the foregoing and the other provisions of this Section 4.3:
(i)As to the Other Mortgaged Properties located in the State of Oklahoma, Mortgagor hereby confers on Administrative Agent the power to sell the Mortgaged Properties in accordance with the Oklahoma Power of Sale Mortgage Foreclosure Act (OKLA. STAT. tit. 46, §§ 41-49), as the same may be amended from time to time. Mortgagor hereby represents and warrants that this Mortgage transaction does not involve a consumer loan as said term is defined in Section 3-104 of Title 14A of the Oklahoma Statutes, that this Mortgage does not secure an extension of credit made primarily for agricultural purposes as defined in paragraph 4 of Section 1-301 of Title 14A of the Oklahoma Statutes, and that this Mortgage is not a mortgage on the Mortgagor’s homestead.
(ii)As to Other Mortgaged Properties located in the State of Arkansas, Administrative Agent shall have the power to sell such Other Mortgaged Properties for cash at public sale to the highest bidder 60 days following the recording in the Arkansas counties reflected in Exhibit “A” hereto of a notice of default and intention to sell and publication of notice in a newspaper in general circulation in said counties for 30 days, once a week for four (4) consecutive weeks prior to the date of sale, with the final publication no more than ten (10) days prior to the sale.
(iii)As to the Other Mortgaged Properties located in the State of Wisconsin, Administrative Agent may, at its option, proceed by suit or suits in equity or at Law to foreclose this Mortgage and Mortgagor agrees to the provisions of § 846.103 Wis. Stats., and as the same may be amended or renumbered from time to time, permitting the Administrative Agent, at the Administrative Agent’s option and upon waiving the right to judgment for deficiency, to hold the foreclosure sale of such Other Mortgaged Properties three (3) months after a foreclosure judgment is entered.
(iv)As to the Other Mortgaged Properties located in the State of Illinois: If any provision of this Mortgage is inconsistent with any applicable provision of the Illinois Mortgage Foreclosure Law, 735 ILCS 5/15‑1101 et. seq., as it may from time to time be amended (herein the “Illinois Act”), the provisions of the Illinois Act shall take precedence over the provisions of this Mortgage, but shall not invalidate or render unenforceable any other provision of this Mortgage that can fairly be construed in a manner consistent with the Illinois Act. Without in any way limiting or restricting any of Administrative Agent’s rights, remedies, powers and authorities under this Mortgage, and in addition to all of such rights, remedies, powers, and authorities, Administrative Agent shall also have and may exercise any and all rights, remedies, powers and authorities which the holder of a mortgage is permitted to have or exercise under the provisions of the Illinois Act. If any provision of this Mortgage grants to Administrative Agent any rights, remedies, powers or authorities upon default of Mortgagor which are more limited than the rights that would otherwise be vested in Administrative Agent under the Illinois Act in the absence of said provision, Administrative Agent shall be vested with all of the rights, remedies, powers and authorities granted in the Illinois Act to the fullest extent permitted by law. Without limiting the generality of the foregoing, (i) in addition to any other provision of this Mortgage authorizing the Administrative Agent to take or be placed in possession of the mortgaged property, or for the appointment of a receiver, Administrative Agent shall have the right, in accordance with 735 ILCS 5/15‑1701 and 1702, to be placed in possession of the mortgaged property or at its request to have a receiver appointed, and such receiver, or Administrative Agent, if and when placed in possession, shall have, in addition to any other powers provided in this Mortgage, all rights, powers, immunities, and duties as provided for in ILCS 5/15‑1701 and 1703, and (ii) all expenses incurred by Administrative Agent, to the extent reimbursable under 735 ILCS 5/15‑1510, 735 ILCS 5/15‑1512, or any other provisions of the Illinois Act, whether incurred before or after any decree or judgment of foreclosure, and whether or not enumerated in any other provision of this Mortgage, shall be added to the indebtedness secured by this Mortgage and by the judgment of foreclosure.
(v)As to the Other Mortgaged Properties located in the State of Colorado, Administrative Agent may proceed by suit or suits in equity or at law to foreclose this Mortgage by judicial action or in any manner then permitted by any applicable Requirement of Law. Administrative Agent shall be entitled to all of the rights, remedies and benefits of a secured party, a mortgagee and a beneficiary granted under any applicable Requirement of Law; and shall be entitled to enforce all such rights, remedies and benefits. Mortgagor intends and hereby grants to Administrative Agent all such rights, powers and remedies whether or not such rights, powers and remedies are expressly granted or reserved herein. Any sale of the Other Mortgaged Properties under this Article IV shall take place at such place or places and otherwise in such manner and upon such notice as may be required by law; or, in the absence of any such requirement, as Administrative Agent may deem appropriate.
(vi)As to Other Mortgaged Properties located in the State of Idaho, the Administrative Agent may foreclose this Mortgage by judicial action pursuant to I.C. 6‑101 et seq. or in any manner permitted by any applicable Requirement of Law.
(vii)As to the Other Mortgaged Properties located in the State of Michigan, Administrative Agent may immediately (1) commence foreclosure proceedings against the Properties through judicial proceedings or (2) commence foreclosure by advertisement proceedings against the real estate collateral pursuant to the Foreclosure by Advertisement Statute MCLA 600.3201 et seq., in such case made and provided and to sell the Properties or to cause the same to be sold at public sale in accordance with said Statute, in either proceeding as a single parcel or in several parcels at the option of Administrative Agent. Mortgagor hereby acknowledges that this Mortgage contains a POWER OF SALE and that in the event Administrative Agent elects to foreclose by advertisement pursuant to the POWER OF SALE, in accordance with MCLA 600.3201 et seq., MORTGAGOR EXPRESSLY WAIVES NOTICE THEREOF (EXCEPT ANY NOTICE REQUIRED UNDER THE AFORESAID STATUTE), A HEARING PRIOR TO SALE AND ANY RIGHT, CONSTITUTIONAL OR OTHERWISE, THAT MORTGAGOR MIGHT OTHERWISE HAVE TO REQUIRE A JUDICIAL FORECLOSURE.
(viii)As to the Other Mortgaged Properties located in Montana, this Mortgage may be foreclosed by advertisement and sale in the manner provided in the Small Tract Finance Act of Montana or by judicial proceeding as provided by Montana Law for the foreclosure of mortgages on real property.
(ix)As to Other Mortgaged Properties located in the State of Ohio, this Mortgage may be foreclosed as to the Mortgaged Properties or any part thereof in any manner permitted by any applicable Requirement of Law.
(x)As to the Other Mortgaged Properties located in the Commonwealth of Pennsylvania, Administrative Agent may institute an action of mortgage foreclosure, or take such other action as the Law may allow, at law or in equity, for the enforcement thereof and realization on the mortgage security or any other security which is herein or elsewhere provided for, and proceed thereon to final judgment and execution thereon for the entire unpaid balance of the indebtedness secured hereby, with interest, at the rates and pursuant to the methods of calculation specified in the Loan Documents and this Mortgage to the date of default and thereafter at the rates provided in the Loan Documents together with all other sums secured by this Mortgage, all costs of suit, interest at the rates specified in the Loan Documents on any judgment obtained by Administrative Agent from and after the date of any Sheriffs Sale of the Mortgaged Properties (which may be sold, subject to all any applicable Requirement of Law, in one parcel or in such parcels, manner or order as Administrative Agent shall elect) until actual payment is made by the Sheriff of the full amount due Administrative Agent and the Secured Parties and/or their Affiliates, and a reasonable attorneys’ commission for collection, without further stay, any Requirement of Law, usage or custom to the contrary notwithstanding.
(xi)As to the Other Mortgaged Properties located in the State of Utah, this Mortgagee may be foreclosed as to the Mortgaged Properties in any manner permitted by applicable law.
(xii)As to the Other Mortgaged Properties located in any state the following shall apply:
A POWER OF SALE HAS BEEN GRANTED IN THIS MORTGAGE. A POWER OF SALE MAY ALLOW ADMINISTRATIVE AGENT TO TAKE THE OTHER MORTGAGED PROPERTIES AND SELL THEM WITHOUT

GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY MORTGAGOR UNDER THIS MORTGAGE.
(c)Upon the occurrence of a default, this Mortgage may be foreclosed as to the Georgia Secured Property, or any part thereof, by power of sale (if permitted under any applicable Requirement of Law), by judicial action, or in any other manner permitted by any applicable Requirement of Law. Cumulative of the foregoing and the other provisions of this Section 4.3
(i)Administrative Agent may sell or offer for sale the Georgia Secured Property in such portions, order and parcels as Administrative Agent may determine, with or without having first taken possession of same, to the highest bidder for cash at public auction. Such sale shall be made in accordance with the provisions of Section 4.3(c)(ii) below relating to the sale of real estate or by Chapter 9 of the UCC relating to the sale of collateral after default by a debtor (as such laws now exist or may be hereafter amended or succeeded), or by any other present or subsequent articles or enactments relating to same. With respect to any notices required or permitted under the UCC, Mortgagor agrees that ten (10) days’ prior written notice shall be deemed commercially reasonable. At any such sale (A) whether made under the power herein contained, the UCC, any other legal requirement or by virtue of any judicial proceedings or any other legal right, remedy or recourse, it shall not be necessary for Administrative Agent to be physically present at or to have constructive possession of the Georgia Secured Property (Mortgagor shall deliver to Administrative Agent any portion of the Georgia Secured Property not actually or constructively possessed by Administrative Agent immediately upon demand by Administrative Agent), and the title to and right of possession of any such property shall pass to the purchaser thereof as completely as if Administrative Agent had been actually present and delivered to purchaser at such sale, (B) each instrument of conveyance executed by Administrative Agent shall contain general warranties of title (or limited or no warranties if Administrative Agent shall so elect), binding upon Mortgagor, (C) each recital contained in any instrument of conveyance made by Administrative Agent shall constitute prima facie evidence of the truth and accuracy of the matters recited therein, including, without limitation, nonpayment of the Indebtedness and advertisement and conduct of such sale in the manner provided herein and otherwise by law, (D) any prerequisites to the validity of such sale shall be presumed to have been performed, (E) the receipt of Administrative Agent or other party making the sale shall be a sufficient discharge to the purchaser or purchasers for his or their purchase money and no such purchaser or purchasers, or his or their assigns or personal representatives, shall thereafter be obligated to see to the application of such purchase money or be in any way answerable for any loss, misapplication or non-application thereof, and (F) to the fullest extent permitted by law, Mortgagor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Mortgagor, and against all other persons claiming or to claim the property sold or any part thereof, by, through or under Mortgagor. Upon any sale made under or by virtue of this Section (whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale), Administrative Agent may bid for and acquire the Georgia Secured

Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Indebtedness the net sale price after deducting therefrom the expenses of the sale and the costs of the action and any other sums which Administrative Agent is authorized to deduct under this Security Deed.
(ii)Sell the Georgia Secured Property or any part of the Georgia Secured Property at public sale or sales before the door of the courthouse of the county in which the Georgia Secured Property or any part of the Georgia Secured Property is situated, to the highest bidder for cash in order to pay the Indebtedness secured hereby and accrued interest thereon and insurance premiums, liens, assessments, taxes and charges, including utility charges, if any, with accrued interest thereon, and all expenses of the sale and of all proceedings in connection therewith, including reasonable attorneys’ fees, after advertising the time, place and terms of sale once a week for four (4) weeks immediately preceding such sale (but without regard to the number of days) in a newspaper in which Sheriff’s sales are advertised in said county. At any such public sale, Administrative Agent may execute and deliver to the purchaser a conveyance of the Georgia Secured Property or any part of the Georgia Secured Property in fee simple, with full warranties of title (or without warranties if Administrative Agent shall so elect) and to this end, Mortgagor hereby constitutes and appoints Administrative Agent the agent and attorney-in-fact of Mortgagor to make such sale and conveyance, and thereby to divest Mortgagor of all right, title and interest, equity and equity of redemption that Mortgagor may have in and to the Georgia Secured Property and to vest the same in the purchaser or purchasers at such sale or sales, and all the acts and doings of said agent and attorney-in-fact are hereby ratified and confirmed and any recitals in said conveyance or conveyances as to facts essential to a valid sale shall be binding upon Mortgagor. The aforesaid power of sale and agency hereby granted are coupled with an interest and are irrevocable by death or otherwise, are granted as cumulative of the other remedies provided hereby or by law for collection of the Indebtedness secured hereby and shall not be exhausted by one exercise thereof but may be exercised until full payment of all Indebtedness secured hereby. Administrative Agent may adjourn from time to time any sale by it to be made under or by virtue of this Security Deed by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, Administrative Agent, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.
(d)Upon the occurrence of a default, Administrative Agent may exercise its rights of enforcement with respect to the Collateral under the Texas Business and Commerce Code, as amended, under the UCC of Arkansas, California, Colorado, Georgia, Idaho, Illinois, Indiana, Kansas, Michigan, Missouri, Montana, Nebraska, Nevada, New Jersey, New Mexico, Ohio, Oklahoma, Pennsylvania, Tennessee, Utah, Virginia and Washington, as amended, or under the UCC or any other statute in force in any state to the extent the same is any applicable Requirement of Law. Cumulative of the foregoing and the other provisions of this Section 4.3:

(i)To the extent permitted by any Requirement of Law, Administrative Agent may enter upon the Mortgaged Properties or otherwise upon Mortgagor’s premises to take possession of, assemble and collect the Collateral or to render it unusable; and
(ii)Administrative Agent may require Mortgagor to assemble the Collateral and make it available at a place Administrative Agent designates which is mutually convenient to allow Administrative Agent to take possession or dispose of the Collateral; and
(iii)written notice mailed to Mortgagor as provided herein at least ten (10) days (except with respect to Collateral located in the State of Wisconsin, then ten (10) days) prior to the date of public sale of the Collateral or prior to the date after which private sale of the Collateral will be made shall constitute reasonable notice; and
(iv)in the event of a foreclosure of the Liens, privileges, and/or security interests evidenced hereby, the Collateral, or any part thereof, and the Mortgaged Properties, or any part thereof, may, at the option of Administrative Agent, be sold, as a whole or in parts, together or separately (including, without limitation, where a portion of the Mortgaged Properties is sold, the Collateral related thereto may be sold in connection therewith); and
(v)the expenses of sale provided for in Section 4.6 shall include the reasonable expenses of retaking the Collateral, or any part thereof, holding the same and preparing the same for sale or other disposition; and
(vi)should, under this subsection, the Collateral be disposed of other than by sale, any proceeds of such disposition shall be treated under Section 4.6 as if the same were sales proceeds.
(e)To the extent permitted by any applicable Requirement of Law, the sale hereunder of less than the whole of the Property shall not exhaust the powers of sale herein granted or the right to judicial foreclosure, and successive sale or sales may be made until the whole of the Property shall be sold, and, if the proceeds of such sale of less than the whole of the Property shall be less than the aggregate of the indebtedness secured hereby and the expense of conducting such sale, this Mortgage and the Liens, privileges, and security interests hereof shall remain in full force and effect as to the unsold portion of the Property just as though no sale had been made; provided, however, that Mortgagor shall never have any right to require the sale of less than the whole of the Property. In the event any sale hereunder is not completed or is defective in the opinion of Administrative Agent, such sale shall not exhaust the powers of sale hereunder or the right to judicial foreclosure, and Administrative Agent shall have the right to cause a subsequent sale or sales to be made. Any sale may be adjourned by announcement at the time and place appointed for such sale without further notice except as may be required by any Requirement of Law. The Trustee or his successor or substitute, and the Administrative Agent acting under power of sale, respectively, may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by it (including, without limitation, the posting of notices and the conduct of sale), and such appointment need not be in writing or recorded. Any and all statements of fact or other recitals made in any deed or deeds, or other instruments of transfer, given in connection with a sale as to nonpayment of the secured indebtedness or as to the occurrence of any default, or as to all of the secured indebtedness having been declared to be due and payable, or as to the request to sell, or as to notice of time, place and terms of sale and the properties to be sold having been duly given, or, with respect to any sale by the Trustee, or any successor or substitute trustee, as to the refusal, failure or inability to act of Trustee or any substitute or successor trustee or the appointment of any substitute or successor trustee, or as to any other act or thing having been duly done, shall be taken as prima facie evidence of the truth of the facts so stated and recited. Notwithstanding any reference herein to the Notes, the Credit Agreement, any other Loan Document or any Specified Swap Agreement or any Specified Cash Management Agreement, all persons dealing with the Mortgaged Properties shall be entitled to rely on any document, or certificate, of the Administrative Agent as to the occurrence of an event, such as a Default, and shall not be charged with or forced to review any provision of any other document to determine the accuracy thereof. With respect to any sale held in foreclosure of the Liens, privileges, and/or security interests covered hereby, it shall not be necessary for the Trustee, Administrative Agent, any public officer acting under execution or order of the court or any other party to have physically present or constructively in his/her or its possession, either at the time of or prior to such sale, the Property or any part thereof.
Section 4.4.    Effective as Mortgage. As to the Deed of Trust Mortgaged Properties, this instrument shall be effective as a mortgage as well as a deed of trust and upon the occurrence of a default may be foreclosed as to the Deed of Trust Mortgaged Properties, or any portion thereof, in any manner permitted by any applicable Requirement of Law, and any foreclosure suit may be brought by Trustee or by Administrative Agent. To the extent, if any, required to cause this instrument to be so effective as a mortgage as well as a deed of trust, Mortgagor hereby mortgages the Deed of Trust Mortgaged Properties to Administrative Agent. In the event a foreclosure hereunder as to the Deed of Trust Mortgaged Properties, or any part thereof, shall be commenced by Trustee, or his substitute or successor, Administrative Agent may at any time before the sale of such properties direct Trustee to abandon the sale, and may then institute suit for the foreclosure of this Mortgage as to such properties. It is agreed that if Administrative Agent should institute a suit for the foreclosure of this Mortgage, Administrative Agent may at any time before the entry of a final judgment in said suit dismiss the same, and require Trustee, its substitute or successor, to sell the Deed of Trust Mortgaged Properties, or any part thereof, in accordance with the provisions of this Mortgage. This Mortgage shall also constitute and may be enforced from time to time as an assignment, chattel mortgage, contract, deed of trust, mortgage, financing statement and security agreement, and from time to time as any one or more thereof as appropriate under any applicable Requirement of Law. Administrative Agent shall be entitled to all of the rights, remedies and benefits of a secured party, mortgagee and a beneficiary granted under any applicable Requirement of Law; and, to the fullest extent of such law, shall be entitled to enforce such rights, remedies and benefits. Mortgagor intends and hereby grants to Administrative Agent all rights, powers and remedies accorded a secured party, mortgagee and a beneficiary under any applicable Requirement of Law whether or not such rights, powers and remedies are expressly granted or reserved herein.
Section 4.5.    Receiver. In addition to all other remedies herein provided for, Mortgagor agrees that, upon the occurrence of a default, Administrative Agent shall as a matter of right be entitled to the appointment of a receiver or receivers by ex parte application, without notice to Mortgagor (except in Oklahoma a receiver may only be appointed in accordance with OKLA. STAT. title 12 § 1551; and in Virginia a receiver may only be appointed without notice in accordance with

Sections 8.01-592 and 8.01-594, Code of Virginia (1950), as amended), for all or any part of the Property, whether such receivership be incident to a proposed sale (or sales) of such property or otherwise, and without regard to the value of the Property or the solvency of any person or persons liable for the payment of the indebtedness secured hereby. Furthermore, Mortgagor does hereby consent to the appointment of such receiver or receivers, waives any and all defenses to such appointment, and agrees not to oppose any application therefor by Administrative Agent, and agrees that such appointment shall in no manner impair, prejudice or otherwise affect the rights of Administrative Agent under Article III hereof. Mortgagor expressly waives notice of a hearing for appointment of a receiver and the necessity for bond or an accounting by the receiver. Any receiver shall have all powers conferred by the court appointing such receiver, which powers shall, to the extent not prohibited by any applicable Requirement of Law, include, without limitation, the right to enter upon and take immediate possession of the Property or any part thereof, to exclude Mortgagor therefrom, to hold, use, operate, manage and control the Property, to make all such repairs, replacements, alterations, additions and improvements to the same as such receiver or Administrative Agent may deem proper or expedient, to lease, sell or otherwise transfer the Property or any portion thereof as such receiver or Administrative Agent may deem proper or expedient, and to demand and collect all of the other earnings, rents, issues, profits, proceeds and other sums due or to become due with respect to the Property. Nothing herein is to be construed to deprive Administrative Agent of any other right, remedy or privilege it may now or hereafter have under any applicable Requirement of Law to have a receiver appointed. Any money advanced by Administrative Agent in connection with any such receivership shall be a demand obligation (which obligation Mortgagor hereby expressly promises to pay) owing by Mortgagor to Administrative Agent and shall bear interest, from the date of making such advancement by Administrative Agent until paid, at the rate set forth in Section 2.9(c) of the Credit Agreement.
Section 4.6.    Proceeds of Foreclosure. The proceeds of any sale held in foreclosure of the Liens, privileges, and/or security interests evidenced hereby shall be applied as required by any applicable Requirement of Law, or in the absence of any such requirement in accordance with Section 8.2 of the Credit Agreement.
Section 4.7.    Secured Party as Purchaser. Any party constituting a Secured Party under the Credit Agreement shall have the right to bid for and to become the purchaser at any sale held in foreclosure of the Liens, privileges, and/or security interests evidenced hereby, and any party constituting a Secured Party which is purchasing at any such sale shall have the right to credit upon the amount of the bid made therefor, to the extent necessary to satisfy such bid, the secured indebtedness owing to such party, or if such party holds less than all of such indebtedness, the pro rata part thereof owing to such party, accounting to Administrative Agent or any Secured Party, if such party is not joining in such bid, in cash for the portion of such bid or bids apportionable to such non-bidding Secured Party or Secured Parties. Administrative Agent shall have the right to bid for and become the purchaser at any sale held in foreclosure of the Liens, privileges, and/or security interests evidenced hereby and shall be entitled to apply all or any part of the indebtedness as credit to the purchase price to the extent permitted by any applicable Requirement of Law
Section 4.8.    Foreclosure as to Matured Debt. Upon the occurrence of a default, Administrative Agent shall have the right to proceed with foreclosure of the Liens, privileges, and/

or security interests evidenced hereby without declaring the entire secured indebtedness due, and in such event, any such foreclosure sale may be made subject to the unmatured part of the secured indebtedness and shall not in any manner affect the unmatured part of the secured indebtedness, but as to such unmatured part, this Mortgage shall remain in full force and effect just as though no sale had been made. The proceeds of such sale shall be applied as provided in Section 4.6. Several sales may be made hereunder without exhausting the right of sale for any unmatured part of the secured indebtedness.
Section 4.9.    Remedies Cumulative. All remedies herein provided for are cumulative of each other and of all other remedies existing at any applicable Requirement of Law or in equity and are cumulative of any and all other remedies provided for in any other Loan Document, any Specified Swap Agreement or any Specified Cash Management Agreement, and, in addition to the remedies herein provided, there shall continue to be available all such other remedies as may now or hereafter exist at Law or in equity for the collection of the secured indebtedness and the enforcement of the covenants herein and the foreclosure of the Liens, privileges, and/or security interests evidenced hereby, and the resort to any remedy provided for hereunder, under any such other Loan Document, under any Specified Swap Agreement, any Specified Cash Management Agreement, or provided for by any Requirement of Law shall not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies.
Section 4.10.    Discretion as to Security. Administrative Agent may resort to any security given by this Mortgage or to any other security now existing or hereafter given to secure the payment of the secured indebtedness, in whole or in part, and in such portions and in such order as may seem best to Administrative Agent in its sole and uncontrolled discretion, and any such action shall not in any way be considered as a waiver of any of the rights, benefits, Liens, privileges, or security interests evidenced by this Mortgage.
Section 4.11.    Mortgagor’s Waiver of Certain Rights. To the full extent Mortgagor may do so, Mortgagor agrees that Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of any Requirement of Law now or hereafter in force providing for any appraisement, valuation, stay, extension or redemption, and Mortgagor, for Mortgagor, Mortgagor’s representatives, successors and assigns, and for any and all persons ever claiming any interest in the Property, to the extent permitted by any applicable Requirement of Law, hereby waives and releases all rights of appraisement, valuation, stay of execution, redemption, notice of intention to mature or declare due the whole of the secured indebtedness, notice of election to mature or declare due the whole of the secured indebtedness and all rights to a marshaling of assets of Mortgagor, including the Property, or to a sale in inverse order of alienation in the event of foreclosure of the Liens, privileges, and/or security interests hereby created. Mortgagor shall not have or assert any right under any statute or rule of Law pertaining to the marshaling of assets, sale in inverse order of alienation, the exemption of homestead, or other matters whatever to defeat, reduce or affect the right under the terms of this Mortgage to a sale of the Property for the collection of the secured indebtedness without any prior or different resort for collection, or the right under the terms of this Mortgage to the payment of the secured indebtedness out of the proceeds of sale of the Property in preference to every other claimant whatever. In particular, but without limitation of the foregoing, to the fullest extent that Mortgagor may do so, Mortgagor waives (i) the benefit of every Requirement of Law now existing or that hereafter may be enacted limiting the amount of indebtedness that can be collected, either before or after foreclosure, by court action or by power of sale, in relation to the value of the property described herein; and (ii) the benefit of every Requirement of Law that may be hereafter enacted in any way limiting the time for any action for the collection of indebtedness by reference to the time of exercise of any remedy available hereunder, or extending the time for enforcing collection of the indebtedness or creating or extending a period of redemption from any sale made in collecting the indebtedness. Mortgagor acknowledges and agrees that the property described herein may be part of collateral located in more than one state, and therefore Mortgagor waives and relinquishes any and all rights it may have, whether at Law or equity, to require Administrative Agent to proceed to enforce or exercise any rights, powers and remedies they may have under the Loan Documents, any Specified Swap Agreement, or any Specified Cash Management Agreement in any particular manner, in any particular order, or in any particular state or other jurisdiction. Mortgagor further agrees that any particular proceeding, including without limitation foreclosure through court action (in a state or federal court) or power of sale, may be brought and prosecuted in any one or more states as to all or any part of the collateral, wherever located, without regard to the fact that any one or more prior or contemporaneous proceedings have been commenced elsewhere with respect to the same or any other part of the collateral. If any Requirement of Law referred to in this section and now in force, of which Mortgagor or Mortgagor’s representatives, successors or assigns or any other persons claiming any interest in the Mortgaged Properties or the Collateral might take advantage despite this section, shall hereafter be repealed or cease to be in force, such Requirement of Law shall not thereafter be deemed to preclude the application of this section.
Section 4.12.    Mortgagor as Tenant Post-Foreclosure. In the event there is a foreclosure sale hereunder and at the time of such sale Mortgagor or Mortgagor’s representatives, successors or assigns or any other persons claiming any interest in the Property by, through or under Mortgagor are occupying or using the Property, or any part thereof, each and all shall immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day to day, terminable at the will of either landlord or tenant, at a reasonable rental per day based upon the value of the property occupied, such rental to be due daily to the purchaser. To the extent permitted by any applicable Requirement of Law, the purchaser at such sale shall, notwithstanding any language herein apparently to the contrary, have the sole option to demand immediate possession following the sale or to permit the occupants to remain as tenants at will. In the event the tenant fails to surrender possession of said property upon demand, the purchaser shall be entitled to institute and maintain a summary action for possession of the property (such as an action for forcible entry and detainer) in any court having jurisdiction.
Section 4.13.    Limitation on Rights and Waivers. All rights, powers and remedies herein conferred shall be exercisable by Trustee and Administrative Agent only to the extent not prohibited by any applicable Requirement of Law; and all wavers and relinquishments of rights and similar matters shall only be effective to the extent such waivers or relinquishments are not prohibited by any applicable Requirement of Law.

Section 4.14.    Waiver of Appraisement. Appraisement of the Property is hereby waived or not waived at Administrative Agent’s option, which shall be exercised at the time judgment is rendered in any foreclosure hereof or at any time prior hereto.
Section 4.15.    Waiver of Arkansas Right of Redemption. In addition to and without limitation to the foregoing in any manner, Mortgagor hereby releases unto Administrative Agent and Secured Parties all right of redemption under any Requirement of Law of the State of Arkansas, including without limitation all rights under Ark. Code Ann. §18-49-106, as amended.
Section 4.16.    Waiver of Oklahoma Appraisement. As to Property situated in or otherwise subject to any Requirement of Law of the State of Oklahoma, appraisement of the Property is hereby waived (or not) at the option of Administrative Agent, such option to be exercised at the time judgment is rendered in any foreclosure hereof or at any time prior thereto.
Section 4.17.    Conveyance to Purchaser. Any deed, bill of sale or other conveyance executed by or on behalf of the Administrative Agent, the Trustee, the sheriff or other official or party responsible for conducting the sale shall be prima facia evidence of the compliance with all statutory requirements for the sale, the execution of such deed, bill of sale or other conveyance, and the truth and accuracy of the recitals and other matters stated therein, including, without limitation, nonpayment or nonperformance of the Obligations, violation of the terms and covenants contained herein, and the advertisement and conduct of such sale in the manner provided herein or as provided by any applicable Requirement of Law. Mortgagor does hereby ratify and confirm all legal acts that Trustee and Administrative Agent may do in carrying out the provisions of this Mortgage. Any sale of the Collateral or any portion thereof pursuant to the provisions of this Article IV will operate to divest all right, title, interest, claim and demand of Mortgagor in and to the property sold and will be a perpetual bar against Mortgagor and shall, subject to any applicable Requirement of Law, vest title in the purchaser free and clear of all liens, security interests and encumbrances, including without limitation, liens, security interests and encumbrances junior or subordinate to the liens, security interests and encumbrances created by this Mortgage, except for Customary Permitted Liens. Upon any sale of the Collateral or any portion thereof pursuant to the provisions of this Article IV, the receipt by Administrative Agent, Trustee, the sheriff or other official or party responsible for conducting the sale of the proceeds from such sale shall be sufficient discharge to the purchaser or purchasers at any sale for the purchase money, and such purchaser or purchasers and the heirs, devisees, personal representatives, successors and assigns thereof shall not, after paying such purchase money and receiving such receipt of Administrative Agent, Trustee, the sheriff or such other official or party, be obliged to see to the application thereof or be in anywise answerable for any loss, misapplication or nonapplication thereof. Any purchaser at a sale will, subject to mandatory redemption periods, if any, receive immediate possession of the Collateral purchased, and Mortgagor agrees that if Mortgagor retains possession of the Collateral or any part thereof subsequent to such sale, Mortgagor will be considered a tenant at sufferance of the purchaser, and will, if Mortgagor remains in possession after demand to remove, be guilty of forcible detainer, and will be subject to eviction and removal, forcible or otherwise, with or without process of law and all damages to Mortgagor by reason thereof are hereby expressly waived by Mortgagor.

Section 4.18.    Federal and Tribal Transfers. Upon a sale conducted pursuant to this Article IV of all or any portion of the Mortgaged Properties consisting of interest (the “Federal and Tribal Interests”) in leases, easements, rights-of-way, agreements or other documents and instruments covering, affecting or otherwise relating to federal or tribal lands (including, without limitation, leases, easements and rights-of-way issued by the Bureau of Land Management; leases, easements, and rights of- way issued by the Bureau of Indian Affairs; and leases, easements, rights-of-way and minerals agreements with tribal governments or agencies or allottees), Mortgagor agrees to take all action and execute all instruments necessary or advisable to transfer the Federal and Tribal Interest to the purchaser at such sale, including without limitation, to execute, acknowledge and deliver assignments of the Federal and Tribal Interests on officially approved forms in sufficient counterparts to satisfy applicable statutory and regulatory requirements, to seek and request approval thereof and to take all other action necessary or advisable in connection therewith. Mortgagor hereby irrevocably appoints Administrative Agent as Mortgagors attorney-in-fact and proxy, with full power and authority in the place and stead of Mortgagor, in the name of Mortgagor or otherwise to take any such action and execute any such instrument on behalf of Mortgagor that Administrative Agent may deem necessary or advisable to so transfer the Federal and Tribal Interests, including without limitation, the power and authority to execute, acknowledge and deliver such assignments, to seek and request approval thereof, and to take all other action deemed necessary or advisable by Administrative Agent in connection therewith; and Mortgagor hereby adopts, ratifies and confirms all such actions and instruments. Such power of attorney and proxy is coupled with an interest, shall survive the dissolution, termination, reorganization or other incapacity of Mortgagor and shall be irrevocable. No such action by Administrative Agent shall constitute acknowledgment of, or assumption of liabilities relating to, the Federal and Tribal Interests, and neither Mortgagor nor any other party may claim that Administrative Agent is bound, directly or indirectly, by any such action.
Section 4.19.    Application of Proceeds with respect to Deed of Trust Mortgaged Properties located in Virginia. The proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, operation or other use of the Deed of Trust Mortgaged Properties located in Virginia, or any part thereof shall be applied by Trustee or Administrative Agent (or the receiver, if one is appointed) to the extent that funds are so available therefrom in the following order of priority (unless Administrative Agent designates a different order of priority, which order shall then apply) or as may be otherwise required by law or as Administrative Agent may otherwise designate:
(a)to discharge all taxes, levies, and assessment, with costs and interest if they have priority over the lien of this Mortgage, including the due pro rata thereof for the current year;
(b)to discharge in the order of their priority, if any, the remaining debts and obligations secured by this Mortgage and any liens of record inferior to this Mortgage under which sale is made, with interest and other charges accrued thereon; and
(c)the residue of the proceeds shall be paid to the Mortgagor or his assigns; provided, however, that the Trustee as to such residue shall not be bound by any inheritance, devise, conveyance, assignment or lien of or upon the Mortgagor’s equity, without actual notice thereof prior to distribution.
Section 4.20.    Purchase by Administrative Agent with respect to Deed of Trust Mortgaged

Properties located in Virginia. Upon any foreclosure sale or sales of all or any portion of the Deed of Trust Mortgaged Properties located in Virginia under the power herein granted, Administrative Agent may bid for and purchase the Property and shall be entitled to apply all or any part of the Indebtedness as a credit to the purchase price.
Section 4.21.    Right of Redemption with Respect to Deed of Trust Mortgaged Properties in New Mexico. If the Deed of Trust Mortgaged Properties located in New Mexico are sold at a foreclosure sale following a court-ordered judicial foreclosure, the redemption period after the foreclosure sale shall be one month instead of nine months as provided in Section 39-5-19 NMSA 1978. If the Deed of Trust Mortgaged Properties located in New Mexico are sold under the power of sale, Mortgagor shall have no right of redemption; however, the redemption period for any omitted junior encumbrancer entitled to redeem the Deed of Trust Mortgaged Properties in New Mexico shall be one month instead of nine months as provided in Section 39-5-18E NMSA 1978.

ARTICLE V
Miscellaneous
Section 5.1.    Scope of Mortgage. This Mortgage is a deed of trust and mortgage of both real/immovable and personal/movable property, a security agreement, a financing statement and an assignment, and also covers proceeds and fixtures and all rights as set out herein.
Section 5.2.    Effective as a Financing Statement. This Mortgage covers goods which are or are to become fixtures related to the real/immovable property described herein, and this Mortgage shall be effective as a financing statement filed as a fixture filing (within the meaning of the applicable UCC) with respect to all goods which are or are to become fixtures with respect to the Mortgaged Properties. This Mortgage is to be filed for record in the real/immovable property records of each county (or the City of St. Louis Missouri as to the Deed of Trust Mortgaged Properties located in the City of St. Louis, Missouri, and the City of Newport News, Virginia, as to the Deed of Trust Mortgaged Properties located in the City of Newport News, Virginia)) where any part of the Mortgaged Properties is situated and the office of the Oklahoma Secretary of State, may also be filed in the offices of the Bureau of Land Management, the General Land Office, or the Minerals Management Service or any relevant federal or state agency (or any successor agencies). This Mortgage shall also be effective as a financing statement covering any other Property which is or is to become fixtures and may be filed in any other appropriate filing or recording office, including, but not limited to, the appropriate office(s) of any jurisdiction in order to perfect the security interests in the Property which is or is to become fixtures. The information provided in this Section 5.2 is provided so that this Mortgage shall comply with the requirements of the UCC for a mortgage instrument to be filed as a financing statement. Mortgagor is the “Debtor” and its name and mailing address are set forth on the signature page hereto. Administrative Agent is the “Secured Party” and its name and mailing address from which information concerning the security interest granted herein may be obtained are set forth set forth on the signature page to this Mortgage. A statement describing the portion of the Mortgaged Properties comprising the fixtures hereby secured is set forth in Section 1.1 and Section 1.2 of this Mortgage. Mortgagor represents and warrants to Administrative Agent that Mortgagor is the record owner of (or has a leasehold interest in) the Mortgaged Properties, the employer identification number of Mortgagor and the organizational identification number of Mortgagor are set forth on the cover page (after the recording cover sheet, if any) hereto. Nothing contained in this paragraph shall be construed to limit the scope of this Mortgage, nor its effectiveness as a financing statement covering any type of Property.
With Regard to Other Mortgaged Properties located in Indiana:

Name and address of the Debtor:	201 NW 10th, Suite 200 Oklahoma City, Oklahoma 73103

Type of organization:	Limited Liability Company

Jurisdiction of organization:	Texas

Organization Id No.:	801211423

Name and address of Secured Party:	Wells Fargo Bank, National Association, administrative agent MAC D1109-019 1525 W W. T. Harris Blvd, 1st Floor Charlotte, NC 28262-8522

Description of the types (or items) of property covered by this Financing Statement:	The Mortgaged Property described in the Granting Clauses above

Description of real estate located in Indiana to which the collateral is attached or upon which it is or will be located :	Those certain tracts of land described in Exhibit “A”

Record owner of real estate to which the collateral is attached or upon which it is or will be located:	BKEP MATERIALS, L.L.C. (formerly SemMaterials Energy Partners, L.L.C., a Delaware limited liability company), a Texas limited liability company 201 NW 10th, Suite 200 Oklahoma City, Oklahoma 73103
Section 5.3.    Reproduction of Mortgage as Financing Statement. Except as prohibited by any applicable Requirement of Law, a carbon, photographic, facsimile or other reproduction of this Mortgage may be attached as part of any financing statement relating to this Mortgage. Without limiting any other provision herein, Mortgagor hereby authorizes Administrative Agent to file one or more financing statements, or renewal or continuation statements thereof, describing the Collateral, including, without limitation, a financing statement covering “all assets of Mortgagor, all proceeds therefrom and all rights and privileges with respect thereto,” and hereby ratifies any thereof filed prior to the execution of this Mortgage.

Section 5.4.    Notice to Account Debtors. In addition to, but without limitation of, the rights granted in Article III hereof, Administrative Agent may, at any time after a default has occurred that is continuing, notify the account debtors or obligors of any accounts, chattel paper, negotiable instruments or other evidences of indebtedness included in the Collateral to pay Administrative Agent directly.
Section 5.5.    Waivers. Administrative Agent may at any time and from time to time in writing waive compliance by Mortgagor with any covenant herein made by Mortgagor to the extent and in the manner specified in such writing, or consent to Mortgagor’s doing any act which hereunder Mortgagor is prohibited from doing, or to Mortgagor’s failing to do any act which hereunder Mortgagor is required to do, to the extent and in the manner specified in such writing, or release any part of the Property or any interest therein from the Lien, privilege, and security interest of this Mortgage, without the joinder of Trustee. Any party liable, either directly or indirectly, for the secured indebtedness or for any covenant herein, in any other Loan Document or in any Specified Swap Agreement or any Specified Cash Management Agreement may be released from all or any part of such obligations without impairing or releasing the liability of any other party. No such act shall in any way impair any rights or powers hereunder except to the extent specifically agreed to in such writing.
Section 5.6.    No Impairment of Security. To the extent allowed by any Requirement of Law, the Lien, privilege, security interest and other security rights hereunder shall not be impaired by any indulgence, moratorium or release which may be granted including, but not limited to, any renewal, extension or modification which may be granted with respect to any secured indebtedness, or any surrender, compromise, release, renewal, extension, exchange or substitution which may be granted in respect of the Property, or any part thereof or any interest therein, or any release or indulgence granted to any endorser, guarantor or surety of any secured indebtedness.
Section 5.7.    Acts Not Constituting Waiver. Any default may be waived without waiving any other prior or subsequent default. Any default may be remedied without waiving the default remedied. Neither failure to exercise, nor delay in exercising, any right, power or remedy upon any default shall be construed as a waiver of such default or as a waiver of the right to exercise any such right, power or remedy at a later date. No single or partial exercise of any right, power or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy hereunder may be exercised at any time and from time to time. No modification or waiver of any provision hereof nor consent to any departure by Mortgagor therefrom shall in any event be effective unless the same shall be in writing and signed by Administrative Agent and then such waiver or consent shall be effective only in the specific instances, for the purpose for which given and to the extent therein specified. No notice to nor demand on Mortgagor in any case shall of itself entitle Mortgagor to any other or further notice or demand in similar or other circumstances. Acceptance of any payment in an amount less than the amount then due on any secured indebtedness shall be deemed an acceptance on account only and shall not in any way excuse the existence of a default hereunder.
Section 5.8.    Mortgagor’s Successors. In the event the ownership of the Property or any part thereof becomes vested in a person other than Mortgagor, then, without notice to Mortgagor,

such successor or successors in interest may be dealt with, with reference to this Mortgage and to the indebtedness secured hereby, in the same manner as with Mortgagor, without in any way vitiating or discharging Mortgagor’s liability hereunder or for the payment of the indebtedness or performance of the obligations secured hereby. No transfer of the Property, no forbearance, and no extension of the time for the payment of the indebtedness secured hereby, shall operate to release, discharge, modify, change or affect, in whole or in part, the liability of Mortgagor hereunder or for the payment of the indebtedness or performance of the obligations secured hereby or the liability of any other person hereunder or for the payment of the indebtedness secured hereby.
Section 5.9.    Place of Payment. All secured indebtedness which may be owing hereunder at any time by Mortgagor shall be payable at the place designated in the Credit Agreement or Notes (or if no such designation is made, at the address of Administrative Agent indicated at the end of this Mortgage), or at such other place as Administrative Agent may designate in writing.
Section 5.10. Subrogation to Existing Liens. To the extent that proceeds of the Notes are used to pay indebtedness secured by any outstanding Lien, privilege, security interest, charge or prior encumbrance against the Property, such proceeds have been advanced at Mortgagor’s request, and the party or parties advancing the same shall be subrogated to any and all rights, security interests, privileges, and Liens owned by any owner or holder of such outstanding Liens, privileges, security interests, charges or encumbrances, irrespective of whether said Liens, privileges, security interests, charges or encumbrances are released, and it is expressly understood that, in consideration of the payment of such indebtedness, Mortgagor hereby waives and releases all demands and causes of action for offsets and payments to, upon and in connection with the said indebtedness.
Section 5.11.    Application of Payments to Certain Indebtedness. If any part of the secured indebtedness cannot be lawfully secured by this Mortgage or if any part of the Property cannot be lawfully subject to the Lien, privilege, and security interest hereof to the full extent of such indebtedness, then all payments made shall be applied on said indebtedness first in discharge of that portion thereof which is not secured by this Mortgage.
Section 5.12.    Compliance With Usury Laws. It is the intent of Mortgagor, Administrative Agent and all other parties to the Loan Documents and the Specified Swap Agreements and Specified Cash Management Agreements to contract in strict compliance with any applicable usury Requirement of Law from time to time in effect. In furtherance thereof, it is stipulated and agreed that none of the terms and provisions contained herein, in the other Loan Documents or in any Specified Swap Agreement or any Specified Cash Management Agreement shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be collected, charged, taken, reserved, or received by any applicable Requirement of Law from time to time in effect.
Section 5.13.    Substitute Trustee. The Trustee may resign by an instrument in writing addressed to Administrative Agent, or Trustee may be removed at any time with or without cause by an instrument in writing executed by Administrative Agent. In case of the death, resignation, removal, or disqualification of Trustee, or if for any reason Administrative Agent shall deem it desirable to appoint a substitute or successor trustee to act instead of the herein named trustee or any substitute or successor trustee, then Administrative Agent shall have the right and is hereby authorized and empowered to appoint a successor trustee, or a substitute trustee, without other formality than appointment and designation in writing executed by Administrative Agent, and, in Administrative Agent’s discretion, recorded in the office of the county recorder where any portion of the Property is located, and the authority hereby conferred shall extend to the appointment of other successor and substitute trustees successively until the indebtedness secured hereby has been paid in full, or until the Property is sold hereunder. In the event the secured indebtedness is owned by more than one person or entity, the holder or holders of not less than a majority in the amount of such indebtedness shall have the right and authority to make the appointment of a successor or substitute trustee as provided for in the preceding sentence or to remove Trustee as provided in the first sentence of this section. Such appointment and designation by Administrative Agent, or by the holder or holders of not less than a majority of the indebtedness secured hereby, shall be full evidence of the right and authority to make the same and of all facts therein recited. If Administrative Agent is a corporation or other business entity and such appointment is executed in its behalf by an officer of such corporation or other business entity, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of the corporation or other business entity. Administrative Agent may act through an agent or attorney-in-fact in substituting trustees. Upon the making of any such appointment and designation, all of the estate and title of Trustee in the Deed of Trust Mortgaged Properties shall vest in the named successor or substitute Trustee and such successor or substitute shall thereupon succeed to, and shall hold, possess and execute, all the rights, powers, privileges, immunities and duties herein conferred upon Trustee; but nevertheless, upon the written request of Administrative Agent or of the successor or substitute Trustee, the Trustee ceasing to act shall execute and deliver an instrument transferring to such successor or substitute Trustee all of the estate and title in the Deed of Trust Mortgaged Properties of the Trustee so ceasing to act, together with all the rights, powers, privileges, immunities and duties herein conferred upon the Trustee, and shall duly assign, transfer and deliver any of the properties and moneys held by said Trustee hereunder to said successor or substitute Trustee. All references herein to Trustee shall be deemed to refer to Trustee (including any successor or substitute appointed and designated as herein provided) from time to time acting hereunder.
Section 5.14.    No Liability for Trustee. NOTWITHSTANDING ANY OTHER PROVISION OF THIS MORTGAGE, THE TRUSTEE SHALL NOT BE LIABLE FOR ANY ERROR OF JUDGMENT OR ACT DONE BY TRUSTEE IN GOOD FAITH, OR BE OTHERWISE RESPONSIBLE OR ACCOUNTABLE UNDER ANY CIRCUMSTANCES WHATSOEVER (INCLUDING, WITHOUT LIMITATION, THE TRUSTEE’S NEGLIGENCE), EXCEPT FOR TRUSTEE’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. The Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by the Trustee hereunder, believed by the Trustee in good faith to be genuine. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required under any Requirement of Law), and Trustee shall be under no liability for interest on any moneys received by him hereunder. Mortgagor hereby ratifies and confirms any and all acts which the herein named Trustee or its successor or successors, substitute or substitutes, shall do lawfully by virtue hereof. Mortgagor will reimburse Trustee for, and indemnify and save Trustee harmless against, any and all liability and expenses (including attorneys fees) which may be incurred by Trustee in the performance of his duties. The foregoing indemnities shall not terminate upon the release, foreclosure or other termination of this Mortgage but will survive such release, termination and/or foreclosure of this Mortgage, or conveyance in lieu of foreclosure, and the repayment of the secured indebtedness and the discharge and release of this Mortgage and the other documents evidencing and/or securing the secured indebtedness. Any amount to be paid hereunder by Mortgagor to Trustee shall be a demand obligation owing by Mortgagor to Trustee and shall be subject to and covered by the provisions of Section 2.2 hereof.
Section 5.15.    Release of Mortgage. If all of the indebtedness secured hereby is indefeasibly paid in full in cash (other than (A) contingent indemnification obligations and any other contingent obligations under the Loan Documents that expressly survive the termination of the Loan Documents and (B) obligations and liabilities under Specified Cash Management Agreements and Specified Swap Agreements either (x) as to which arrangements satisfactory to the applicable Secured Party shall have been made or (y) notice has not been received by the Administrative Agent from the applicable Secured Party that such amounts are then due and payable) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the applicable Issuing Lender shall have been made), and if the Commitments under the Credit Agreement have been terminated, then the Mortgagor may request that this Mortgage be terminated and the Administrative Agent shall promptly terminate this Mortgage. Upon such termination the Mortgagor may further request that a written act of release of this Mortgage or other applicable instrument be provided in accordance with any applicable Requirement of Law (except this Mortgage shall be reinstated to the extent expressly provided herein, and will continue with respect to indemnification and other rights which are to continue following the release hereof). Administrative Agent agrees to deliver to Mortgagor, or such person or entity designated by Mortgagor, such an act of release (subject to the foregoing limitation), all at the cost and expense of the Mortgagor, within ten (10) business days (or such lesser number of days as may be mandated by any applicable Requirement of Law or permitted by the Administrative Agent) of receiving such request unless Administrative Agent in good faith, has cause to believe that Mortgagor is not entitled to a termination of this Mortgage. Notwithstanding the foregoing, it is understood and agreed that certain indemnifications, and other rights, which are provided herein to continue following the release hereof, shall continue in effect notwithstanding such release; and provided that if any payment to any Secured Party or Administrative Agent, is held to constitute a preference or a voidable transfer under any applicable state or federal Requirement of Law or if for any other reason any Secured Party or Administrative Agent, is required to refund such payment to the payor thereof or to pay the amount thereof to any third party, this Mortgage shall be reinstated to the extent of such payment or payments. If any Property or Collateral is Disposed of as part of or in connection with any Disposition permitted under the Credit Agreement, the Administrative Agent shall execute and deliver to the Mortgagor, at Mortgagor’s sole cost and expense, such partial releases of this Mortgage with respect to such Property or Collateral as reasonably requested by the Mortgagor. Except as may be required by any applicable Requirement of Law, Administrative Agent shall have full power and authority to execute, acknowledge and deliver any release or reconveyance of this Mortgage without the joinder therein or execution thereof by Trustee or any other Secured Parties, and any such release of reconveyance shall be binding upon Administrative Agent, Trustee, and the other Secured Parties. All releases and reconveyances executed in connection with this Mortgage shall be without warranty of any kind, express, implied or statutory. Mortgagor shall pay all reasonable legal fees and other fees, costs and expenses incurred by Administrative Agent and Trustee for preparing and reviewing instruments of termination and release or reconveyance and the execution and delivery thereof and Mortgagor may require payment of the same prior to delivery of such instruments. The release and reconveyance of this Mortgage and the termination of the liens and security interests created by this Mortgage, in whole or in part, shall not terminate or otherwise affect Administrative Agent’s right or ability to exercise any right, power or remedy relating to any claim for breach of warranty or representation, for failure to perform any covenant or other agreement, under any indemnity or for fraud, deceit or other misrepresentation or omission occurring prior to the Release Date.
Section 5.16.    Notices. All notices, requests, consents, demands and other communications required or permitted hereunder or under any other Loan Document shall be in writing and, unless otherwise specifically provided in such other Loan Document, shall be deemed sufficiently given or furnished if delivered by personal delivery, by facsimile or other electronic transmission, by delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, at the addresses specified at the end of this Mortgage (unless changed by similar notice in writing given by the particular party whose address is to be changed). Any such notice or communication shall be deemed to have been given (a) in the case of personal delivery or delivery service, as of the date of first attempted delivery at the address and in the manner provided herein, (b) in the case of facsimile or other electronic transmission, upon receipt, and (c) in the case of registered or certified United States mail, three days after deposit in the mail. Notwithstanding the foregoing, or anything else in the Loan Documents or the agreements evidencing Specified Swap Obligations or any Specified Cash Management Agreements which may appear to the contrary, any notice given in connection with a foreclosure of the Liens, privileges, and/or security interests created hereunder, or otherwise in connection with the exercise by Administrative Agent or Trustee of their respective rights hereunder or under any other Loan Document or any Specified Swap Agreement or any Specified Cash Management Agreement, which is given in a manner permitted by any applicable Requirement of Law shall constitute proper notice; without limitation of the foregoing, notice given in a form required or permitted by statute shall (as to the portion of the Property to which such statute is applicable) constitute proper notice.
Section 5.17.    Invalidity of Certain Provisions. A determination that any provision of this Mortgage is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Mortgage to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.
Section 5.18.    Reporting Compliance. Mortgagor agrees to comply with any and all reporting requirements applicable to the transaction evidenced by the Notes and secured by this Mortgage which are set forth in any Requirement of Law of any Governmental Authority, and further agrees upon request of Administrative Agent to furnish Administrative Agent with evidence of such compliance.
Section 5.19.    Gender, Titles. Within this Mortgage, words of any gender shall be held and construed to include any other gender, and words in the singular number shall be held and construed to include the plural, unless the context otherwise requires. Titles appearing at the beginning of any subdivisions hereof are for convenience only, do not constitute any part of such subdivisions, and shall be disregarded in construing the language contained in such subdivisions.
Section 5.20.    Recording. Mortgagor will cause this Mortgage and all amendments and supplements thereto and substitutions therefor and all financing statements and continuation statements relating thereto to be recorded, filed, re-recorded and refiled in such manner and in such places as Trustee or Administrative Agent shall reasonably request and will pay all such recording, filing, re-recording and refiling taxes, fees and other charges.
Section 5.21.    Certain Consents. Except where otherwise expressly provided herein, in any instance hereunder where the approval, consent or the exercise of judgment of Administrative Agent is required, the granting or denial of such approval or consent and the exercise of such judgment shall be within the sole discretion of Administrative Agent, and Administrative Agent shall not, for any reason or to any extent, be required to grant such approval or consent or exercise such judgment in any particular manner, regardless of the reasonableness of either the request or Administrative Agent’s judgment. Notwithstanding the foregoing discretion of Administrative Agent, consent shall not be withheld by Administrative Agent for the plugging and abandonment of any well that is subject to a Chiefs Order to Plug and Abandon, issued by the Chief, Division of Oil & Gas, Ohio Department of Natural Resources.
Section 5.22.    Certain Obligations of Mortgagor. Without limiting Mortgagor’s obligations hereunder, Mortgagor’s liability hereunder shall extend to and include all post petition interest, expenses, and other duties and liabilities with respect to Mortgagor’s obligations hereunder which would be owed but for the fact that the same may be unenforceable due to the existence of a bankruptcy, reorganization or similar proceeding.
Section 5.23.    Joint and Several Liability. Each Borrower and each Mortgagor hereby agree to be jointly and severally responsible and liable for the repayment of all of the secured indebtedness and the performance of all other covenants, agreements and obligations of the Mortgagor hereunder, under the other Loan Documents and under any Specified Swap Agreement or any Specified Cash Management Agreement, in each case subject to any limitations on such liability set forth in the Guarantee and Collateral Agreement.
Section 5.24.    Counterparts. This Mortgage may be executed in several counterparts, all of which are identical, except that, to facilitate recordation, certain counterparts hereof may include only that portion of Exhibit “A” which contains descriptions of the properties located in (or otherwise subject to the recording or filing requirements and/or protections of the recording or filing acts or regulations of) the recording jurisdiction in which the particular counterpart is to be recorded, and other portions of Exhibit “A” shall be included in such counterparts by reference only. All of such counterparts together shall constitute one and the same instrument. Complete copies of this Mortgage containing the entire Exhibit “A” have been retained by Mortgagor and Administrative Agent.
Section 5.25.    Successors and Assigns. The terms, provisions, covenants, representations, indemnifications and conditions hereof shall be binding upon Mortgagor, and the successors and assigns of Mortgagor, and shall inure to the benefit of Trustee and Administrative Agent and their respective successors and assigns, and shall constitute covenants running with the Mortgaged Properties. All references in this Mortgage to Mortgagor, Trustee or Administrative Agent shall be deemed to include all such successors and assigns.
Section 5.26.    FINAL AGREEMENT OF THE PARTIES. THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
Section 5.27.    CHOICE OF LAW. THE PROVISIONS OF THIS MORTGAGE REGARDING THE CREATION, VALIDITY, PERFECTION, AND ENFORCEMENT, INCLUDING, WITHOUT LIMITATION, FORECLOSURE OF THE LIENS AND SECURITY INTERESTS HEREIN GRANTED SHALL BE GOVERNED BY AND CONSTRUED UNDER THE REQUIREMENTS OF LAW OF THE RESPECTIVE STATES IN WHICH THE MORTGAGED PROPERTIES ARE LOCATED. ALL OTHER PROVISIONS OF THIS MORTGAGE AND THE RIGHTS AND OBLIGATIONS OF MORTGAGOR, ADMINISTRATIVE AGENT, TRUSTEE, AND/OR THE SECURED PARTIES HEREUNDER, SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE REQUIREMENTS OF LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. WITHOUT LIMITING THE FOREGOING, TO THE EXTENT THAT THIS MORTGAGE APPLIES TO ANY REAL PROPERTY INTERESTS LOCATED IN A PARTICULAR STATE, THIS MORTGAGE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE REQUIREMENTS OF LAW OF SUCH STATE WITH RESPECT TO THE FOLLOWING MATTERS: (1) WHETHER ANY TRANSACTION RELATING TO THIS MORTGAGE TRANSFERS OR CREATES AN INTEREST IN SUCH REAL PROPERTY FOR SECURITY PURPOSES OR OTHERWISE; (2) THE NATURE OF AN INTEREST IN SUCH REAL PROPERTY THAT IS TRANSFERRED OR CREATED BY ANY TRANSACTION RELATING TO THIS MORTGAGE; (3) THE METHOD FOR FORECLOSURE OF A LIEN ON SUCH REAL PROPERTY; (4) THE NATURE OF AN INTEREST IN SUCH REAL PROPERTY THAT RESULTS FROM FORECLOSURE; OR (5) THE MANNER AND EFFECT OF RECORDING OR FAILING TO RECORD EVIDENCE OF ANY TRANSACTION RELATING TO THIS MORTGAGE THAT TRANSFERS OR CREATES AN INTEREST IN SUCH REAL PROPERTY.

Section 5.28.    CHOICE OF VENUE. MORTGAGOR CONSENTS TO THE JURISDICTION AND VENUE OF ANY COURT LOCATED IN A STATE IN THE EVENT OF ANY LEGAL PROCEEDING UNDER THIS MORTGAGE FOR THAT PORTION OF THE PROPERTY LOCATED IN SUCH STATE.

Section 5.29.    Limitation on Liability of General Partner. The General Partner, as general partner of Borrower, shall not be liable for the obligations of Borrower under this Mortgage, including, without limitation, by reason of any payment obligation imposed by governing state partnership statutes and any provision of the applicable limited partnership agreement of Borrower that requires the General Partner to restore a capital account deficit.
Section 5.30.    Limitations as to Parties Constituting Mortgagor. Notwithstanding anything to the contrary contained in this Mortgage, the agreements, covenants, representations and warranties contained herein are made by each Mortgagor as they relate to such Mortgagor and the Property as to which such Mortgagor has any right, title and interest, and not with respect to any other Mortgagor or such other Mortgagor’s Property.
ARTICLE VI
Special California Provisions
Section 6.1.    Inconsistencies. With respect to the Property located in the state of California, the provisions set forth in this Article shall apply to and be made a part of the Mortgage. In the event of any inconsistencies between the terms and provisions of this Article and the other terms and provisions of this Mortgage, or to the extent, and only to the extent, any of the terms and provisions in this Article conflict with, or are ambiguous when read together with, any of the other terms and provisions of this Mortgage, the provisions of this Article shall govern. Capitalized words and phrases contained in this Article shall have the definition ascribed to them in the main body of the Mortgage, unless the context manifestly requires otherwise.
Section 6.2.    California Mortgage Foreclosure Law. No portion of the Obligations shall be or be deemed to be offset or compensated by all or any part of any claim, cause of action, counterclaim or cross-claim, whether liquidated or unliquidated, which the Mortgagor may presently have or claim to have against the Trustee, or the Lender.  The Mortgagor hereby waives, to the fullest extent permitted by any applicable Requirement of Law, the benefits of California Code of Civil Procedure § 431.70 (and any other any applicable Requirement of Law of similar import) which provides:
Where cross-demands for money have existed between persons at any point in time when neither demand was barred by the statute of limitations, and an action is thereafter commenced by one such person, the other person may assert in the answer the defense of payment in that the two demands are compensated so far as they equal each other, notwithstanding that an independent action asserting the person’s claim would at the time of filing the answer be barred by the statute of limitations.  If the cross-demand would otherwise be barred by the statute of limitations, the relief accorded under this section shall not exceed the value of the relief granted to the other party.  The defense provided by this section is not available if the cross-demand is barred for failure to assert it in a prior action under Section 426.30.  Neither person can be deprived of the benefits of this section by the assignment or death of the other.  For purposes of this section, a money judgment is a demand for money, and, as applied to a money judgment, the demand is barred by the statute of limitations when enforcement of the judgment is barred under Chapter 3 (commencing with Section 683.010 of Division 1 of Title 9).

ARTICLE VII
Special Idaho Provisions
Section 7.1.    Inconsistencies. With respect to the Property located in the state of Idaho, the provisions set forth in this Article shall apply to and be made a part of the Mortgage. In the event of any inconsistencies between the terms and provisions of this Article and the other terms and provisions of this Mortgage, or to the extent, and only to the extent, any of the terms and provisions in this Article conflict with, or are ambiguous when read together with, any of the other terms and provisions of this Mortgage, the provisions of this Article shall govern. Capitalized words and phrases contained in this Article shall have the definition ascribed to them in the main body of the Mortgage, unless the context manifestly requires otherwise.
Section 7.2.    Redemption. Pursuant to I.C. 11-310, in the event of a mortgage foreclosure of the Mortgaged Property located in the state of Idaho, Mortgagor has the statutory right to redeem the Mortgaged Property located in the state of Idaho within one year if the Mortgaged Property is more than twenty (20) acres and within six months if the Mortgaged Property is twenty (20) acres or less.
Section 7.3.    Statute of Frauds. Under I.C. 9-505(5), a promise or commitment to lend money or to grant credit in an original principal amount of fifty thousand dollars ($50,000) of more, made by a person or entity engaged in the business of lending money or extending credit, must be in writing or such a promise or commitment is not valid.
Section 7.4.    One Action Rule. Pursuant to I.C. 6-101, Idaho maintains a one-action rule for the recovery of any debt or the enforcement of any right secured by a mortgage upon real property. Thus, upon the occurrence and during the continuance of any Event of Default, in order for Secured Party to collect on the indebtedness secured by the Mortgage, Secured Party must foreclose on this Mortgage.
Section 7.5.    Deficiency Judgment. In the event of a mortgage foreclosure, the parties acknowledge that Idaho law may limit the amount of any deficiency judgment to the difference between the indebtedness (plus costs of foreclosure and sale) and the reasonable value of the Mortgaged Property.

ARTICLE VIII
Special Indiana Provisions

Section 8.1.    Inconsistencies. With respect to the Property located in the state of Indiana, the provisions set forth in this Article shall apply to and be made a part of the Mortgage. In the event of any inconsistencies between the terms and provisions of this Article and the other terms and provisions of this Mortgage, or to the extent, and only to the extent, any of the terms and provisions in this Article conflict with, or are ambiguous when read together with, any of the other terms and provisions of this Mortgage, the provisions of this Article shall govern. Capitalized words and phrases contained in this Article shall have the definition ascribed to them in the main body of the Mortgage, unless the context manifestly requires otherwise.
Section 8.2.    Indiana Responsible Property Transfer Law. To the best of Mortgagor’s actual knowledge, the Mortgaged Properties located in Indiana (the “Indiana Properties”):
(a)do not contain any facility that is subject to reporting under Section 312 of the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S,C. 11022);
(b)is not the site of one (1) or more underground storage tanks for which notification is required under 42 U.S.C. 6991a and IC 13-23-1- 2(c)(8)(A); and
(c)is not listed on the Comprehensive Environmental Response, Compensation and Liability Information System (CERCLIS) in accordance with Section 116 of CERCLA (42 U.S.C. 9616).
Mortgagor has complied with the Responsible Property Transfer Law of Indiana (Ind. Code § 1325- 3-1 et seq.) in all respects in connection with its execution of this Mortgage.
Section 8.3.    Costs of Foreclosure/Indiana Properties. In any suit to foreclose the Lien hereof or enforce any other remedy of Administrative Agent under this Mortgage with respect to the Indiana Properties, there shall be allowed and included as additional indebtedness in the decree for sale or other judgment or decree all expenditures and expenses which may be paid or incurred by or on behalf of Administrative Agent for reasonable attorneys’ costs and fees (including the costs and fees of paralegals), survey charges, appraiser’s fees, inspecting engineer’s and/or architect’s fees, fees for environmental studies and assessments and all additional expenses incurred by Administrative Agent with respect to environmental matters, outlays for documentary and expert evidence, stenographer’s charges, publication costs, and costs (which may be estimated as to items to be expended after entry of the decree) of procuring all such abstracts of title, title searches and examinations, title insurance policies, Torrens certificates, and similar data and assurances with respect to title as Administrative Agent may deem reasonably necessary in connection with such foreclosure or enforcement of such other remedies or to evidence to bidders at any foreclosure sale the true condition of the title to, the value of or the environmental condition of the Indiana Properties.
Section 8.4.    Additional Indiana Remedies. In addition to the rights and remedies provided in Section 4 hereof, upon, or at any time after the filing of a complaint to foreclose this Mortgage with respect to the Indiana Properties, Administrative Agent shall be entitled to the appointment of a receiver of the Indiana Properties by the court in which such complaint is filed and Mortgagor hereby consents to such appointment.

Section 8.5.    Attorneys Fees. As used herein, the terms “attorneys’ fees,” “reasonable attorneys’ fees,” “reasonable counsel’s fees,” “costs of collection,” “costs and expenses of enforcement” and similar terms and phrases shall include, without limitation, costs and fees of paralegals, support staff costs and amounts expended in litigation preparation and computerized research, telephone and telefax expenses, mileage, depositions, postage, photocopies, process service and video tapes.
ARTICLE IX
Special Illinois Provisions
Section 9.1.    Inconsistencies. With respect to the Property located in the state of Illinois, the provisions set forth in this Article shall apply to and be made a part of the Mortgage. In the event of any inconsistencies between the terms and provisions of this Article and the other terms and provisions of this Mortgage, or to the extent, and only to the extent, any of the terms and provisions in this Article conflict with, or are ambiguous when read together with, any of the other terms and provisions of this Mortgage, the provisions of this Article shall govern. Capitalized words and phrases contained in this Article shall have the definition ascribed to them in the main body of the Mortgage, unless the context manifestly requires otherwise.
Section 9.2.    MORTGAGOR’S WAIVER OF RIGHTS. THE MORTGAGOR ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS MORTGAGE IS A PART IS A TRANSACTION WHICH DOES NOT INCLUDE EITHER AGRICULTURAL REAL ESTATE (AS DEFINED IN THE ACT), OR RESIDENTIAL REAL ESTATE (AS DEFINED IN THE ACT). EXCEPT AS OTHERWISE SET FORTH HEREIN, TO THE FULLEST EXTENT PERMIITED BY LAW, THE MORTGAGOR WAIVES THE BENEFIT OF ALL REQUIREMENTS OF LAWS NOW EXISTING OR THAT MAY SUBSEQUENTLY BE ENACTED PROVIDING FOR (I) ANY APPRAISEMENT BEFORE SALE OF ANY PORTION OF THE MORTGAGED PROPERTY, (II) ANY EXTENSION OF THE TIME FOR THE ENFORCEMENT OF THE COLLECTION OF THE INDEBTEDNESS OR THE CREATION OR EXTENSION OF A PERIOD OF REDEMPTION FROM ANY SALE MADE IN COLLECTING SUCH DEBT OR (III) EXEMPTION OF THE MORTGAGED PROPERTIES FROM AITACHMENT, LEVY OR SALE UNDER EXECUTION OR EXEMPTION FROM CIVIL PROCESS. EXCEPT AS OTHERWISE SET FORTH HEREIN, TO THE FULL EXTENT THE MORTGAGOR MAY DO SO, THE MORTGAGOR AGREES THAT THE MORTGAGOR WILL NOT AT ANY TIME INSIST UPON, PLEAD, CLAIM OR TAKE THE BENEFIT OR ADVANTAGE OF ANY REQUIREMENTS OF LAW NOW OR HEREAFTER IN FORCE PROVIDING FOR ANY APPRAISEMENT, VALUATION, STAY, EXEMPTION, EXTENSION, REINSTATEMENT OR REDEMPTION, OR REQUIRING FORECLOSURE OF THIS MORTGAGE BEFORE EXERCISING ANY OTHER REMEDY GRANTED HEREUNDER AND THE MORTGAGOR, FOR THE MORTGAGOR AND ITS SUCCESSORS AND ASSIGNS, AND FOR ANY AND ALL PERSONS EVER CLAIMING ANY INTEREST IN THE MORTGAGED PROPERTIES, TO THE EXTENT PERMIITED BY LAW, HEREBY WAIVES AND RELEASES ALL RIGHTS OF REINSTATEMENT, REDEMPTION, VALUATION, APPRAISEMENT STAY OF EXECUTION, NOTICE OF ELECTION TO

MATURE OR DECLARE DUE THE WHOLE OF THE SECURED INDEBTEDNESS AND MARSHALLING IN THE EVENT OF FORECLOSURE OF THE LIENS HEREBY CREATED.
Section 9.3.    Assignment of Rents. Notwithstanding provisions hereof relating to the assignment of rents, Administrative Agent shall not exercise its right to receive such rents until it has taken possession, to the extent such possession is required by any applicable Requirement of Law to exercise such right.
Section 9.4.    Certain Insurance Disclosures. Pursuant to the Illinois Collateral Protection Act and the Illinois Financial Institution Insurance Sales Law, Administrative Agent hereby notifies Mortgagor as follows: You may obtain insurance required in connection with your loan or extension of credit from any insurance agent, broker, or firm that sells such insurance, provided the insurance requirements in connection with your loan are otherwise complied with. Your choice of insurance provider will not affect our credit decision or your credit terms. Unless you provide us with evidence of the insurance coverage required by your agreements with us, we may purchase insurance at your expense to protect our interest in your collateral. This insurance may, but need not, protect your interests. The coverage that we purchase may not pay any claim that you make or any claim that is made against you in connection with the collateral. You may later cancel any insurance purchased by us, but only after providing us with evidence that you have obtained insurance as required by our agreements. If we purchase insurance for the collateral, you will be responsible for the costs of that insurance, including interest and any other charges we may impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to your total outstanding balance or obligation. The costs of the insurance may be more than the cost of insurance you may be able to obtain on your own.
Section 9.5.    Business Purposes. Mortgagor certifies, represents and warrants to the Administrative Agent that the indebtedness secured by this Mortgage is a “business purpose loan” as provided in 815 ILCS 4/1(c).
Section 9.6.    Illinois Mortgage Foreclosure Law.  The Administrative Agent shall be entitled to the following benefits, among others, pursuant to the Illinois Mortgage Foreclosure Law (735 ILCS 5/15 1101):
(i)Benefits to Act. The Mortgagor and the Administrative Agent shall have the benefit of all of the provisions of the Illinois Mortgage Foreclosure Law (735 ILCS 5/15 1101), including all amendments thereto which may become effective from time to time after the date hereof.  If any provision of the Illinois Mortgage Foreclosure Law (735 ILCS 5/15 1101) may be repealed, the Administrative Agent shall have the benefit of such provision as most recently existing prior to such repeal, as though the same were incorporated herein by express reference.
(ii)Insurance. Wherever provision is made in the Mortgage for insurance policies to bear mortgage clauses or other loss payable clauses or endorsements in favor of the Administrative Agent, or to confer authority upon the Administrative Agent to settle or participate in the settlement of losses under policies of insurance or to hold and disburse or otherwise control use of insurance proceeds, from and after the entry of judgment of foreclosure all such rights and powers of the Administrative Agent shall continue in the Administrative Agent as judgment creditor or the Administrative Agent until confirmation of sale.
(iii)Protective Advances. All advances, disbursements and expenditures made by the Administrative Agent before and during a foreclosure, and before and after judgment of foreclosure, and at any time prior to sale, and, where applicable, after sale, and during the pendency of any related proceedings authorized by the Mortgage or by the Illinois Mortgage Foreclosure Law (735 ILCS 5/15 1101) (collectively, “Protective Advances”), shall have the benefit of all applicable provisions of the Illinois Mortgage Foreclosure Law (735 ILCS 5/15 1101).  All Protective Advances shall be additional Obligations, and shall become immediately due and payable without notice and with interest thereon from the date of the advance. The Mortgage shall be a Lien for all Protective Advances as to subsequent purchasers and judgment creditors from the time the Mortgage is recorded pursuant to Subsection (b)(1) of Section 5/15 1302 of the Illinois Mortgage Foreclosure Law (735 ILCS 5/15 1101).  All Protective Advances shall, except to the extent, if any, that any of the same is clearly contrary to or inconsistent with the provisions of the Illinois Mortgage Foreclosure Law (735 ILCS 5/15 1101), apply to and be included in:
(A)determination of the amount of Obligations by the Mortgage at any time;
(B)the Obligations found due and owing to the Administrative Agent in the judgment of foreclosure and any subsequent supplemental judgments, orders, adjudications or findings by the court of any additional Obligations becoming due after such entry of judgment, it being agreed that in any foreclosure judgment, the court may reserve jurisdiction for such purpose;
(C)if right of redemption has not been waived by the Mortgagor in the Mortgage, computation of amount required to redeem, pursuant to Subsections (d)(2) and (e) of Section 5/15 1603 of the Illinois Mortgage Foreclosure Law (735 ILCS 5/15 1101);
(D)determination of amount deductible from sale proceeds pursuant to Section 5/15 1512 of the Illinois Mortgage Foreclosure Law (735 ILCS 5/15 1101);
(E)application of income in the hands of any receiver or the Administrative Agent in possession; and
(F)computation of any deficiency judgment pursuant to Subsections (b)(2) and (e) of Sections 5/15 1508 and Section 5/15 1511 of the Illinois Mortgage Foreclosure Law (735 ILCS 5/15 1101).

ARTICLE X
Special Michigan Provisions

Section 10.1.    Inconsistencies. With respect to the Property located in the state of Michigan, the provisions set forth in this Article shall apply to and be made a part of the Mortgage. In the event of any inconsistencies between the terms and provisions of this Article and the other terms and provisions of this Mortgage, or to the extent, and only to the extent, any of the terms and provisions in this Article conflict with, or are ambiguous when read together with, any of the other terms and provisions of this Mortgage, the provisions of this Article shall govern. Capitalized words and phrases contained in this Article shall have the definition ascribed to them in the main body of the Mortgage, unless the context manifestly requires otherwise.
Section 10.2.    Statutory Waste. The failure of Mortgagor to pay taxes or assessments assessed against the Properties or any installment thereof, or any premiums payable with respect to any insurance policy covering the Properties, shall constitute waste as provided by Michigan Compiled Laws, 1948, as amended, Section 600.2927. Mortgagor hereby consents to the appointment of a receiver under said statute should Administrative Agent elect to seek such relief.
Section 10.3.    Future Advances. This Mortgage is a “Future Advance Mortgage” under MCLA 565.901 et seq. All future advances under the indebtedness secured hereby, this Mortgage and Loan Documents shall have the same priority as if the future advance was made on the date that this Mortgage was recorded. This Mortgage shall secure all indebtedness of Mortgagor, its successors and permitted assigns under the indebtedness secured hereby, this Mortgage or any of the Loan Documents, whenever incurred, such indebtedness to be due at the times provided in the documents and instruments governing the indebtedness secured hereby and in this Mortgage. Notice is hereby given that the indebtedness secured hereby may increase as a result of any defaults hereunder by Mortgagor due to, for example, and without limitation, unpaid interest or late charges, unpaid taxes, assessments or insurance premiums which Administrative Agent elects to advance, defaults under leases that Administrative Agent elects to cure, attorney fees or costs incurred in enforcing the Loan Documents or other expenses incurred by Administrative Agent in protecting the Properties, the security of this Mortgage or Administrative Agent’s rights and interests.
Section 10.4.    Recordable Events. The provisions set forth in this Mortgage are not intended to evidence an additional recordable event, as may be proscribed by Act 459 of the Public Acts of Michigan of 1996, but rather are included in this Mortgage for purposes of complying with any applicable Requirement of Law.
Section 10.5.    Assignment. Mortgagor, pursuant to Act No. 210 of Michigan Public Acts of 1953, as amended, does hereby sell, assign, transfer and set over to Administrative Agent all of its right, title and interest in and to all leases, subleases, tenancy, occupancy, rental, use, sale or license agreements (hereinafter in this Section collectively referred to as “leases”), existing as of the date hereof, or hereinafter executed, covering all or any part of the Properties, together with any and all extensions and renewals of any of said leases, and also together with any and all guarantees of the lessee’s obligations under said leases, and any and all extensions and renewals thereof, the rents, accounts, issues, income, profits, proceeds, security deposits and any other payments now owing or which shall hereafter become owing by virtue of all of said leases, all or any part of the oil and gas located in, on or under oil and gas properties, and all or any of the rents and profits from oil and gas properties, and the income from the sales of oil and gas produced or to be produced from oil and gas properties (in accordance with MCLA 565.81 et seq.), and all extensions, amendments and renewals thereof, and all moneys payable thereunder (herein sometimes collectively called the “Rents”), to have and to hold unto the Administrative Agent as security for the indebtedness secured hereby. NOTICE OF ABSOLUTE ASSIGNMENT OF RENTS: (a) Mortgagor acknowledges and agrees that the assignment of rents hereunder to Administrative Agent is and is intended to be an absolute present assignment of rents pursuant to MCLA 554.231 et seq. and MCLA 565.81 et seq. and that as such, upon the occurrence of a default and the giving by Administrative Agent to Mortgagor of written notice that Mortgagor shall have no further right to collect or otherwise receive such Rents (collectively, the “Michigan Pre-Rent Collection Requirements”), but not prior thereto, and without any other any action by Administrative Agent, Mortgagor shall have no further right to collect or otherwise receive such Rents and that such Rents will be the absolute and sole property of Administrative Agent pursuant to said statute, (b) any Rents collected or received by Mortgagor subsequent to such default shall be held in trust by Mortgagor for the benefit of Administrative Agent and Mortgagor shall have no right thereto or interest therein, and (c) such Rents, as the sole and absolute property of Administrative Agent, will not under any circumstances be available to Mortgagor or any trustee of Mortgagor in any bankruptcy proceeding. This assignment shall continue and remain in full force and effect during any foreclosure proceedings relating to this Mortgage and the period of redemption, if any, and until all sums secured by this Mortgage, together with interest thereon, shall have been paid in full. If the entire balance secured hereunder shall be bid by Administrative Agent at the foreclosure sale (by cash or otherwise) or a third party at such sale, said assignment shall nonetheless continue for the benefit of the successful bidder, with any Rent collected by Administrative Agent, purchaser at the foreclosure sale or their successors (net of operating expenses actually paid) to be applied in reduction of the redemption price. In the event of any default under the indebtedness secured hereby, this Mortgage or the other Loan Documents, Administrative Agent shall have the full right and power, after compliance with the Michigan Pre-Rent Collection Requirements, to collect the assigned Rents, income security deposits, issues, profits and proceeds by demand, suit or otherwise. All monies received by Administrative Agent pursuant to said assignment shall be applicable at the option of Administrative Agent in the manner hereinafter provided for the use of such funds if paid to a receiver appointed to manage the Properties or in the manner hereinafter provided for the application of proceeds from sale of the Properties in the event of a foreclosure. Mortgagor will not, without Administrative Agent’s prior written consent, make any lease of the Properties except for actual occupancy by the lessee thereunder. Subject to the Michigan Pre-Rent Collection Requirements, Mortgagor directs and instructs any and all payors of Rents to pay to Administrative Agent all of the Rents until such time as such payors have been furnished with evidence that all secured indebtedness has been paid and that this Mortgage has been released. Mortgagor agrees that no payors of Rents shall have any responsibility for the application of any funds paid to Administrative Agent.
Section 10.6.    WARNING. THIS MORTGAGE CONTAINS A POWER OF SALE AND UPON A MATURITY EVENT OF DEFAULT MAY BE FORECLOSED BY ADVERTISEMENT. IN FORECLOSURE BY ADVERTISEMENT, NO HEARING IS INVOLVED AND THE ONLY NOTICE REQUIRED IS TO BE PUBLISHED NOTICE IN A LOCAL NEWSPAPER AND TO POST A COPY OF THE NOTICE ON THE PROPERTY. IF THIS MORTGAGE IS FORECLOSED BY ADVERTISEMENT, MORTGAGOR HEREBY VOLUNTARILY, INTELLIGENTLY AND KNOWINGLY WAIVES ALL RIGHTS UNDER THE CONSTITUTION AND LAWS OF THE

STATE OF MICHIGAN AND THE CONSTITUTION AND LAWS OF THE UNITED STATES, TO ALL NOTICE AND A HEARING IN CONNECTION WITH THE ABOVE MENTIONED FORECLOSURE BY ADVERTISEMENT, EXCEPT AS SET FORTH IN THE MICHIGAN STATUTE PROVIDING FOR FORECLOSURE BY ADVERTISEMENT.
ARTICLE XI
Special Missouri Provisions
Section 11.1    Inconsistencies. With respect to the Property located in the state of Missouri, the provisions set forth in this Article shall apply to and be made a part of the Mortgage. In the event of any inconsistencies between the terms and provisions of this Article and the other terms and provisions of this Mortgage, or to the extent, and only to the extent, any of the terms and provisions in this Article conflict with, or are ambiguous when read together with, any of the other terms and provisions of this Mortgage, the provisions of this Article shall govern. Capitalized words and phrases contained in this Article shall have the definition ascribed to them in the main body of the Mortgage, unless the context manifestly requires otherwise
Section 11.2    Notice of Redemption and Redemption Rights.  The Mortgagor shall be entitled to the following benefits, among others, pursuant to the Missouri Revised Statutes (RSMO Chapter 443), which provides:
No party shall have the right of redeeming from any such sale as set forth in RSMO 443.410 unless he shall have given the written notice specified in said section and shall within twenty days after such sale give security to the satisfaction of the circuit court of the county in which the land is located for the payment of the interest on the debt or obligation secured by the Mortgage under which the sale is made to accrue within such year after the sale is made, and for the payment in full of the legal charges and costs of the sale, and for the payment of all interest accrued prior to the sale or thereafter which the purchaser at the sale or his representatives or assigns may pay on any prior encumbrance on the land, as well as the interest which may accrue thereon during such year allowed for redemption whether so paid or not and all taxes and assessments and interest and costs thereon whether general or special accrued or accruing during such year allowed for redemption and whether paid by the purchaser at the sale or not together with interest at rate of six percent per annum on all sums so paid by the purchaser or those claiming under him and for damages for all waste committed or suffered by the party giving such security or those claiming under him during such year unless said property is so redeemed, and it shall be necessary to pay for such redemption all such sums to which the purchaser or those claiming under him should be entitled with interest as aforesaid. Said security shall be by bond executed by the person or persons so entitled to redeem with at least one good surety in a sum amply sufficient to cover the aggregate of all said sums exclusive of the principal debt or obligation, but including damages and interest, to be so absolutely paid in event redemption is not made and the aggregate of all such shall be the measure of damages to be paid in satisfaction of said bond if such redemption is not made.   RSMO 443.420.

Deeds of trust in the nature of mortgages of lands may, in addition to being foreclosable by suit, be also foreclosed by a trustee’s sale at the option of the holder of the debt or obligation thereby secured and the Mortgaged Property sold by the Trustee or his successor in the same manner and in all respects as in case of mortgages with power of sale; and all real estate which may be sold under any such power of sale in a Mortgage hereafter made and which at such sale shall be brought in by the holder of such debt or obligation or by any other person for such holder shall be subject to redemption by the grantor in such Mortgage or his heirs, devisees, executors, administrators, grantees or assigns at any time within one year from the date of the sale; provided, however, that such person so entitled to redeem shall give written notice at the sale or within ten days before the date advertised for the sale to the person making or who is to make the sale of the purpose to redeem if the sale and purchase are so made; and provided further, the said grantor, his representatives, grantees or assigns to make the redemption shall within the year pay the debt and interest or other obligation secured by such Mortgage and to accrue thereon together with all sums paid out by any holder thereof or purchaser at such sale or holder of the rights of such purchaser for interest and principal and either of any prior encumbrances, and for taxes and assessments and all legal charges and costs of the sale. RSMO 443.410.
ARTICLE XII
Special Montana Provisions
Section 12.1.    Inconsistencies. With respect to the Property located in the state of Montana, the provisions set forth in this Article shall apply to and be made a part of the Mortgage. In the event of any inconsistencies between the terms and provisions of this Article and the other terms and provisions of this Mortgage, or to the extent, and only to the extent, any of the terms and provisions in this Article conflict with, or are ambiguous when read together with, any of the other terms and provisions of this Mortgage, the provisions of this Article shall govern. Capitalized words and phrases contained in this Article shall have the definition ascribed to them in the main body of the Mortgage, unless the context manifestly requires otherwise.
Section 12.2.    Special Montana Provisions. MORTGATOR REPRESENTS, WARRANTS AND COVENANTS THAT THE AGGREGATE LAND AREA OF THE FACILITY SITE AND RELATED APPURTENANCES LOCATED IN THE STATE OF MONTANA IS LESS THAN FORTY (40) ACRES.
ARTICLE XIII
Special Nebraska Provisions
Section 13.1.    Inconsistencies. With respect to the Property located in the state of Nebraska, the provisions set forth in this Article shall apply to and be made a part of the Mortgage. In the event of any inconsistencies between the terms and provisions of this Article and the other terms and provisions of this Mortgage, or to the extent, and only to the extent, any of the terms and provisions in this Article conflict with, or are ambiguous when read together with, any of the other terms and provisions of this Mortgage, the provisions of this Article shall govern. Capitalized words and phrases contained in this Article shall have the definition ascribed to them in the main body of the Mortgage, unless the context manifestly requires otherwise.
Section 13.2.    Deed of Trust. This Mortgage shall constitute a trust deed under the Trust Deeds Act (R.R.S. Neb. §§ 76-1001 et seq.). Mortgagor expressly subjects the Property to the Trust Deeds Act, and the Trustee and Administrative Agent shall be accorded all the rights, powers and remedies of a trustee and a beneficiary as provided therein. All rights, powers and remedies of the Trust Deeds Act are hereby incorporated by reference as if the rights, powers and remedies were expressly provided herein, with Administrative Agent as a “beneficiary,” Mortgagor as a “trustor,” Trustee as a “trustee,” this Mortgage as a “trust deed” and the Property as “trust property.”
Section 13.3.    MORTGAGOR UNDERSTANDS THAT (A) THIS MORTGAGE IS A TRUST DEED AND NOT A MORTGAGE (UNLESS ADMINISTRATIVE AGENT ELECTS TO FORECLOSE THIS MORTGAGE AS A MORTGAGE), AND (B) THE POWER OF SALE PROVIDED FOR IN THIS MORTGAGE PROVIDES SUBSTANTIALLY DIFFERENT RIGHTS, DUTIES AND OBLIGATIONS ON MORTGAGOR THAN A MORTGAGE IN EVENT OF DEFAULT OR BREECH OF AN OBLIGATION
ARTICLE XIV
Special New Jersey Provisions
Section 14.1.    Inconsistencies. With respect to the Property located in the state of New Jersey, the provisions set forth in this Article shall apply to and be made a part of the Mortgage. In the event of any inconsistencies between the terms and provisions of this Article and the other terms and provisions of this Mortgage, or to the extent, and only to the extent, any of the terms and provisions in this Article conflict with, or are ambiguous when read together with, any of the other terms and provisions of this Mortgage, the provisions of this Article shall govern. Capitalized words and phrases contained in this Article shall have the definition ascribed to them in the main body of the Mortgage, unless the context manifestly requires otherwise.
Section 14.2.    Mortgagor.    Notwithstanding Mortgagor being captioned as above in this Mortgage, the Mortgagor of the Other Mortgaged Properties located in New Jersey is: BKEP MATERIALS, L.L.C. (formerly SemMaterials Energy Partners, L.L.C., a Delaware limited liability company), a Texas limited liability company.
Section 14.3.    Remedies.    All references in this Mortgage to self help, non-judicial foreclosure and power of sale shall be deemed to apply to the Other Mortgaged Properties located in New Jersey only to if and to the extent permitted by New Jersey law. If any provision of this Mortgage is inconsistent with any applicable provision of New Jersey law, the provision of New Jersey law shall take precedence over the provisions of this Mortgage as affects the Other Mortgaged Properties located in New Jersey, but shall not invalidate or render unenforceable any other provision of this Mortgage that can fairly be construed in a manner consistent with New Jersey law.
Section 14.4.    Non-Merger.    The rights of the Administrative Agent set forth herein shall, to the extent not prohibited by law, extend to the period from and after the filing of any suit to foreclose the lien of this Mortgage, the entry of judgment and any subsequent period including any period allowed by law for the redemption of the Other Mortgaged Properties located in New Jersey after any foreclosure sale, and interest shall accrue on the judgment in the same manner and at the same rate as provided in the Credit Agreement, subject only to the usury savings clauses of the Credit Agreement and this Mortgage, until Administrative Agent has received irrevocable payment in full of all Obligations.
Section 14.5.    Copy of Mortgage. Borrower represents and warrants that it has received a true copy of this Mortgage without charge.
Section 14.6.    Modification Priority. This Mortgage is subject to “modification” as such term is defined in P.L. 1985 c.353 (N.J.S.A. 46-9-8.1 et seq.) and shall be subject to the priority provisions thereof.
Section 14.7.    Fixture Financing Statement.     Without limiting anything in Section 1.2, this Mortgage constitutes a security agreement under the New Jersey Uniform Commercial Code and shall be deemed to also constitute a fixture financing statement.
Section 14.8.    Future Advances.    Without limiting anything in this Mortgage, this Mortgage is given for the purpose of creating a lien on real property in order to secure existing indebtedness, and also future advances, whether made before or after default or maturity or other similar events, to the same extent as if such future advances were made on the date of the execution hereof, although there may be no advance made at the time of the execution hereof and although there may be no indebtedness outstanding at the time any advance is made. The types of future advances secured by and having priority under this Mortgage shall include, without limitation, (i) advances and re-advances of principal under the Credit Agreement and (ii) disbursements and other advances for the payment of taxes, assessments, maintenance charges, insurance premiums or costs relating to the Other Mortgaged Properties located in New Jersey, for the discharge of liens having priority over the lien of this Mortgage, for the curing of waste of the Other Mortgaged Properties located in New Jersey and for the payment of service charges and expenses incurred by reason of default and including late charges, attorney’s fees and court costs, together with interest thereon. The lien of this Mortgage, as to third persons with or without actual knowledge thereof, shall be valid as to all such indebtedness and future advances, from the date of recordation.
Section 14.9.    Deficiency.    Mortgagor waives all rights or defenses arising by reason of any “one action” and any Requirement of Law prohibiting the Administrative Agent from making a claim for deficiency, to the extent the Administrative Agent is otherwise entitled to a claim for deficiency, whether before or after the Administrative Agent’s commencement or completion of any foreclosure action or any other action to exercise its remedies hereunder or otherwise available at a law or in equity.
Section 4.10.    Jury Trial Waiver. TO THE FULLEST EXTENT PERMITTED BY ANY APPLICABLE REQUIREMENT OF LAW, MORTGAGOR AND ADMINISTRATIVE AGENT EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY ACTION, CLAIM, SUIT OR PROCEEDING RELATING TO THIS MORTGAGE AND FOR ANY COUNTERCLAIM BROUGHT THEREIN. MORTGAGOR HEREBY WAIVES ALL

RIGHTS TO INTERPOSE ANY COUNTERCLAIM IN ANY SUIT BROUGHT BY ADMINISTRATIVE AGENT HEREUNDER AND ALL RIGHTS TO HAVE ANY SUCH SUIT CONSOLIDATED WITH ANY SEPARATE SUIT, ACTION OR PROCEEDING.
Section 4.11.    No Reduction. No taxes paid by or on account of the Other Mortgaged Properties in New Jersey shall serve to reduce the amount of indebtedness secured by this instrument.
Section 4.12.    New Jersey Environmental Provisions.
(a)Mortgagor represents and warrants that, to the best of Mortgagor’s knowledge after due inquiry and investigation, no lien has attached to the Other Mortgaged Properties in New Jersey as a result of any action by the New Jersey Department of Environmental Protection (which, together with its successors, shall be called herein the “NJDEP”) or its designee pursuant to the New Jersey Spill Compensation Fund as such term is defined in the Spill Compensation and Control Act, N.J.S.A. 58:10-23.11 et seq. (said Spill Compensation and Control Act together with any amendments or revisions thereof and any regulations promulgated pursuant thereto being hereinafter collectively called the “Spill Act”) expending monies from said fund to pay for “cleanup and removal costs” or “natural resources” damages as a result of any “discharge” of any “hazardous substances” on or at the Other Mortgaged Properties in New Jersey, as such terms are defined in the Spill Act.
(b)If a lien that has priority over all other claims or liens which have been previously filed is filed against the Other Mortgaged Properties in New Jersey pursuant to the Spill Act, N.J.S.A. 58:10-23.11g (c)(2), Mortgagor shall immediately either (i) pay the claim and remove the lien from the Other Mortgaged Properties in New Jersey, or (ii) furnish (A) a bond satisfactory to Agent and the title insurance company which insured the priority of the lien of this Mortgage in the amount of the claim out of which the lien arises, (B) a cash deposit in the amount of the claim out of which the lien arises, or (C) other security reasonably satisfactory to Agent in an amount sufficient to discharge the claim out of which the lien arises.
(c)In connection with a “termination of ownership or operations” (as such term is used in the New Jersey Industrial Site Recovery Act, as amended, N.J.S.A. 13:1K-6 et seq. (“ISRA”)) relating to Mortgagor or any tenants at any time occupying any portion of the Other Mortgaged Properties in New Jersey, Mortgagor, shall promptly provide Agent with:
(i)a Response Action Outcome (as such term is used in ISRA, including at N.J.A.C. 7:26C-6.2) issued by a Licensed Site Professional; or
(ii)a Remedial Action Work Plan (as such term is used in ISRA) certified by a Licensed Site Professional; or
(iii)a Remediation Certification (as such term is used in ISRA, including at N.J.A.C. 7:26B-1.7(b)) certified by a Licensed Site Professional permitting the termination.
(d)Nothing in this subsection (c) shall be construed as limiting Mortgagor’s obligation to otherwise comply with ISRA. In particular, Mortgagor’s obligation to comply with ISRA shall also specifically apply to a sale, transfer, closure or termination of operations associated with any foreclosure action, including, without limitation, a foreclosure action brought with respect to this Mortgage.
(e)If Mortgagor complies with subsection (c) of this Section by obtaining a certified Remedial Action Work Plan or Remediation Certification, Mortgagor shall promptly implement and prosecute to completion or cause to be so implemented and prosecuted the Remedial Action Work Plan or the requirements of the Remediation Certification, as the case may be, in accordance with the schedules contained therein or as may be otherwise required by ISRA. Mortgagor expressly understands and acknowledges that Mortgagor’s compliance with the provisions of this subsection (d) may require Mortgagor to expend funds or do acts after the expiration or termination of the term of one or more leases. Mortgagor shall expend such funds and do such acts and shall not be excused therefrom even though the term of the relevant lease shall have previously expired or been terminated and notwithstanding any provisions in any such lease or in ISRA placing the burden of compliance on the tenant.
ARTICLE XV
Special New Mexico Provisions
Section 15.1.    Inconsistencies. With respect to the Property located in the state of New Mexico, the provisions set forth in this Article shall apply to and be made a part of the Mortgage. In the event of any inconsistencies between the terms and provisions of this Article and the other terms and provisions of this Mortgage, or to the extent, and only to the extent, any of the terms and provisions in this Article conflict with, or are ambiguous when read together with, any of the other terms and provisions of this Mortgage, the provisions of this Article shall govern. Capitalized words and phrases contained in this Article shall have the definition ascribed to them in the main body of the Mortgage, unless the context manifestly requires otherwise.
Section 15.2.    Deed of Trust Act; Waiver of Right of Reinstatement. Mortgagor expressly subjects the Property to the terms of the Deed of Trust Act, Section 48-10-1 through 48-10-21 NMSA 1978, as amended from time to time (the “Deed of Trust Act”). All the rights, powers and remedies of a trustee and beneficiary as provided in the Deed of Trust Act are incorporated by reference in this Mortgage as if the rights, powers and remedies were expressly provided in this Mortgage. Mortgagor represents and warrants to Administrative Agent that the Mortgaged Property as provided in this Mortgage qualifies as trust real estate as defined in the Deed of Trust Act. Mortgagor intends that Trustee and Administrative Agent receive through the Loan Documents and this Mortgage all the rights, powers and remedies accorded a trustee and a Administrative Agent as provided in the Deed of Trust Act, whether or not such rights, powers and remedies are expressly granted or reserved in the Loan Documents or this Mortgage. To the extent not prohibited by law, Mortgagor expressly waives any right of Mortgagor to reinstate this Mortgage as provided in Section 16 of the Deed of Trust Act if payment of any Indebtedness is declared due or accelerated by Administrative Agent.
Section 15.3.    Simple Description. As required by Section 14-11-10.1 NMSA 1978, a simple description of the Property is: N/A .

Section 15.4.    Impound Account The impound funds may be applied as provided in Section 8.2 of the Credit Agreement despite any provisions of Section 48-7-8 NMSA 1978.
Section 15.5.    Limitation on Indemnity. To the extent, if at all, 56-7-1 NMSA 1978, as amended, is applicable, any agreement to indemnify, hold harmless, insure or defend another party contained herein or in any related documents will not extend to liability, claims, damages, losses or expenses, including attorneys’ fees, arising out of bodily injury to persons or damage to property caused by or resulting from, in whole or in part, the negligent act or omission of any indemnitee, its officers, employees or agents.
ARTICLE XVI
Special Ohio Provisions
Section 16.1.    Inconsistencies. With respect to the Property located in the state of Ohio, the provisions set forth in this Article shall apply to and be made a part of the Mortgage. In the event of any inconsistencies between the terms and provisions of this Article and the other terms and provisions of this Mortgage, or to the extent, and only to the extent, any of the terms and provisions in this Article conflict with, or are ambiguous when read together with, any of the other terms and provisions of this Mortgage, the provisions of this Article shall govern. Capitalized words and phrases contained in this Article shall have the definition ascribed to them in the main body of the Mortgage, unless the context manifestly requires otherwise.
Section 16.2.    No Notice. Mortgagor covenants not to issue a notice pursuant to Section 5301.232(c) of the Ohio Revised Code either to Administrative Agent or any other Secured Parties until all Obligations have been satisfied in full.
Section 16.3.    Powers of Administrative Agent. Administrative Agent or the other Secured Parties, at their option, are authorized and empowered to do all things provided to be done by a mortgagee under Section 1311.14 of the Ohio Revised Code, and any present or future amendments or supplements thereto, for the protection of Lender’s interest in the Other Mortgaged Properties in the State of Ohio.
ARTICLE XVII
Special Pennsylvania Provisions
Section 17.1.    Inconsistencies. With respect to the Property located in the commonwealth of Pennsylvania, the provisions set forth in this Article shall apply to and be made a part of the Mortgage. In the event of any inconsistencies between the terms and provisions of this Article and the other terms and provisions of this Mortgage, or to the extent, and only to the extent, any of the terms and provisions in this Article conflict with, or are ambiguous when read together with, any of the other terms and provisions of this Mortgage, the provisions of this Article shall govern. Capitalized words and phrases contained in this Article shall have the definition ascribed to them in the main body of the Mortgage, unless the context manifestly requires otherwise.

Section 17.2.    Open End Mortgage. This Mortgage is an Open-End Mortgage as defined in Section 8143(f) of Title 42 of the Pennsylvania Consolidated Statutes, as amended (the “Pennsylvania Act”) and as such, is entitled to the benefits of the Pennsylvania Act. Mortgagor intends that, in addition to any other debt or obligations secured hereby, this Mortgage shall secure unpaid balances of advances and other extensions of credit made after this Mortgage is left for record with the Recorder’s Office of [Northumberland County, Pennsylvania and the Recorder’s Office of Berks County, Pennsylvania,] whether such advances are made pursuant to an obligation of Administrative Agent and/or Secured Parties and the Borrower or otherwise. The maximum amount of unpaid indebtedness (which shall consist of unpaid balances after this Mortgage is left for record), which may be outstanding at any time and secured by Property located in Pennsylvania, is equal to $1,000,000,000.00. In addition to the obligations secured hereby, this Mortgage secures unpaid balances of advances made with respect to the Mortgaged Properties, for the payment of taxes, assessments, maintenance charges, insurance premiums or costs incurred for the protection of the Mortgaged Properties or the lien of this Mortgage and expenses (including but not limited to, costs and attorneys’ fees) incurred by Administrative Agent and/or Secured Parties by reason of default by Mortgagor or Borrower under this Mortgage or any of the other Loan Documents. Without limiting the provisions in Article IV hereof, delivery to Administrative Agent of any notice provided for in Section 8143(b) of the Pennsylvania Act (a “Security Limitation Notice”) shall relieve Administrative Agent and Secured Parties of any obligation to make any further advance of loan proceeds or other extensions of credit to Mortgagor or Borrower until such time as Administrative Agent notifies Mortgagor and the Loan Parties in writing of Secured Parties’ willingness to make further advances or other extensions of credit. Notices sent to Administrative Agent pursuant to the Pennsylvania Act shall be given pursuant to the applicable provisions of this Mortgage.
Section 17.3.    CONFESSION OF JUDGMENT. FOR PURPOSES OF SECURING POSSESSION OF THE PROPERTY TO ADMINISTRATIVE AGENT FOR THE BENEFIT OF ADMINISTRATIVE AGENT AND SECURED PARTIES AND ANY OTHER SECURED PARTY, MORTGAGOR DOES HEREBY AUTHORIZE AND EMPOWER ANY PROTHONOTARY, CLERK OF COURT OR ATTORNEY OF ANY COURT OF RECORD IN THE COMMONWEALTH OF PENNSYLVANIA, AS ATTORNEY FOR MORTGAGOR, AS WELL AS FOR ALL PERSONS CLAIMING UNDER, BY OR THROUGH MORTGAGOR, AFTER THE OCCURRENCE OF DEFAULT, AND THE GIVING BY ADMINISTRATIVE AGENT TO MORTGAGOR OF WRITTEN NOTICE THEREOF, TO SIGN AN AGREEMENT FOR THE ENTERING IN ANY COMPETENT COURT OF AN ACTION IN EJECTMENT FOR THE POSSESSION OF THE PROPERTY TOGETHER WITH THE HEREDITAMENTS AND APPURTENANCES AND ALL EQUIPMENT, PERSONAL PROPERTY AND FIXTURES NOW OR HEREAFTER INSTALLED UPON THE SAME, AGAINST MORTGAGOR AND ALL PERSONS CLAIMING UNDER, BY, OR THROUGH MORTGAGOR, AND THEREIN TO CONFESS JUDGMENT FOR THE RECOVERY OF SUCH POSSESSION BY ADMINISTRATIVE AGENT, FOR WHICH THIS MORTGAGE, OR A COPY THEREOF VERIFIED BY AFFIDAVIT, SHALL BE SUFFICIENT WARRANT; WHEREUPON, IF ADMINISTRATIVE AGENT SO DESIRES, A WRIT OF POSSESSION MAY BE ISSUED FORTHWITH ON SAID JUDGMENT, WITHOUT ANY PRIOR WRIT OR PROCEEDING WHATSOEVER, MORTGAGOR HEREBY RELEASING ADMINISTRATIVE AGENT FROM ALL PERSONS AND

DEFECTS WHATSOEVER IN SAID PROCEEDINGS; AND THAT IF FOR ANY REASON, AFTER SUCH ACTION HAS BEEN COMMENCED, THE SAME SHALL BE DISCONTINUED, MARKED SATISFIED OF RECORD OR BE DETERMINED, OR POSSESSION OF THE PROPERTY SHALL REMAIN IN OR BE RESTORED TO MORTGAGOR, ADMINISTRATIVE AGENT SHALL HAVE THE RIGHT, FOR THE SAME DEFAULT OR IN THE EVENT OF ANY SUBSEQUENT DEFAULT OR DEFAULTS, TO BRING ONE OR MORE FURTHER AMICABLE ACTIONS IN EJECTMENT FOR POSSESSION OF THE PROPERTY.
MORTGAGOR ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL WITH RESPECT TO THIS MORTGAGE, THE NOTES AND ANY OTHER LOAN DOCUMENTS AND MORTGAGOR HEREBY EXPRESSLY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO THE CONFESSION OF JUDGMENT PROVISIONS SET FORTH IN THIS SECTION.
ARTICLE XVIII
Special Tennessee Provisions
Section 18.1.    Inconsistencies. With respect to the Property located in the state of Tennessee, the provisions set forth in this Article shall apply to and be made a part of the Mortgage. In the event of any inconsistencies between the terms and provisions of this Article and the other terms and provisions of this Mortgage, or to the extent, and only to the extent, any of the terms and provisions in this Article conflict with, or are ambiguous when read together with, any of the other terms and provisions of this Mortgage, the provisions of this Article shall govern. Capitalized words and phrases contained in this Article shall have the definition ascribed to them in the main body of the Mortgage, unless the context manifestly requires otherwise.
Section 18.2.    Foreclosure and Sale. Administrative Agent may only proceed with foreclosure after publishing notice of the time and place of such sale at least three (3) different times in a newspaper published in the county in which the Mortgaged Property is located the first of which publications shall be at least twenty (20) days prior to said sale.

ARTICLE XIX
Special Utah Provisions
Section 19.1.    Inconsistencies. With respect to the Property located in the state of Utah, the provisions set forth in this Article shall apply to and be made a part of the Mortgage. In the event of any inconsistencies between the terms and provisions of this Article and the other terms and provisions of this Mortgage, or to the extent, and only to the extent, any of the terms and provisions in this Article conflict with, or are ambiguous when read together with, any of the other terms and provisions of this Mortgage, the provisions of this Article shall govern. Capitalized words and phrases contained in this Article shall have the definition ascribed to them in the main body of the Mortgage, unless the context manifestly requires otherwise.
Section 19.2.    Trustee. The Utah Trustee is qualified to serve as trustee under the provisions of Section 57-1-21 of the Utah Code Annotated.
Section 19.3.    Request for Notice. Pursuant to Section 57-1-26 of the Utah Code Annotated, Mortgagor requests that a copy of any notice of default and a copy of any notice of sale under this instrument be mailed to Mortgagor at the address set forth herein.
Section 19.4. Mortgage Filed as a Fixture Filing. It is intended that this mortgage is effective as a financing statement filed with the Davis County recorder’s office as a fixture filing pursuant to Section 70A-9-502(3) of the Utah Code Annotated. This mortgage indicates the collateral, goods or accounts that in covers. The goods are or are to become fixtures related to the real property and such collateral is related to the real property described on Exhibit A attached hereto. The debtor is the Mortgagor and the secured party is the Administrative Agent or the Secured Parties.
Section 19.5.    FINAL EXPRESSION. PURSUANT TO SECTION 25-5-4 OF THE UTAH CODE ANNOTATED THIS WRITTEN AGREEMENT IS A FINAL EXPRESSION OF THE AGREEMENT BETWEEN CREDITOR AND DEBTOR AND THE WRITTEN AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY ALLEGED ORAL AGREEMENT.
ARTICLE XX
Special Virginia Provisions
Section 20.1.    Inconsistencies. With respect to the Property located in the Commonwealth of Virginia, the provisions set forth in this Article shall apply to and be made a part of the Mortgage. In the event of any inconsistencies between the terms and provisions of this Article and the other terms and provisions of this Mortgage, or to the extent, and only to the extent, any of the terms and provisions in this Article conflict with, or are ambiguous when read together with, any of the other terms and provisions of this Mortgage, the provisions of this Article shall govern. Capitalized words and phrases contained in this Article shall have the definition ascribed to them in the main body of the Mortgage, unless the context manifestly requires otherwise.
Section 20.2.    Statutory Provisions. Notwithstanding anything contained herein to the contrary, this Mortgage is made under and pursuant to the provisions of the Code of Virginia, Sections 55-59, 55-59.1, 55-59.2, 55-59.3, 55-59.4 and 55-60 as the same may be amended from time to time, and shall be construed to impose and confer upon the parties hereto and the Administrative Agent all the rights, duties and obligations prescribed by said Sections, except to the extent otherwise provided in this Mortgage.
Section 20.3.    Limitation of Debt Secured by this Mortgage as to Deed of Trust Mortgaged Properties Located in Virginia. Notwithstanding any other provision of this Mortgage, the maximum amount of the indebtedness secured by this Mortgage as to Deed of Trust Mortgaged Properties located in Virginia is the principal amount of Eight Million Seven Hundred Ninety Two Thousand Four Hundred Six Dollars ($8,792,406), plus interest, costs and other expenses set forth herein.

ARTICLE XXI
Special Washington Provisions
Section 21.1.    Inconsistencies. With respect to the Property located in the state of Washington, the provisions set forth in this Article shall apply to and be made a part of the Mortgage. In the event of any inconsistencies between the terms and provisions of this Article and the other terms and provisions of this Mortgage, or to the extent, and only to the extent, any of the terms and provisions in this Article conflict with, or are ambiguous when read together with, any of the other terms and provisions of this Mortgage, the provisions of this Article shall govern. Capitalized words and phrases contained in this Article shall have the definition ascribed to them in the main body of the Mortgage, unless the context manifestly requires otherwise.
Section 21.2.    Property Use. Mortgagor warrants and covenants that the Property is not used principally for agricultural purposes and that the indebtedness secured by this Mortgage was not made primarily for personal, family, or household purposes. The indebtedness secured by this Mortgage is primarily for commercial, investment or business purposes, and not for personal, family or household purposes, within the meaning of RCW 19.52.080.
Section 21.3.    Deficiency Judgment. To the extent permitted by any applicable Requirement of Law, Trustee or Administrative Agent may obtain a deficiency judgment if the net sales proceeds of any sale of the Property under the power of sale granted by this Mortgage are insufficient to pay in full all of the obligations secured hereby.
Section 21.4.    Oral Agreements. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.
Section 21.5.    “Capacity of  Mortgagee.  Notwithstanding anything to the contrary herein, Grantor agrees and acknowledges that Administrative Agent is acting under this Mortgage not in its individual capacity but solely as “Administrative Agent” for the Lenders under the Credit Agreement.  Administrative Agent agrees and acknowledges that, in its capacity as the beneficiary of this Mortgage, it is solely an agent for the Lenders.  As such, in the exercise of the rights and duties of the mortgagee or beneficiary under this Mortgage, Administrative Agent shall act solely under the control and direction of the Lenders and be expressly subject to the terms of Credit Agreement.”
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IN WITNESS WHEREOF, Mortgagor, acting by and through its duly authorized officer, has executed this Mortgage on the date of its acknowledgment.

BKEP CRUDE, L.L.C. (formerly SemGroup Energy Partners, L.L.C.), a Delaware limited liability company
BKEP MATERIALS, L.L.C.
(formerly SemMaterials Energy Partners, L.L.C., a Delaware limited liability company), a Texas limited liability company

BKEP ASPHALT, L.L.C. (formerly SGLP Asphalt, L.L.C.), a Texas limited liability company

BKEP Pipeline, L.L.C. (formerly known as
BKEP Pipeline G.P., L.L.C. and SemPipe G.P.,
L.L.C.), a Delaware limited liability company

BKEP Field Services, L.L.C., a
Delaware limited liability company

BKEP Services LLC, (formerly known as BKEP Field Services II, L.L.C.), a
Texas limited liability company

By:    ________________________________________
Alex G. Stallings, Chief Financial Officer
of each of the above entities

The address of Administrative Agent is:

Wells Fargo Bank,
National Association
MAC D1109-019
1525 W W. T. Harris Blvd, 1st Floor
Charlotte, NC 28262-8522
Attention: Erika Myers

with a copy to

Wells Fargo Bank, National Association
MAC T9216-451
1445 Ross Ave., Suite 4500
Dallas, TX 75202
Attention: Jason M. Hicks
The address of Mortgagor is: 201 NW 10th, Suite 200 Oklahoma City, Oklahoma 73103 Attn: Chief Financial Officer
The address of California, New Mexico, Texas, and Virginia Trustee is: 1445 Ross Ave., Suite 4500 Dallas, TX 75202	The address of Missouri Trustee is: c/o St. Louis Title, LLC 7701 Forsyth Boulevard, Suite 200 Saint Louis, Missouri 63105
The address of Montana Trustee is: 204 North 29th Street Billings, MT 59101	The address of Nebraska Trustee is: 106 W. 11th Street, Suite 1800 Kansas City, MO 6410
The address of the Nevada Trustee is: 2490 Paseo Verde Parkway, Suite 100 Henderson, NV 89074	The address of the Tennessee Trustee is: c/o Fidelity National Title Group 6840 Carothers Parkway Franklin, TN 37067
The address of the Utah Trustee is: 345 East Broadway Salt Lake City, Utah 84111	The address of the Washington Trustee is: 501 South Bernard, 1st Floor Spokane, WA 99204

ACKNOWLEDGMENT
(BKEP CRUDE, L.L.C.)

STATE OF TEXAS    §
§
COUNTY OF DALLAS    §

BE IT REMEMBERED THAT I, the undersigned authority, a notary public duly qualified, commissioned, sworn and acting in and for the county and state aforesaid, and being authorized in such county and state to take acknowledgments, hereby certify that, on this ______ day of June, 2013, there personally appeared before me: Alex G. Stallings, Chief Financial Officer of BKEP CRUDE, L.L.C. (formerly SemGroup Energy Partners, L.L.C.), a Delaware limited liability company, such limited liability company being a party to the annexed and foregoing instrument, who stated that he was duly authorized in his capacity to execute the said foregoing instrument for and in the name and behalf of said limited liability company, and further stated and acknowledged that he had so signed, executed and delivered said foregoing instrument for the consideration, uses and purposes therein mentioned and set forth.

Arkansas, Colorado, Georgia, Idaho, Illinois, Indiana, Kansas, Montana, Nebraska, New Jersey, New Mexico, Nevada, Oklahoma, Ohio, Texas, Utah, or Washington
The foregoing instrument was acknowledged before me on this ___ day of June, 2013, by Alex G. Stallings, as Chief Financial Officer of BKEP CRUDE, L.L.C. (formerly SemGroup Energy Partners, L.L.C.), a Delaware limited liability company, on behalf of said limited liability company. Witness my hand and official seal.

California
On June __, 2013, before me, Alex G. Stallings personally appeared, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

Michigan and Pennsylvania
On this ___ day of June, 2013, before me, a Notary Public, personally appeared Alex G. Stallings, who acknowledged himself to be the Chief Financial Officer of BKEP CRUDE, L.L.C. (formerly SemGroup Energy Partners, L.L.C.), a Delaware limited liability company, on behalf of said limited liability company, and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the limited liability company by himself as such officer.

Missouri
On this ___ day of June, 2013, before me, a Notary Public in and for said State, personally appeared Alex G. Stallings, to me personally known, who being by me duly sworn did say that he is the Chief Financial Officer of BKEP CRUDE, L.L.C. (formerly SemGroup Energy Partners, L.L.C.), a Delaware limited liability company, on behalf of said limited liability company, and that said instrument was signed on behalf of said limited liability company, and said Alex G. Stallings acknowledged to me that he executed the same for the purposes therein stated, and as his free act and deed and as the free act and deed of said limited liability company.

Tennessee
Before me, the undersigned, a Notary Public in and for the County and State aforesaid, personally appeared Alex G. Stallings, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who upon oath acknowledged himself to be the Chief Financial Officer of BKEP CRUDE, L.L.C. (formerly SemGroup Energy Partners, L.L.C.), a Delaware limited liability company, on behalf of said limited liability company, the within named Mortgagor, and that Alex G. Stallings as such Chief Financial Officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the limited liability company by himself as Chief Financial Officer.

Virginia
  I, _______________________, a Notary Public in and for the County and State aforesaid, hereby certify that Alex G. Stallings, who identified himself by means of a driver’s license (photo identification), and who upon oath acknowledged himself to be Chief Financial Officer of BKEP CRUDE, L.L.C. (formerly SemGroup Energy Partners, L.L.C.), a Delaware limited liability company, on behalf of said limited liability company, the within named Mortgagor, acknowledged the foregoing Credit Line Fee and Leasehold Deed of Trust for the purposes therein contained as the Chief Financial Officer of BKEP CRUDE, L.L.C. (formerly SemGroup Energy Partners, L.L.C.), a Delaware limited liability company.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal in the City of Dallas, Dallas County, Texas.

[STAMP]	NOTARY PUBLIC, in and for the State of Texas
residing at Dallas, Dallas County, Texas

Printed Name:
My commission expires:
My commission number:

ACKNOWLEDGMENT
(BKEP MATERIALS, L.L.C.)

STATE OF TEXAS    §
§
COUNTY OF DALLAS    §

BE IT REMEMBERED THAT I, the undersigned authority, a notary public duly qualified, commissioned, sworn and acting in and for the county and state aforesaid, and being authorized in such county and state to take acknowledgments, hereby certify that, on this ____ day of June, 2013, there personally appeared before me: Alex G. Stallings, Chief Financial Officer of BKEP MATERIALS, L.L.C. (formerly SemMaterials Energy Partners, L.L.C., a Delaware limited liability company), a Texas limited liability company, such limited liability company being a party to the annexed and foregoing instrument, who stated that he was duly authorized in his capacity to execute the said foregoing instrument for and in the name and behalf of said limited liability company, and further stated and acknowledged that he had so signed, executed and delivered said foregoing instrument for the consideration, uses and purposes therein mentioned and set forth.

Arkansas, Colorado, Georgia, Idaho, Illinois, Indiana, Kansas, Montana, Nebraska, New Jersey, New Mexico, Nevada, Oklahoma, Ohio, Texas, Utah, or Washington
The foregoing instrument was acknowledged before me on this ___ day of June, 2013, by Alex G. Stallings, as Chief Financial Officer of BKEP MATERIALS, L.L.C. (formerly SemMaterials Energy Partners, L.L.C., a Delaware limited liability company), a Texas limited liability company, on behalf of said limited liability company. Witness my hand and official seal.

California
On June __, 2013, before me, Alex G. Stallings personally appeared, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

Michigan and Pennsylvania
On this ___ day of June, 2013, before me, a Notary Public, personally appeared Alex G. Stallings, who acknowledged himself to be the Chief Financial Officer of BKEP MATERIALS, L.L.C. (formerly SemMaterials Energy Partners, L.L.C., a Delaware limited liability company), a Texas limited liability company, on behalf of said limited liability company, and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the limited liability company by himself as such officer.

Missouri
On this ___ day of June, 2013, before me, a Notary Public in and for said State, personally appeared Alex G. Stallings, to me personally known, who being by me duly sworn did say that he is the Chief Financial Officer of BKEP MATERIALS, L.L.C. (formerly SemMaterials Energy Partners, L.L.C., a Delaware limited liability company), a Texas limited liability company, on behalf of said limited liability company, and that said instrument was signed on behalf of said limited liability company, and said Alex G. Stallings acknowledged to me that he executed the same for the purposes therein stated, and as his free act and deed and as the free act and deed of said limited liability company.

Tennessee
Before me, the undersigned, a Notary Public in and for the County and State aforesaid, personally appeared Alex G. Stallings, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who upon oath acknowledged himself to be the Chief Financial Officer of BKEP MATERIALS, L.L.C. (formerly SemMaterials Energy Partners, L.L.C., a Delaware limited liability company), a Texas limited liability company, on behalf of said limited liability company, the within named Mortgagor, and that Alex G. Stallings as such Chief Financial Officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the limited liability company by himself as Chief Financial Officer.

Virginia
  I, _______________________, a Notary Public in and for the County and State aforesaid, hereby certify that Alex G. Stallings, who identified himself by means of a driver’s license (photo identification), and who upon oath acknowledged himself to be Chief Financial Officer of BKEP MATERIALS, L.L.C. (formerly SemMaterials Energy Partners, L.L.C., a Delaware limited liability company), a Texas limited liability company, on behalf of said limited liability company, the within named Mortgagor, acknowledged the foregoing Credit Line Fee and Leasehold Deed of Trust for the purposes therein contained as the Chief Financial Officer of BKEP MATERIALS, L.L.C. (formerly SemMaterials Energy Partners, L.L.C., a Delaware limited liability company), a Texas limited liability company.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal in the City of Dallas, Dallas County, Texas.

[STAMP]	NOTARY PUBLIC, in and for the State of Texas
residing at Dallas, Dallas County, Texas

Printed Name:
My commission expires:
My commission number:

ACKNOWLEDGMENT
(BKEP ASPHALT, L.L.C.)

STATE OF TEXAS    §
§
COUNTY OF DALLAS    §

BE IT REMEMBERED THAT I, the undersigned authority, a notary public duly qualified, commissioned, sworn and acting in and for the county and state aforesaid, and being authorized in such county and state to take acknowledgments, hereby certify that, on this ___ day of June, 2013, there personally appeared before me: Alex G. Stallings, Chief Financial Officer of BKEP ASPHALT, L.L.C. (formerly SGLP Asphalt, L.L.C.), a Texas limited liability company, such limited liability company being a party to the annexed and foregoing instrument, who stated that he was duly authorized in his capacity to execute the said foregoing instrument for and in the name and behalf of said limited liability company, and further stated and acknowledged that he had so signed, executed and delivered said foregoing instrument for the consideration, uses and purposes therein mentioned and set forth.

Arkansas, Colorado, Georgia, Idaho, Illinois, Indiana, Kansas, Montana, Nebraska, New Jersey, New Mexico, Nevada, Oklahoma, Ohio, Texas, Utah, or Washington
The foregoing instrument was acknowledged before me on this ___ day of June 2013, by Alex G. Stallings, as Chief Financial Officer of BKEP ASPHALT, L.L.C. (formerly SGLP Asphalt, L.L.C.), a Texas limited liability company, on behalf of said limited liability company. Witness my hand and official seal.

California
On June __, 2013, before me, Alex G. Stallings personally appeared, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

Michigan and Pennsylvania
On this ___ day of June, 2013, before me, a Notary Public, personally appeared Alex G. Stallings, who acknowledged himself to be the Chief Financial Officer of BKEP ASPHALT, L.L.C. (formerly SGLP Asphalt, L.L.C.), a Texas limited liability company, on behalf of said limited liability company, and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the limited liability company by himself as such officer.

Missouri
On this ___ day of June, 2013, before me, a Notary Public in and for said State, personally appeared Alex G. Stallings, to me personally known, who being by me duly sworn did say that he is the Chief Financial Officer of BKEP ASPHALT, L.L.C. (formerly SGLP Asphalt, L.L.C.), a Texas limited liability company, on behalf of said limited liability company, and that said instrument was signed on behalf of said limited liability company, and said Alex G. Stallings acknowledged to me that he executed the same for the purposes therein stated, and as his free act and deed and as the free act and deed of said limited liability company.

Tennessee
Before me, the undersigned, a Notary Public in and for the County and State aforesaid, personally appeared Alex G. Stallings, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who upon oath acknowledged himself to be the Chief Financial Officer of BKEP ASPHALT, L.L.C. (formerly SGLP Asphalt, L.L.C.), a Texas limited liability company, on behalf of said limited liability company, the within named Mortgagor, and that Alex G. Stallings as such Chief Financial Officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the limited liability company by himself as Chief Financial Officer.

Virginia
  I, _______________________, a Notary Public in and for the County and State aforesaid, hereby certify that Alex G. Stallings, who identified himself by means of a driver’s license (photo identification), and who upon oath acknowledged himself to be Chief Financial Officer of BKEP ASPHALT, L.L.C. (formerly SGLP Asphalt, L.L.C.), a Texas limited liability company, on behalf of said limited liability company, the within named Mortgagor, acknowledged the foregoing Credit Line Fee and Leasehold Deed of Trust for the purposes therein contained as the Chief Financial Officer of BKEP ASPHALT, L.L.C. (formerly SGLP Asphalt, L.L.C.), a Texas limited liability company.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal in the City of Dallas, Dallas County, Texas.

[STAMP]	NOTARY PUBLIC, in and for the State of Texas
residing at Dallas, Dallas County, Texas

Printed Name:
My commission expires:
My commission number:

ACKNOWLEDGMENT
(BKEP PIPELINE, L.L.C.)

STATE OF TEXAS    §
§
COUNTY OF DALLAS    §

BE IT REMEMBERED THAT I, the undersigned authority, a notary public duly qualified, commissioned, sworn and acting in and for the county and state aforesaid, and being authorized in such county and state to take acknowledgments, hereby certify that, on this ___ day of June, 2013, there personally appeared before me: Alex G. Stallings, Chief Financial Officer of BKEP Pipeline, L.L.C. (formerly known as BKEP Pipeline G.P., L.L.C. and SemPipe G.P., L.L.C.), a Delaware limited liability company, such limited liability company being a party to the annexed and foregoing instrument, who stated that he was duly authorized in his capacity to execute the said foregoing instrument for and in the name and behalf of said limited liability company, and further stated and acknowledged that he had so signed, executed and delivered said foregoing instrument for the consideration, uses and purposes therein mentioned and set forth.

Arkansas, Colorado, Georgia, Idaho, Illinois, Indiana, Kansas, Montana, Nebraska, New Jersey, New Mexico, Nevada, Oklahoma, Ohio, Texas, Utah, or Washington
The foregoing instrument was acknowledged before me on this ___ day of June, 2013, by Alex G. Stallings, as Chief Financial Officer of BKEP Pipeline, L.L.C., (formerly known as BKEP Pipeline G.P., L.L.C. and SemPipe G.P., L.L.C.), a Delaware limited liability company, on behalf of said limited liability company. Witness my hand and official seal.

California
On June __, 2013, before me, Alex G. Stallings personally appeared, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

Michigan and Pennsylvania
On this ___ day of June, 2013, before me, a Notary Public, personally appeared Alex G. Stallings, who acknowledged himself to be the Chief Financial Officer of BKEP Pipeline, L.L.C., (formerly known as BKEP Pipeline G.P., L.L.C. and SemPipe G.P., L.L.C.), a Delaware limited liability company, on behalf of said limited liability company, and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the limited liability company by himself as such officer.

Missouri
On this ___ day of June, 2013, before me, a Notary Public in and for said State, personally appeared Alex G. Stallings, to me personally known, who being by me duly sworn did say that he is the Chief Financial Officer of BKEP Pipeline, L.L.C., (formerly known as BKEP Pipeline G.P., L.L.C. and SemPipe G.P., L.L.C.), a Delaware limited liability company, on behalf of said limited liability company, and that said instrument was signed on behalf of said limited liability company, and said Alex G. Stallings acknowledged to me that he executed the same for the purposes therein stated, and as his free act and deed and as the free act and deed of said limited liability company.

Tennessee
Before me, the undersigned, a Notary Public in and for the County and State aforesaid, personally appeared Alex G. Stallings, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who upon oath acknowledged himself to be the Chief Financial Officer of BKEP Pipeline, L.L.C., (formerly known as BKEP Pipeline G.P., L.L.C. and SemPipe G.P., L.L.C.), a Delaware limited liability company, on behalf of said limited liability company, the within named Mortgagor, and that Alex G. Stallings as such Chief Financial Officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the limited liability company by himself as Chief Financial Officer.

Virginia
  I, _______________________, a Notary Public in and for the County and State aforesaid, hereby certify that Alex G. Stallings, who identified himself by means of a driver’s license (photo identification), and who upon oath acknowledged himself to be Chief Financial Officer of BKEP Pipeline, L.L.C., (formerly known as BKEP Pipeline G.P., L.L.C. and SemPipe G.P., L.L.C.), a Delaware limited liability company, on behalf of said limited liability company, the within named Mortgagor, acknowledged the foregoing Credit Line Fee and Leasehold Deed of Trust for the purposes therein contained as the Chief Financial Officer of BKEP Pipeline, L.L.C., (formerly known as BKEP Pipeline G.P., L.L.C. and SemPipe G.P., L.L.C.), a Delaware limited liability company.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal in the City of Dallas, Dallas County, Texas.

[STAMP]	NOTARY PUBLIC, in and for the State of Texas
residing at Dallas, Dallas County, Texas

Printed Name:
My commission expires:
My commission number:

ACKNOWLEDGMENT
(BKEP FIELD SERVICES, L.L.C.)
STATE OF TEXAS    §
§
COUNTY OF DALLAS    §

BE IT REMEMBERED THAT I, the undersigned authority, a notary public duly qualified, commissioned, sworn and acting in and for the county and state aforesaid, and being authorized in such county and state to take acknowledgments, hereby certify that, on this ___day of June, 2013, there personally appeared before me: Alex G. Stallings, Chief Financial Officer of BKEP Field Services, L.L.C., a Delaware limited liability company, a Delaware limited liability company, such limited liability company being a party to the annexed and foregoing instrument, who stated that he was duly authorized in his capacity to execute the said foregoing instrument for and in the name and behalf of said limited liability company, and further stated and acknowledged that he had so signed, executed and delivered said foregoing instrument for the consideration, uses and purposes therein mentioned and set forth.

Arkansas, Colorado, Georgia, Idaho, Illinois, Indiana, Kansas, Montana, Nebraska, New Jersey, New Mexico, Nevada, Oklahoma, Ohio, Texas, Utah, or Washington
The foregoing instrument was acknowledged before me on this ___ day of June, 2013, by Alex G. Stallings, as Chief Financial Officer of BKEP Field Services, L.L.C., a Delaware limited liability company, on behalf of said limited liability company. Witness my hand and official seal.

California
On June __, 2013, before me, Alex G. Stallings personally appeared, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

Michigan and Pennsylvania
On this ___ day of June, 2013, before me, a Notary Public, personally appeared Alex G. Stallings, who acknowledged himself to be the Chief Financial Officer of BKEP Field Services, L.L.C.,  a Delaware limited liability company, on behalf of said limited liability company, and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the limited liability company by himself as such officer.

Missouri
On this ___ day of June, 2013, before me, a Notary Public in and for said State, personally appeared Alex G. Stallings, to me personally known, who being by me duly sworn did say that he is the Chief Financial Officer of BKEP Field Services, L.L.C., a Delaware limited liability company, on behalf of said limited liability company, and that said instrument was signed on behalf of said limited liability company, and said Alex G. Stallings acknowledged to me that he executed the same for the purposes therein stated, and as his free act and deed and as the free act and deed of said limited liability company.

Tennessee
Before me, the undersigned, a Notary Public in and for the County and State aforesaid, personally appeared Alex G. Stallings, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who upon oath acknowledged himself to be the Chief Financial Officer of BKEP Field Services, L.L.C., a Delaware limited liability company, on behalf of said limited liability company, the within named Mortgagor, and that Alex G. Stallings as such Chief Financial Officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the limited liability company by himself as Chief Financial Officer.

Virginia
  I, _______________________, a Notary Public in and for the County and State aforesaid, hereby certify that Alex G. Stallings, who identified himself by means of a driver’s license (photo identification), and who upon oath acknowledged himself to be Chief Financial Officer of BKEP Field Services, L.L.C., a Delaware limited liability company, on behalf of said limited liability company, the within named Mortgagor, acknowledged the foregoing Credit Line Fee and Leasehold Deed of Trust for the purposes therein contained as the Chief Financial Officer of BKEP Field Services, L.L.C., a Delaware limited liability company.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal in the City of Dallas, Dallas County, Texas.

[STAMP]	NOTARY PUBLIC, in and for the State of Texas
residing at Dallas, Dallas County, Texas

Printed Name:
My commission expires:
My commission number:

ACKNOWLEDGMENT
(BKEP SERVICES LLC)
STATE OF TEXAS    §
§
COUNTY OF DALLAS    §

BE IT REMEMBERED THAT I, the undersigned authority, a notary public duly qualified, commissioned, sworn and acting in and for the county and state aforesaid, and being authorized in such county and state to take acknowledgments, hereby certify that, on this ___day of June, 2013, there personally appeared before me: Alex G. Stallings, Chief Financial Officer of BKEP Services LLC, (formerly known as BKEP Field Services II, L.L.C.), a Texas limited liability company, a Delaware limited liability company, such limited liability company being a party to the annexed and foregoing instrument, who stated that he was duly authorized in his capacity to execute the said foregoing instrument for and in the name and behalf of said limited liability company, and further stated and acknowledged that he had so signed, executed and delivered said foregoing instrument for the consideration, uses and purposes therein mentioned and set forth.

Arkansas, Colorado, Georgia, Idaho, Illinois, Indiana, Kansas, Montana, Nebraska, New Jersey, New Mexico, Nevada, Oklahoma, Ohio, Texas, Utah, or Washington
The foregoing instrument was acknowledged before me on this ___ day of June, 2013, by Alex G. Stallings, as Chief Financial Officer of BKEP Services LLC, (formerly known as BKEP Field Services II, L.L.C.), a Texas limited liability company, on behalf of said limited liability company. Witness my hand and official seal.

California
On June __, 2013, before me, Alex G. Stallings personally appeared, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

Michigan and Pennsylvania
On this ___ day of June, 2013, before me, a Notary Public, personally appeared Alex G. Stallings, who acknowledged himself to be the Chief Financial Officer of BKEP Services LLC, (formerly known as BKEP Field Services II, L.L.C.), a Texas limited liability company, on behalf of said limited liability company, and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the limited liability company by himself as such officer.

Missouri
On this ___ day of June, 2013, before me, a Notary Public in and for said State, personally appeared Alex G. Stallings, to me personally known, who being by me duly sworn did say that he is the Chief Financial Officer of BKEP Services LLC, (formerly known as BKEP Field Services II, L.L.C.), a Texas limited liability company, on behalf of said limited liability company, and that said instrument was signed on behalf of said limited liability company, and said Alex G. Stallings acknowledged to me that he executed the same for the purposes therein stated, and as his free act and deed and as the free act and deed of said limited liability company.

Tennessee
Before me, the undersigned, a Notary Public in and for the County and State aforesaid, personally appeared Alex G. Stallings, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who upon oath acknowledged himself to be the Chief Financial Officer of BKEP Services LLC, (formerly known as BKEP Field Services II, L.L.C.), a Texas limited liability company, on behalf of said limited liability company, the within named Mortgagor, and that Alex G. Stallings as such Chief Financial Officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the limited liability company by himself as Chief Financial Officer.

Virginia
  I, _______________________, a Notary Public in and for the County and State aforesaid, hereby certify that Alex G. Stallings, who identified himself by means of a driver’s license (photo identification), and who upon oath acknowledged himself to be Chief Financial Officer of BKEP Services LLC, (formerly known as BKEP Field Services II, L.L.C.), a Texas limited liability company, on behalf of said limited liability company, the within named Mortgagor, acknowledged the foregoing Credit Line Fee and Leasehold Deed of Trust for the purposes therein contained as the Chief Financial Officer of BKEP Services LLC, (formerly known as BKEP Field Services II, L.L.C.), a Texas limited liability company.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal in the City of Dallas, Dallas County, Texas.

[STAMP]	NOTARY PUBLIC, in and for the State of Texas
residing at Dallas, Dallas County, Texas

Printed Name:
My commission expires:
My commission number:

CERTIFICATE OF RESIDENCE
The undersigned, acting in his capacity as a Vice President of Wells Fargo Bank, National Association, hereby certifies that the precise residence of Administrative Agent is at its address specified above.

By:__________________________________
Muhammad A. Dhamani, Vice President

Witness my hand this ______
day of June, 2013 to be effective June 28, 2013.

NOTICE AND WAIVER OF RIGHTS REGARDING
WARRANTS OF ATTORNEY, EXECUTION RIGHTS, AND
WAIVER OF RIGHTS TO PRIOR NOTICE AND JUDICIAL HEARING

Undersigned:
BKEP CRUDE, L.L.C. (formerly SemGroup Energy Partners, L.L.C.), a Delaware limited liability company, BKEP MATERIALS, L.L.C. (formerly SemMaterials Energy Partners, L.L.C., a Delaware limited liability company), a Texas limited liability company, BKEP ASPHALT, L.L.C. (formerly SGLP Asphalt, L.L.C.), a Texas limited liability company, BKEP Pipeline, L.L.C. (formerly known as BKEP Pipeline G.P., L.L.C. and SemPipe G.P., L.L.C.), a Delaware limited liability company, BKEP Field Services, L.L.C., a Delaware limited liability company, BKEP Services LLC, (formerly known as BKEP Field Services II, L.L.C.), a Texas limited liability company

Banks:	Wells Fargo Bank, National Association, as Administrative Agent (“Administrative Agent”)

Transaction:	Loans, Letters of Credit, and Hedging Contracts secured by Mortgage in favor of Administrative Agent
This NOTICE AND WAIVER of rights is made by you and given to Administrative Agent, in connection with the above-described transaction. IT IS IMPORTANT THAT YOU CAREFULLY READ AND UNDERSTAND THIS DOCUMENT. WHEN YOU SIGN YOUR NAME IN THE SPACE PROVIDED BELOW, YOU ARE ACKNOWLEDGING AND REPRESENTING TO THE ADMINISTRATIVE AGENT THAT YOU HAVE READ AND UNDERSTAND THE CONTENTS OF THIS DOCUMENT.
You have or will be executing and delivering to the Secured Parties and Administrative Agent certain agreements, loan and security documents, including, but not limited to a Mortgage, executed by you in connection with the Loan (collectively, the “Loan Documents”) which grant to the Administrative Agent, among other things, the power and authority to enter a JUDGMENT BY CONFESSION against you, and to exercise rights of execution, levy, garnishment, and seizure of your property. Other than notices required specifically under the Loan Documents, these rights and powers may be exercised by the Administrative Agent without giving you any prior notice of its intention to do so. In addition, these powers and rights may be exercised without a prior hearing of any nature.
By executing and delivering this Notice and Waiver, you knowingly, voluntarily, and intelligently waive your rights to prior notice (except for notice required under the specific terms of the Loan Documents) and a hearing or other judicial proceedings to determine your rights and liabilities in connection with the Loan Documents. By signing this Notice and Waiver, you acknowledge that you understand the Administrative Agent may obtain a judgment against you and execute upon and seize forthwith your property and assets without the opportunity to raise any defense, set-off, counterclaim or other claim that you may have. You knowingly, voluntarily and intelligently waive your rights to any prior notice (except for notice required under the specific terms of the Loan Documents) or judicial determination as a material part of the consideration for this transaction and in order to induce the Administrative Agent to enter into this transaction.
In addition, pursuant to the Loan Documents you have waived certain rights including, without limitation, your right to a trial by jury in connection with any disputes arising out of or in connection with the Loan Documents.
You acknowledge and represent that you have consulted (or have had an opportunity to consult) with legal counsel of your choice and with such other experts and advisors as you deemed necessary in connection with the execution and delivery of the Loan Documents, including, without limitation, the provisions of the Loan Documents authorizing the confession of judgment and the execution upon and seizure of your property and assets without the opportunity for prior notice

(except for notice required under the specific terms of the Loan Documents) or judicial determination of any nature.

IN WITNESS WHEREOF, and intending to be legally bound, the undersigned have executed this Notice and Waiver as of the ______ day of June, 2013.
BKEP CRUDE, L.L.C. (formerly SemGroup Energy Partners, L.L.C.), a Delaware limited liability company

BKEP MATERIALS, L.L.C. (formerly SemMaterials
Energy Partners, L.L.C.), a Texas limited liability company

BKEP ASPHALT, L.L.C. (formerly SGLP Asphalt, L.L.C.), a Texas limited liability company

BKEP Pipeline, L.L.C. (formerly known as BKEP Pipeline G.P., L.L.C. and SemPipe G.P., L.L.C.), a Delaware limited liability company

BKEP Field Services, L.L.C., a Delaware limited liability company

BKEP Services LLC, (formerly known as BKEP Field Services II, L.L.C.), a Texas limited liability company

ATTEST:
By: __________________________________
__________________________________     Alex G. Stallings, Chief Financial Officer
    of each of the above entities

EXHIBIT “A”

EXHIBIT “A” IMMEDIATELY FOLLOWS THIS COVER PAGE

EXHIBIT F
FORM OF ASSIGNMENT AND ASSUMPTION

Reference is made to the Amended and Restated Credit Agreement, dated as of June 28, 2013 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), among Blueknight Energy Partners, L.P. (the “Borrower”), the Lenders party thereto from time to time, the Issuing Lenders party thereto from time to time, and Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
The Assignor identified on Schedule l hereto (the “Assignor”) and the Assignee identified on Schedule l hereto (the “Assignee”) agree as follows:
1.The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the “Assigned Interest”) in and to the Assignor’s rights and obligations under the Credit Agreement with respect to the credit facility set forth on Schedule 1 hereto, in a principal amount as set forth on Schedule 1 hereto.
2.The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim and (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Affiliates or any other obligor or the performance or observance by the Borrower, any of its Affiliates or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto.
3.The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Assumption; (b) represents and warrants that it does not bear a relationship to the Borrower as described in Section 108(e)(4) of the Code; (c) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to Section 4.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption; (d) agrees that it will, independently and without reliance upon the Assignor, the Agents or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (e) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (f) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including its obligation pursuant to Section 2.14(f) of the Credit Agreement.

Exhibit F to Amended and Restated Credit Agreement

4.The effective date of this Assignment and Assumption shall be the Effective Date of Assignment described in Schedule 1 hereto (the “Effective Date”). Following the execution of this Assignment and Assumption, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).
5.Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date.
6.From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Assumption, relinquish its rights and be released from its obligations under the Credit Agreement.
7.This Assignment and Assumption shall be governed by and construed in accordance with the laws of the State of New York.
IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

Exhibit F to Amended and Restated Credit Agreement

Schedule 1
to Assignment and Assumption with respect to

the Amended and Restated Credit Agreement, dated as of June 28, 2013 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), among Blueknight Energy Partners, L.P. (the “Borrower”), the Lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”).

Name of Assignor: _______________________
Name of Assignee: _______________________
Effective Date of Assignment: _________________

Principal Amount Assigned	Commitment Percentage Assigned
$__________	_____.__________%
[Name of Assignee]	[Name of Assignor]
By:______________________________ Name: Title:	By:______________________________ Name: Title:
Accepted for Recordation in the Register:	Required Consents (if needed):
_________________________________, as Administrative Agent	Blueknight Energy Partners, L.P.
By:______________________________ Name: Title:	By:Blueknight Energy Partners G.P., L.L.C., its general partner By:______________________________ Name: Title:
_________________________________, as Administrative Agent By:______________________________ Name: Title:

Exhibit F to Amended and Restated Credit Agreement

_________________________________, as Issuing Lender[1]
By:______________________________ Name: Title:

___________________________
1Insert additional signature blocks for any additional Issuing Lenders.

Exhibit F to Amended and Restated Credit Agreement

EXHIBIT G
FORM OF LEGAL OPINION OF BAKER BOTTS L.L.P.

[See Attached]

Exhibit G to Amended and Restated Credit Agreement

2001 ROSS AVENUE    ABU DHABI    HOUSTON
DALLAS, TEXAS    AUSTIN    LONDON
75201-2980    BEIJING    MOSCOW
BRUSSELS    NEW YORK
TEL +1    DALLAS    PALO ALTO
214.953.6500    DUBAI    RIYADH
FAX +1    HONG KONG    WASHINGTON
214.953.6503
BakerBotts.com
June 28, 2013

Wells Fargo Bank, National Association, as Administrative Agent
MAC D1109-019
1525 W W T Harris Blvd, 1st Floor
Charlotte, NC 28262-8522

The Lenders and the Issuing Lender referenced below

Re:
Amended and Restated Credit Agreement dated as of June 28, 2013 (as in effect on the date hereof, the “Credit Agreement”), by and among Blueknight Energy Partners, L.P., a Delaware limited partnership (“Borrower”), the several lenders from time to time party thereto (collectively, the “Lenders” and each, individually, a “Lender”), Wells Fargo Bank, National Association, as Administrative Agent (in such capacity, the “Administrative Agent”) and as the Issuing Lender (as defined therein)

Ladies and Gentlemen:
This opinion letter is being furnished to you at the request of Borrower pursuant to Section 5.1(i) of the Credit Agreement. Capitalized terms used herein but not otherwise defined herein or in Schedule 1 attached hereto shall have the respective meanings assigned to such terms in the Credit Agreement unless the context requires otherwise.
We have acted as counsel in connection with the transactions provided for in the Credit Agreement for each of the following (collectively, the “Opinion Parties” and each, individually, an “Opinion Party”):

1.	Borrower;

2.	BKEP Operating, L.L.C., a Delaware limited liability company (“Operating”);

3.	BKEP Management, Inc., a Delaware corporation (“Management”);

4.	BKEP Crude, L.L.C., a Delaware limited liability company (“Crude”);

5.	BKEP Pipeline, L.L.C., a Delaware limited liability company (“Pipeline”);

6.	BKEP Services LLC, a Texas limited liability company (“Services”);

7.	BKEP Materials, L.L.C., a Texas limited liability company (“Materials”);

8.	BKEP Asphalt, L.L.C., a Texas limited liability company (“Asphalt”);

9.	BKEP Finance Corporation, a Delaware corporation (“Finance”);

10.	BKEP Field Services, L.L.C., a Delaware limited liability company (“Field Services”); and

11.	BKEP Sub, L.L.C., a Delaware limited liability company (“BKEP Sub”).
As such counsel we have assisted the Opinion Parties in the negotiation of the Credit Agreement and the other Loan Documents. We have examined executed counterparts (or facsimile or photostatic copies of executed counterparts) of the documents listed in Part A of Schedule 1 attached hereto. The documents listed in Part A of Schedule 1 attached hereto are hereinafter collectively referred to as the “Principal Documents” and each, individually, as a “Principal Document”.
In preparing this opinion letter we have also examined the originals or copies, certified or otherwise identified, of (i) the Financing Statements (as defined in Part B of Schedule 1 attached hereto), (ii) each of the agreements (other than exhibits 10.12, 10.13, 10.37, 10.38, 10.39, 10.40, 10.41 and 10.42 referenced in Borrower’s annual report on Form 10-K for the year ended December 31, 2012 and exhibits 10.2, 10.3, 10.4 and 10.5 referenced in Borrower’s quarterly report on Form 10-Q for the quarter ended March 31, 2013) filed or incorporated by reference as an exhibit to (x) Borrower’s annual report on Form 10-K for the year ended December 31, 2012, (y) Borrower’s quarterly report on Form 10-Q for the quarter ended March 31, 2013, and (z) any applicable current report on Form 8-K filed by Borrower with the SEC since the date of filing of Borrower’s most recent Form 10-K (collectively, the “Filed Agreements” and each, individually, a “Filed Agreement”), (iii) certificates of officers and other representatives of (x) Blueknight Energy Partners G.P., L.L.C., a Delaware limited liability company (“BKEP GP”), in its capacity as the general partner of Borrower, and (y) the Opinion Parties, (iv) the certificate of formation and limited partnership agreement, as amended to date, of Borrower, the certificate of incorporation and bylaws, as amended to date, of each of Management and Finance, and the certificate of formation and limited liability company agreement, as amended to date, of each of Operating, Crude, Pipeline, Services, Materials, Asphalt, Field Services, BKEP Sub and BKEP GP, in each case as certified to us by such Opinion Party or BKEP GP, as applicable, as being a true, correct and complete copy of such Opinion Party’s or BKEP GP’s, as applicable, organizational documents as in effect on the date hereof (collectively, the “Organizational Documents”), (v) certain limited partnership, corporate or limited liability company records, as applicable, of BKEP GP and each Opinion Party, and (vi) such certificates of public officials, statutes and other instruments and documents as we have deemed relevant and necessary as a basis for the opinions we hereinafter express. With respect to the facts material to the opinions hereinafter expressed, we have relied upon such certificates referenced in clauses (iii) and (vi) above and upon the representations and warranties made by the Opinion Parties in the Credit Agreement and the other Loan Documents with respect to the accuracy of the material factual matters contained therein or covered thereby. Except as otherwise specifically stated herein, we have assumed the accuracy and completeness of such representations, warranties and other information without independent verification.
Based upon the foregoing, and subject to the assumptions, qualifications and exceptions hereinafter set forth, we are of the opinion that:

1.	(a) Each of Services, Materials and Asphalt is a limited liability company validly existing and in good standing under the laws of the State of Texas.
(b)    Borrower is a limited partnership validly existing and in good standing under the laws of the State of Delaware. Each of BKEP GP, Operating, Crude, Pipeline, Field Services and BKEP Sub is a limited liability company validly existing and in good standing under the laws of the State of Delaware. Each of Management and Finance is a corporation validly existing and in good standing under the laws of the State of Delaware.

2.	(a) Borrower has the limited partnership power and authority to enter into, execute and deliver each of the Principal Documents to which Borrower is a party and to perform its obligations thereunder.
(b)    Each of Operating, Crude, Pipeline, Services, Materials, Asphalt, Field Services and BKEP Sub has the limited liability company power and authority to enter into, execute and deliver each of the Principal Documents to which such Opinion Party is a party and to perform its obligations thereunder.
(c)    Each of Management and Finance has the corporate power and authority to enter into, execute and deliver each of the Principal Documents to which such Opinion Party is a party and to perform its obligations thereunder.
(d)    BKEP GP has the limited liability company authority to act as general partner of Borrower and, in such capacity, to execute on behalf of Borrower each Principal Document to which Borrower is a party.

3.
With respect to each Opinion Party, each Principal Document to which such Opinion Party is a party has been duly authorized by all necessary limited liability company, limited partnership or corporate action, as applicable, by or on behalf of such Opinion Party, including any requisite authorizing action by BKEP GP (in its capacity as the general partner of Borrower).

4.	With respect to each Opinion Party, each Principal Document to which such Opinion Party is a party has been duly executed and delivered by such Opinion Party.

5.
(a)    Each Principal Document (other than the Mortgages, as defined in Schedule 1 attached hereto) constitutes a valid and binding obligation of each Opinion Party that is a party thereto under the laws of the State of New York and applicable federal law, enforceable against each such Opinion Party in accordance with its terms.

(b)    Each Mortgage, insofar as the laws of the State of New York and federal law are applicable thereto, constitutes the valid and binding obligation of each Opinion Party party thereto under the laws of the State of New York and applicable federal law, enforceable against each such Opinion Party in accordance with its terms.
(c)    Each Texas Deed of Trust (as defined in Schedule 1 attached hereto), insofar as the laws of the State of Texas are applicable thereto, constitutes the valid and binding obligation of each Opinion Party party thereto under the laws of the State of Texas, enforceable against each such Opinion Party in accordance with its terms.

6.
Each Texas Deed of Trust is in appropriate form for recordation in the “real property records” (as defined in Section 11.007 of the Texas Property Code) of each of the counties in Texas listed in Schedule 4.20 to the Credit Agreement (collectively, the “Subject Counties”; and the “real property records” of each such Subject County, the “County Filing Office”).

7.
With respect to each Texas Deed of Trust, (a) the provisions of such Texas Deed of Trust are effective to create a valid deed of trust lien on all right, title and interest of each Opinion Party that is a party thereto, as grantor thereunder, in the real property and fixtures (to the extent constituting real property) of such Opinion Party described therein, (b) the recordation of such Texas Deed of Trust with the applicable County Filing Office in each Subject County in which the real property described in such Texas Deed of Trust is located are the only filings necessary to give constructive notice of the deed of trust lien created by such Texas Deed of Trust to subsequent purchasers and mortgagees of such real property and fixtures (to the extent constituting real property) located in the applicable Subject County, and (c) no other recordation or filing is required in order to create or preserve the validity or priority of such lien on such real property.

8.
With respect to each Opinion Party that is not a “transmitting utility” (as defined in Section 9.102(a)(81) of the Uniform Commercial Code as in effect on the date hereof in the State of Texas (the “Texas UCC”)), (a) each Texas Deed of Trust to which such Opinion Party is a party is in form sufficient to constitute, when recorded with the County Filing Office in each Subject County in which the real property described in such Texas Deed of Trust is located, a valid and effective fixture filing (as defined in Section 9.102(a)(40) of the Texas UCC) with respect to such Opinion Party’s right, title and interest in any fixtures (as defined in Section 9.102(a)(41) of the Texas UCC) described therein, (b) upon such recording, the Administrative Agent’s security interest in such fixtures will be perfected as a fixture filing, and (c) no other recordation or filing is required in order to create, perfect or preserve the validity or priority of such fixture filing.

9.
With respect to Crude and Pipeline, to the extent that such Opinion Party is both a “transmitting utility” (as defined in Section 9.102(a)(81) of the Texas UCC) and a party to any Texas Deed of Trust, as grantor thereunder, upon the filing in the U.C.C. Filing Section of the Delaware Department of State (the “Delaware Filing Office”) of the Delaware Financing Statement (as defined in Schedule 1 attached hereto) naming such Opinion Party as “debtor” and the filing in the Uniform Commercial Code Section of the Texas Secretary of State (the “Texas Filing Office”) of the Texas Financing Statement (as defined in Schedule 1 attached hereto) naming such Opinion Party as “debtor,” the security interest of the Administrative Agent in the right, title and interest of such Opinion Party in property constituting fixtures (as defined in Section 9.102(a)(41) of the Texas UCC) described in the Texas Deeds of Trust to which such Opinion Party is a party will be perfected as a fixture filing (as defined in Section 9.102(a)(40) of the Texas UCC).

10.
Except for nominal filing or recording fees, no taxes or other charges, including, without limitation, intangible, documentary, stamp, mortgage, transfer or recording taxes or similar charges, are payable to the State of Texas or to any Governmental Authority or regulatory body thereof solely on account of the execution or delivery of the Texas Deeds of Trust, or the creation of the liens and security interests thereunder, or the filing, recordation or registration of the Texas Deeds of Trust.

11.
Neither the Administrative Agent nor any Lender nor the Issuing Lender is required to be qualified to do business or file any designation for service of process or file any reports or pay any taxes in the State of Texas, or comply with any Texas statutory or regulatory requirement applicable only to financial institutions chartered or qualified to do business in the State of Texas, solely by reason of (but without regard to any other facts or transactions involving the Administrative Agent or any Lender or the Issuing Lender): (a) the execution, delivery and recording of the Texas Deeds of Trust or (b) taking a Lien on property located in the State of Texas; provided, however, that because the ownership, operation and/or leasing of properties constitutes transacting business in Texas requiring a foreign entity to qualify to do business in Texas, the exercise of certain remedies under or pursuant to the Texas Deeds of Trust (including the ownership, operation or leasing of properties as a mortgagee-in-possession or in a similar capacity, consummation of foreclosure or the acceptance of a deed-in-lieu of foreclosure), may require the Administrative Agent, the Lenders and/or the Issuing Lender to be qualified to do business in the State of Texas and to make certain other filings required under applicable Texas law. If it were determined that such qualification were required, under current Texas law the validity of the Texas Deeds of Trust would not be affected thereby, but if the Administrative Agent, the Lenders and/or the Issuing Lender were not qualified, such Person(s) would be precluded from enforcing their rights in the courts of the State of Texas until such time as such Person(s) properly qualified to transact business in the State of Texas and made all necessary payments and filings in connection therewith.

12.
The provisions of the Guarantee and Collateral Agreement (as defined in Schedule 1 attached hereto) are effective under the Uniform Commercial Code as in effect on the date hereof in the State of New York (the “New York UCC”) to create in favor of the Administrative Agent for the benefit of the Secured Parties (as defined in the Guarantee and Collateral Agreement) a valid security interest in the right, title and interest of each Opinion Party that is a party thereto in the Collateral (as defined in the Guarantee and Collateral Agreement) to the extent that such Collateral constitutes collateral in which a security interest may be created under Article 9 of the New York UCC (the “Subject Guarantee and Collateral Agreement Collateral”), which security interest secures the respective Secured Obligations (as defined in the Guarantee and Collateral Agreement) of such Opinion Party.

13.
With respect to each Texas Deed of Trust, the provisions of such Texas Deed of Trust are effective under the Texas UCC to create in favor of the Administrative Agent for the benefit of the Secured Parties (as defined in the Texas Deeds of Trust) a valid security interest in the right, title and interest of each Opinion Party that is a party thereto in the Property (as defined in the Texas Deeds of Trust) to the extent that such Property constitutes collateral in which a security interest may be created under Article 9 of the Texas UCC (the “Subject Deed of Trust Collateral” and together with the Subject Guarantee and Collateral Agreement Collateral, the “Subject Collateral”), which security interest secures the respective “secured indebtedness” of such Opinion Party described therein.

14.
(a)    Each Delaware Financing Statement is in appropriate form for filing in the Delaware Filing Office. Upon the filing of the Delaware Financing Statements in the Delaware Filing Office, the Administrative Agent will have a perfected security interest in that portion of the Subject Collateral in which a security interest may be perfected by the filing of a financing statement under the Uniform Commercial Code as in effect on the date hereof in the State of Delaware (the “Delaware UCC”).

(b)    Each Texas Financing Statement is in appropriate form for filing in the Texas Filing Office. Upon the filing of the Texas Financing Statements in the Texas Filing Office, the Administrative Agent will have a perfected security interest in that portion of the Subject Collateral in which a security interest may be perfected by the filing of a financing statement under the Texas UCC.

15.
The provisions of the Guarantee and Collateral Agreement are effective under the New York UCC to create in favor of the Administrative Agent for the benefit of the Secured Parties (as defined in the Guarantee and Collateral Agreement) a valid security interest in the respective rights, titles and interests of the Opinion Parties in the Pledged Stock (as defined in the Guarantee and Collateral Agreement) constituting certificated securities (within the meaning of Section 8-102(a)(4) of the New York UCC) identified on Schedule 2 of the Guarantee and Collateral Agreement as of the date hereof (the “Pledged Equity”), which security interests secure the respective Secured Obligations of such Opinion Party. Upon the Administrative Agent’s taking possession in the State of New York of the certificates evidencing all of such Pledged Equity, in each case accompanied by instruments of transfer duly indorsed in blank, (i) the security interest of the Administrative Agent in such Pledged Equity will be perfected by control (within the meaning of Section 8-106 of the New York UCC) of such Pledged Equity and (ii) assuming the absence of notice of any adverse claim (within the meaning of Section 8-102(a) of the New York UCC) thereto on the part of the

Administrative Agent or any Secured Party, the Administrative Agent will be a protected purchaser (within the meaning of Section 8-303(a) of the New York UCC) with respect to its security interest in such Pledged Equity and will acquire its interest in such Pledged Equity free of any adverse claim thereto. For purposes of the opinion set forth in the preceding sentence, we have assumed that the certificates evidencing such Pledged Equity, in each case accompanied by instruments of transfer duly indorsed in blank, will at all times be held by the Administrative Agent in the State of New York.

16.
The execution and delivery by each Opinion Party of the Principal Documents to which it is a party (including BKEP GP’s execution thereof on behalf of Borrower in its capacity as general partner of Borrower) and the performance by such Opinion Party of its obligations thereunder do not (a) violate any federal or New York state statute (or with respect to the Texas Deeds of Trust, any Texas state statute) or regulation, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act, the Delaware Revised Uniform Limited Partnership Act or the Texas Business Organizations Code, (b) constitute a violation of the Organizational Documents of such Opinion Party or BKEP GP, as applicable, (c) constitute a breach of, or a default under, the terms of any Filed Agreement, or (d) require that such Opinion Party obtain the consent or approval of, or make a registration or filing with, any New York state (or with respect to the Texas Deed of Trust, any Texas state) or federal Governmental Authority or that any other action be taken by any such Governmental Authority, except such as have been obtained, made or taken and are in full force and effect and except actions by, and notices to or filings with, Governmental Authorities that may be required in the ordinary course of business from time to time or that may be required to comply with the express requirements of the Principal Documents (including, without limitation, to comply with Requirements of Law, to own and operate such Opinion Party’s assets, to release existing Liens on property of the Opinion Parties or to comply with requirements to perfect, and/or maintain the perfection of, or to enforce, the Liens created for the benefit of the Administrative Agent under the Security Documents (as defined in Schedule 1 attached hereto)).

17.	The extension, arranging and obtaining of the credit represented by the Credit Agreement do not result in a violation of Regulations U or X of the Board of Governors of the Federal Reserve System.

18.	Neither BKEP GP nor any of the Opinion Parties is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

19.
The security interest of the Administrative Agent in that portion of the Subject Collateral consisting of the Accounts (as defined in the Control Agreement, which is defined in Schedule 1 attached hereto) constituting deposit accounts (within the meaning of Section 9-102(29) of the New York UCC) will be perfected by control (within the meaning of Section 9-104 of the New York UCC) by reason of the execution and delivery by JPMorgan Chase Bank, N.A., as the bank with which each Account is maintained, Borrower, Crude, Management, Operating and the Administrative Agent of the Control Agreement.

The foregoing opinions are subject to the following assumptions, exceptions, qualifications and limitations:
(a)In rendering the opinions above, we have assumed: (i) the due authorization, execution and delivery of each of the documents referred to in this opinion letter by all parties thereto (other than with respect to the Principal Documents, the authorization, execution and delivery by the Opinion Parties) and that each such document constitutes a valid, binding and enforceable obligation of each party thereto (except to the extent set forth in our opinions above regarding the enforceability of the Principal Documents with respect to the Opinion Parties), (ii) all of the parties to the documents referred to in this opinion letter are duly organized and validly existing and have the requisite power and authority (corporate, limited liability company, partnership or other) to execute, deliver and perform their obligations under such documents (except to the extent set forth in our opinions above regarding valid existence and power and authority of the Opinion Parties to execute, deliver and perform their obligations under the Principal Documents, and except with respect to our opinions above related to the valid existence, power and authority of BKEP GP in its capacity as general partner of Borrower), (iii) the descriptions of interests in property attached as exhibits or schedules to the documents referred to in this opinion letter are accurate and describe the interests intended to be conveyed thereby, the conveying parties have rights in the interests being so conveyed and such descriptions sufficiently describe (for the purposes of the attachment and perfection of security interests) the collateral intended to be covered thereby (except that the foregoing assumption as it relates to the sufficiency of such descriptions shall not apply to (x) except for any commercial tort claim or cooperative interest, collateral identified by a type of collateral defined in Article 9 of the New York UCC (with respect to the Subject Guarantee and Collateral Agreement Collateral) or Article 9 of the Texas UCC (with respect to the Subject Deed of Trust Collateral) or with respect to collateral constituting a securities account, security entitlement or commodity account, identified by those terms or as investment property, and (y) with respect to the Financing Statements, collateral described as all assets or all personal property of the applicable Opinion Party), (iv) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete, (v) the legal capacity of all natural persons, (vi) the genuineness of all signatures, (vii) the authenticity and accuracy of all documents submitted to us as originals, (viii) the conformity to original documents of all documents submitted to us as photostatic or certified copies, (ix) that no laws or judicial, administrative or other action of any Governmental Authority of any jurisdiction not expressly opined to herein would adversely affect the opinions set forth herein and (vii) the execution, delivery and performance of each Principal Document to which an Opinion Party is a party do not breach or violate (x) any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority applicable to any Opinion Party or any of its property or (y) any provision of any indenture, agreement or instrument to which any Opinion Party is a party or by which any Opinion Party or any of its property is bound (except to the extent set forth in our opinions above regarding the Filed Agreements).
(b)Our opinions are subject to the effect of (i) applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent transfer or conveyance, moratorium, conservatorship and similar laws and court decisions, now or hereafter in effect, relating to or affecting creditors’ rights and remedies generally; (ii) general principles of equity (whether considered in a proceeding in equity or at law), materiality and reasonableness and implied covenants of good faith and fair dealing; and (iii) the rights and remedies of the United States of America and the State of Texas under the Federal Tax Lien Act of 1966, as amended, and under any forfeiture laws created by the laws of the State of Texas and the United States of America.
(c)The remedies of specific performance and injunctive and other forms of equitable relief are subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. Also, the exercise of remedies against any collateral is subject to requirements of applicable law that the secured party act in a commercially reasonable manner to the extent that the Uniform Commercial Code as in effect in any applicable jurisdiction is applicable thereto.
(d)Certain of the remedial, waiver, consent and other provisions of the Security Documents (other than the Texas Deeds of Trust) may be unenforceable under existing laws or judicial decisions. However, subject to the other express qualifications contained herein, such laws or judicial decisions would not, in our opinion, substantially interfere with the practical realization of the principal benefits expressed in the Security Documents (other than the Texas Deeds of Trust), except for the economic consequences of any procedural delay that might result from such laws or decisions. Additionally, the validity and enforceability of certain of the remedial, waiver, consent and other provisions of the Texas Deeds of Trust may be unenforceable or limited by applicable laws and judicial interpretations, but, in our opinion and subject to the other qualifications and limitations set forth herein and the economic consequences of any delay in the enforcement of the remedies provided for in the Texas Deeds of Trust, those limitations should not substantially interfere with the judicial foreclosure, or if the Multistate Trustee (as defined in the Texas Deeds of Trust) elects to exercise the power or right of sale as specified in the Texas Deeds of Trust, the non-judicial foreclosure of the liens and security interests created by the Texas Deeds of Trust, at maturity or upon an acceleration of the indebtedness secured thereby in accordance with applicable law and the applicable Texas Deeds of Trust. Further to the foregoing, the provisions of the Texas Deeds of Trust regarding the rights and remedies available to the Multistate Trustee after the occurrence of an Event of Default are subject to procedural requirements that are not necessarily reflected in the Texas Deeds of Trust that may affect or restrict the rights and remedies so stated to be available thereunder.
(e)We express no opinion with respect to the validity, legally binding effect or enforceability of any guaranty provided by, or any joint and several liability imposed upon, or the grant of a Lien by, any person or entity that is not an “eligible contract participant” within the meaning of section 1a(18) of the Commodity Exchange Act, insofar as such guaranty or such joint and several liability covers, or such Lien secures, an agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
(f)We express no opinion as to the enforceability of any provision in the Principal Documents, to the extent relating to: (i) any failure to comply with requirements concerning notices, relating to delay or omission to enforce rights or remedies or purporting to waive, release, or affect rights, claims, defenses or other benefits to the extent that any of the same cannot be waived or so affected under applicable law; (ii) indemnities or exculpation from liability to the extent prohibited by federal or state laws and the public policies underlying those laws or that might require indemnification for, or exculpation from liability on account of, negligence, willful misconduct, unlawful acts, fraud or illegality of an indemnified or exculpated party; (iii) requirements that all amendments, waivers and terminations be in writing or the disregard of any course of dealing between the parties; (iv) an attempt to confer subject matter jurisdiction in respect of bringing suit, enforcement of judgments or otherwise on any court (except, solely insofar as the laws of New York are applicable thereto, with respect to submission to the jurisdiction of the courts of the State of New York to the extent provided for in Section 5-1402 of the General Obligations Law of the State of New York); (v) provisions setting out methods or procedures for service of process or restricting access to courts; (vi) provisions purporting to affect venue or waive the right to a jury trial; (vii) provisions purporting to establish evidentiary standards or provisions that provide that determinations by a party are conclusive; (viii) provisions relating to powers of attorney; (ix) provisions relating to the severability of unenforceable provisions from the Principal Documents to the extent that the enforcement of remaining provisions would frustrate the fundamental intent of the parties; (x) any right of setoff that purports to be more extensive than the right of setoff available at common law; (xi) any provision of the Principal Documents that excludes, waives, limits or otherwise purports to affect the liability of any party for matters set forth in Section 9-602 of the New York UCC, except as otherwise provided in Section 9-624 of the New York UCC; or (xii) provisions purporting to waive the effects of the provisions of Sections 51.003 through 51.005 of the Texas Property Code, which relate to deficiencies resulting from the foreclosure of contract liens relating to real property.
(g)We call to your attention that Section 552 of the Bankruptcy Code (11 U.S.C. § 101 et seq.) (the “Bankruptcy Code”) limits the extent to which proceeds realized, and property acquired, by a debtor after the commencement of a case under the Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case.
(h)We have made no examination of and express no opinion with respect to (i) titles to or rights in the properties described in the Security Documents, (ii) whether there are of record any Liens or other encumbrances on the properties described in the Security Documents, (iii) the priority of the Liens purportedly created by the Security Documents, except as expressly set forth in paragraph 15 above with respect to the Pledged Equity, (iv) the enforceability, creation or perfection of the Liens purportedly created by the Mortgages, except as set forth in paragraphs 7, 8, 9 and 13 above with respect to the Texas Deeds of Trust, (v) except as set forth in paragraphs 6, 7, 8, 9, 10, 13 and 14 above, the filing or recording of the Security Documents, the Financing Statements, any other financing statements or other instruments relating thereto, (vi) the creation or perfection of a Lien in any Excluded Property (as defined in the Guarantee and Collateral Agreement), any Excluded Assets (as defined in the Texas Deeds of Trust) or any Subject Collateral consisting of consumer goods, commercial tort claims, farm products, timber to be cut, goods covered by a document of title, and minerals and the like (including as-extracted collateral), or (vii) whether the properties described in the Security Documents are the properties and interests intended by the Secured Parties to be encumbered thereby.

(i)We call to your attention that the enforceability of the Texas Deeds of Trust may be limited by the provisions of Sections 51.003 through 51.005 of the Texas Property Code, which relate to deficiencies resulting from the foreclosure of contract liens relating to real property.
(j)We express no opinion with respect to whether any assignment of leases or rents in the Mortgages constitutes a present and absolute assignment or a collateral assignment.
(k)We call to your attention that the perfection, effect of perfection and non-perfection, and the priority, of the security interests of the Administrative Agent may be governed by laws other than the laws of the State of Texas, the State of New York or the State Delaware. In this regard, among other things, we call your attention to Section 9.311 of the Texas UCC and Section 9-311 of each of the New York UCC and the Delaware UCC relating to the perfection of security interests in property subject to certain statutes, regulations and treaties.
(l)We express no opinion as to the creation of a security interest in any collateral to the extent that the description of such collateral does not reasonably identify the property purported to be described thereby in accordance with Section 9-108 of the New York UCC (with respect to the Subject Guarantee and Collateral Agreement Collateral) or Section 9.108 of the Texas UCC (with respect to the Subject Deed of Trust Collateral). We call to your attention that descriptions of the collateral in the Security Documents as “all other property not otherwise described above,” “other personal property” or using words of similar import do not reasonably identify the collateral for purposes of creating a lien under the New York UCC.
(m)Our opinions in paragraphs 9, 12, 13, 14 and 15 above are subject to the following qualifications, assumptions and limitations:
(1)We express no opinion as to any property or transaction that is excluded from the scope of Chapter 9 of the Texas UCC by Section 9.109 thereof or Article 9 of each of the New York UCC and Delaware UCC by Section 9-109 thereof. Without limiting the generality of the foregoing, we call to your attention that Section 9-109(d)(8) of the New York UCC excludes from the scope of Article 9 of the New York UCC the transfer of an interest in or an assignment of a claim under a policy of insurance, but Sections 9-315 and 9-322 of the New York UCC apply with respect to proceeds and priorities in proceeds.
(2)In the case of proceeds (as such term is used in Section 9.102 of the Texas UCC and Section 9-102 of each of the New York UCC and the Delaware UCC, respectively), including that portion of the Subject Collateral that constitutes proceeds, continuation of perfection is limited to the extent set forth in Section 9.315 of the Texas UCC and Section 9-315 of the New York UCC and the Delaware UCC, respectively.
(3)Chapter 9 of the Texas UCC and Article 9 of the Delaware UCC require the filing of continuation statements within the period of six months prior to the expiration of five years from the date of the original filing of the Financing Statements, in order to maintain the effectiveness of the filing thereof (except as provided in Sections 9.515(f) and (g) of the Texas UCC and Section 9-515(f) of the Delaware UCC).

(4)We call to your attention that further filings may be necessary to preserve and maintain (to the extent established and perfected by the filing of the Financing Statements) the security interest in the Subject Collateral created under the Guarantee and Collateral Agreement and the Texas Deeds of Trust, including, without limitation, the following:
(I)filings required with respect to proceeds (including that portion of such Subject Collateral that constitutes proceeds) of such Subject Collateral under Section 9.315(d) of the Texas UCC or Section 9-315(d) of the Delaware UCC, as applicable;
(II)filings required within four months after the change of name, identity or structure made by or with respect to an Opinion Party, to the extent set forth in Sections 9.507 and 9.508 of the Texas UCC or Sections 9-507 and 9-508 of the Delaware UCC, as applicable;
(III)filings required within four months after a change by an Opinion Party of its location (within the meaning of Section 9.307 of the Texas UCC or Section 9-307 of the Delaware UCC, as applicable) to another jurisdiction, to the extent set forth in Sections 9.301 and 9.316 of the Texas UCC or Sections 9-301 and 9-316 of the Delaware UCC, as applicable; and
(IV)filings required within one year after the transfer of any such Subject Collateral to a Person that becomes a debtor and is located in another jurisdiction, to the extent set forth in Section 9.316 of the Texas UCC or Section 9-316 of the Delaware UCC, as applicable.
(n)No opinion is expressed herein as to (i) other than our opinions in paragraph 17 and 18, the effect of any state or federal securities laws or regulations insofar as they are applicable to or otherwise affect any party to the Principal Documents, the transactions contemplated by the Principal Documents or the exercise of any rights or remedies of any party to the Principal Documents or (ii) state and federal laws and regulations applicable to banks, insurance companies or other financial institutions or the business, activities or lending transactions of any Secured Party or any assignee or participant of any such Person that may relate to the Principal Documents or the transactions contemplated thereby.
(o)Our opinion in paragraph 16(c) above is limited in that we express no opinion with respect to any breach of, or default under, any Filed Agreement (i) not readily ascertainable from the face of any such Filed Agreement, (ii) arising under or based on any cross-default provision or (iii) arising under or based on any covenant of a financial or numerical nature or requiring computation.
(p)The opinions expressed in paragraphs 5, 10, 11, 16(a) and 16(d) are limited to those laws, rules and regulations that, in our experience, are customarily applicable to transactions of the type embodied by the Principal Documents.

(q)In rendering the opinions set forth in paragraph 1 above, to the extent such relate to the valid existence and good standing of (i) the Opinion Parties (other than Services, Materials and Asphalt) and BKEP GP, we have relied solely upon certificates issued as of a recent date by officials of the State of Delaware, and (ii) Services, Materials and Asphalt, we have relied solely upon Certificates of Fact with respect to Services, Materials and Asphalt issued by the Secretary of State of Texas dated as of a recent date and statements of Franchise Tax Account Status obtained as of a recent date through the website of the Office of the Comptroller of Public Accounts of Texas, which statements indicate that, as of a recent date, the right of Services, Materials and Asphalt to transact business in Texas is “active”.
(o)     For purposes of our opinion in paragraph 19 above, we have assumed that (i) the Depository Bank is a bank (within the meaning of Section 9-102(a)(8) of the New York UCC), (ii) the Depository Bank is the bank (within the meaning of Section 9-102(a)(8) of the New York UCC) with which each Account (as defined in the Control Agreement) is maintained, (iii) each Account is a deposit account (within the meaning of Section 9-102(a)(29) of the New York UCC), (iv) the State of New York is the Depositary Bank’s jurisdiction (within the meaning of Section 9-304 of the New York UCC), (v) Borrower, Crude, Management and Operating are the only customers (within the meaning of Section 4-104(1)(e) of the New York UCC) of the Depository Bank with respect to the respective Accounts, and (vi) there is no term or condition applicable to any of the Accounts and not set forth in the Control Agreement that would affect the opinion expressed in paragraph 19 above.
This opinion is limited to the applicable laws of the State of New York, the Texas UCC, the Texas Business Organizations Code, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act, the Delaware Revised Uniform Limited Partnership Act, Article 9 of the Delaware UCC, the federal laws of the United States of America referred to herein, and, with respect to our opinions in paragraphs 5(c), 6, 7, 8, 9, 10, 11 and 16 (as specifically provided therein with respect to the Texas Deed of Trust) above, the laws of the State of Texas, each as in effect on the date hereof, and no opinion is expressed herein as to the laws of any other jurisdiction. We call to your attention that we are not members of the bar of the State of Delaware and our knowledge of the foregoing Delaware statutes is derived solely from a reading of those statutes without consideration of any judicial or administrative interpretations thereof. This opinion letter is limited to the matters expressly stated herein and no opinions may be inferred or implied beyond the matters expressly stated herein. We undertake no, and hereby disclaim any, obligation or responsibility to update or supplement this opinion in response to subsequent changes in law or future events affecting any transaction contemplated by any Loan Document. We undertake no obligation to file the Mortgages, the Delaware Financing Statements, the Texas Financing Statements or any other financing statements or continuation statements related thereto.
This opinion is rendered solely for your benefit in connection with the transactions contemplated by the Loan Documents to be consummated on this date. This opinion may not be used for any other purpose or relied upon by any other person, firm or entity, without, in each instance, our prior written consent. At your request, we hereby consent to reliance hereon by any future Lender under the Credit Agreement that becomes a party thereto pursuant to an assignment that is made and consented to in accordance with the express provisions of Section 10.6(b) of the

Credit Agreement, on the condition and understanding that (i) this letter speaks only as of the date hereof, (ii) we have no responsibility or obligation to update this letter, to consider its applicability or correctness to other than its addressee(s), or to take into account changes in law, facts or any other developments of which we may later become aware, and (iii) any such reliance by any such Person that becomes a Lender must be actual and reasonable under the circumstances existing at the time of assignment, including any changes in law, or any other developments known to or reasonably knowable by such Person at such time.
Very truly yours,

SCHEDULE I
Part A

1.	Credit Agreement.

2.	Each of the Notes dated as of June 28, 2013 and delivered by Borrower on the date hereof, payable by Borrower to the order of each Lender requesting same.

3.	Amended and Restated Guarantee and Collateral Agreement dated as of June 28, 2013, made by the Opinion Parties in favor of the Administrative Agent (the “Guarantee and Collateral Agreement”).

4.
Each of the Amended and Restated Deeds of Trust (for California, Missouri, Montana, Nebraska, Nevada, New Mexico, Tennessee, Texas, Utah and Washington), Credit Line Deeds of Trust (for Virginia), Mortgages (for Arkansas, Colorado, Idaho, Illinois, Indiana, Kansas, Michigan, New Jersey, and Oklahoma), Open End Mortgages (for Ohio and Pennsylvania), Deeds to Secure Debt (Georgia), Assignment of Leases and Rents, Security Agreement, Fixture Filing and Financing Statement dated as of June 28, 2013, executed and delivered by certain of the Opinion Parties to the Administrative Agent on the date hereof (collectively the “Mortgages”).

5.	Blocked Account Control Agreement dated as of June 28, 2013 (the “Control Agreement”), among Borrower, Crude, Management, Operating, the Administrative Agent and JPMorgan Chase Bank, N.A.
Part B
As used herein, the following terms shall have the following meanings:

1.	“Delaware Financing Statements” means, collectively, each of the following:

(a)	UCC-1 financing statement attached hereto as Exhibit A-1 naming Borrower, as debtor, and the Administrative Agent, as secured party, to be filed in the Delaware Filing Office;

(b)	UCC-1 financing statement attached hereto as Exhibit A-2 naming Operating, as debtor, and the Administrative Agent, as secured party, to be filed in the Delaware Filing Office;

(c)	UCC-1 financing statement attached hereto as Exhibit A-3 naming Management, as debtor, and the Administrative Agent, as secured party, to be filed in the Delaware Filing Office;

(d)	UCC-1 financing statement attached hereto as Exhibit A-4 naming Crude, as debtor, and the Administrative Agent, as secured party, to be filed in the Delaware Filing Office;

(e)	UCC-1 financing statement attached hereto as Exhibit A-5 naming Pipeline, as debtor, and the Administrative Agent, as secured party, to be filed in the Delaware Filing Office;

(f)	UCC-1 financing statement attached hereto as Exhibit A-6 naming Finance, as debtor, and the Administrative Agent, as secured party, to be filed in the Delaware Filing Office;

(g)	UCC-1 financing statement attached hereto as Exhibit A-7 naming Field Services, as debtor, and the Administrative Agent, as secured party, to be filed in the Delaware Filing Office; and

(h)	UCC-1 financing statement attached hereto as Exhibit A-8 naming BKEP Sub, as debtor, and the Administrative Agent, as secured party, to be filed in the Delaware Filing Office.

(i)
UCC-1 financing statement attached hereto as Exhibit A-9 naming Crude, as debtor, and the Administrative Agent, as secured party, to be filed in the Delaware Filing Office as a fixture filing against a transmitting utility.

(j)
UCC-1 financing statement attached hereto as Exhibit A-10 naming Pipeline, as debtor, and the Administrative Agent, as secured party, to be filed in the Delaware Filing Office as a fixture filing against a transmitting utility.

2.	“Financing Statements” means, collectively, the Delaware Financing Statements and the Texas Financing Statements.

3.	“Security Documents” means, collectively, the Guarantee and Collateral Agreement, the Control Agreement and the Mortgages.

4.	“Texas Deeds of Trust” means, collectively, the Mortgages to be filed in the Subject Counties.

5.	“Texas Financing Statements” means, collectively, each of the following:

(a)	UCC-1 financing statement attached hereto as Exhibit B-1 naming Services, as debtor, and the Administrative Agent, as secured party, to be filed in the Texas Filing Office;

(b)	UCC-1 financing statement attached hereto as Exhibit B-2 naming Materials, as debtor, and the Administrative Agent, as secured party, to be filed in the Texas Filing Office; and

(c)	UCC-1 financing statement attached hereto as Exhibit B-3 naming Asphalt, as debtor, and the Administrative Agent, as secured party, to be filed in the Texas Filing Office.

(d)
UCC-1 financing statement attached hereto as Exhibit B-4 naming Crude, as debtor, and the Administrative Agent, as secured party, to be filed in the Texas Filing Office as a fixture filing against a transmitting utility.

(e)
UCC-1 financing statement attached hereto as Exhibit B-5 naming Pipeline, as debtor, and the Administrative Agent, as secured party, to be filed in the Texas Filing Office as a fixture filing against a transmitting utility.

EXHIBIT A-1
Borrower Financing Statement
(see attached)

EXHIBIT A-2
Operating Financing Statement
(see attached)

EXHIBIT A-3
Management Financing Statement
(see attached)

EXHIBIT A-4
Crude Financing Statement
(see attached)

EXHIBIT A-5
Pipeline Financing Statement
(see attached)

EXHIBIT A-6
Finance Financing Statement
(see attached)

EXHIBIT A-7
Field Services Financing Statement
(see attached)

EXHIBIT A-8
BKEP Sub Financing Statement
(see attached)

EXHIBIT A-9
Crude Financing Statement (fixture filing for transmitting utility)
(see attached)

EXHIBIT A-10
Pipeline Financing Statement (fixture filing for transmitting utility)
(see attached)

EXHIBIT B-1
Services Financing Statement
(see attached)

EXHIBIT B-2
Materials Financing Statement
(see attached)

EXHIBIT B-3
Asphalt Financing Statement
(see attached)

EXHIBIT B-4
Crude Financing Statement (fixture filing for transmitting utility)
(see attached)

EXHIBIT B-5
Pipeline Financing Statement (fixture filing for transmitting utility)
(see attached)

EXHIBIT H
FORM OF BORROWING REQUEST

[Wells Fargo Bank, National Association,
as Administrative Agent
for the Lenders referred to below]

Attention: [ ]
[Date]
Ladies and Gentlemen:
Reference is made to the Amended and Restated Credit Agreement, dated as of June 28, 2013 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), among Blueknight Energy Partners, L.P., a Delaware limited partnership (the “Borrower”), the Lenders party thereto from time to time, the Issuing Lenders party thereto from time to time, and Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”). Terms defined in the Credit Agreement are used herein with the same meanings. The Borrower hereby requests a borrowing of Loans under the Credit Agreement, and pursuant to Section 2.2 of the Credit Agreement the Borrower specifies the following information with respect to the borrowing of Loans requested hereby:
(A)Aggregate principal amount of the requested borrowing2:____________________
(B)Type of Loan3 or combination thereof:_____________________
(C)Borrowing Date (which is a Business Day):___________________
(D)[In the case of Eurodollar Loans, the initial Interest Period4 :_________________________]
(E)The Total Revolving Extensions of Credit, both before and after giving effect to this Borrowing Request will not exceed the Total Commitments.
(F)Location and number of Borrower’s account to which proceeds of borrowings are to be disbursed:______________________
The undersigned certifies that he/she is the [ ] of the Borrower, and that as such he/she is authorized to execute this certificate on behalf of the Borrower.
The Borrower represents and warrants, that (i) the representations and warranties made by it in the Credit Agreement are true and correct in all material respects, before and after giving effect to the Loans requested hereunder, on and as of the date hereof, as if such representations and warranties were made on and as of such date, except to the extent any such representation and warranty relates to a
__________________________
2    In the case of Eurodollar Loans, not less than $5,000,000 and an integral multiple of $1,000,000 in excess thereof; in the case of ABR Loans, not less than $1,000,000 or a whole multiple thereof (or, if the then aggregate Available Commitments are less than $1,000,000, such lesser amount).
3    Eurodollar Loans or ABR Loans.
4    Which must comply with the definition of “Interest Period” and end not later than the Maturity Date.

Exhibit H to Amended and Restated Credit Agreement

specified prior date, in which case such representation and warranty is true and correct in all material respects as of such specified date), and (ii) no Default or Event of Default has occurred and is continuing on the date hereof, nor will any thereof occur after giving effect to the Loans requested hereunder.

The Borrower hereby certifies that as of the date hereof, after giving effect to this Borrowing Request the Total Revolving Extensions of Credit does not exceed the Total Commitments.

Very truly yours,

BLUEKNIGHT ENERGY PARTNERS, L.P.

By:	Blueknight Energy Partners G.P., L.L.C.
its General Partner

By:
Name:
Title:

EXHIBIT I-1

FORM OF U.S. TAX CERTIFICATE

(For Non-U.S. Lenders That For U.S. Federal Tax Purposes Are Not (i) Partnerships or (ii) Disregarded Entities Whose Tax Owner is a Partnership)
Reference is hereby made to the Amended and Restated Credit Agreement, dated as of June 28, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Blueknight Energy Partners, L.P. (the “Borrower”), the Lenders party thereto from time to time, the Issuing Lenders party thereto from time to time, and Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”).
Pursuant to the provisions of Section 2.14(f) of the Credit Agreement, the undersigned (or if Lender is a disregarded entity for U.S. federal tax purposes, Lender’s tax owner (“Tax Owner”)) hereby certifies that (i)  Lender is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) Lender (or its Tax Owner) is the sole beneficial owner of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) Lender (or its Tax Owner) is not a (A) bank within the meaning of Section 881(c)(3)(A) of the Code, (B) ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or (C) controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code and (iv) the interest payments in question are not effectively connected with the undersigned’s (or its Tax Owner’s) conduct of a U.S. trade or business.
The undersigned (or its Tax Owner) has furnished the Administrative Agent and the Borrower with two (2) duly completed and executed original certificates of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]
By:______________________________________
Name:
Title: [Tax Owner, if Lender is a disregarded entity]
Date: ________ __, 201[ ]

Exhibit I-1 to Amended and Restated Credit Agreement

EXHIBIT I-2
FORM OF U.S. TAX CERTIFICATE

(For Non-U.S. Lenders That For U.S. Federal Tax Purposes Are (i) Partnerships, or (ii) Disregarded Entities Whose Tax Owner is a Partnership)
Reference is hereby made to the Amended and Restated Credit Agreement, dated as of June 28, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Blueknight Energy Partners, L.P. (the “Borrower”), the Lenders party thereto from time to time, the Issuing Lenders party thereto from time to time, and Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”).
Pursuant to the provisions of Section 2.14(f) of the Credit Agreement, the undersigned (or, if Lender is a disregarded entity for U.S. federal tax purposes, Lender’s tax owner (“Tax Owner”)) hereby certifies that (i) Lender is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) Lender’s (or its Tax Owner’s) direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement, neither the undersigned (or its Tax Owner) nor any of its (or its Tax Owner’s) direct or indirect partners/members is a (A) bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (B) ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or (C) controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (iv) the interest payments in question are not effectively connected with the undersigned’s (or its Tax Owner’s) or its (or its Tax Owner’s) direct or indirect partners/members’ conduct of a U.S. trade or business.
The undersigned (or its Tax Owner) has furnished the Administrative Agent and the Borrower with two (2) duly completed and executed original IRS Forms W-8IMY accompanied by one of the following from each of its partners/members claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]
By:______________________________________
Name:
Title: [Tax Owner, if Lender is a disregarded entity]
Date:    _____________, 201[_]

Exhibit I-2 to Amended and Restated Credit Agreement

EXHIBIT I-3
FORM OF U.S. TAX CERTIFICATE

(For Non-U.S. Participants That For U.S. Federal Income Tax Purposes Are Not (i) Partnerships or (ii) Disregarded Entities Whose Tax Owner is a Partnership)
Reference is hereby made to the Amended and Restated Credit Agreement, dated as of June 28, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Blueknight Energy Partners, L.P. (the “Borrower”), the Lenders party thereto from time to time, the Issuing Lenders party thereto from time to time, and Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”).
Pursuant to the provisions of Section 2.14(f) of the Credit Agreement, the undersigned (or if Participant is a disregarded entity for U.S. federal tax purposes, Participant’s tax owner (“Tax Owner”)) hereby certifies that (i) Participant is the sole record owner of the participation in respect of which it is providing this certificate, (ii) Participant (or its Tax Owner) is the sole beneficial owner of such participation, (iii) Participant (or its Tax Owner) is not a (A) bank within the meaning of Section 881(c)(3)(A) of the Code, (B) ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or (C) controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (iv) the interest payments in question are not effectively connected with the undersigned’s (or its Tax Owner’s) conduct of a U.S. trade or business.
The undersigned (or its Tax Owner) has furnished its participating Lender with two (2) duly completed and executed original certificates of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:______________________________________
Name:
Title: [Tax Owner, if Participant is a disregarded entity]
Date: ________ __, 201[ ]

Exhibit I-3 to Amended and Restated Credit Agreement

EXHIBIT I-4

FORM OF U.S. TAX CERTIFICATE

(For Non-U.S. Participants That For U.S. Federal Tax Purposes Are (i) Partnerships or (ii) Disregarded Entities Whose Tax Owner is a Partnership )
Reference is hereby made to the Amended and Restated Credit Agreement, dated as of June 28, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Blueknight Energy Partners, L.P. (the “Borrower”), the Lenders party thereto from time to time, the Issuing Lenders party thereto from time to time, and Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”).
Pursuant to the provisions of Section 2.14(f) of the Credit Agreement, the undersigned (or if Participant is a disregarded entity for U.S. federal tax purposes, Participant’s tax owner (“Tax Owner”)) hereby certifies that (i) Participant is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its (or its Tax Owner’s) direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned (or its Tax Owner) nor any of its (or its Tax Owner’s) direct or indirect partners/members is a (A) bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (B) ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or (C) controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (iv) the interest payments in question are not effectively connected with the undersigned’s (or its Tax Owner’s) or its (or its Tax Owner’s) direct or indirect partners/members’ conduct of a U.S. trade or business.
The undersigned (or its Tax Owner) has furnished its participating Lender with two (2) duly completed and executed original IRS Forms W-8IMY accompanied by one of the following from each of its partners/members claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF PARTICIPANT]
By:______________________________________
Name:
Title:[Tax Owner, if Participant is a disregarded entity]

Date: ________ __, 201[ ]

Exhibit I-4 to Amended and Restated Credit Agreement